     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 1998


                                                    REGISTRATION NO. 333-49163-1

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 4

                                       TO

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                         AMB PROPERTY, L.P.
                   (EXACT NAME OF ISSUER OF THE NOTES AS SPECIFIED IN ITS CHARTER)
        DELAWARE                                                                   94-3285362
     (STATE OR OTHER                                                            (I.R.S. EMPLOYER
       JURISDICTION                    AND ITS NOTES GUARANTOR                 IDENTIFICATION NO.)
    OF INCORPORATION)
        MARYLAND                      AMB PROPERTY CORPORATION                     94-3281941
     (STATE OR OTHER                                                            (I.R.S. EMPLOYER
      JURISDICTION                                                             IDENTIFICATION NO.)
    OF INCORPORATION)

                             505 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 394-9000
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE AND TELEPHONE
                                    NUMBER)
                            ------------------------
                               S. DAVIS CARNIGLIA
                             MANAGING DIRECTOR AND
                            CHIEF FINANCIAL OFFICER
                            AMB PROPERTY CORPORATION
                             505 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 394-9000
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

           EDWARD SONNENSCHEIN, JR., ESQ.                            KENNETH M. DORAN, ESQ.
              J. SCOTT HODGKINS, ESQ.                             GIBSON, DUNN & CRUTCHER LLP
                  LATHAM & WATKINS                                   333 SOUTH GRAND AVENUE
         633 WEST FIFTH STREET, SUITE 4000                       LOS ANGELES, CALIFORNIA 90071
           LOS ANGELES, CALIFORNIA 90071                                 (213) 229-7000
                   (213) 485-1234

                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE


=========================================================================================================================
                                                                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                                          AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING
SECURITIES TO BE REGISTERED                                      REGISTERED          PER UNIT(1)           PRICE(1)
-------------------------------------------------------------------------------------------------------------------------
AMB Property, L.P.
     7.10% Notes due 2008
     7.50% Notes due 2018                                       $400,000,000            100%             $400,000,000
     6.90% Reset Put Securities due 2015 -- Putable/Callable
2005
Guarantees of AMB Property Corporation
=========================================================================================================================

--------------------------------------------------------------------------------
                                                                  AMOUNT OF
TITLE OF EACH CLASS OF                                          REGISTRATION
SECURITIES TO BE REGISTERED                                     FEE(2)(3)(4)
--------------------------------------------------------------------------------------------------
AMB Property, L.P.
     7.10% Notes due 2008
     7.50% Notes due 2018                                         $118,738
     6.90% Reset Put Securities due 2015 -- Putable/Callable
2005
Guarantees of AMB Property Corporation
--------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------



(1) Estimated solely for purposes of calculating the registration fee.


(2) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act").


(3) Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all securities listed, the table does not specify the amount to be registered, the proposed maximum offering price per security or the proposed maximum aggregate offering price.


(4) The Operating Partnership has previously paid a registration fee of $121,725 with the original filing of this Registration Statement on April 2, 1998, based on the originally proposed maximum offering price of all securities listed. Includes $738 attributable to the estimated maximum offering price of $2.5 million in connection with the call option for the 6.90% Reset Put Securities due 2015 -- Putable/Callable 2005.

                            ------------------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                             CROSS REFERENCE SHEET

              FORM S-11 ITEM NO. AND HEADING                  LOCATION OR HEADING IN PROSPECTUS
              ------------------------------                  ---------------------------------
 1.  Forepart of Registration Statement and Outside
     Front Cover Page of Prospectus...................  Outside Front Cover Page
 2.  Inside Front and Outside Back Cover Pages of
     Prospectus.......................................  Inside Front Cover Page; Outside Back Cover
                                                        Page
 3.  Summary Information, Risk Factors and Ratio of
     Earnings to Fixed Charges........................  Prospectus Summary; Risk Factors
 4.  Determination of Offering Price..................  Underwriters
 5.  Dilution.........................................  Not Applicable
 6.  Selling Security Holders.........................  Not Applicable
 7.  Plan of Distribution.............................  Underwriters
 8.  Use of Proceeds..................................  Use of Proceeds
 9.  Selected Financial Data..........................  Selected Financial and Other Data
10.  Management's Discussion and Analysis of Financial
     Condition and Results of Operations..............  Management's Discussion and Analysis of
                                                        Financial Condition and Results of Operations
11.  General Information as to Registrant.............  Prospectus Summary; Business and Properties;
                                                        Management; Principal Stockholders;
                                                        Description of Certain Provisions of the
                                                        Partnership Agreement of the Operating
                                                        Partnership
12.  Policy with Respect to Certain Activities........  Policies With Respect to Certain Activities
13.  Investment Policies of Registrant................  Policies With Respect to Certain Activities
14.  Description of Real Estate.......................  Management's Discussion and Analysis of
                                                        Financial Condition and Results of
                                                        Operations; Business and Properties
15.  Operating Data...................................  Business and Properties
16.  Tax Treatment of Registrant and Its Security
     Holders..........................................  Material Federal Income Tax Considerations
                                                        Relating to the REPS
17.  Market Price of and Dividends on the Registrant's
     Common Equity and Related Stockholder Matters....  Risk Factors; Price Range of Common Stock and
                                                        Distribution History; Principal Stockholders
18.  Description of Registrant's Securities...........  Description of Capital Stock; Description of
                                                        Certain Provisions of the Partnership
                                                        Agreement of the Operating Partnership
19.  Legal Proceedings................................  Business and Properties; Legal Proceedings
20.  Security Ownership of Certain Beneficial Owners
     and Management...................................  Principal Stockholders
21.  Directors and Executive Officers.................  Management

              FORM S-11 ITEM NO. AND HEADING                  LOCATION OR HEADING IN PROSPECTUS
              ------------------------------                  ---------------------------------
22.  Executive Compensation...........................  Management
23.  Certain Relationships and Related Transactions...  Risk Factors; Business and Properties;
                                                        Management; Certain Relationships and Related
                                                        Transactions; Principal Stockholders
24.  Selection, Management and Custody of Registrant's
     Investments......................................  Risk Factors; Business and Properties;
                                                        Policies With Respect to Certain Activities
25.  Policies with Respect to Certain Transactions....  Risk Factors; Business and Properties;
                                                        Policies With Respect to Certain Activities;
                                                        Management; Certain Relationships and Related
                                                        Transactions; Principal Stockholders
26.  Limitations of Liability.........................  Management; Description of Certain Provisions
                                                        of the Partnership Agreement of the Operating
                                                        Partnership
27.  Financial Statements and Information.............  Index to Financial Statements
28.  Interests of Named Experts and Counsel...........  Not Applicable
29.  Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities...  Not Applicable
30.  Quantitative and Qualitative Disclosures About
     Market Risk......................................  Risk Factors

PROSPECTUS





                                  $400,000,000


                               AMB Property, L.P.
             Unconditionally Guaranteed by AMB Property Corporation

                       $175,000,000 7.10% NOTES DUE 2008


                       $125,000,000 7.50% NOTES DUE 2018


         $100,000,000 6.90% RESET PUT SECURITIES (REPS(SM)) DUE 2015 --


                             PUTABLE/CALLABLE 2005*

                            ------------------------

                    Interest payable June 30 and December 30

                            ------------------------


AMB PROPERTY, L.P. (THE "OPERATING PARTNERSHIP"), A DELAWARE LIMITED PARTNERSHIP, OWNED 160 PROPERTIES AS OF JUNE 24, 1998, ENCOMPASSING
   APPROXIMATELY 53.6 MILLION SQUARE FEET. AMB PROPERTY CORPORATION (THE
      "COMPANY"), A MARYLAND CORPORATION OPERATING AS A REAL ESTATE
        INVESTMENT TRUST, IS THE OPERATING PARTNERSHIP'S SOLE GENERAL PARTNER AND OWNS A 95.9% INTEREST IN THE OPERATING PARTNERSHIP.
                            ------------------------



THE 7.10% NOTES DUE 2008 (THE "2008 NOTES"), THE 7.50% NOTES DUE 2018 (THE "2018 NOTES") AND THE 6.90% RESET PUT SECURITIES (REPS) DUE 2015 -- PUTABLE/CALLABLE
 2005 (THE "REPS," AND COLLECTIVELY WITH THE 2008 NOTES AND THE 2018 NOTES,
  THE "NOTES") WILL MATURE ON JUNE 30, 2008, 2018 AND 2015 RESPECTIVELY. BY
   PURCHASING THE REPS, EACH PURCHASER AND SUBSEQUENT HOLDER IS DEEMED TO
   HAVE IRREVOCABLY AGREED THAT THE REPS WILL BE SUBJECT TO MANDATORY
     REDEMPTION FROM THE THEN EXISTING HOLDERS ON JUNE 30, 2005 EITHER (I) THROUGH THE EXERCISE OF THE CALL OPTION (AS DEFINED HEREIN) BY MORGAN STANLEY & CO. INTERNATIONAL LIMITED (THE "CALLHOLDER") OR (II) IN THE
      EVENT THE CALLHOLDER DOES NOT EXERCISE THE CALL OPTION, THE
       AUTOMATIC EXERCISE OF THE MANDATORY PUT (AS DEFINED HEREIN) BY THE TRUSTEE ON BEHALF OF THE HOLDERS WITHOUT THEIR CONSENT. SEE
        "DESCRIPTION OF THE NOTES -- CALL OPTION AND MANDATORY PUT WITH
       RESPECT TO THE REPS." THE 2008 NOTES, THE 2018 NOTES AND THE REPS
       WILL BE REDEEMABLE AS SET FORTH UNDER "DESCRIPTION OF
        NOTES -- REDEMPTION OF THE NOTES AT THE OPTION OF THE OPERATING
         PARTNERSHIP." THE NOTES WILL BE UNCONDITIONALLY GUARANTEED ON
         AN UNSECURED BASIS BY THE COMPANY (THE "GUARANTEE"). THE
          NOTES WILL RANK PARI PASSU WITH ALL OUTSTANDING
           INDEBTEDNESS OF THE OPERATING PARTNERSHIP, AND WILL BE
           SUBORDINATED TO THE MORTGAGES AND OTHER SECURED
           INDEBTEDNESS OF THE OPERATING PARTNERSHIP AND ALL OF THE
            OUTSTANDING LIABILITIES OF THE COMPANY. IN ADDITION, THE
            GUARANTEE WILL BE SUBORDINATED TO ALL OF THE MORTGAGES
              AND OTHER SECURED INDEBTEDNESS OF THE COMPANY. THE
              NOTES WILL BE REPRESENTED BY ONE OR MORE GLOBAL
              NOTES REGISTERED IN THE NAME OF A NOMINEE OF THE
               DEPOSITORY TRUST COMPANY, AS DEPOSITARY (THE
                "DEPOSITARY"). BENEFICIAL INTERESTS IN THE NOTES
                WILL BE SHOWN ON, AND TRANSFERS THEREOF WILL BE
                 EFFECTED ONLY THROUGH, RECORDS MAINTAINED BY
                  THE PARTICIPANTS OF THE DEPOSITARY. EXCEPT
                  IN THE LIMITED CIRCUMSTANCES DESCRIBED IN
                  THIS PROSPECTUS, NOTES IN CERTIFICATED FORM
                     WILL NOT BE ISSUED IN EXCHANGE FOR THE
                                 GLOBAL NOTES.
                            ------------------------


  SEE "RISK FACTORS" BEGINNING ON PAGE 12 HEREIN FOR A DISCUSSION OF MATERIAL
   FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE NOTES.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------


                                                                      UNDERWRITING       PROCEEDS TO
                                                        PRICE TO     DISCOUNTS AND        OPERATING
                                                       PUBLIC(1)     COMMISSIONS(2)  PARTNERSHIP(1)(3)(4)
                                                     --------------  --------------  --------------------
Per 2008 Note......................................     99.894%          .650%            99.244%
Per 2018 Note......................................     99.897%          .875%            99.022%
Per 2015 REPS......................................     99.836%          .625%            101.711%
          Total....................................   $399,521,750    $2,856,250        $399,165,500


---------------

    (1) Plus accrued interest, if any, from June 30, 1998.

    (2) The Operating Partnership and the Company have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriters."
    (3) Before deducting expenses payable by the Operating Partnership estimated at $1,125,000.

    (4) Proceeds with respect to the 2015 REPS include consideration for the Call Option.

                            ------------------------

          * REPS is a service mark of Morgan Stanley Dean Witter & Co.
                            ------------------------


    The Notes are offered, subject to prior sale, when, as, and if accepted by the Underwriters, and subject to approval of certain legal matters by Gibson, Dunn & Crutcher LLP, counsel for the Underwriters. It is expected that delivery of the Notes will be made on or about June 30, 1998, through the book-entry facilities of the Depositary, against payment therefor in immediately available funds.

                            ------------------------

MORGAN STANLEY DEAN WITTER
                              GOLDMAN, SACHS & CO.
                                                     J.P. MORGAN & CO.

June 26, 1998

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITERS."


     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE OPERATING PARTNERSHIP, THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE NOTES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE OPERATING PARTNERSHIP OR THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                                      PAGE
                                                      ----
PROSPECTUS SUMMARY..................................    1
The Company and the Operating Partnership...........    1
Recent Developments.................................    3
Risk Factors........................................    3
The Offering........................................    6
Organization........................................    7
Business and Operating Strategies...................    8
Summary Financial and Other Data....................    9
RISK FACTORS........................................   12
General Real Estate Risks...........................   12
 Uncontrollable Factors Affecting Performance and
   Value............................................   12
 Concentration of Properties in California..........   12
 Concentration of Properties in Industrial and
   Retail Sectors...................................   12
 Illiquidity of Real Estate Investments.............   12
 Renewal of Leases and Reletting of Space...........   13
 Uninsured Loss.....................................   13
 Uninsured Losses from Seismic Activity.............   13
 Impact on Control Over and Liabilities With Respect
   to Properties Owned Through Partnerships and
   Joint Ventures...................................   13
 Possible Inability to Consummate Acquisitions on
   Advantageous Terms...............................   14
 Possible Inability to Complete Renovation and
   Development on Advantageous Terms................   14
Limited Restrictions on Total Indebtedness and
 Changes of Control.................................   15
Debt Financing......................................   15
 Debt Financing and Existing Debt Maturities........   15
 Impact of Rising Interest Rates and Variable Rate
   Debt.............................................   16
 Possible Impact of Defaults on Cross-Collateralized
   and Cross-Defaulted Debt.........................   16
Ranking of the Notes................................   16
Optional Redemption of the Notes....................   17
Contingent or Unknown Liabilities...................   17
Conflicts of Interest...............................   18
 Continued Involvement of Executive Officers in
   Other Real Estate Activities and Investments.....   18
 Conflicts of Interest in Connection with Properties
   Owned or Controlled by Executive Officers and
   Directors........................................   18
 Conflicts Relating to the Operating Partnership....   19
 Influence of Directors, Executive Officers and
   Significant Stockholders.........................   19
 Failure to Enforce Terms of Certain Agreements.....   20
 Use of Net Offering Proceeds to Repay Indebtedness
   Owed to an Affiliate of an Underwriter...........   20
Government Regulations..............................   20
 Cost of Compliance with Americans
   with Disabilities Act............................   20
 Environmental Matters..............................   20
 Other Regulations..................................   21
Need to Manage Rapid Growth.........................   21
Dependence on Key Personnel.........................   22
AMB Investment Management...........................   22
 Adverse Consequences of Lack of Control Over the
   Business of AMB Investment Management............   22
 Uncertainty of AMB Investment Management
   Operations.......................................   22
United States Federal Income Tax Risk...............   22
Absence of Market for the Notes.....................   23
THE COMPANY AND THE OPERATING PARTNERSHIP...........   24
General.............................................   24
Recent Developments.................................   24



                                                      PAGE
                                                      ----
BUSINESS AND OPERATING STRATEGIES...................   25
National Property Company...........................   25
Two Complementary Property Types....................   25
Select Market Focus.................................   25
Property Management.................................   26
Disciplined Investment Process......................   26
Renovation, Expansion and Development...............   27
Financing Strategy..................................   27
AMB Investment Management...........................   28
STRATEGIES FOR GROWTH...............................   29
Growth Through Operations...........................   29
Growth Through Acquisitions.........................   29
Growth Through Renovation, Expansion and
 Development........................................   30
USE OF PROCEEDS.....................................   30
PRICE RANGE OF COMMON STOCK AND DISTRIBUTION
 HISTORY............................................   30
CAPITALIZATION......................................   31
SELECTED FINANCIAL AND OTHER DATA...................   32
Operating Partnership and AMB Contributed
 Properties.........................................   32
Company and Predecessor.............................   32
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS................   36
General.............................................   36
Company and Predecessor Results of Operations.......   36
Operating Partnership and AMB Contributed Properties
 Results of Operations..............................   37
Liquidity and Capital Resources.....................   40
Inflation...........................................   41
Year 2000 Compliance................................   41
Funds From Operations...............................   42
BUSINESS AND PROPERTIES.............................   43
Industrial Properties...............................   43
Industrial Property Summary.........................   45
Industrial Property Tenant Information..............   49
Industrial Property Lease Expirations...............   50
Retail Properties...................................   51
Retail Property Summary.............................   54
Retail Property Tenant Information..................   57
Retail Property Lease Expirations...................   58
Historical Tenant Retention Rates and Rent
 Increases..........................................   59
Recurring Tenant Improvements and Leasing
 Commissions........................................   59
Occupancy and Base Rent.............................   59
Renovation, Expansion and Development Projects in
 Progress...........................................   60
Properties Held Through Joint Ventures, Limited
 Liability Companies and Partnerships...............   60
Debt Financing......................................   62
Insurance...........................................   65
Government Regulations..............................   66
Management and Employees............................   67
Legal Proceedings...................................   67
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES.........   68
Investment Policies.................................   68
Financing Policies..................................   69
Lending Policies....................................   69
Conflict of Interest Policies.......................   69
Policies with Respect to Other Activities...........   70
Policies with Respect to Investment Advisory
 Services...........................................   70
Other Policies......................................   70
MANAGEMENT..........................................   72

                                                      PAGE
                                                      ----
Committees of the Board of Directors................   75
Compensation of the Board of Directors..............   76
Executive Compensation..............................   76
Option Grants in Last Fiscal Year...................   77
Aggregated Option Exercises in Last Fiscal Year and
 Fiscal Year-End Option Values......................   77
Employment Agreements...............................   77
Stock Incentive Plan................................   78
401(k) Plan.........................................   81
Limitation of Directors' and Officers' Liability....   81
Indemnification Agreements..........................   81
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS......   83
Formation Transactions..............................   83
Other Related Transactions..........................   83
Conflicts of Interest...............................   84
PRINCIPAL STOCKHOLDERS..............................   86
DESCRIPTION OF NOTES................................   87
General.............................................   87
Denominations, Maturity, Interest, Registration and
 Transfer...........................................   88
Guarantees..........................................   89
Redemption of the Notes at the Option of the
 Operating Partnership..............................   89
Call Option and Mandatory Put with Respect to
 the REPS...........................................   90
Coupon Reset Process if REPS are Called.............   92
Merger, Consolidation or Sale.......................   94
Certain Covenants...................................   94
Definitions.........................................   96
Events of Default, Notice and Waiver................   98
Modification of the Indenture.......................   99
Discharge, Defeasance and Covenant Defeasance.......  101
Global Notes........................................  102
MATERIAL FEDERAL INCOME TAX
 CONSIDERATIONS RELATING TO THE REPS................  105
Treatment of REPS...................................  105
Backup Withholding..................................  106
DESCRIPTION OF CERTAIN PROVISIONS OF THE PARTNERSHIP
 AGREEMENT OF THE OPERATING PARTNERSHIP.............  107



                                                      PAGE
                                                      ----
General.............................................  107
Purpose, Business and Management....................  107
Engaging in Other Businesses; Conflicts of
 Interest...........................................  108
Reimbursement of the Company; Transactions with the
 Company and its Affiliates.........................  108
Exculpation and Indemnification of the Company......  109
Sales of Assets; Liquidation........................  109
Capital Contribution................................  110
Removal of the General Partner; Transferability of
 the Company's Interests; Treatment of Units in
 Significant Transactions...........................  110
Redemption/Exchange Rights..........................  111
Performance Units...................................  111
Registration Rights.................................  112
Duties and Conflicts................................  112
Meetings; Voting....................................  112
Amendment of the Partnership Agreement..............  112
Books and Reports...................................  113
Term................................................  113
CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE
 COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS.....  114
Board of Directors..................................  114
Removal of Directors................................  114
Opt Out of Business Combinations and Control Share
 Acquisition Statutes...............................  114
Amendment to the Articles of Incorporation and
 Bylaws.............................................  114
Meetings of Stockholders............................  115
Advance Notice of Director Nominations and New
 Business...........................................  115
Dissolution of the Company..........................  115
Limitation of Directors' and Officers' Liability....  115
DESCRIPTION OF CAPITAL STOCK........................  117
General.............................................  117
Common Stock........................................  117
Preferred Stock.....................................  118
UNDERWRITERS........................................  119
LEGAL MATTERS.......................................  120
EXPERTS.............................................  120
AVAILABLE INFORMATION...............................  120
GLOSSARY............................................  121
INDEX TO FINANCIAL INFORMATION......................  F-1


     AMB and its logo are registered service marks of the Company. All other trademarks and service marks appearing in this Prospectus are the property of their respective holders.

     In addition to historical information, the information included in this Prospectus contains forward-looking statements, such as those pertaining to the Company's (including for purposes of this paragraph, certain of its other subsidiaries') capital resources, portfolio performance and results of operations. Likewise, the pro forma financial statements and other pro forma information included in this Prospectus also contain certain such forward-looking statements. In addition, all statements regarding anticipated growth in the Company's funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events, and there can be no assurance that the events or circumstances reflected in such forward-looking statements will be achieved or occur. Certain such forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates," or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans or intentions. Such forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and they may be incapable of being realized. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults or non-renewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to successfully integrate acquired properties and operations, risks and uncertainties affecting property development and construction (including, without limitation, construction delays, cost overruns, inability to obtain necessary permits and public opposition to such activities), environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws and increases in real property tax rates. The success of the Company also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and those risk factors discussed in the section entitled "Risk Factors." Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only.

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by the more detailed information and financial data, including the financial statements and notes thereto, set forth elsewhere in this Prospectus. Unless the context otherwise requires, the "Company" shall include AMB Property Corporation and its subsidiaries, including the Operating Partnership and its subsidiaries, and with respect to the period prior to the Company's initial public offering, the AMB Predecessors (as defined). When used with respect to its Guarantee of the obligations of the Operating Partnership under the Notes, the "Company" shall refer only to AMB Property Corporation. Capitalized terms shall have the meanings set forth herein and in the Glossary beginning on page 121.


                   THE COMPANY AND THE OPERATING PARTNERSHIP


     AMB Property, L.P. was organized in November 1997 and commenced operations in connection with the completion of the initial public offering of AMB Property Corporation, its sole general partner, on November 26, 1997 (the "IPO"), and the consummation of certain transactions by the Company, the Operating Partnership and AMB Investment Management (as defined) and their respective predecessors to enable the Company to continue and grow the real estate operations of the AMB Predecessors (as defined), to facilitate the IPO and to preserve certain tax advantages for the existing owners of the Properties (as defined) (the "Formation Transactions"). AMB Property Corporation is one of the largest publicly-traded real estate companies in the United States. As of June 24, 1998, the Company owned 160 Properties (the "Properties"), comprised of 123 industrial properties (the "Industrial Properties") and 37 retail properties (the "Retail Properties") located in 28 markets throughout the United States (including five Industrial Properties acquired since March 31, 1998). The Industrial Properties, principally warehouse distribution properties, encompass approximately 46.7 million rentable square feet and, as of March 31, 1998, were 94.6% leased to over 1,000 tenants. The Retail Properties, principally grocer-anchored community shopping centers, encompass approximately 6.8 million rentable square feet and, as of the same date, were 94.6% leased to over 900 tenants. See "Business and Properties."



     The Operating Partnership conducts substantially all of the Company's activities and owns substantially all of the economic interests in the Properties. As of March 31, 1998, the Company owned an approximate 95.9% general partner interest in the Operating Partnership, with the remaining 4.1% limited partner interest owned by nonaffiliated investors. As the sole general partner of the Operating Partnership, the Company has control over the management of the Operating Partnership and over each of the 117 Properties (comprising approximately 38.1 million rentable square feet) owned directly by the Operating Partnership. The Operating Partnership owns 99% of the economic interests in the remaining 43 Properties (comprising approximately 15.4 million rentable square feet) through its subsidiaries, AMB Property II, L.P. and Long Gate LLC, and the Company (through a wholly owned subsidiary) owns the remaining 1% interest.


     The Company is engaged in the business of acquiring and operating industrial properties and community shopping centers in target markets nationwide. The Company is led by Mr. Hamid R. Moghadam, its Chief Executive Officer and one of the three founders of the Company. Messrs. Douglas D. Abbey and T. Robert Burke, the other two founders, also play active roles in the Company's operations as the Chairman of its Investment Committee and the Chairman of its Board of Directors, respectively. The Company's 10 executive officers have an average of 22 years of experience in the real estate industry and have worked together for an average of eight years building the AMB real estate business. As of May 31, 1998, the Company employed 123 individuals, 99 of whom were located in its San Francisco headquarters and 24 in its Boston office.

     The following tables set forth certain summary information with respect to the Properties owned as of March 31, 1998 (the five Industrial Properties acquired since March 31, 1998 are not reflected below).


INDUSTRIAL PROPERTIES

                                                                       PERCENTAGE
                                                                        OF TOTAL                              PERCENTAGE
                                               NUMBER      RENTABLE    INDUSTRIAL                ANNUALIZED       OF
                                                 OF         SQUARE       SQUARE     PERCENTAGE   BASE RENT    ANNUALIZED
                   REGION                     BUILDINGS      FEET         FEET        LEASED     (000S)(1)    BASE RENT
                   ------                     ---------   ----------   ----------   ----------   ----------   ----------
Eastern.....................................      68       8,729,347      19.9%        92.7%      $ 33,435       18.7%
Midwestern..................................      92      11,199,515      25.5         93.0         39,075       21.9
Southern....................................     114      11,262,975      25.6         95.2         45,096       25.3
Western.....................................     141      12,772,141      29.0         96.8         60,809       34.1
                                                 ---      ----------     -----                    --------      -----
Total/Weighted Average......................     415      43,963,978     100.0%        94.6%      $178,415      100.0%
                                                 ===      ==========     =====                    ========      =====

RETAIL PROPERTIES

                                                                      PERCENTAGE
                                                                       OF TOTAL                              PERCENTAGE
                                                NUMBER    RENTABLE      RETAIL                  ANNUALIZED       OF
                                                  OF       SQUARE       SQUARE     PERCENTAGE   BASE RENT    ANNUALIZED
                    REGION                      CENTERS     FEET         FEET        LEASED     (000S)(1)    BASE RENT
                    ------                      -------   ---------   ----------   ----------   ----------   ----------
Eastern.......................................     4      1,272,968      18.6%        98.1%      $14,381        18.8%
Midwestern....................................     4        710,833      10.4         99.0         7,099         9.3
Southern......................................    12      1,957,051      28.6         88.8        19,143        25.1
Western.......................................    17      2,907,986      42.4         95.9        35,666        46.8
                                                  --      ---------     -----                    -------       -----
Total/Weighted Average........................    37      6,848,838     100.0%        94.6%      $76,289       100.0%
                                                  ==      =========     =====                    =======       =====

TOTAL PROPERTIES

                                                                       PERCENTAGE                             PERCENTAGE
                                               NUMBER      RENTABLE     OF TOTAL                 ANNUALIZED       OF
                                                 OF         SQUARE       SQUARE     PERCENTAGE   BASE RENT    ANNUALIZED
                   REGION                     BUILDINGS      FEET         FEET        LEASED     (000S)(1)    BASE RENT
                   ------                     ---------   ----------   ----------   ----------   ----------   ----------
Eastern.....................................      72      10,002,315      19.7%        93.3%      $ 47,816       18.8%
Midwestern..................................      96      11,910,348      23.4         93.4         46,174       18.1
Southern....................................     126      13,220,026      26.0         94.3         64,239       25.2
Western.....................................     158      15,680,127      30.9         96.7         96,475       37.9
                                                 ---      ----------     -----                    --------      -----
Total/Weighted Average......................     452      50,812,816     100.0%        94.6%      $254,704      100.0%
                                                 ===      ==========     =====                    ========      =====

---------------
(1) Annualized Base Rent means the monthly contractual amount under existing leases at March 31, 1998, multiplied by 12. This amount excludes expense reimbursements and rental abatements.

                              RECENT DEVELOPMENTS


     Acquisitions. From April 1, 1998 to June 24, 1998, the Operating Partnership acquired (i) five Industrial Properties, comprising 23 buildings and
2.4 million rentable square feet, (ii) four buildings aggregating 0.4 million square feet which are adjacent to existing properties and (iii) a limited partnership interest in an existing unconsolidated real estate joint venture that owns 36 industrial buildings aggregating 4.0 million square feet, for an aggregate purchase price of $173.9 million.



     Quarterly Distributions. On June 19, 1998, the Board of Directors of the Company, in its capacity as general partner of the Operating Partnership, declared a distribution on the Operating Partnership's common partnership units of $0.3425 per partnership unit, payable July 9, 1998 to partners of record as of June 30, 1998. In addition, the Board of Directors declared a distribution on the Company's common stock, par value $.01 per share (the "Common Stock") of $0.3425 per share, payable July 9, 1998 to stockholders of record as of June 30, 1998.


     Investment-Grade Credit Ratings. The Operating Partnership recently received credit ratings on its senior unsecured debt of Baa1 from Moody's Investors Service, BBB from Standard & Poor's Corporation and BBB+ from Duff & Phelps Credit Rating Co. As a result of receiving these investment-grade credit ratings, the interest rate on the Operating Partnership's $500 million unsecured revolving credit facility (the "Credit Facility") was reduced by 20 basis points to LIBOR plus 90 basis points.

     Alliance with Trammell Crow Company. The Company has formed a strategic alliance with Trammell Crow Company to develop and manage industrial properties in targeted distribution markets nationwide. The alliance will focus on multi-tenant freight forwarding facilities adjacent to major airports and industrial submarkets of targeted metropolitan areas such as Chicago, Seattle and Northern New Jersey.

                                  RISK FACTORS

     An investment in the Notes involves various material risks. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth in this Prospectus, before making an investment decision regarding the Notes offered hereby. Each of these matters could have adverse consequences to the Operating Partnership or the Company. Such risks include, among others:

     - the need to renew leases or re-lease space upon lease expirations and to pay renovation and re-leasing costs in connection therewith, the effect of economic and other conditions on property cash flows and values, the ability of tenants to make lease payments, the ability of a property to generate revenue sufficient to meet operating expenses (including future debt service), and the illiquidity of real estate investments which could have an adverse effect on the Operating Partnership's and the Company's financial condition, results of operations and cash flow and, consequently, their ability to service debt, including the Notes;

     - limited indenture provisions limiting the total indebtedness that the Operating Partnership may incur and protecting noteholders in the event of a change in control, reorganization, restructuring, merger or similar transaction involving the Operating Partnership, any of which could adversely affect the Operating Partnership's financial condition and results of operations and result in a downgrade of the Operating Partnership's credit ratings, a loss in value of the Notes or an increase in the risk of default on payments of principal of and interest on the Notes;

     - the ability of the Board of Directors to change the Operating Partnership's and the Company's growth and investment strategy and their financing, distribution and operating policies without a vote of the Company's stockholders and, with respect to certain matters, the Noteholders, which could result in the Operating Partnership becoming more highly leveraged, resulting in an increase in debt service that could adversely affect the Operating Partnership's financial condition and results of operations, and its ability to make payments of principal of and interest on the Notes, and could increase the risk of default on such indebtedness by the Operating Partnership;

     - the possible failure of investments to perform in accordance with the Operating Partnership's and the Company's expectations, inaccuracy of estimates of costs of improvements to bring an acquired property up to standards, competition for attractive investment opportunities and other general risks associated with any real estate investment which could have an adverse effect on the Operating Partnership's and the Company's financial condition, results of operations and cash flow and, consequently, their ability to service debt, including the Notes;

     - although the Notes will be direct, senior obligations of the Operating Partnership, the Notes will be effectively subordinated to the mortgages and other secured indebtedness of the Operating Partnership and all outstanding liabilities of the Operating Partnership's subsidiaries. In addition, the Guarantee will be subordinated to all of the mortgages and other secured indebtedness of the Company, and all of the outstanding liabilities of the Company's subsidiaries; on a pro forma basis giving effect to the Offering and the application of the net proceeds therefrom, the total indebtedness of the Operating Partnership and its subsidiaries as of March 31, 1998 would have been approximately $1.1 billion, of which $610.1 million would have been secured. As of March 31, 1998, the Company had no outstanding indebtedness (excluding the Company's guarantee of the Credit Facility) other than indebtedness of the Operating Partnership and its subsidiaries. Subject to certain limitations, the Operating Partnership, the Company and their subsidiaries may incur additional indebtedness, including, but not limited to, mortgage loans, borrowings under the Credit Facility and other secured indebtedness. Such additional indebtedness could result in the Operating Partnership becoming more highly leveraged, resulting in an increase in debt service that could adversely affect the Operating Partnership's financial condition, results of operations and its ability to make payments of principal of and interest on the Notes, and could increase the risk of default on such indebtedness by the Operating Partnership;


     - the possibility of uninsured losses or losses in excess of insured limits relating to certain occurrences, including fire, rental loss and seismic activity which could have an adverse effect on the Operating Partnership's and the Company's financial condition, results of operations and cash flow and, consequently, their ability to service debt, including the Notes;

     - in connection with certain of the Operating Partnership's and the Company's partnerships and joint ventures, the possibility that a partner or co-venturer may (i) become bankrupt while the Operating Partnership and the Company and any other remaining partners or joint venturers remain liable for the liabilities of such partnerships or joint ventures, (ii) have economic interests inconsistent with those of the Operating Partnership and the Company or (iii) cause the sale or refinancing of its interest at a disadvantageous time or on disadvantageous terms, which could adversely affect the return realized by the Operating Partnership and the Company on such investments;


     - the inability to refinance outstanding indebtedness upon maturity or, in the case of the REPS, upon exercise of the Mandatory Put, or refinance such indebtedness on favorable terms, the risks of rising interest rates in connection with the Operating Partnership's unsecured line of credit and other variable-rate borrowings and the ability of the Company to incur more debt without Noteholder approval, thereby increasing its debt service obligations, which could adversely affect the Company's cash flow and consequently its ability to satisfy its obligations under its Guarantee; and



     - conflicts of interest in connection with the operations of the Operating Partnership and the Company including (i) the influence of certain directors, officers and significant stockholders on the management and operation of the Operating Partnership and the Company, and as stockholders, on the outcome of matters submitted to a vote of the stockholders, (ii) the potential failure to enforce the terms of agreements, including for the indemnification by certain of the Executive Officers and other participants in the Formation Transactions for breaches or representations and warranties relating to the Formation Transactions, each of which could result in the Operating Partnership and the Company taking action which is not in the interest of all holders of the Notes and (iii) the continued involvement of certain of the Executive Officers and directors in other real estate activities and investments, including 11 retail development projects in the U.S., a low income housing apartment, a 75% interest in an office building and less than 1% partnership interests in other office buildings and residential developments, which could divert management's attention from the day-to-day operations of the Operating Partnership and Company; and could therefore adversely affect the Operating Partnership's financial condition, results of operations and its ability to make payments of principal of and interest on the Notes;



     - possible conflicts of interest imposed by the fiduciary obligations of the Company to the limited partners of the Operating Partnership, in its capacity as the general partner of the Operating Partnership, the requirement for the limited partners to approve certain amendments affecting their rights and the ability of the limited partners to approve certain transactions that affect all stockholders of the Company, which could result in the Company taking action which is not in the interest of all holders of the Notes;



     - the potential liability of the Operating Partnership and the Company for environmental matters and the costs of compliance with certain government regulations which could have an adverse effect on the Operating Partnership's and the Company's financial condition, results of operations and cash flow and, consequently, their ability to service debt, including the Notes;



     - the inability to effectively manage the Operating Partnership's rapid growth, which could have an adverse effect on the Operating Partnership's financial condition, results of operations and liquidity and, as a result, its ability to make payments of principal of and interest on the Notes;

     - the dependence on the efforts of the Executive Officers, particularly Messrs. Abbey, Moghadam and Burke, the Chairman of the Operating Partnership's Investment Committee, its Chief Executive Officer and the Chairman of the Company's Board of Directors, respectively. The inability to find suitable replacements for these key personnel, the loss of their services or the limitation of their availability could have an adverse effect on the Operating Partnership's financial condition, results of operations and liquidity and, as a result, its ability to make payments of principal of and interest on the Notes;



     - possible adverse consequences of a lack of control over the business of AMB Investment Management and the uncertainty of AMB Investment Management operations, which could result in the management of AMB Investment Management implementing business policies that would not have been implemented by persons controlling the Operating Partnership and that are adverse to those of the Operating Partnership or that lead to adverse financial results, any of which could negatively affect the Operating Partnership's financial condition and results of operations and, as a result, its ability to make payments of principal of and interest on the Notes;


     - for holders of the REPS, the possibility that the Internal Revenue Service could successfully assert a Federal income tax treatment for the REPS different from the manner in which the Operating Partnership intends to treat the REPS, which could result in holders of REPS being required to use the accrual method of accounting for tax purposes, to recognize taxable income in excess of the amount of cash actually received and to recognize ordinary income or loss rather than capital gain or loss upon the sale or other taxable disposition of the REPS; and

     - the lack of an established trading market for the Notes which could materially and adversely affect the market price and liquidity of the Notes.

                                  THE OFFERING


Securities Offered.........
                          $175,000,000 aggregate principal amount of 7.10% Notes due 2008, $125,000,000 aggregate principal amount of 7.50% Notes due 2018 and $100,000,000 aggregate principal amount of 6.90% Reset Put Securities due 2015 -- Putable/Callable 2005.



Maturity...................
                          June 30, 2008 with respect to the 2008 Notes, June 30, 2018 with respect to the 2018 Notes and June 30, 2015 with respect to the REPS. For persons holding the REPS (or an interest therein) on June 30, 2005 (the "2005 Coupon Reset Date"), the effect of the operation of the Call Option and the Mandatory Put will be such that holders will be entitled to receive, and will be required to accept, 100% of the principal amount of such REPS (plus accrued interest) on the 2005 Coupon Reset Date.



Interest Payment Dates.....
                          Interest on the Notes will be payable semiannually on each June 30 and December 30, commencing December 30, 1998.


Ranking....................
                          The Notes will be senior unsecured obligations of the Operating Partnership and will rank equally with the Operating Partnership's other unsecured and unsubordinated indebtedness. However, the Notes are effectively subordinated to mortgages and other secured indebtedness of the Operating Partnership. See "Risk Factors -- Ranking of the Notes."


Guarantee..................
                          Each series of Notes will be fully and unconditionally guaranteed (each, a "Guarantee") on an unsecured basis by the Company except as may be limited to the maximum amount permitted under applicable federal or state law. The obligations of the Company under each Guarantee will rank pari passu with all of its unsecured and unsubordinated indebtedness and will be effectively subordinated to all of its mortgages and other secured indebtedness and all outstanding liabilities of its subsidiaries. In addition, each Guarantee will be effectively subordinated to all of the mortgages and other secured indebtedness of the Company. See "Risk Factors -- Ranking of the Notes."


Guarantor..................
                          AMB Property Corporation.


Optional Redemption of the
  Notes....................
                          The 2008 Notes, the 2018 Notes and the REPS are redeemable at any time at the option of the Operating Partnership, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2008 Notes, the 2018 Notes and the REPS being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such redemption date) discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined) plus 25 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to such redemption date. See "Description of Notes -- Redemption of the Notes at the Option of the Operating Partnership."


Call Option................
                          The REPS may be called by the Callholder prior to maturity, as described under "Description of Notes -- Call Option and Mandatory Put with Respect to the REPS."

Mandatory Put..............
                          The REPS will be subject to repayment by the Operating Partnership prior to maturity if the Callholder elects not to purchase the REPS pursuant to the Call Option as described under "Description of Notes -- Call Option and Mandatory Put with Respect to the REPS." Taken together, the effect of the Call Option and the Mandatory Put will be that the holders of the REPS will be repaid 100% of the principal amount of the REPS on the 2005 Coupon Reset Date.

Callholder.................
                          Morgan Stanley & Co. International Limited.


Use of Proceeds............
                          The net proceeds to the Operating Partnership from the sale of the Notes offered hereby will be used to repay approximately $394.5 million of borrowings outstanding under the Credit Facility incurred to fund property acquisitions. See "Use of Proceeds."

Covenants..................
                          The Indenture will restrict, among other things, the Operating Partnership's ability to incur additional indebtedness and to merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Operating Partnership. See "Description of Notes -- Certain Covenants."

                                  ORGANIZATION

     The Company, the Operating Partnership and their subsidiaries were organized in a manner to facilitate the Formation Transactions and the IPO. The Company is the sole general partner of the Operating Partnership. The other holders of Units in the Operating Partnership are limited partners. The following diagram illustrates the structure of the Company, the Operating Partnership and their subsidiaries:

                                    [CHART]
---------------
(1) AMB Investment Management Corporation ("AMB Investment Management") conducts its business through AMB Investment Management Limited Partnership (the "Investment Management Partnership"), of which it is the sole general partner and owns the entire capital interest. Certain Executive Officers own a profits interest in the Investment Management Partnership relating to the allocation of a portion of the incentive fees with respect to assets managed by AMB prior to the IPO.

(2) Includes properties owned on a joint venture basis through certain limited partnerships and limited liability companies in which the Operating Partnership owns at least a 50% interest. See "Business and Properties -- Properties Held Through Joint Ventures, Limited Liability Companies and Partnerships" for a list of such entities.

(3) AMB Property II, L.P. and Long Gate LLC hold title to Properties in certain states for local law purposes. The ownership of such Properties through such entities does not materially affect the Operating Partnership's and the Company's overall ownership of the interests in the Properties.

     The principal executive offices of the Operating Partnership and the Company are located at 505 Montgomery Street, San Francisco, California 94111, and their telephone number is (415) 394-9000. The Operating Partnership and the Company also maintain a regional office in Boston, Massachusetts.

                       BUSINESS AND OPERATING STRATEGIES

     The Company focuses its investment activities in industrial hub distribution markets and retail trade areas throughout the U.S. where opportunities exist to acquire and develop additional properties on an advantageous basis. The Company believes that the industrial property sector is well-positioned to benefit from strong market fundamentals and growth in international trade, and further believes that the retail property sector will benefit from limited new construction in "in-fill" locations and from projected growth in personal income and retail sales levels (in-fill locations are those typified by significant population densities and low availability of land resulting in limited opportunities for new construction of competitive properties). The Company seeks to capitalize on these current conditions in the industrial and retail property sectors by implementing the following business and operating strategies:


     - Financing Strategy. The Company intends to operate with a Debt-to-Total Market Capitalization Ratio generally of less than 45% and plans to continue to structure its balance sheet in order to maintain an investment grade debt rating. Upon consummation of the Offering, the Operating Partnership's Debt-to-Total Market Capitalization Ratio as of March 31, 1998 on a pro forma basis would have been approximately 33.6% (29.9% on an historical basis).


     - National Property Company. The Company believes that its national strategy enables it to increase or decrease investments in certain regions to take advantage of the relative strengths and attractive investment opportunities in different real estate markets. Through its presence in markets throughout the U.S., the Company has developed expertise in leasing, expense management, tenant retention strategies and property design and configuration.

     - Two Complementary Property Types. Management believes that its dual property strategy provides significant opportunities to allocate capital and organizational resources and offers the Company an optimal combination of growth, strong current income and stability through market cycles.

     - Select Market Focus. The Company focuses on acquiring, redeveloping and operating properties in in-fill locations. As the strength of these markets continues to grow and the demand for well-located properties increases, the Company believes that it will benefit from the resulting upward pressure on rents.

     - Research-Driven Market Selection. The Company's decisions regarding the deployment of capital are experience- and research-driven, with investments based on thorough qualitative and quantitative research and analysis of local markets. The Company employs a dedicated research department using proprietary analyses, databases and systems.

     - Property Management. The Company actively manages the Properties through its experienced staff of regional managers, each of whom has broad responsibilities for the Properties they manage. The Company typically outsources property management to a select group of third-party local managers with whom the Company has established strong relationships. Management believes that industrial and retail property types do not typically require on-site property managers and that by utilizing third-party property managers, the Company is better able to service its customers and more efficiently manage its costs.

     - Disciplined Investment Process. The Company has established a disciplined approach to the investment decision-making process through operating divisions that are subject to the overall policy direction of its Investment Committee. The Company has also established efficient and effective proprietary systems and procedures to manage and track a high volume of acquisition proposals and transactions.

     - Renovation, Expansion and Development. Management believes that value-added renovation and expansion of properties and development of well-located, high-quality industrial properties and community shopping centers should continue to provide the Company with attractive opportunities for increased cash flow and a higher risk-adjusted rate of return than may be obtained from the purchase of stabilized properties.

                        SUMMARY FINANCIAL AND OTHER DATA

     The following table sets forth summary financial and other data on an historical basis for the Operating Partnership for the period from November 26, 1997 to December 31, 1997 and for the three months ended March 31, 1998 and for the Properties contributed to the Operating Partnership in connection with the Formation Transactions (the "AMB Contributed Properties") for the years ended December 31, 1993, 1994, 1995, 1996, the period from January 1, 1997 to November 25, 1997 and the three months ended March 31, 1997, and on an as adjusted basis for the Operating Partnership for the year ended December 31, 1997 (giving effect to the Formation Transactions, the IPO and certain property acquisitions and dispositions in 1997). Additionally, the table sets forth summary financial and other data for the Operating Partnership for the year ended December 31, 1997 and for the three months ended March 31, 1998 on a pro forma basis (giving effect to the Formation Transactions, the IPO, certain property acquisitions and dispositions in 1997, the property acquisitions in 1998 and the Offering and the application of the net proceeds therefrom, as if such transactions had occurred on January 1, 1997). The historical financial information contained in the tables should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements and accompanying Notes thereto and the financial schedules included elsewhere in this Prospectus.

     In the opinion of management, the as adjusted and pro forma condensed financial information provides for all adjustments necessary to reflect the adjustments and transactions described above. The as adjusted and pro forma information is unaudited and is not necessarily indicative of the results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods.

              OPERATING PARTNERSHIP AND AMB CONTRIBUTED PROPERTIES
                        SUMMARY FINANCIAL AND OTHER DATA
     (IN THOUSANDS EXCEPT UNIT DATA, PERCENTAGES AND NUMBER OF PROPERTIES)


                                                      AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                            -----------------------------------------------------------------------------------------------
                                                                                              OPERATING PARTNERSHIP
                                                                                       ------------------------------------
                                                                                       HISTORICAL   AS ADJUSTED   PRO FORMA
                                         AMB CONTRIBUTED PROPERTIES(1)                    (2)           (3)          (4)
                            --------------------------------------------------------   ----------   -----------   ---------
                              1993       1994        1995         1996        1997        1997         1997         1997
                            --------   --------   ----------   ----------   --------   ----------   -----------   ---------
                                                                                                          (UNAUDITED)
OPERATING DATA:
Total revenues...........   $ 24,398   $ 51,682   $  108,249   $  167,953   $208,608   $   27,110   $  284,674    $335,577
Income from operations
  before minority
  interests..............      6,871     13,753       32,519       54,865     58,068        9,291      103,903     107,317
Net income...............      6,871     13,194       32,531       54,400     57,184        9,174      102,606     101,647
Net income per unit(5):
  Basic..................                                                              $     0.10   $     1.16    $   1.13
  Diluted................                                                                    0.10         1.16        1.13
Distributions per unit...                                                                    0.13         1.37        1.37
OTHER DATA:
EBITDA(6)................                                                                           $  195,218    $234,658
Cash flows provided
  by(used in):
  Operating activities...                                                                              131,621     138,683
  Investing activities...                                                                             (607,768)   (941,937)
  Financing activities...                                                                              553,199     625,478
Ratio of earnings to
  fixed charges(7).......                                                                                 3.1x        2.3x
Book debt service
  coverage ratio(8)......                                                                                 4.3x        3.2x
Cash debt service
  coverage ratio(9)......                                                                                 3.8x        2.9x
BALANCE SHEET DATA:
Investments in real
  estate at cost.........   $323,230   $666,672   $1,018,681   $1,616,091              $2,442,999
Total assets.............    326,586    721,131    1,117,181    1,622,559               2,506,255
Secured debt(10).........    100,496    201,959      254,067      522,634                 535,652
Unsecured notes..........         --         --           --           --                      --
Unsecured credit
  facility...............         --         --           --       25,500                 150,000
Partner's capital........    208,043    490,111      837,199    1,027,601               1,717,398
PROPERTY DATA:
INDUSTRIAL PROPERTIES
Total rentable square
  footage of properties
  at end of period.......      5,638     13,364       21,598       29,609                  37,329
Number of properties at
  end of period..........         12         28           44           60                      95
Occupancy rate at end of
  period.................      97.4%      96.9%        97.3%        97.2%                   95.7%
RETAIL PROPERTIES
Total rentable square
  footage of properties
  at end of period.......      1,074      2,422        3,299        5,282                   6,216
Number of properties at
  end of period..........          9         14           19           30                      33
Occupancy rate at end of
  period.................      96.5%      93.7%        92.4%        92.4%                   96.1%

                                     AS OF AND FOR THE
                               THREE MONTHS ENDED MARCH 31,
                           -------------------------------------
                               AMB        OPERATING PARTNERSHIP
                           CONTRIBUTED   -----------------------
                           PROPERTIES                 PRO FORMA
                               (1)       HISTORICAL      (4)
                           -----------   ----------   ----------
                              1997          1998         1998
                           -----------   ----------   ----------

OPERATING DATA:
Total revenues...........    $54,749     $   75,785   $   87,517
Income from operations
  before minority
  interests..............     14,217         29,188       29,184
Net income...............     13,997         28,726       27,694
Net income per unit(5):
  Basic..................                $     0.32   $     0.31
  Diluted................                      0.32         0.31
Distributions per unit...                      0.34         0.34
OTHER DATA:
EBITDA(6)................                $   52,815   $   62,202
Cash flows provided
  by(used in):
  Operating activities...                    34,820       36,945
  Investing activities...                  (199,520)     (49,646)
  Financing activities...                   153,316       (9,080)
Ratio of earnings to
  fixed charges(7).......                      3.1x         2.4x
Book debt service
  coverage ratio(8)......                      4.5x         3.4x
Cash debt service
  coverage ratio(9)......                      3.8x         3.1x
BALANCE SHEET DATA:
Investments in real
  estate at cost.........                $2,755,882   $2,929,762
Total assets.............                 2,798,190    2,977,604
Secured debt(10).........                   610,111      610,111
Unsecured notes..........                        --      400,000
Unsecured credit
  facility...............                   312,000       73,864
Partner's capital........                 1,741,601    1,742,826
PROPERTY DATA:
INDUSTRIAL PROPERTIES
Total rentable square
  footage of properties
  at end of period.......                    43,964       46,730
Number of properties at
  end of period..........                       118          123
Occupancy rate at end of
  period.................                     94.6%        94.6%
RETAIL PROPERTIES
Total rentable square
  footage of properties
  at end of period.......                     6,849        6,849
Number of properties at
  end of period..........                        37           37
Occupancy rate at end of
  period.................                     94.6%        94.6%

---------------
 (1) Represents the AMB Contributed Properties historical combined financial and other data for the years ended December 31, 1993, 1994, 1995 and 1996, the period from January 1, 1997 through November 25, 1997 and the three months ended March 31, 1997.

 (2) For the period from November 26, 1997 to December 31, 1997.

 (3) As adjusted financial and other data have been prepared as if the Formation Transactions, the IPO and certain property acquisitions and dispositions in 1997 had occurred on January 1, 1997.

 (4) Pro forma financial and other data have been prepared as if the Formation Transactions, the IPO, certain property acquisitions and dispositions in 1997, the property acquisitions in 1998 and the Offering had occurred on January 1, 1997.


 (5) Historical, as adjusted and pro forma net income per basic unit for the year ended December 31, 1997 equals the historical, as adjusted and pro forma net income divided by 88,416,676, 88,416,678 and 89,574,913 units, respectively. Historical and pro forma net income per basic unit for the three months ended March 31, 1998 equals the historical and pro forma net income divided by 88,428,969 and 89,574,913 units, respectively. Historical, as adjusted and pro forma net income per diluted unit for the year ended December 31, 1997 equals the historical, as adjusted and pro forma net income divided by 88,698,719, 88,698,719 and 89,856,956 units, respectively. Historical and pro forma net income per diluted unit for the three months ended March 31, 1998 equals the historical and pro forma net income divided by 88,839,192 units and 89,985,136 units, respectively.


 (6) EBITDA is computed as income from operations before disposal of properties and minority interests plus interest expense, income taxes, depreciation and amortization. Management believes that in addition to cash flows and net income, EBITDA is a useful financial performance measure for assessing operating performance because, together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability to incur and service debt and to fund acquisitions and other capital expenditures.

 (7) The ratio of earnings to fixed charges is computed as income from operations before minority interests plus fixed charges (excluding capitalized interest) divided by fixed charges. Fixed charges consist of interest costs (including amortization of debt premiums and discounts and financing costs), whether capitalized or expensed, and the interest component of rental expense.

 (8) The book debt service coverage ratio is calculated as EBITDA divided by book interest expense (including amortization of debt premiums and discounts and financing costs).

 (9) The cash debt service coverage ratio is calculated as EBITDA divided by cash interest costs. Cash interest costs consist of book interest expense (excluding amortization of debt premiums and discounts and financing costs) plus capitalized interest.

(10) Secured debt as of December 31, 1997 and March 31, 1998 includes unamortized debt premiums of approximately $18,286 and $17,542, respectively. See Notes to Consolidated Financial Statements.

                                  RISK FACTORS

     An investment in the Notes involves various material risks. Prospective investors should carefully consider the following risk factors in connection with an investment in the Notes offered hereby.

GENERAL REAL ESTATE RISKS

  Uncontrollable Factors Affecting Performance and Value

     Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income earned and capital appreciation generated by the related properties as well as the expenses incurred in connection therewith. If the Properties do not generate income sufficient to meet operating expenses, including debt service and capital expenditures, the ability to make payments of principal of and interest on the Notes could be adversely affected. Income from, and the value of, the Properties may be adversely affected by the general economic climate, local conditions such as oversupply of industrial or retail space or a reduction in demand for industrial or retail space in the area, the attractiveness of the Properties to potential tenants, competition from other industrial and retail properties, and the ability of the Company to provide adequate maintenance and insurance and increased operating costs (including insurance premiums, utilities and real estate taxes). In addition, revenues from properties and real estate values are also affected by such factors as the cost of compliance with regulations and the potential for liability under applicable laws, including changes in tax laws, interest rate levels and the availability of financing. The Company's income would be adversely affected if a significant number of tenants were unable to pay rent or if industrial or retail and other space could not be rented on favorable terms. Certain significant expenditures associated with an investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) generally do not decline when circumstances cause a reduction in income from the investment.

  Concentration of Properties in California

     As of March 31, 1998, the Properties located in California represented approximately 24.0% of aggregate square footage and approximately 30.6% of aggregate Annualized Base Rent. The Company's revenue from, and the value of its Properties in, California may be affected by a number of factors, including the local economic climate (which may be adversely impacted by business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply of or reduced demand for commercial properties). A downturn in either the California economy or in California real estate conditions could adversely affect the Operating Partnership's financial condition and results of operations and, as a result, its ability to make payments of principal of and interest on the Notes. Such Properties are also subject to possible loss from seismic activity. See
"-- Uninsured Losses from Seismic Activity."

  Concentration of Properties in Industrial and Retail Sectors

     The Properties are and are likely to continue to be concentrated predominantly in the industrial and retail commercial real estate sectors, which as of March 31, 1998 represent 86.5% and 13.5%, respectively, of the Properties' aggregate rentable square footage. Such concentration may expose the Company to the risk of downturns in these sectors to a greater extent than if its portfolio also included other property types.

  Illiquidity of Real Estate Investments

     Because real estate investments are relatively illiquid, the Operating Partnership's ability to vary its portfolio promptly in response to economic or other conditions will be limited. The limitations in the Code and related regulations on a real estate investment trust (a "REIT") holding property for sale may affect the Operating Partnership's ability to sell properties without adversely affecting the Operating Partnership's ability to make payments of principal of and interest on the Notes. Any of the foregoing factors or events will impede the ability of the Operating Partnership to respond to adverse changes in the performance of its investments and could have an adverse effect on the Operating Partnership's financial condition and results of operations and its ability to make payments of principal of and interest on the Notes.

  Renewal of Leases and Reletting of Space


     The Operating Partnership is subject to the risks that leases may not be renewed, space may not be relet or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than current lease terms. Leases on a total of approximately 42.5% of the leased square footage as of March 31, 1998 in the Properties will expire on or prior to December 31, 2000, with leases on 12.9% of the leased square footage in the Properties expiring during the 12 months ending March 31, 1999. In addition, numerous properties compete with the Properties in attracting tenants to lease space, particularly with respect to retail properties. The number of competitive commercial properties in a particular area could have a material adverse effect on the Operating Partnership's ability to lease space in its Properties or newly-acquired properties and on the rents charged. If the Operating Partnership were unable to promptly relet or renew the leases for all or a substantial portion of this space, if the rental rates upon such renewal or reletting were significantly lower than expected or if its reserves for these purposes proved inadequate, the Operating Partnership's cash flow and ability to make payments of principal of and interest on the Notes could be adversely affected. See "Business and Properties -- Industrial Properties -- Industrial Property Lease Expirations -- Portfolio Total" and "-- Retail Properties -- Retail Property Lease Expirations -- Portfolio Total."


  Uninsured Loss

     The Operating Partnership carries comprehensive liability, fire, extended coverage and rental loss insurance covering all of its properties, with policy specifications and insured limits which the Operating Partnership believes are adequate and appropriate under the circumstances given relative risk of loss, the cost of such coverage and industry practice. There are, however, certain types and magnitudes of losses that are not generally insured because it is not economically feasible to insure against such losses, such as losses due to riots or acts of war, or may be insured subject to certain limitations including large deductibles or co-payments, such as losses due to floods or seismic activity. See "-- Uninsured Losses from Seismic Activity." Should an uninsured loss or a loss in excess of insured limits occur with respect to one or more of its properties, the Operating Partnership could lose its capital invested in such properties, as well as the anticipated future revenue from such properties and, in the case of debt which is with recourse to the Operating Partnership, the Operating Partnership would remain obligated for any mortgage debt or other financial obligations related to such properties.

  Uninsured Losses from Seismic Activity

     A number of both the Industrial and Retail Properties are located in areas that are known to be subject to earthquake activity, including in California where, as of March 31, 1998, 27 Industrial Properties aggregating 10.4 million rentable square feet representing 20.4% of the Properties based on aggregate square footage, and 11 Retail Properties, aggregating 1.8 million rentable square feet representing 3.6% of the Properties based on aggregate square footage, are located. The Operating Partnership carries replacement cost earthquake insurance on all of its Properties located in areas historically subject to seismic activity, subject to coverage limitations and deductibles which the Operating Partnership believes are commercially reasonable. Such insurance coverage also applies to the properties managed by AMB Investment Management, with a single aggregate policy limit and deductible applicable to such properties and the Operating Partnership's properties. Through an annual analysis prepared by outside consultants, the Operating Partnership evaluates its earthquake insurance coverage in light of current industry practice and determines the appropriate amount of earthquake insurance to carry. No assurance can be given, however, that material losses in excess of insurance proceeds will not occur or that such insurance will continue to be available at commercially reasonable rates.

  Impact on Control Over and Liabilities With Respect to Properties Owned Through Partnerships and Joint Ventures

     The Operating Partnership has ownership interests in six industrial and six retail joint ventures, limited liability companies or partnerships. The Operating Partnership may make investments through such ventures in the future and presently plans to do so with clients of AMB Investment Management, with respect to certain investment opportunities, who may share certain approval rights over major decisions. Under the agreements governing the joint ventures, the Operating Partnership and the joint venture participant may be required to make additional capital contributions, and subject to certain limitations, the joint ventures may incur additional indebtedness. Such additional indebtedness would effectively be senior to the Notes. Partnership or joint venture investments may, under certain circumstances, involve risks such as the possibility that the Operating Partnership's partners or co-venturers might become bankrupt (in which event the Operating Partnership and any other remaining general partners or co-venturers would generally remain liable for the liabilities of such partnership or joint venture), that such partners or co-venturers might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of the Operating Partnership, or that such partners or co-venturers may be in a position to take action contrary to the instructions or the requests of the Operating Partnership or contrary to the policies or objectives of the Operating Partnership or the Company. In addition, agreements governing joint ventures and partnerships often contain restrictions on the transfer of a joint venturer's or partner's interest or "buy-sell" or similar provisions which may result in a purchase or sale of such an interest at a disadvantageous time or on disadvantageous terms. The Operating Partnership will, however, seek to maintain sufficient control of such partnerships or joint ventures to permit the Operating Partnership's business objectives to be achieved. There is no limitation under the organizational documents of either the Operating Partnership or the Company as to the amount of available funds that may be invested in partnerships or joint ventures. The occurrence of one or more of the events described above could have an adverse effect on the Operating Partnership's financial condition and results of operations, and its ability to make payments of principal of and interest on the Notes.

  Possible Inability to Consummate Acquisitions on Advantageous Terms

     The Operating Partnership intends to continue to acquire industrial and retail properties. Acquisitions of industrial and retail properties entail risks that investments will fail to perform in accordance with expectations. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. In addition, there are general investment risks associated with any new real estate investment. Further, the Operating Partnership expects that there will be significant competition for attractive investment opportunities from other major real estate investors with significant capital including both publicly traded REITs and private institutional investment funds. The Operating Partnership anticipates that future acquisitions will be financed through a combination of borrowings under the Credit Facility, other forms of secured or unsecured financing and proceeds from equity or debt offerings by the Company or the Operating Partnership. No assurance can be given that the Operating Partnership will be able to acquire additional properties. In addition, no assurance can be given that any such acquisitions will be financed on terms favorable to the Operating Partnership, or that such additional properties, if any, will conform with management's expectations or investment criteria. Any one of the foregoing events could have an adverse effect on the Company's financial condition and results of operations, and its ability to make payments of principal of and interest on the Notes.

  Possible Inability to Complete Renovation and Development on Advantageous
Terms

     The real estate development business, including the renovation and rehabilitation of existing properties, involves significant risks in addition to those involved in the ownership and operation of established industrial buildings and community shopping centers, including the risks that financing may not be available on favorable terms for development projects and construction may not be completed on schedule or within budget, resulting in increased debt service expense and construction costs and delays in leasing such properties and generating cash flow. Substantial renovation and new development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations. Once completed, such new or renovated properties may perform below anticipated levels, producing cash flow below budgeted amounts. The occurrence of one or more of the foregoing in connection with the Operating Partnership's renovation and development activities could have an adverse effect on the Operating Partnership's financial condition and results of operations, and its ability to make payments of principal of and interest on the Notes. In addition, substantial renovation as well as new development activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention which could take management's time away from the day-to-day operations of the Operating Partnership. The Operating Partnership anticipates that future acquisitions will be financed through a combination of borrowings under the Credit Facility, other forms of secured or unsecured financing and proceeds from equity or debt offerings by the Company or the Operating Partnership. If such activities are financed through construction loans, there is a risk that, upon completion of construction, permanent financing may not be available or may be available only on disadvantageous terms which could have an adverse effect on the Operating Partnership's financial condition and results of operations, and its ability to make payments of principal of and interest on the Notes.

LIMITED RESTRICTIONS ON TOTAL INDEBTEDNESS AND CHANGES OF CONTROL

     Other than the covenants restricting the ability of the Operating Partnership and its Subsidiaries to incur additional indebtedness discussed under "Description of Notes -- Certain Covenants," the Indenture does not contain provisions which would limit the total indebtedness that the Operating Partnership may incur, or protect the holders of Notes in the event of a change of control, reorganization, restructuring, merger or similar transaction involving the Operating Partnership. Such transactions could adversely affect the financial condition or results of operations of the Operating Partnership and result in a downgrade of the credit rating of the Notes, a loss in value of the Notes or an increase in the risk of default on payments of principal of or interest on the Notes.

     The Operating Partnership operates with a policy of incurring debt, either directly or through its Subsidiaries, only if upon such incurrence the Company's consolidated Debt-to-Total Market Capitalization Ratio would be approximately 45% or less. In addition, the aggregate amount of indebtedness that the Operating Partnership and the Company may incur under such policy varies directly with the valuation of the Company's capital stock and the number of shares of capital stock outstanding. Accordingly, the Operating Partnership and the Company would be able to incur additional indebtedness as a result of increases in the market price per share of the Company's common stock or other outstanding classes of capital stock, and future issuance of shares of capital stock. Notwithstanding the foregoing policy, the organizational documents of the Company and the Operating Partnership do not contain any limitation on the amount of indebtedness that may be incurred. Accordingly, the Board of Directors could alter or eliminate this policy and would do so, for example, if it were necessary for the Company to continue to qualify as a REIT. If this policy were changed, the Operating Partnership could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Operating Partnership's financial condition and results of operations and, consequently, the amount of cash available to the Operating Partnership for payments of principal of and interest on the Notes and could increase the risk of default on the Operating Partnership's indebtedness.

DEBT FINANCING

  Debt Financing and Existing Debt Maturities


     The Operating Partnership will be subject to risks normally associated with debt financing, including the risk that its cash flow will be insufficient to make required payments of principal of and interest on the Notes, the risk that existing indebtedness on the Properties (which in all cases will not have been fully amortized at maturity) will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. See "Business and Properties -- Debt Financing." As of March 31, 1998, the Operating Partnership had an aggregate of $610.1 million of secured indebtedness with an average maturity of seven years and a weighted average interest rate of 8.0%, and $312.0 million of borrowing outstanding under its Credit Facility with a maturity date of November 2000 and a weighted average interest rate of 6.8%. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Business and Properties -- Debt Financing." If principal payments due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, such as new equity capital, the Operating Partnership expects that its cash flow will not be sufficient in all years to make payments of principal of and interest on the Notes and to repay all such maturing debt. Furthermore, if prevailing interest rates or other factors at the time of refinancing (such as the reluctance of lenders to make commercial real estate loans) resulted in higher interest rates upon refinancing, the interest expense relating to such refinanced indebtedness would increase, which would adversely affect the Operating Partnership's cash flow and its ability to make payments of principal of and interest on the Notes. If a Property or Properties are mortgaged to secure payment of indebtedness and the Operating Partnership is unable to meet mortgage payments, the Property could be foreclosed upon or otherwise transferred to the mortgagee with a consequent loss of income and asset value to the Company which could have an adverse affect on the Operating Partnership's financial condition and liquidity and its ability to make payments of principal of and interest on the Notes.

  Impact of Rising Interest Rates and Variable Rate Debt

     As of March 31, 1998, the Operating Partnership had $312.0 million outstanding under its $500.0 million variable-rate Credit Facility. In addition, the Operating Partnership may incur other variable rate indebtedness in the future. Increases in interest rates on such indebtedness could increase the Operating Partnership's interest expense, which would adversely affect the Operating Partnership's financial condition and results of operations and, as a result, its ability to make payments of principal of and interest on the Notes. Accordingly, the Operating Partnership may in the future engage in transactions to further limit its exposure to rising interest rates to the extent that it believes such to be appropriate and cost effective. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

  Possible Impact of Defaults on Cross-Collateralized and Cross-Defaulted Debt

     As of March 31, 1998, the Operating Partnership had 12 non-recourse secured loans which are cross-collateralized by five pools consisting of 19 Properties. As of March 31, 1998, there was $211.2 million outstanding on such loans. If an event of default were to occur on any such loan, the Operating Partnership would be required to repay the aggregate of all indebtedness, together with applicable prepayment charges, in order to avoid foreclosure on all such Properties within the applicable pool. Foreclosure on such Properties, or the Operating Partnership's inability to refinance any such loan on terms as favorable as existing terms, would adversely impact its financial condition and results of operations and, as a result, its ability to make payments of principal of and interest on the Notes. In addition, the Operating Partnership's Credit Facility contains defaults in the event that other material indebtedness of the Operating Partnership (including its non-recourse secured and joint venture debt) is in default. Such cross-default provision may require the Operating Partnership to repay or restructure the Credit Facility in addition to any mortgage or other debt which is in default, which could have an adverse effect on the Operating Partnership's financial condition, results of operations and liquidity and, as a result, its ability to make payments of principal of and interest on the Notes.

RANKING OF THE NOTES


     The Notes will be direct, senior unsecured obligations of the Operating Partnership and will rank equally with all of the other unsecured and unsubordinated indebtedness of the Operating Partnership from time to time outstanding. However, the Notes are effectively subordinated to mortgages and other secured indebtedness of the Operating Partnership, which encumber certain assets of the Operating Partnership, and to all of the indebtedness of its subsidiaries (approximately $610.1 million as of March 31, 1998 on a pro forma basis). In addition, the Guarantee will be effectively subordinated to all of the mortgages and other secured indebtedness of the Company and all of the outstanding liabilities of the Company's subsidiaries. As of March 31, 1998, on a pro forma basis giving effect to the Offering and the application of the proceeds therefrom, the total outstanding indebtedness of the Operating Partnership and its subsidiaries would have been approximately $1.1 billion, of which $610.1 million was secured. As of March 31, 1998, the Company had no outstanding indebtedness (excluding the Company's guarantee of the Credit Facility) other than that of the Operating Partnership and its subsidiaries. Subject to certain limitations, each of the Operating Partnership and the Company may incur additional indebtedness. Although the Board of Directors has adopted a policy of limiting the Debt-to-Total Market Capitalization Ratio to approximately 45%, neither the Operating Partnership's nor the Company's organizational documents limit the amount of indebtedness that each may incur. In addition, the aggregate amount of indebtedness that the Operating Partnership and the Company may incur under such policy varies directly with the valuation of the Company's capital stock and the number of shares of capital stock outstanding. Accordingly, the Operating Partnership and the Company would be able to incur additional indebtedness as a result of increases in the market price per share of the Company's common stock or other outstanding classes of capital stock, and future issuance of shares of capital stock. See "-- No Limitations on Indebtedness," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Notes -- Certain Covenants -- Aggregate Debt Test," "-- Debt Service Test" and "-- Secured Debt Test."

     The Company's obligations under the Guarantee may be subject to review under state or federal transfer laws in the event of the Company's bankruptcy or other financial difficulty. Under those laws, in a lawsuit by an unpaid creditor or representative of creditors of the Company, such as a trustee in bankruptcy, if a court were to find that when the Company entered into the Guarantee, it (a) received less than fair consideration or reasonably equivalent value therefor, and (b) either (i) was insolvent, (ii) was rendered insolvent, (iii) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital, or (iv) intended to incur or believed that it would incur debts beyond its ability to pay as such debts matured, the court could void the Guarantee and the Company's obligations thereunder, and direct the return of any amounts paid thereunder to the Company or to a fund for the benefit of its creditors. Moreover, regardless of the factors identified in the foregoing clauses (i) through (iv), a court could void the Guarantee and direct such repayment if it found that such Guarantee was entered into with actual intent to hinder, delay or defraud the Company's creditors. To the extent that the Company's obligation under the Guarantee of the Notes exceeds the actual benefit that it receives from the issuance of the Notes, the Company may be deemed not to have received fair consideration or reasonably equivalent value for the Guarantee. The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

OPTIONAL REDEMPTION OF THE NOTES

     The 2008 Notes, the 2018 Notes and the REPS may each be redeemed in whole, or from time to time in part, at the option of the Operating Partnership on any date as provided in "Description of Notes -- Redemption of the Notes at the Option of the Operating Partnership." The price at which the 2008 Notes, the 2018 Notes and the REPS may be redeemed includes a redemption premium designed to compensate the holders for loss of interest rate yield caused by such early redemption. However, no assurance can be given that the redemption premium will fully compensate investors for all costs and expenses (including decreased yields on reinvestments) incurred as a result of the Operating Partnership's exercise of its optional redemption of any of the Notes.

CONTINGENT OR UNKNOWN LIABILITIES

     The AMB Predecessors have been in existence for varying lengths of time up to 15 years. In the Formation Transactions, the Company acquired the assets of certain entities previously managed by or affiliated with the AMB Predecessor entities including CIF, VAF, AMB and WPF, and certain assets of the Individual Account Investors, subject to all of the potential existing liabilities of such predecessor entities. There can be no assurances that there are no current liabilities and will not be any future liabilities arising from prior activities that are unknown and therefore not disclosed in this Prospectus. Such liabilities have been assumed by the Company as the surviving entity in the various merger and contribution transactions that comprise the Formation Transactions or as general partner of the Operating Partnership. Existing liabilities for indebtedness generally were taken into account (directly or indirectly) in connection with the allocation of the shares of Common Stock and/or Units in the Formation Transactions, but no other liabilities were taken into account for such purposes. The Company does not have recourse against CIF, VAF, AMB or WPF or any of their respective stockholders or partners or against the Individual Account Investors with respect to any unknown liabilities except to the extent provided by the indemnity escrow entered into in connection with the Formation Transactions. Unknown liabilities might include liabilities for clean-up or remediation of undis-closed environmental conditions, claims of tenants, vendors or other persons dealing with the entities prior to the Formation Transactions (that had not been asserted prior to the Formation Transactions), accrued but unpaid liabilities incurred in the ordinary course of business, and claims for indemnification by the officers and directors of CIF, VAF and AMB and others indemnified by such entities, including clients of AMB. Certain tenants may claim that the Formation Transactions give rise to a right to purchase such premises occupied by such tenants. The Company does not believe any such claims would be material. See
"-- Government Regulations -- Environmental Matters" below as to the possibility of undisclosed environmental conditions potentially affecting the value of the Properties. The existence of undisclosed material liabilities which are not covered by the indemnity escrow could have an adverse effect on the Company's financial condition and results of operations, and its ability to make payments of principal of and interest on the Notes.

CONFLICTS OF INTEREST

  Continued Involvement of Executive Officers in Other Real Estate Activities and Investments

     Certain Executive Officers own interests in certain real estate-related businesses and investments. Such interests include minority ownership of Institutional Housing Partners, a residential housing finance company (through AMB Institutional Housing Partners); and ownership of AMB Development, Inc. and AMB Development L.P., developers which own property that management believes is not suitable for ownership by the Company. Neither AMB Development, Inc. nor AMB Development L.P. has initiated any new development projects since completion of the IPO, nor will they initiate any new development projects following the Offering, nor will they make any further investments in industrial or retail properties following the Offering other than those currently under development. Such persons are also owners of AMB Corporate Real Estate Advisors, Inc. ("AMBCREA"), which is principally a real estate services company for corporate and professional tenants of real estate. AMBCREA is in the process of winding down its business, and it is presently anticipated that AMBCREA will cease operations by June 30, 1998. However, the continued involvement by the Executive Officers and the Company's directors could divert management's attention from the day-to-day operations of the Operating Partnership. Each person who was an Executive Officer upon completion of the IPO entered into a non-competition agreement with the Operating Partnership pursuant to which, among other things, such individuals agreed not to engage in any activities, directly or indirectly, in respect of commercial real estate, and agreed not make any investment in respect of industrial or retail real estate, other than through ownership of not more than 5% of the outstanding shares of a public company engaged in such activities or through the existing investments referred to herein.

     AMBCREA, AMB Institutional Housing Partners, AMB Development, Inc. and AMB Development, L.P. continue to use the name "AMB" pursuant to royalty-free license arrangements with the Company. In addition, until cessation of its operations, AMBCREA will continue to use office space leased by AMBI, an affiliate of the Executive Officers, for a fee equal to such affiliate's allocated cost thereof. The Operating Partnership may continue to provide certain administrative services to AMBCREA at arm's-length charges. See "Certain Relationships and Related Transactions." Such activities could also, in the future, subject to the unanimous approval of the disinterested directors, involve acquisitions of property from such Executive Officers, additional leases between such Executive Officers and the Operating Partnership, and/or other related activities in which the interests pursued by such Executive Officers may not be in the best interests of the holders of the Notes.

  Conflicts of Interest in Connection with Properties Owned or Controlled by Executive Officers and Directors

     AMB Development L.P. owns interests in 11 retail development projects in the U.S., each of which consists of a single free-standing Walgreens drugstore, and, together with other entities controlled by nine of the Executive Officers, a low income housing apartment building located in the San Francisco Bay Area. In addition, Messrs. Abbey, Moghadam and Burke, each a founder, Executive Officer and director of the Company, own less than 1% interests in two partnerships which own office buildings in various markets; these interests have negligible value. Luis A. Belmonte, an Executive Officer, owns less than a 10% interest, representing an estimated value of $75,000, in a limited partnership which owns an office building located in

Oakland, California. David S. Fries, an Executive Officer of the Company, owns an approximate 1% interest in a limited partnership that owns an apartment complex in Orange County, California.

     In addition, several of the Executive Officers individually own: (i) less than 1% interests in the stocks of certain publicly-traded REITs, including mortgage REITs, and residential developers; (ii) certain interests in and rights to developed and undeveloped real property located outside the United States;
(iii) interests in single-family homes and residential apartments in the San Francisco Bay Area; (iv) certain passive interests, not believed to be material, in real estate businesses in which such persons were previously employed; and
(v) certain other de minimis holdings in equity securities. Thomas W. Tusher, a member of the Company's Board of Directors, is a limited partner in a partnership in which Messrs. Abbey, Moghadam and Burke are general partners and which owns a 75% interest in an office building. Mr. Tusher owns a 20% interest in the partnership, valued as of March 31, 1998 at approximately $939,000. Messrs. Abbey, Moghadam and Burke each have an approximately 26.7% interest in the partnership, each valued as of March 31, 1998 at approximately $1,252,000.

     The Operating Partnership believes that the properties and activities set forth above generally do not directly compete with any of the Properties; however, it is possible that a property in which an Executive Officer or the Company's director, or an affiliate of such person, has an interest may compete with the Operating Partnership in the future if the Operating Partnership were to invest in a property similar and in close proximity to such property. However, the continued involvement by the Operating Partnership's Executive Officers in such properties could divert management's attention from the day-to-day operations of the Operating Partnership. The Operating Partnership is prohibited from acquiring any properties from the Executive Officers or their affiliates without the approval of the Company's disinterested directors. See "Policies With Respect to Certain Activities -- Conflict of Interest Policies."

  Conflicts Relating to the Operating Partnership

     The Company, as the general partner of the Operating Partnership, has fiduciary obligations to the limited partners in the Operating Partnership, the discharge of which may conflict with the interests of the Company's stockholders. In addition, those persons holding Units, as limited partners, will have the right to vote as a class on certain amendments to the Partnership Agreement of the Operating Partnership (the "Partnership Agreement") and individually to approve certain amendments that would adversely affect their rights, which voting rights may be exercised in a manner that conflicts with the interests of the Company, its stockholders and the holders of Notes. In addition, under the terms of the Partnership Agreement, the holders of Units (including Performance Units issuable to the Executive Officers) will have certain approval rights with respect to certain transactions that affect all holders of Notes but which may not be exercised in a manner which reflects the interests of all holders of Notes. See "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Removal of General Partner; Transferability of the Company's Interests; Treatment of Units in Significant Transactions."

  Influence of Directors, Executive Officers and Significant Stockholders


     As of May 31, 1998, the Company's three largest stockholders, Ameritech Pension Trust, the City and County of San Francisco Employees' Retirement System and Southern Company System Master Retirement Trust, beneficially owned approximately 28.1% of the outstanding Common Stock (assuming the exchange of all Units into shares of Common Stock). In addition, the Executive Officers and directors owned approximately 5.4% of the Common Stock as of such date (assuming the exchange of all Units into shares of Common Stock, before issuance of any Performance Units), and will have influence on the management and operation of the Operating Partnership and the Company and, as stockholders, on the outcome of any matters submitted to a vote of the stockholders. Such influence might be exercised in a manner that is inconsistent with the interests of other stockholders and the holders of Notes. Although there is no understanding or arrangement for these directors, officers and stockholders and their affiliates to act in concert, such parties would be in a position to exercise significant influence over the Company's affairs and those of the Operating Partnership should they choose to do so. See "Management" and "Principal Stockholders."

  Failure to Enforce Terms of Certain Agreements


     As holders of shares of outstanding Common Stock and, potentially, Performance Units, certain of the Company's directors and Executive Officers could have a conflict of interest with respect to their obligations as directors and Executive Officers to vigorously enforce the terms of the agreements relating to the Formation Transactions. The potential failure to enforce the material terms of those agreements could result in a monetary loss to the Company and the Operating Partnership, which loss could have a material adverse effect on the Operating Partnership's and the Company's financial condition or results of operations and the Operating Partnership's ability to make payments of principal of and interest on the Notes.


  Use of Net Offering Proceeds to Repay Indebtedness Owed to an Affiliate of an Underwriter

     The Operating Partnership intends to use the net proceeds from the sale of the Notes offered hereby to repay indebtedness outstanding under the Credit Facility. Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan Securities Inc., one of the Underwriters, is the agent and a lender under the Credit Facility. As a result of this affiliation, J.P. Morgan Securities Inc. has an indirect interest in the repayment of the amounts outstanding under the Credit Facility in addition to its role as an Underwriter in the Offering. See "Use of Proceeds" and "Underwriters."


GOVERNMENT REGULATIONS


     Many laws and governmental regulations are applicable to the Properties and changes in these laws and regulations, or their interpretation by agencies and the courts, occur frequently.

  Costs of Compliance with Americans with Disabilities Act

     Under the Americans with Disabilities Act of 1990 (the "ADA"), all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Compliance with the ADA might require removal of structural barriers to handicapped access in certain public areas where such removal is "readily achievable." Noncompliance with the ADA could result in the imposition of fines or an award of damages to private litigants. The impact of application of the ADA to the Properties, including the extent and timing of required renovations, is uncertain. If required changes involve a greater amount of expenditures than the Operating Partnership currently anticipates or if the changes must be made on a more accelerated schedule than the Operating Partnership currently anticipates, its ability to make payments of principal of and interest on the Notes could be adversely affected.

  Environmental Matters

     Under Federal, state and local laws and regulations relating to the protection of the environment ("Environmental Laws"), a current or previous owner or operator of real estate may be liable for contamination resulting from the presence or discharge of hazardous or toxic substances or petroleum products at such property, and may be required to investigate and clean up such contamination at such property or such contamination which has migrated from such property. Such laws typically impose liability and clean-up responsibility without regard to whether the owner or operator knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. In addition, the owner or operator of a site may be subject to claims by third parties based on personal injury, property damage and/or other costs, including investigation and clean-up costs, resulting from environmental contamination present at or emanating from a site.

     Environmental Laws also govern the presence, maintenance and removal of asbestos-containing building materials ("ACBM"). Such laws require that ACBM be properly managed and maintained, that those who may come into contact with ACBM be adequately apprised or trained and that special precautions, including removal or other abatement, be undertaken in the event ACBM is disturbed during renovation or demolition of a building. Such laws may impose fines and penalties on building owners or operators for failure to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers. Some of the Properties may contain ACBM.

     Some of the Properties are leased or have been leased, in part, to owners and operators of dry cleaners that operate on-site dry cleaning plants, to owners and operators of gas stations or to owners or operators of other businesses that use, store or otherwise handle petroleum products or other hazardous or toxic substances. Some of these Properties contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. These operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of the Properties are adjacent to or near other properties that have contained or currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of the Properties are on, or are adjacent to or near other properties upon which others, including former owners or tenants of the Properties, have engaged or may in the future engage in activities that may release petroleum products or other hazardous or toxic substances.

     All of the Properties were subject to a Phase I or similar environmental assessments by independent environmental consultants at the time of acquisition or shortly after acquisition. Phase I assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. Phase I assessments generally include an historical review, a public records review, an investigation of the surveyed site and surrounding properties, and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations and typically do not include an asbestos survey. Some of the Operating Partnership's environmental assessments of the Properties do not contain a comprehensive review of the past uses of the Properties and/or the surrounding properties.


     None of the Operating Partnership's environmental assessments of the Properties has revealed any environmental liability that the Operating Partnership believes would have a material adverse effect on its financial condition or results of operations taken as a whole, nor is it aware of any such material environmental liability. Nonetheless, it is possible that the Operating Partnership's assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which the Operating Partnership is unaware. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants, by the condition of land or operations in the vicinity of the Properties (such as releases from underground storage tanks), or by third parties unrelated to the Operating Partnership. If the costs of compliance with the various environmental laws and regulations, now existing or hereafter adopted, exceed the Operating Partnership's budgets for such items, the Operating Partnership's ability to make payments of principal of and interest on the Notes could be adversely affected.


  Other Regulations

     The Properties are also subject to various Federal, state and local regulatory requirements such as state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Operating Partnership believes that the Properties are currently in substantial compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Operating Partnership, which expenditures could have an adverse effect on the Operating Partnership's financial condition and results of operations and its ability to make payments of principal of and interest on the Notes.


NEED TO MANAGE RAPID GROWTH



     The Operating Partnership's business is growing rapidly through property acquisitions, and the Operating Partnership intends to continue this rapid growth for the foreseeable future. The Operating Partnership plans on managing this growth by applying its experience to new properties and markets. There can be no assurances, however, that the Operating Partnership will be able to effectively manage its rapid growth, and any such failure could adversely impact the Operating Partnership's financial condition and results of operations and its ability to make payments of principal of and interest on the Notes.



DEPENDENCE ON KEY PERSONNEL



     The Operating Partnership is dependent on the efforts of its Executive Officers, particularly Messrs. Abbey, Moghadam and Burke, the Chairman of the Operating Partnership's Investment Committee, its Chief Executive Officer and the Chairman of the Company's Board of Directors, respectively. While the Operating Partnership believes that it could find suitable replacements for these key personnel, the loss of their services or the limitation of their availability could have an adverse effect on the Operating Partnership's financial condition, results of operations and liquidity and, as a result, its ability to make payments of principal of and interest on the Notes.



AMB INVESTMENT MANAGEMENT



  Adverse Consequences of Lack of Control Over the Business of AMB Investment Management



     The Operating Partnership owns 100% of the non-voting preferred stock of AMB Investment Management (representing approximately 95% of its economic interest) and certain Executive Officers and certain officers of AMB Investment Management own all of the outstanding voting common stock of AMB Investment Management (representing approximately 5% of its economic interest). Although the Company receives substantially all of the economic benefit of the business carried on by AMB Investment Management through the Company's right to receive dividends through the Operating Partnership, the Company is not able to elect directors or officers of AMB Investment Management and, therefore, the Company does not have the ability to influence the operation of AMB Investment Management or require that AMB Investment Management's board of directors declare and pay a cash dividend on the non-voting stock of AMB Investment Management held by the Operating Partnership. As a result, the board of directors and management of AMB Investment Management might implement business policies or decisions that would not have been implemented by persons controlled by the Company and that are adverse to the interests of the Operating Partnership or that lead to adverse financial results, which could adversely impact the Operating Partnership's net operating income and cash flows and the ability of the Operating Partnership to make payments of principal of and interest on the Notes. In addition, AMB Investment Management is subject to tax on its income, reducing its cash available for distribution.



  Uncertainty of AMB Investment Management Operations



     Fees earned by AMB Investment Management are dependent upon various factors, including factors beyond the control of the Company and the Operating Partnership, affecting the ability to attract and retain investment management clients and the overall returns achieved on managed assets. Failure of AMB Investment Management to attract investment management clients or achieve sufficient overall returns on managed assets would reduce its ability to make distributions on the non-voting preferred stock owned by the Operating Partnership. Such failure would also limit co-investment opportunities to the Operating Partnership and, as a result, the Operating Partnership's ability to generate rental revenues from such co-investments and use the co-investment program as a source to finance property acquisitions and leverage acquisition opportunities.


UNITED STATES FEDERAL INCOME TAX RISK

     The Operating Partnership intends to treat the REPS in the manner described under the caption "Material Federal Income Tax Considerations Relating To The REPS -- Treatment of REPS." It is possible, however, that the Internal Revenue Service (the "Service") could successfully assert an alternate tax treatment for the REPS, in which event holders of REPS may be required (i) to use an accrual method of tax accounting with respect to the REPS (regardless of their usual method of tax accounting), (ii) to include amounts in taxable income in excess of actual cash payments received with respect to the REPS and (iii) to recognize ordinary income or loss rather than capital gain or loss upon the sale or other taxable disposition of the REPS. See "Material Federal Income Tax Considerations Relating to the REPS -- Treatment of REPS."

ABSENCE OF MARKET FOR THE NOTES

     The Notes will be new securities for which there is currently no market. Although the Underwriters have informed the Operating Partnership that they currently intend to make a market in the Notes, they are not obligated to do so and any such market-making may be discontinued at any time without notice. If an active market does not develop, the market price and liquidity of the Notes may be materially and adversely affected. Neither the Company nor the Operating Partnership intends to apply for listing of the Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for these securities will develop and no assurance can be given as to the prices at which such securities might trade. In particular, there can be no assurance that the market price for the Notes will be at or above the purchase price of the Notes. The liquidity of, and trading market for, the Notes may also be materially and adversely affected by declines in the market for debt securities generally. Such a decline may materially and adversely affect such liquidity and trading independent of the financial performance of, and prospects for, the Operating Partnership.

                   THE COMPANY AND THE OPERATING PARTNERSHIP

GENERAL


     AMB Property, L.P. was organized in November 1997 and commenced operations in connection with the completion of the IPO and the consummation of the Formation Transactions in November 1997. AMB Property Corporation is one of the largest publicly-traded real estate companies in the United States. As of June 24, 1998, the Company owned 160 Properties, comprised of 123 Industrial Properties and 37 Retail Properties located in 28 markets throughout the United States. The Industrial Properties, principally warehouse distribution properties, encompass approximately 46.7 million rentable square feet and, as of March 31, 1998, were 94.6% leased to over 1,000 tenants. The Retail Properties, principally grocer-anchored community shopping centers, encompass approximately
6.8 million rentable square feet and, as of the same date, were 94.6% leased to over 900 tenants. See "Business and Properties."



     The Operating Partnership conducts substantially all of the Company's activities and owns substantially all of the economic interests in the Properties. As of June 24, 1998, the Company owned an approximate 95.9% general partner interest in the Operating Partnership, with the remaining 4.1% limited partner interest owned by nonaffiliated investors. As the sole general partner of the Operating Partnership, the Company has control over the management of the Operating Partnership and over each of the 117 Properties (comprising approximately 38.1 million rentable square feet) owned directly by the Operating Partnership. The Operating Partnership owns 99% of the economic interests in the remaining 43 Properties (comprising approximately 15.4 million rentable square feet) through its subsidiaries, AMB Property II, L.P. and Long Gate LLC, and the Company (through a wholly owned subsidiary) owns the remaining 1% interest.


     The Operating Partnership is engaged in the business of acquiring and operating industrial properties and community shopping centers in target markets nationwide. The Operating Partnership and the Company are led by Mr. Moghadam, its Chief Executive Officer and one of the three founders of the Company. Messrs. Abbey and Burke, the other two founders, also play active roles in the operations of the Operating Partnership and the Company as the Chairman of the Operating Partnership's Investment Committee and the Chairman of the Company's Board of Directors, respectively. The Operating Partnership's ten executive officers have an average of 22 years of experience in the real estate industry and have worked together for an average of eight years building the AMB real estate business. As of May 31, 1998, the Operating Partnership and the Company employed 123 individuals, 99 of whom were located in the San Francisco headquarters and 24 in the Boston office. The Company operates as a self-administered and self-managed real estate company and expects that it has qualified and that it will continue to qualify as a REIT for federal and state income tax purposes beginning with the year ended December 31, 1997.

RECENT DEVELOPMENTS


     Acquisitions. From April 1, 1998, to June 24, 1998, the Operating Partnership acquired (i) five Industrial Properties, comprising 23 buildings and
2.4 million rentable square feet, (ii) four buildings aggregating 0.4 million square feet adjacent to existing properties and (iii) a limited partnership interest in an existing unconsolidated real estate joint venture that owns 36 industrial buildings aggregating 4.0 million square feet, for an aggregate purchase price of $173.9 million.



     Quarterly Distributions. On June 19, 1998, the Board of Directors of the Company, in its capacity as general partner of the Operating Partnership, declared a distribution on the Operating Partnership's common partnership units of $0.3425 per partnership unit, payable July 9, 1998 to partners of record on June 30, 1998. In addition, the Board of Directors declared a distribution on the Company's Common Stock of $0.3425 per share, payable July 9, 1998 to stockholders of record on June 30, 1998.



     Investment-Grade Credit Rating. The Operating Partnership recently received credit ratings on its senior unsecured debt of Baa1 from Moody's Investors Service, BBB from Standard & Poor's Corporation and BBB+ from Duff & Phelps Credit Rating Co. As a result of receiving these investment-grade credit ratings, the interest rate on the Operating Partnership's Credit Facility was reduced by 20 basis points to LIBOR plus 90 basis points.


     The Company and the Operating Partnership were formed in connection with the Formation Transactions in November, 1997. The principal executive offices of the Company and the Operating Partnership are located at 505 Montgomery Street, San Francisco, California 94111, and their telephone number is (415) 394-9000. The Operating Partnership and the Company also maintain a regional office in Boston, Massachusetts.

                       BUSINESS AND OPERATING STRATEGIES

     The Operating Partnership focuses its investment activities in industrial hub distribution markets and retail trade areas throughout the U.S. where management believes opportunities exist to acquire and develop additional properties on an advantageous basis. As of May 31, 1998, the Operating Partnership's operations were conducted through its 123 employees, 99 of whom were located in its San Francisco headquarters and 24 of whom were located in its Boston office. The Operating Partnership is a full-service real estate company with in-house expertise in acquisitions, development and redevelopment, asset management and leasing, finance and accounting and market research. The Operating Partnership has long-standing relationships with most of the real estate management firms across the country which provide local property management and leasing services to the Operating Partnership on a fee basis. See "-- Property Management."

NATIONAL PROPERTY COMPANY


     As of June 24, 1998, the Operating Partnership owned 160 Properties located in 28 markets throughout the U.S. The Operating Partnership believes that its national strategy enables it to (i) increase or decrease investments in certain regions to take advantage of the relative strengths in different real estate markets; (ii) retain and accommodate tenants as they consolidate or expand, particularly in its Industrial Properties; and (iii) build brand awareness as well as customer loyalty through the delivery of consistent service and quality product. Through its presence in markets throughout the U.S., the Operating Partnership has also developed operating expertise in leasing, expense management, tenant retention strategies and property design and configuration.


TWO COMPLEMENTARY PROPERTY TYPES

     Management believes its strategy of owning and operating both industrial properties and community shopping centers offers the Operating Partnership an optimal combination of growth opportunities, strong current income and increased stability through market cycles. The Operating Partnership has developed the expertise, infrastructure and management information systems to acquire, reposition, develop and operate these two property types. Management believes that its dual property strategy enables the Operating Partnership to allocate capital and organizational resources between property types according to changing market conditions and its investment strategy.

SELECT MARKET FOCUS

     The Operating Partnership intends to continue its strategy of investing in industrial hub distribution markets and retail trade areas across the country to capitalize on changes in the relative economic strength of these regions. The Operating Partnership focuses on acquiring, redeveloping and operating properties in in-fill locations which are characterized by limited new construction opportunities. As the strength of these markets continues to grow and the demand for well-located properties increases, the Operating Partnership believes that it will benefit from an upward pressure on rents resulting from the increased demand combined with the relative lack of new available space.

     The Operating Partnership intends to continue to focus its industrial property investment activities in six hub markets which dominate national warehouse distribution activities: Atlanta, Chicago, Dallas/Fort Worth, Los Angeles, Northern New Jersey and the San Francisco Bay Area. Among the nation's 53 major industrial markets tracked by CB Commercial/Torto Wheaton Research, the six markets listed above accounted for approximately (i) 36% of the warehouse property inventory as of December 31, 1997 and (ii) for the three-year period ended December 31, 1997, an average of 36% of industrial property net absorption. In addition, such hub markets contain approximately 56% of the Industrial Properties based on aggregate square footage. The Operating Partnership also invests in selected regional distribution markets including Boston, Houston, Miami, Minneapolis, San Diego, Seattle and Baltimore/Washington, D.C. The Operating Partnership focuses on these established industrial markets because management believes they offer large and broadly diversified tenant bases which provide greater demand for properties over market cycles than secondary markets. In-fill locations within these markets also typically have significant barriers to new construction, including geographic or regulatory supply constraints, and benefit from access to large labor supplies and well-developed transportation networks. See "Business and Properties -- Industrial Properties -- Overview of Major Target Markets."

PROPERTY MANAGEMENT


     The Operating Partnership actively manages its properties through its experienced staff of regional managers, each of whom specializes in the management of industrial properties or community shopping centers in designated markets. Regional, market and property-type focus provides regional managers with extensive knowledge of real estate trends and supply and demand activity in their markets as well as an effective network of local contacts who provide sources for market data, leads for new tenants and property acquisitions, and opportunities to enhance the value of the Properties. The Operating Partnership typically outsources property management to a select group of third-party local managers with whom the Operating Partnership has developed strong relationships.


     The Operating Partnership's regional managers have broad responsibilities that include implementing an annual business plan for each property, formulating leasing strategies, establishing leasing terms and conditions, negotiating leases, approving and monitoring leases and capital expenditures, planning and implementing renovation, expansion and development, establishing annual operating and capital budgets and effecting dispositions. The Operating Partnership's regional managers utilize local leasing agents to identify prospective tenants and document lease transactions. Third-party local property service providers are engaged to oversee custodial property matters such as rent collection, tenant requests, maintenance and repair, and supervision of cleaning and security services. The Operating Partnership monitors the performance of its properties on a daily basis through the use of its proprietary asset information system. This management tool enables the Operating Partnership not only to monitor the operating performance of a property (and the local property manager), but also to review and communicate strategic initiatives to the local property manager on a real-time basis and to compare the property's performance to on-line budgets and objectives. The Operating Partnership also monitors the tenant service performance of its service providers in order to ensure high quality and uniform service to its tenants.

     Management believes that its approach to property management and its relationships with third-party property management companies enable the Operating Partnership to more effectively manage fixed operating costs associated with a national portfolio. By employing third-party local property managers which management believes to be among the best in their respective market, the Operating Partnership can enter and exit markets efficiently without the administrative burden of retaining a large staff. Since the Operating Partnership is the customer, rather than the competitor, of third-party management firms, these firms are also a source of new acquisition opportunities in the respective markets, thus providing the Operating Partnership with greater access to transaction flow. Management believes this approach also gives the Operating Partnership a competitive advantage in capitalizing on the increasing trend among corporations to outsource their real estate service requirements to property management companies.

     From January 1, 1995 through March 31, 1998, the weighted average tenant retention rate of the Properties managed by AMB, the Company's Predecessor, and owned by the Operating Partnership upon consummation of the Formation Transactions was approximately 72.9% for the Industrial Properties and approximately 83.5% for the Retail Properties, based on aggregate square footage. See "Business and Properties -- Historical Lease Renewals and Retention Rates." Management believes that these tenant retention rates reflect the success of the Operating Partnership's and the Company's operating and tenant service-driven property management strategy.

DISCIPLINED INVESTMENT PROCESS

     During its 14-year history prior to the completion of the Formation Transactions and consummation of the IPO, AMB established a disciplined approach to the investment process through operating divisions that are subject to the overall policy direction of management's investment committee (the "Investment

Committee"). The stages in the investment process are highly integrated, with Investment Committee review at critical points in the process.

     Approval of each investment is the responsibility of the Investment Committee with sponsorship from both the acquisitions officer and regional manager who will be responsible for managing the property. The initial investment recommendation is thoroughly discussed, and approval is required in order to proceed to contract and full due diligence. The approach to offer terms and transaction structure is determined as part of the initial approval and is the responsibility of the acquisitions officer. The regional manager is involved in providing and verifying underwriting assumptions and developing the operating strategy. After the due diligence review and before removing conditions to the contract, a final Investment Committee recommendation is prepared by the acquisition and asset management team. The Investment Committee conducts a complete review of the information developed during the due diligence process and either rejects or gives final approval.

     AMB also established proprietary systems and procedures to manage and track a high volume of acquisition proposals, transactions and important market data. This includes an on-line open issues database that provides the Operating Partnership with current information on the status of each transaction, highlighting the issues that must be addressed prior to closing, and a database that includes and compiles data on all transaction proposals and markets reviewed by the Operating Partnership.

RENOVATION, EXPANSION AND DEVELOPMENT

     The multidisciplinary background of the Operating Partnership's employees provides it with the skills and experience to capitalize on strategic renovation, expansion and development opportunities. Several of the Operating Partnership's officers have extensive experience in real estate development, both at AMB and with national development firms. The Operating Partnership generally pursues development projects in joint ventures with local developers. In this way, the Operating Partnership leverages the development skill, access to opportunities and capital of such developers, transferring a significant amount of the development risk to them and eliminating the need and expense of an in-house development staff. See "Strategies for Growth -- Growth Through Renovation, Expansion and Development."

FINANCING STRATEGY


     In order to maintain financial flexibility and facilitate the rapid deployment of capital over market cycles, the Operating Partnership intends to operate with a Debt-to-Total Market Capitalization Ratio of less than 45%. Additionally, the Operating Partnership intends to continue to structure its balance sheet in order to maintain an investment grade rating on its senior unsecured debt. The Operating Partnership also intends to keep the majority of its assets unencumbered to help facilitate such rating. Upon consummation of the Offering, the Company's consolidated Debt-to-Total Market Capitalization Ratio as of March 31, 1998 on a pro forma basis would have been approximately 33.6% (approximately 29.9% on an historical basis). See "Policies with Respect to Certain Activities -- Financing Policies."


     The Operating Partnership anticipates that future acquisitions will be financed through a combination of borrowings under the Credit Facility, other forms of secured or unsecured financing and proceeds from equity or debt offerings by the Company or the Operating Partnership. Additionally, the Operating Partnership's co-investment program will also serve as a source of capital, particularly when more traditional sources of capital may not be available on attractive terms. See "-- AMB Investment Management."

     Borrowings under the Credit Facility bear interest at a rate equal to LIBOR plus 90 to 120 basis points (currently LIBOR plus 90 basis points), depending upon the Operating Partnership's debt rating at the time of such borrowings. The Operating Partnership expects to continue to use the Credit Facility for acquisitions and for general corporate purposes. As of March 31, 1998, $312.0 million was outstanding under the Credit Facility with $148.0 million of availability. Of the $312.0 million outstanding at March 31, 1998, substantially all of such borrowings were used to finance property acquisitions. See "Management's Discussion of Financial Condition and Results of
Operations -- Liquidity and Capital Resources" and "Business and Properties -- Debt Financing."

AMB INVESTMENT MANAGEMENT

     AMB Investment Management provides real estate investment management services on a fee basis to certain clients of AMB, the Company's predecessor, which did not participate in the Formation Transactions. The Operating Partnership presently intends to co-invest with clients of AMB Investment Management, to the extent such clients newly commit investment capital, through partnerships, limited liability companies and joint ventures. The Operating Partnership uses a co-investment formula with each client whereby the Operating Partnership will own at least a 20% interest in all ventures. As of March 31, 1998, the Operating Partnership had consummated two co-investment transactions in one partnership. See "Business and Properties -- Properties Held Through Joint Ventures, Limited Liability Companies and Partnerships." AMB Investment Management is owned by the Operating Partnership, which owns 100% of the non-voting preferred stock (representing a 95% economic interest therein), and certain officers of AMB Investment Management and certain Executive Officers, who collectively own 100% of the voting common stock (representing a 5% economic interest therein).

                             STRATEGIES FOR GROWTH

     The Operating Partnership intends to achieve its objectives of long-term sustainable growth in rental revenues and maximization of long-term unitholder value principally by growth through (i) operations, resulting from improved operating margins within the portfolio while maintaining above-average occupancy, (ii) continued property acquisitions, including through the co-investment program of AMB Investment Management and (iii) renovation, expansion and development of selected properties.

GROWTH THROUGH OPERATIONS


     As of March 31, 1998, the Industrial Properties owned as of such date were 94.6% leased and the Retail Properties owned as of such date were 94.6% leased. The Operating Partnership will seek to improve operating margins by increasing the occupancy rate of its Properties and by taking advantage of the economies of owning, operating and growing a large-scale national portfolio. During the 12 months ended March 31, 1998, the Operating Partnership increased average rental rates by 12.3% from the expiring rent for such space, on 263 leases entered into or renewed during the 12 months ended March 31, 1998, representing 5.5 million rentable square feet or 10.9% of the aggregate rentable square footage of the Properties. During the 12 months ended March 31, 1999, leases encompassing an aggregate of 10.3 million rentable square feet (representing 20.3% of the Operating Partnership's aggregate rentable square footage as of March 31, 1998) are subject to contractual rent increases resulting in an average rent increase per rentable square foot of $1.28, or 5.9%. Based on recent experience and current market trends, management believes it will have an opportunity to increase the average rental rate on Property leases expiring during the nine months ended December 31, 1998 covering an aggregate of 5.2 million rentable square feet. The Operating Partnership will seek to reduce the potential volatility of its operating results by managing lease expirations so that they occur within individual properties and across the entire portfolio in a staggered fashion, and by monitoring the credit and mix of tenants, particularly those in the Retail Properties.


GROWTH THROUGH ACQUISITIONS


     Between January 1, 1998 and June 24, 1998, the Operating Partnership acquired (i) 28 properties comprising 76 buildings and 9.2 million square feet,
(ii) 10 buildings aggregating 0.8 million square feet which are adjacent to existing properties and (iii) a limited partnership interest in an existing unconsolidated real estate joint venture which owns 36 industrial buildings aggregating 4.0 million square feet. The Operating Partnership believes its significant acquisition experience and its extensive network of property acquisition sources will continue to provide opportunities for external growth. Management believes that there is a growing trend among large private institutional holders of real estate assets to shift a portion of their direct investment in real estate assets to more liquid securities such as common stock and units in publicly-traded REITs. The Operating Partnership has relationships with a number of the nation's leading pension funds and other institutional investors, many of whom have large portfolios of industrial properties and community shopping centers. Management believes that the Operating Partnership's relationship with third-party local property managers also will create acquisition opportunities as such managers market properties on behalf of unaffiliated sellers. The Operating Partnership also will maintain relationships with institutional owners of property portfolios managed by AMB Investment Management. The Operating Partnership believes that through these relationships it will have opportunities to acquire portfolios in exchange for equity interests in the Operating Partnership, and will be well-positioned to facilitate such investors' shift from private to public real estate ownership. See "Business and Operating Strategies -- AMB Investment Management."


     The structure of the Operating Partnership also provides sellers the opportunity to contribute properties to the Operating Partnership on a tax-deferred basis in exchange for Units. The Operating Partnership believes that its ability to offer tax-deferred transactions to sellers will enhance its attractiveness to owners and developers seeking to transfer properties on a tax-deferred basis.

     The Company is generally in various stages of negotiations for a number of acquisitions, which may include acquisitions of individual properties, large multi-property portfolios and other real estate companies. Such acquisitions, if consummated, may be material individually or in the aggregate. Sources of capital for acquisitions may include undistributed cash flow, borrowings under the Credit Facility, issuances of debt or equity securities of the Operating Partnership or the Company and assumption of debt related to the assets being acquired.

GROWTH THROUGH RENOVATION, EXPANSION AND DEVELOPMENT

     Management believes that renovation and expansion of value-added properties and development of well-located, high-quality industrial properties and community shopping centers should continue to provide the Operating Partnership with attractive opportunities for increased cash flow and a higher rate of return than may be obtained from the purchase of fully leased, renovated properties. Value-added properties are typically characterized as properties with available space or near-term leasing exposure, properties which are well-located but require redevelopment or renovation, and occasionally undeveloped land acquired in connection with another property that provides an opportunity for development. Such properties require significant management attention and/or capital investment to maximize their return.

                                USE OF PROCEEDS


     The net proceeds from the Offering are expected to be approximately $394.5 million, after deducting Underwriters' discounts and commissions (net of the proceeds attributable to the Call Option), financing costs and estimated offering expenses aggregating approximately $5.5 million. The Operating Partnership intends to use all of the net proceeds to repay borrowings outstanding under the Credit Facility, which were incurred to fund property acquisitions. Pending application of the net proceeds, the Operating Partnership may invest such portion of the net proceeds in interest-bearing accounts and short-term, interest-bearing securities. As of March 31, 1998, the weighted average interest rate on such borrowings expected to be repaid with the net proceeds of the Offering was approximately 6.8% and the maturity was approximately 2.6 years. All of such indebtedness was incurred within the 12-month period ended March 31, 1998.


              PRICE RANGE OF COMMON STOCK AND DISTRIBUTION HISTORY


     The Common Stock began trading on the New York Stock Exchange (the "NYSE") on November 21, 1997 under the symbol "AMB." On June 24, 1998, the last reported sales price per share of the Common Stock on the NYSE was $23 7/16. As of June 24, 1998, there were approximately 193 holders of record of the Common Stock (excluding beneficial owners whose shares are held in the name of Cede & Co.). The following table sets forth the high and low closing sales prices per share of the Common Stock reported on the NYSE for the period from November 21, 1997 to June 24, 1998 and the distributions paid by the Company with respect to such period.



                       YEAR                          HIGH    LOW    DISTRIBUTION
                       ----                          ----    ---    ------------
1997
Fourth Quarter (from November 21, 1997)............  $25 1/8 $22 1/4   $0.1340
1998
First Quarter......................................  $24 15/16 $23 3/8   $0.3425
Second Quarter (through June 24, 1998).............  $24 7/8 $22 3/8        --



     There is no market established for the trading of the Operating Partnership's Units. As of June 24, 1998, there were 89,574,913 Units outstanding, which were held by 28 holders of record. Subject to certain conditions, holders of Units will have the right to require the Operating Partnership to redeem part or all of their Units for cash, or the Company may elect to exchange such Units for shares of Common Stock (on a one-for-one basis). See "Description of Certain Provisions of the Partnership Agreement of the Operating Partnerships -- Redemption/Exchange Rights."



     On June 19, 1998, the Board of Directors of the Company, in its capacity as general partner of the Operating Partnership, declared a distribution on the Operating Partnership's common partnership units of $0.3425 per partnership unit, payable July 9, 1998 to partners of record as of June 30, 1998. In addition, the Board of Directors declared a distribution on the Company's Common Stock of $0.3425 per share, payable July 9, 1998 to stockholders of record as of June 30, 1998.

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Operating Partnership as of March 31, 1998 on an historical, a pre-Offering pro forma and a pro forma basis. The pre-Offering pro forma information gives effect to the property acquisitions occurring during the period from April 1, 1998 to June 24, 1998 and the pro forma information gives effect to such acquisitions and the application of the net proceeds from the Offering as described under the caption "Use of Proceeds." The information set forth in the following table should be read in conjunction with the historical consolidated financial statements and notes thereto, the condensed consolidated pro forma financial information and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" included elsewhere in this Prospectus.



                                                                       PRE-OFFERING
                                                         HISTORICAL     PRO FORMA       PRO FORMA
                                                         ----------    ------------    -----------
                                                                  (DOLLARS IN THOUSANDS)
Debt:
  Credit facility......................................  $  312,000     $  468,330     $   73,864
  7.10% Notes due 2008.................................          --             --        175,000
  7.50% Notes due 2018.................................          --             --        125,000
  6.90% REPS due 2015..................................          --             --        100,000
  Secured debt(1)......................................     610,111        610,111        610,111
                                                         ----------     ----------     ----------
     Total debt........................................     922,111      1,078,441      1,083,975
Minority interests.....................................      52,867         69,192         69,192
Partners' capital:
  Limited partners(2)..................................      70,896         72,121         72,121
  General partner(2)...................................   1,670,705      1,670,705      1,670,705
                                                         ----------     ----------     ----------
     Total partners' capital...........................   1,741,601      1,742,826      1,742,826
                                                         ----------     ----------     ----------
     Total capitalization..............................  $2,716,579     $2,890,459     $2,895,993
                                                         ==========     ==========     ==========


---------------
(1) Includes unamortized debt premiums of $17,542.

(2) Does not give effect to 4,237,750 Performance Units which may be issued subject to certain performance criteria. See "Description of Certain Provisions of the Partnership Agreement of the Operating
    Partnership -- Performance Units."

                       SELECTED FINANCIAL AND OTHER DATA

OPERATING PARTNERSHIP AND AMB CONTRIBUTED PROPERTIES

     The following table sets forth selected financial and other data on an historical basis for the Operating Partnership for the period from November 26, 1997 to December 31, 1997 and for the three months ended March 31, 1998 and for the AMB Contributed Properties for the years ended December 31, 1993, 1994, 1995 and 1996, the period from January 1, 1997 to November 25, 1997 and the three months ended March 31, 1997, and on an as adjusted basis for the Operating Partnership for the year ended December 31, 1997 (giving effect to the Formation Transactions, the IPO and certain property acquisitions and dispositions in
1997). Additionally, the table sets forth selected financial and other data for the Operating Partnership for the year ended December 31, 1997 and for the three months ended March 31, 1998 on a pro forma basis (giving effect to the Formation Transactions, the IPO, certain property acquisitions and dispositions in 1997, the 1998 property acquisitions and the Offering and the application of the net proceeds therefrom, as if such transactions had occurred on January 1, 1997). The historical financial information contained in the tables should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements and accompanying Notes thereto and the financial schedules included elsewhere in this Prospectus.

COMPANY AND PREDECESSOR

     The following table sets forth selected financial and other data on an historical basis for the Company and its Predecessor, AMB Institutional Realty Advisors, Inc., a California corporation, for the years ended December 31, 1993, 1994, 1995, 1996 and 1997, and for the three months ended March 31, 1997 and 1998 and on an as adjusted basis for the Company for the year ended December 31, 1997 (giving effect to the Formation Transactions, the IPO and certain property acquisitions and dispositions in 1997). Additionally, the table sets forth selected financial and other data for the Company for the year ended December 31, 1997 and for the three months ended March 31, 1998 on a pro forma basis (giving effect to the Formation Transactions, the IPO, certain property acquisitions and dispositions in 1997, the property acquisitions in 1998 and the Offering and the application of the net proceeds therefrom, as if such transactions had occurred on January 1, 1997). For the four-year period ended December 31, 1996 and the period from January 1, 1997 through November 25, 1997, the Predecessor operated as an investment manager with revenues that consisted primarily of fees earned in connection with real estate management services. The historical financial information contained in the tables should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements and accompanying Notes thereto and the financial schedules included elsewhere in this Prospectus.

     The historical results of the Company for 1997 include the results of operations of the Company, including property operations for the period from November 26, 1997 to December 31, 1997 and the results of the Company's Predecessor, an investment manager, for the period from January 1, 1997 to November 25, 1997.

     In the opinion of management, the as adjusted and pro forma condensed financial information provides for all adjustments necessary to reflect the adjustments and transactions described above. The as adjusted and pro forma information is unaudited and is not necessarily indicative of the results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods.

              OPERATING PARTNERSHIP AND AMB CONTRIBUTED PROPERTIES
                       SELECTED FINANCIAL AND OTHER DATA
     (IN THOUSANDS EXCEPT UNIT DATA, PERCENTAGES AND NUMBER OF PROPERTIES)


                                                     AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                           -----------------------------------------------------------------------------------------------
                                                                                             OPERATING PARTNERSHIP
                                                                                      ------------------------------------
                                                                                      HISTORICAL   AS ADJUSTED   PRO FORMA
                                        AMB CONTRIBUTED PROPERTIES(1)                    (2)           (3)          (4)
                           --------------------------------------------------------   ----------   -----------   ---------
                             1993       1994        1995         1996        1997        1997         1997         1997
                           --------   --------   ----------   ----------   --------   ----------   -----------   ---------
                                                                                                         (UNAUDITED)
OPERATING DATA:
Total revenues..........   $ 24,398   $ 51,682   $  108,249   $  167,953   $208,608   $   27,110   $  284,674    $ 335,577
Income from operations
  before minority
  interests.............      6,871     13,753       32,519       54,865     58,068        9,291      103,903      107,317
Net income..............      6,871     13,194       32,531       54,400     57,184        9,174      102,606      101,647
Net income per unit:(5)
  Basic.................                                                              $     0.10   $     1.16    $    1.13
  Diluted...............                                                                    0.10         1.16         1.13
Distributions per
  unit..................                                                                    0.13         1.37         1.37
OTHER DATA:
EBITDA(6)...............                                                                           $  195,218    $ 234,658
Cash flows provided
  by(used in):
  Operating
    activities..........                                                                              131,621      138,683
  Investing
    activities..........                                                                             (607,768)    (941,937)
  Financing
    activities..........                                                                              553,199      625,478
Ratio of earnings to
  fixed charges(7)......                                                                                 3.1x         2.3x
Book debt service
  coverage ratio(8).....                                                                                 4.3x         3.2x
Cash debt service
  coverage ratio(9).....                                                                                 3.8x         2.9x
BALANCE SHEET DATA:
Investments in real
  estate at cost........   $323,230   $666,672   $1,018,681   $1,616,091              $2,442,999
Total assets............    326,586    721,131    1,117,181    1,622,559               2,506,255
Secured debt(10)........    100,496    201,959      254,067      522,634                 535,652
Unsecured notes.........         --         --           --           --                      --
Unsecured credit
  facility..............         --         --           --       25,500                 150,000
Partner's capital.......    208,043    490,111      837,199    1,027,601               1,717,398
PROPERTY DATA:
INDUSTRIAL PROPERTIES
Total rentable square
  footage of properties
  at end of period......      5,638     13,364       21,598       29,609                  37,329
Number of properties at
  end of period.........         12         28           44           60                      95
Occupancy rate at end of
  period................      97.4%      96.9%        97.3%        97.2%                   95.7%
RETAIL PROPERTIES
Total rentable square
  footage of properties
  at end of period......      1,074      2,422        3,299        5,282                   6,216
Number of properties at
  end of period.........          9         14           19           30                      33
Occupancy rate at end of
  period................      96.5%      93.7%        92.4%        92.4%                   96.1%

                                    AS OF AND FOR THE
                              THREE MONTHS ENDED MARCH 31,
                          -------------------------------------
                              AMB        OPERATING PARTNERSHIP
                          CONTRIBUTED   -----------------------
                          PROPERTIES                 PRO FORMA
                              (1)       HISTORICAL      (4)
                          -----------   ----------   ----------
                             1997          1998         1998
                          -----------   ----------   ----------

OPERATING DATA:
Total revenues..........   $ 54,749     $   75,785   $   87,517
Income from operations
  before minority
  interests.............     14,217         29,188       29,184
Net income..............     13,997         28,726       27,694
Net income per unit:(5)
  Basic.................                $     0.32   $     0.31
  Diluted...............                      0.32         0.31
Distributions per
  unit..................                      0.34         0.34
OTHER DATA:
EBITDA(6)...............                $   52,815   $   62,202
Cash flows provided
  by(used in):
  Operating
    activities..........                    34,820       36,945
  Investing
    activities..........                  (199,520)     (49,646)
  Financing
    activities..........                   153,316       (9,080)
Ratio of earnings to
  fixed charges(7)......                      3.1x         2.4x
Book debt service
  coverage ratio(8).....                      4.5x         3.4x
Cash debt service
  coverage ratio(9).....                      3.8x         3.1x
BALANCE SHEET DATA:
Investments in real
  estate at cost........                $2,755,882   $2,929,762
Total assets............                 2,798,190    2,977,604
Secured debt(10)........                   610,111      610,111
Unsecured notes.........                        --      400,000
Unsecured credit
  facility..............                   312,000       73,864
Partner's capital.......                 1,741,601    1,742,826
PROPERTY DATA:
INDUSTRIAL PROPERTIES
Total rentable square
  footage of properties
  at end of period......                    43,964       46,730
Number of properties at
  end of period.........                       118          123
Occupancy rate at end of
  period................                     94.6%        94.6%
RETAIL PROPERTIES
Total rentable square
  footage of properties
  at end of period......                     6,849        6,849
Number of properties at
  end of period.........                        37           37
Occupancy rate at end of
  period................                     94.6%        94.6%


---------------
 (1) Represents the AMB Contributed Properties historical combined financial and other data for the years ended December 31, 1993, 1994, 1995 and 1996, the period from January 1, 1997 through November 25, 1997 and for the three months ended March 31, 1997.

 (2) For the period from November 26, 1997 to December 31, 1997.

 (3) As adjusted financial and other data have been prepared as if the Formation Transactions, the IPO and certain property acquisitions and dispositions in 1997 had occurred on January 1, 1997.

 (4) Pro forma financial and other data have been prepared as if the Formation Transactions, the IPO, certain property acquisitions and dispositions in 1997, the property acquisitions in 1998 and the Offering had occurred on January 1, 1997.


 (5) Historical, as adjusted and pro forma net income per basic unit for the year ended December 31, 1997 equals the historical, as adjusted and pro forma net income divided by 88,416,676, 88,416,678 and 89,574,913 units, respectively. Historical and pro forma net income per basic unit for the three months ended March 31, 1998 equals the historical and pro forma net income divided by 88,428,969 and 89,574,913 units respectively. Historical, as adjusted and pro forma net income per diluted unit for the year ended December 31, 1997 equal the historical, as adjusted and pro forma net income divided by 88,698,719, 88,698,719 and 89,856,956 units, respectively. Historical and pro forma net income per diluted unit for the three months ended March 31, 1998 equals the historical and pro forma net income divided by 88,839,192 units and 89,985,136 units, respectively.


 (6) EBITDA is computed as income from operations before disposal of properties and minority interests plus interest expense, income taxes, depreciation and amortization. Management believes that in addition to cash flows and net income, EBITDA is a useful financial performance measure for assessing the operating performance because, together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures.

 (7) The ratio of earnings to fixed charges is computed as income from operations before minority interests plus fixed charges (excluding capitalized interest) divided by fixed charges. Fixed charges consist of interest costs (including amortization of debt premiums and financing costs), whether capitalized or expensed, and the interest component of rental expense.

 (8) The book debt service coverage ratio is calculated as EBITDA divided by book interest expense (including amortization of debt premiums and discounts and financing costs).

 (9) The cash debt service coverage ratio is calculated as EBITDA divided by cash interest costs. Cash interest costs consist of book interest expense (excluding amortization of debt premiums and discounts and financing costs) plus capitalized interest.

(10) Secured debt as of December 31, 1997 and March 31, 1998 includes unamortized debt premiums and discounts of approximately $18,286 and $17,542, respectively. See Notes to Consolidated Financial Statements.

           COMPANY AND PREDECESSOR SELECTED FINANCIAL AND OTHER DATA
     (IN THOUSANDS EXCEPT SHARE DATA, PERCENTAGES AND NUMBER OF PROPERTIES)


                                               AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                              ----------------------------------------------------------------------------
                                                                                    COMPANY
                                                                     -------------------------------------
                                          PREDECESSOR                HISTORICAL   AS ADJUSTED   PRO FORMA
                                              (1)                       (2)           (3)          (4)
                              ------------------------------------   ----------   -----------   ----------
                               1993     1994      1995      1996        1997         1997          1997
                              ------   -------   -------   -------   ----------   -----------   ----------
OPERATING DATA:
Total revenues..............  $7,155   $12,865   $16,865   $23,991   $   56,062    $ 284,674    $  335,577
Income from operations
  before minority
  interests.................     798     2,925     3,296     7,140       18,885      103,903       107,317
Net income..................     798     2,925     3,262     7,003       18,228       99,508        97,480
Net income per share(5):
  Basic.....................  $ 0.17   $  0.59   $  0.64   $  1.38   $     1.39    $    1.15    $     1.14
  Diluted...................    0.17      0.59      0.64      1.38         1.38         1.15          1.13
Distributions per share.....                                               0.13         1.37          1.37
OTHER DATA:
EBITDA(6)...................                                                       $ 195,218    $  234,658
Cash flows provided by(used
  in):
  Operating activities......                                                         131,621       138,683
  Investing activities......                                                        (607,768)     (941,937)
  Financing activities......                                                         553,199       625,478
Ratio of earnings to fixed
  charges(7)................                                                            3.1x          2.3x
Book debt service coverage
  ratio(8)..................                                                            4.3x          3.2x
Cash debt service coverage
  ratio(9)..................                                                            3.8x          2.9x
BALANCE SHEET DATA:
Investments in real estate
  at cost...................  $   --   $    --   $    --   $    --   $2,442,999
Total assets................   2,739     4,092     4,948     7,085    2,506,255
Secured debt(10)............      --        --        --        --      535,652
Unsecured notes.............      --        --        --        --           --
Unsecured credit facility...      --        --        --        --      150,000
Stockholders' equity........   2,480     3,848     4,241     6,300    1,668,030

                                AS OF AND FOR THE THREE MONTHS ENDED
                                             MARCH 31,
                              ----------------------------------------
                                                       COMPANY
                                               -----------------------
                               PREDECESSOR                  PRO FORMA
                                   (1)         HISTORICAL      (4)
                              --------------   ----------   ----------
                                   1997           1998         1998
                              --------------   ----------   ----------
OPERATING DATA:
Total revenues..............      $5,112       $   75,785   $   87,517
Income from operations
  before minority
  interests.................       1,239           29,188       29,184
Net income..................       1,239           27,906       26,559
Net income per share(5):
  Basic.....................      $ 0.24       $     0.32   $     0.31
  Diluted...................        0.24             0.32         0.31
Distributions per share.....                         0.34         0.34
OTHER DATA:
EBITDA(6)...................                   $   52,815   $   62,202
Cash flows provided by(used
  in):
  Operating activities......                       34,820       36,945
  Investing activities......                     (199,520)     (49,646)
  Financing activities......                      153,316       (9,080)
Ratio of earnings to fixed
  charges(7)................                         3.1x         2.4x
Book debt service coverage
  ratio(8)..................                         4.5x         3.4x
Cash debt service coverage
  ratio(9)..................                         3.8x         3.1x
BALANCE SHEET DATA:
Investments in real estate
  at cost...................                   $2,755,882   $2,929,762
Total assets................                    2,798,190    2,977,604
Secured debt(10)............                      610,111      610,111
Unsecured notes.............                           --      400,000
Unsecured credit facility...                      312,000       73,864
Stockholders' equity........                    1,670,705    1,670,705


---------------
 (1) Represents the Predecessor's historical financial and other data for the years ended December 31, 1993, 1994, 1995, 1996 and the three months ended March 31, 1997. The Predecessor operated as an investment manager prior to November 26, 1997.

 (2) Represents the Predecessor's historical financial and other data for the period January 1, 1997 through November 25, 1997 and the Company's historical and other data for the period from November 26, 1997 to December 31, 1997.

 (3) As adjusted financial and other data have been prepared as if the Formation Transactions, the IPO and certain property acquisitions and dispositions in 1997 had occurred on January 1, 1997.

 (4) Pro forma financial and other data have been prepared as if the Formation Transactions, the IPO, certain property acquisitions and dispositions in 1997, the property acquisitions in 1998 and the Offering had occurred on January 1, 1997.

 (5) Historical, as adjusted and pro forma net income per basic share for the year ended December 31, 1997 equals the historical, as adjusted and pro forma net income divided by 13,140,218, 85,874,513 and 85,874,513 shares, respectively. Historical and pro forma net income per basic share for the three months ended March 31, 1998 equals the historical and pro forma net income divided by 85,874,513 and 85,874,513 shares, respectively. Historical, as adjusted and pro forma diluted net income per share for the year ended December 31, 1997 equals the historical, as adjusted and pro forma net income divided by 13,168,036, 86,156,556 and 86,156,556, respectively. Historical and pro forma diluted net income per share for the three months ended March 31, 1998 equals the historical and pro forma net income divided by 88,284,736 and 86,284,736 shares, respectively.

 (6) EBITDA is computed as income from operations before disposal of properties and minority interests plus interest expense, income taxes, depreciation and amortization. Management believes that in addition to cash flows and net income, EBITDA is a useful financial performance measure for assessing operating performance because, together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability to incur and service debt and to fund acquisitions and other capital expenditures.

 (7) The ratio of earnings to fixed charges is computed as income from operations before minority interests plus fixed charges (excluding capitalized interest) divided by fixed charges. Fixed charges consist of interest costs (including amortization of debt premiums and financing costs), whether capitalized or expensed, and the interest component of rental expense.

 (8) The book debt service coverage ratio is calculated as EBITDA divided by book interest expense (including amortization of debt premiums and discounts and financing costs).

 (9) The cash debt service coverage ratio is calculated as EBITDA divided by cash interest costs. Cash interest costs consist of book interest expense (excluding amortization of debt premiums and discounts and financing costs) plus capitalized interest.

(10) Secured debt as of December 31, 1997 and March 31, 1998 includes unamortized debt premiums and discounts of approximately $18,286 and $17,542, respectively. See Notes to Consolidated Financial Statements.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of the consolidated financial condition and results of operations should be read in conjunction with the "Notes to Consolidated Financial Statements" and "Selected Financial and Other Data" of the Operating Partnership and the Company. Statements contained herein which are not historical facts may be forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

GENERAL

     The discussion below is presented as follows: (i) results of the Company and its Predecessor for the years ended December 31, 1995, 1996 and 1997 and for the three months ended March 31, 1997 and 1998, and (ii) results of the Operating Partnership and the AMB Contributed Properties for the years ended December 31, 1995, 1996 and 1997 and for the three months ended March 31, 1997 and 1998. Because the Operating Partnership commenced its operations in connection with the consummation of the IPO on November 26, 1997 and had no predecessor, the discussion of the Operating Partnership provides a comparison to the AMB Contributed Properties in lieu of a discussion of the historical operations of the Operating Partnership.

     The historical results of the Company for the year ended December 31, 1997 include its results, including property operations, for the period from November 26, 1997 to December 31, 1997 and the results of the Company's Predecessor, an investment manager, for the period from January 1, 1997 to November 25, 1997. As an investment manager, the Predecessor's revenues consisted primarily of fees earned in connection with real estate management services. Management's discussion and analysis of the Company and Predecessor for the years ended December 31, 1995, 1996 and 1997 and for the three months ended March 31, 1997 and 1998 is limited to investment management and other income and general and administrative expenses, and excludes a discussion of rental revenues, operating expenses, interest expense and depreciation and amortization because such analysis is not comparable or meaningful given the differences in lines of business between the Company's and the Predecessor's.

     The historical results of the Operating Partnership for the year ended December 31, 1997 include the results achieved by the Operating Partnership for the period from November 26, 1997 (date of completion of Formation Transaction) to December 31, 1997 and the results achieved by the AMB Contributed Properties for the period from January 1, 1997 to November 25, 1997.

COMPANY AND PREDECESSOR RESULTS OF OPERATIONS

  COMPANY AND PREDECESSOR -- THREE MONTHS ENDED MARCH 31, 1998 AND 1997

     Rental revenues. Rental revenues, including straight-line rents, tenant reimbursements and other property related income, totaled $74.6 million for the three months ended March 31, 1998. The Predecessor's revenues consisted primarily of fees earned in connection with real estate management services. As such, no such rental revenues existed for the Predecessor for the three months ended March 31, 1997.

     Property operating expenses and real estate taxes. Property operating expenses, including asset management costs and real estate taxes, totaled $20.3 million for the three months ended March 31, 1998. The Predecessor's expenses consisted primarily of salaries and other general and administrative costs. As such, no such property operating expenses existed during the three months ended March 31, 1997.

     General and administrative expenses. The Company's general and administrative expenses were $2.7 million for the three months ended March 31, 1998, as compared to the Predecessor's investment management expenses of $3.9 million for the three months ended March 31, 1997. Investment management expenses of the Predecessor consisted primarily of salaries and other general and administrative expenses. The $1.2 million, or 31%, decrease in general and administrative expenses is attributable to the change in the operations of the Company, from an investment manager to a fully integrated real estate company, and the formation of AMB Investment Management. In connection with the Formation Transactions, AMB Investment Management assumed employment and other related costs of certain employees who transferred from the Predecessor to AMB Investment Management for the purpose of carrying on the investment management business.

  COMPANY AND PREDECESSOR -- YEARS ENDED DECEMBER 31, 1997 AND 1996

     Investment management and other income. Investment management and other income for the period from January 1, 1997 to November 25, 1997 was $29.0 million, which on an annualized basis represents a 34.1% increase over the year ended December 31, 1996. The increase reflects the growth in the portfolio under management. Investment management and other income for the period from November 26, 1997 to December 31, 1997 was $0.6 million.

     General and administrative expenses. General and administrative expenses for the period from January 1, 1997 to November 25, 1997 were $19.4 million, which represents a 27.7% increase on an annualized basis over the year ended December 31, 1996. The increase was attributable to an increase in staffing that resulted from the growth in the portfolio under management.

  PREDECESSOR -- YEARS ENDED DECEMBER 31, 1996 AND 1995

     Investment management and other income. Investment management and other income for the years ended December 31, 1996 and 1995 was $24.0 million and $16.9 million, respectively, an increase of 42.0%. The increase from 1995 to 1996 was primarily due to management fees associated with a growing portfolio and increased economies of scale from managing this larger portfolio.

     General and administrative expenses. General and administrative expenses for the years ended December 31, 1996 and 1995 were $16.9 million and $13.6 million, respectively, reflecting the increase in size of the portfolio under management.

OPERATING PARTNERSHIP AND AMB CONTRIBUTED PROPERTIES RESULTS OF OPERATIONS

     The historical results of operations of the Operating Partnership and AMB Contributed Properties for periods prior to November 26, 1997 include Properties that were managed by the Predecessor and exclude the results of four properties that were contributed to the Operating Partnership in the Formation Transactions that were not previously managed by the Predecessor. In addition, the historical results of operations include the results of Properties acquired after November 26, 1997, from the date of acquisition of such Properties to December 31, 1997.

     The historical property financial data presented herein show significant increases in revenues and expenses principally attributable to substantial portfolio growth. As a result, the Operating Partnership does not believe the year-to-year financial data are comparable. Therefore, the analysis below shows
(i) changes resulting from Properties that were held during the entire period for both years being compared (the "Core Portfolio") and (ii) changes attributable to acquisition and development activity. For comparison between the three months ended March 31, 1997 and 1998, the Core Portfolio consists of 77 properties acquired prior to January 1, 1997, and for the comparison between the years ended December 31, 1997 and 1996, the Core Portfolio consists of the 59 Properties acquired prior to January 1, 1996, and for the comparison between the years ended December 31, 1996 and 1995, the Core Portfolio consists of the 42 Properties acquired prior to January 1, 1995. The Operating Partnership's future financial condition and results of operations, including rental revenues, may be impacted by the acquisition of additional properties. No assurance can be given that the past trends of revenues, expenses or income of the Operating Partnership will continue in the future at their historical rates, and any variation therefrom may be material.

  OPERATING PARTNERSHIP AND AMB CONTRIBUTED PROPERTIES -- THREE MONTHS ENDED MARCH 31, 1998 AND 1997

     Rental revenues. Rental revenues, including straight-line rents, tenant reimbursement and other property related income, increased by $19.7 million, or 36%, for the three months ended March 31, 1998, to

$74.6 million as compared to $54.9 million for the three months ended March 31, 1997. Approximately $3.1 million, or 16% of this increase, was attributable to the Core Portfolio, with the remaining $16.6 million attributable to Properties acquired in 1997 and 1998. The 6% growth in rental revenues in the Core Portfolio resulted primarily from the incremental effect of rental rate increases, changes in occupancy and reimbursement of expenses. In 1998, the Company increased average contractual or base rental rates on the Properties by 16.4% on 52 new and renewing leases totaling 1.3 million rentable square feet (representing 2.6% of the Properties' aggregate rentable square footage).

     Property operating expenses and real estate taxes. Property operating expenses, including asset management costs and real estate taxes, increased by $0.9 million, or 4%, for the three months ended March 31, 1998, to $20.3 million as compared to $19.4 million for the three months ended March 31, 1997. Core Portfolio operating expenses decreased by approximately $3.1 million, while operating expenses attributable to Properties acquired in 1998 and 1997 increased by $4.0 million. The change in Core Portfolio operating expenses and real estate taxes relates to: (i) Core Portfolio real estate taxes and insurance expense increased by approximately $0.2 million from 1997 to 1998, while (ii) Core Portfolio other property operating expenses (excluding real estate taxes and insurance) decreased by approximately $3.3 million from 1997 to 1998. The large decrease in other property operating expenses is attributable to lower asset management costs in 1998 as compared to 1997 that resulted from the change in ownership structure.

     Interest expense. Interest expense for the three months ended March 31, 1997 and March 31, 1998 remained constant at $11.8 million. This was the result of an increase in interest expense resulting from debt incurred to fund property acquisitions being offset by a decrease in interest expense resulting from the amortization of debt premiums of $0.7 million in the three months ended March 31, 1998 and an increase in capitalized interest related to developments in-process.

     Depreciation and amortization expense. Depreciation and amortization expense increased by $2.9 million, or 33%, for the three months ended March 31, 1998, to $11.8 million as compared to $8.9 million for the three months ended March 31, 1997. This increase was attributable to substantial growth in the number of properties owned by the Operating Partnership.

     General, administrative and other expenses. General, administrative and other expenses increased by $2.5 million for the three months ended March 31, 1998, to $2.7 million as compared to $0.2 million for the three months ended March 31, 1997. This increase was attributable to the changes in operations resulting primarily from the change in the character of the Operating Partnership's business.

  OPERATING PARTNERSHIP AND AMB CONTRIBUTED PROPERTIES -- YEARS ENDED DECEMBER 31, 1997 AND 1996

     Rental revenues. Rental revenues, including tenant reimbursements and other property related income, increased by $67.5 million, or 40.6%, for the year ended December 31, 1997, to $233.9 million as compared to $166.4 million for the year ended December 31, 1996. Approximately $8.8 million, or 13.0% of this increase, was attributable to the Core Portfolio, with the remaining $58.7 million attributable to Properties acquired in 1996 and 1997. The 6.3% growth in rental revenues in the Core Portfolio resulted primarily from the incremental effect of rental rate increases and reimbursement of expenses. In 1997, the Operating Partnership increased average contractual or base rental rates on the Properties by 12% on 393 new and renewing leases totaling 7.5 million rentable square feet (representing 17.2% of the Properties' aggregate rentable square footage).

     Property operating expenses and real estate taxes. Property operating expenses and real estate taxes increased by $25.6 million, or 46.3%, for the year ended December 31, 1997, to $80.9 million as compared to $55.3 million for the year ended December 31, 1996. Approximately $3.4 million of this increase was attributable to the Core Portfolio, with the remaining $22.2 million attributable to Properties acquired in 1997 and 1996. Core Portfolio real estate taxes and insurance expense increased by approximately $1.4 million from 1996 to 1997. Core Portfolio other property operating expenses (excluding real estate taxes and insurance) increased by $2.0 million from 1996 to 1997. The increases in expenses are primarily due to increases in property tax assessment values and incentive management fees expense.

     Interest expense. Interest expense increased by $21.6 million, or 80.3%, for the year ended December 31, 1997, to $48.5 million as compared to $26.9 million for the year ended December 31, 1996. Interest expense related to the Core Portfolio increased by $11.6 million due to the placement of debt on certain properties, while financing related to properties acquired in 1997 and 1996 added $10.0 million to interest expense.

     Depreciation and amortization expense. Depreciation and amortization expense increased by $8.2 million, or 28.7%, for the year ended December 31, 1997, to $36.8 million as compared to $28.6 million for the year ended December 31, 1996. The increase was attributable to substantial growth in the number of properties owned by the Operating Partnership. Depreciation and amortization includes depreciation of capital and tenant improvements and amortization of leasing commissions.

     General, administrative and other expenses. General, administrative and other expenses increased by $1.2 million or 150%, for the year ended December 31, 1997, to $2.0 million as compared to $0.8 million for the year ended December 31, 1996. The increase was attributable to the changes in operations resulting primarily from the change in the character of the Operating Partnership's business.

     Interest and other income. Interest and other income decreased by $0.1 million, or 7%, for the year ended December 31, 1997, to $1.4 million as compared to $1.5 million for the year ended December 31, 1996. This decrease was primarily due to lower average cash balances.

  AMB CONTRIBUTED PROPERTIES -- YEARS ENDED DECEMBER 31, 1996 AND 1995

     Rental revenues. Rental revenues, including tenant reimbursements and other property related income, increased by $60.2 million, or 56.7%, for the year ended December 31, 1996, to $166.4 million as compared to $106.2 million for the year ended 1995. Approximately $7.5 million, or 12.5% of this increase, was attributable to the Core Portfolio, with the remaining $52.7 million attributable to Properties acquired in 1996 and 1995. The 8.6% growth in rental income in the Core Portfolio resulted primarily from rental rate increases.

     Property operating expenses and real estate taxes. Property operating expenses and real estate taxes increased by $18.4 million, or 49.9%, for the year ended December 31, 1996, to $55.3 million as compared to $36.9 million for the year ended December 31, 1995. Approximately $1.6 million of this increase was attributable to the Core Portfolio, with the remaining $16.8 million attributable to Properties acquired in 1996 and 1995. The Core Portfolio had an increase of approximately $1.0 million in real estate tax and insurance expense. The other property operating expenses (excluding real estate taxes and insurance) for the Core Portfolio increased by $0.6 million from 1995 to 1996. The increases in expenses are primarily due to increases in property tax assessment values and miscellaneous expenses.

     Interest expense. Interest expense increased by $6.4 million, or 31.2%, for the year ended December 31, 1996, to $26.9 million as compared to $20.5 million for the year ended December 31, 1995. Interest expense related to the Core Portfolio increased by $3.2 million, while financing related to Properties acquired in 1996 and 1995 added $3.2 million to interest expense.

     Depreciation and amortization expense. Depreciation and amortization expense increased by $11.1 million, or 63.4%, for the year ended December 31, 1996, to $28.6 million as compared to $17.5 million for the year ended December 31, 1995. The increase was attributable to substantial growth in the number of properties owned by the Company. Depreciation and amortization includes depreciation of capital and tenant improvements and amortization of leasing commissions.

     General, administrative and other expenses. General, administrative and other expenses remained unchanged at $0.8 million for the years ended December 31, 1996 and December 31, 1995. General, administrative and other expenses as a percentage of total revenues was 0.5% for the year ended December 31, 1996 and 0.7% for the year ended December 31, 1995.

     Interest and other income. Interest income decreased by $0.6 million, or 28.6%, for the year ended December 31, 1996, to $1.5 million as compared to $2.1 million for the year ended December 31, 1995. This decrease was primarily due to lower average cash balances.

LIQUIDITY AND CAPITAL RESOURCES

     The Company and the Operating Partnership expect that their principal sources of working capital and funding for acquisitions, development, expansion and renovation of the Properties will include their unsecured credit facility, permanent secured debt financing, proceeds from public and private unsecured debt offerings, proceeds from public and private equity offerings (including issuances of Units) and cash flows provided by operations. Management believes that its sources of working capital and its ability to access private and public debt and equity capital are adequate to continue to meet liquidity requirements for the foreseeable future.

  Capital Resources

     The Operating Partnership has a $500.0 million unsecured revolving credit agreement with Morgan Guaranty Trust Company of New York as agent, and a syndicate of 12 other banks. The Credit Facility has a term of three years, and is subject to a fee that accrues on the daily average undrawn funds, which varies between 15 and 25 basis points of the undrawn funds based on the Operating Partnership's credit rating. The Operating Partnership uses the Credit Facility principally for acquisitions and for general working capital requirements. Borrowings under the Credit Facility bear interest at LIBOR plus 90 to 120 basis points, depending on the Operating Partnership's debt rating at the time of such borrowings. As of March 31, 1998, the outstanding balance on the Credit Facility was $312.0 million and bore interest at LIBOR plus 110 basis points (6.79% as of such date). Monthly debt service payments on the Credit Facility are interest only. The Credit Facility matures in November 2000. See Notes to Consolidated Financial Statements. The total amount available under the Credit Facility fluctuates based upon the borrowing base, as defined in the agreement governing the Credit Facility. Currently, the maximum amount available is approximately $460 million.

     The Operating Partnership recently received credit ratings on its senior unsecured debt of Baa1 from Moody's Investors Service, BBB from Standard & Poor's Corporation and BBB+ from Duff & Phelps Credit Rating Co. As a result of receiving these investment-grade credit ratings, the interest rate on the Operating Partnership's Credit Facility was reduced by 20 basis points to LIBOR plus 90 basis points.

     In connection with the recent property acquisitions and the Formation Transactions, the Operating Partnership has assumed various mortgages and other secured debt. As of March 31, 1998, the aggregate principal amount of such secured debt was $592.6 million, excluding unamortized debt premiums of $17.5 million. The secured debt bears interest at rates varying from 7.01% to 10.39% per annum (with a weighted average of 8.01%) and final maturity dates ranging from 1998 to 2014.


     As of March 31, 1998, the Operating Partnership's total outstanding debt was approximately $922.1 million, including unamortized debt premiums of approximately $17.5 million. See Notes to Consolidated Financial Statements. The total amount of secured debt to be repaid in 1998 is approximately $53.7 million, including normal principal amortization of approximately $5.6 million and $35.0 million of assumed secured debt, which was repaid in full subsequent to March 31, 1998.



     In order to maintain financial flexibility and facilitate the rapid deployment of capital through market cycles, the Company presently intends to operate with a debt-to-total market capitalization ratio of less than 45%. Additionally, the Operating Partnership intends to structure its balance sheet in order to maintain an investment grade rating on its senior unsecured debt. The Operating Partnership intends to keep the majority of its assets unencumbered to facilitate such rating. Upon consummation of the Offering, the Debt-to-Total Market Capitalization Ratio as of March 31, 1998 on a pro forma basis would have been approximately 33.6% (29.9% on an historical basis).


  Liquidity

     As of March 31, 1998, the Operating Partnership had approximately $28.6 million in cash and cash equivalents and $148.0 million of additional available borrowings under the Credit Facility. The Operating Partnership intends to use cash from operations, available borrowings under its Credit Facility and net proceeds from the anticipated issuance of the Notes to fund acquisitions and capital expenditures and to provide for general working capital requirements.


     On June 19, 1998, the Board of Directors of the Company, in its capacity as general partner of the Operating Partnership, declared a distribution on the Operating Partnership's common partnership units of $0.3425 per partnership unit, payable July 9, 1998 to partners of record as of June 30, 1998. In addition, the Board of Directors declared a distribution on the Company's Common Stock of $0.3425 per share, payable July 9, 1998 to stockholders of record as of June 30, 1998.


     The anticipated size of the Company and the Operating Partnership's distributions, using only cash from operations, will not allow them to retire all of their debt as it comes due. Therefore, the Company and the Operating Partnership intends to also repay maturing debt with net proceeds from future debt and/or equity financings. No assurance can be given, however, that future financings will be available to the Company and the Operating Partnership or that the terms of any such financings will be favorable from the Company's perspective.

  Capital Commitments


     In addition to recurring capital expenditures and costs to renew or re-tenant space, the Operating Partnership is currently in the process of renovating, expanding or developing 11 projects at a total estimated cost of $211.0 million. The Operating Partnership presently expects to fund these expenditures with cash from operations, borrowings under the Credit Facility or debt or equity issuances. Other than these capital items, the Company has no material capital commitments. From April 1, 1998 to June 24, 1998, the Operating Partnership acquired (i) five Industrial Properties, comprising 23 buildings and
2.4 million rentable square feet, (ii) four buildings aggregating 0.4 million square feet which are adjacent to existing properties and (iii) a limited partnership interest in an existing unconsolidated real estate joint venture that owns 36 industrial buildings aggregating 4.0 million square feet, for an aggregate purchase price of $173.9 million. The acquisitions were funded through borrowings under the Credit Facility, cash, debt assumption of approximately $83.5 million, an investment from a co-investment partner of approximately $37.0 million and the issuance of Units with a value of approximately $25.8 million at the date of issuance. The Operating Partnership expects that its funds from operations and availability under its Credit Facility will be sufficient to meet expected capital commitments for the next 12 months.


INFLATION

     Substantially all of the industrial and retail leases require the tenant to pay, as additional rent, a portion of any increases in real estate taxes and operating expenses over a base amount. In addition, many of the industrial and retail leases provide for fixed increases in base rent or indexed escalations (based on the Consumer Price Index or other measures). Management believes that inflationary increases in operating expenses will be offset, in part, by the expense reimbursements and contractual rent increases described above.

     Leases representing approximately 5.9% of the Operating Partnership's total rentable square feet provide for rent increases based upon changes in the Consumer Price Index. The remainder of the Operating Partnership's leases provide for fixed rental payments, of which a majority include predetermined rent increases at various points in time during the lease term.

YEAR 2000 COMPLIANCE


     The Company's and the Operating Partnership's current financial systems adequately provide for a four-digit year and management believes the year 2000 issue will not materially affect its business operations or financial condition. Additionally, the Company and the Operating Partnership currently do not expect that the year 2000 issue will materially affect their operations due to problems encountered by their suppliers, customers and lenders.

FUNDS FROM OPERATIONS

     Management believes that FFO, as defined by NAREIT, is an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of the operating performance of REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to those indicators in evaluating liquidity or operating performance.

     The following table reflects the calculation of the Operating Partnership's FFO on an historical basis for the three months ended March 31, 1998, on an as adjusted basis (giving effect to the completion of the Formation Transactions, the IPO and certain 1997 property acquisitions and dispositions) for the year ended December 31, 1997 and on a pro forma basis (giving effect to the Formation Transactions, the IPO, certain 1997 property acquisitions and dispositions, the property acquisitions in 1998 and the Offering and the application of the net proceeds therefrom, as if such transactions had occurred on January 1, 1997) for the year ended December 31, 1997 and the three months ended March 31, 1998. FFO is not presented for the Operating Partnership and the AMB Contributed Properties on an historical basis for the year ended December 31, 1997 because it is not comparable or meaningful due to the significant differences in capital structures between the Operating Partnership and the prior owners of the AMB Contributed Properties.


                                            FOR THE YEAR ENDED        FOR THE THREE MONTHS ENDED
                                            DECEMBER 31, 1997               MARCH 31, 1998
                                        --------------------------    --------------------------
                                        AS ADJUSTED     PRO FORMA     HISTORICAL      PRO FORMA
                                        -----------    -----------    -----------    -----------
Income from operations before minority
  interests...........................  $   103,903    $   107,317    $    29,188    $    29,184
Real estate related depreciation and
  amortization:
     Depreciation and amortization....       45,886         53,328         11,786         14,738
     Furniture, fixtures and equipment
       depreciation...................         (173)          (173)          (104)          (104)
FFO attributable to minority
  interests(1)(2).....................       (2,207)        (7,273)          (575)        (1,756)
Adjustment to derive FFO of
  unconsolidated joint venture:
     Operating Partnership's share of
       net income.....................           --         (5,470)            --         (1,273)
     Operating Partnership's share of
       FFO............................           --          6,742             --          1,591
                                        -----------    -----------    -----------    -----------
FFO(1)................................  $   147,409    $   154,471    $    40,295    $    42,380
                                        ===========    ===========    ===========    ===========
Weighted average units outstanding
  (diluted)...........................   88,698,719     89,856,956     88,839,192     89,985,136
                                        ===========    ===========    ===========    ===========
Cash flows provided by (used in):
     Operating activities.............      131,621        138,683         34,820         36,945
     Investing activities.............     (607,768)      (941,937)      (199,520)       (49,646)
     Financing activities.............      553,199        625,478        153,316         (9,080)


---------------


(1) The White Paper defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate-related depreciation and amortization and the Operating Partnership's share of FFO from unconsolidated joint venture. Management considers FFO an appropriate measure of performance of an equity REIT because it is predicated on cash flow analyses. The Operating Partnership computes FFO in accordance with standards established by the White Paper, which may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Properties' financial performance or to cash flow from operating activities (determined in accordance with GAAP) as an indicator of the Properties' liquidity, nor is it indicative of funds available to fund the Properties' cash needs, including the Operating Partnership's ability to make distributions.


(2) Represents FFO attributable to minority interests in consolidated joint ventures for the period presented, which has been computed as minority interests' share of net income before disposal of properties plus minority interests' share of real estate-related depreciation and amortization of the consolidated joint ventures for such period. Such minority interests are not convertible into shares of Common Stock.

                            BUSINESS AND PROPERTIES

     As of March 31, 1998, the Operating Partnership owned 155 properties aggregating 50.8 million rentable square feet and located in 28 markets nationwide. The following table summarizes the diversification by region of the Industrial and Retail Properties owned as of March 31, 1998:

                   INDUSTRIAL AND RETAIL PROPERTIES BY REGION

                                  INDUSTRIAL PROPERTIES                     RETAIL PROPERTIES             TOTAL
                       -------------------------------------------    ------------------------------    ----------
                         NUMBER      NUMBER      RENTABLE               NUMBER     RENTABLE               NUMBER
                           OF          OF         SQUARE     % OF         OF        SQUARE     % OF         OF
       REGION          PROPERTIES   BUILDINGS      FEET      TOTAL    PROPERTIES     FEET      TOTAL    PROPERTIES
       ------          ----------   ---------   ----------   -----    ----------   ---------   -----    ----------
Eastern..............      27           68       8,729,347    19.9%        4       1,272,968    18.6%       31
Midwestern...........      28           92      11,199,515    25.5         4         710,833    10.4        32
Southern.............      30          114      11,262,975    25.6        12       1,957,051    28.6        42
Western..............      33          141      12,772,141    29.0        17       2,907,986    42.4        50
                          ---          ---      ----------   -----       ---       ---------   -----       ---
Total................     118          415      43,963,978   100.0%       37       6,848,838   100.0%      155
                          ===          ===      ==========   =====       ===       =========   =====       ===

                             TOTAL
                       ------------------
                        RENTABLE
                         SQUARE     % OF
       REGION             FEET      TOTAL
       ------          ----------   -----
Eastern..............  10,002,315    19.7%
Midwestern...........  11,910,348    23.4
Southern.............  13,220,026    26.0
Western..............  15,680,127    30.9
                       ----------   -----
Total................  50,812,816   100.0%
                       ==========   =====

INDUSTRIAL PROPERTIES

     At March 31, 1998, the Operating Partnership owned 118 Industrial Properties (comprising 415 buildings) aggregating approximately 44.0 million rentable square feet, located in 23 markets nationwide. The Industrial Properties accounted for $178.4 million of Annualized Base Rent, or 70% of the Company's Annualized Base Rent for the Properties as of March 31, 1998. The Industrial Properties were 94.6% leased to over 1,000 tenants as of the same date, the largest of which accounted for no more than 1.3% of Annualized Base Rent from the Industrial Properties. The historical weighted average tenant retention rate for the Industrial Properties for the period beginning January 1, 1995 through March 31, 1998 was approximately 72.9%.

     Property Characteristics. The Industrial Properties, which consist primarily of warehouse distribution facilities suitable for single or multiple tenants, are typically comprised of multiple buildings (an average of five) and generally range between 300,000 and 600,000 rentable square feet, averaging 475,000 rentable square feet per Property. The following table identifies characteristics of the typical industrial buildings:

                                         TYPICAL BUILDING          RANGE
                                         ----------------          -----
Rentable square feet...................     100,000           70,000 - 150,000
Clear height...........................      24 ft.             18 - 32 ft.
Building depth.........................     200 ft.            150 - 300 ft.
Truck court depth......................     110 ft.             90 - 130 ft.
Loading................................   Dock & Grade      Dock or Dock & Grade
Parking spaces per 1,000 square feet...       1.0                0.5 - 2.0
Square footage per tenant..............      35,000           5,000 - 100,000
Office finish..........................        8%                 3% - 15%
Site coverage..........................       40%                35% - 55%

     Lease Terms. The Industrial Properties are typically subject to lease on a "triple net basis," defined as leases in which tenants pay their proportionate share of real estate taxes, insurance and operating costs, or subject to leases on a "modified gross basis," defined as leases in which tenants pay expenses over certain threshold levels. Lease terms typically range from three to ten years, with an average of six years, excluding renewal options. The majority of the industrial leases do not include renewal options.

     Overview of Major Target Markets. The Properties are concentrated in national hub distribution markets such as Atlanta, Chicago, Dallas/Fort Worth, Los Angeles, Northern New Jersey and the San Francisco Bay Area because management believes their strategic location, transportation network and infrastructure, and large consumer and manufacturing base support strong demand for industrial space. The six national hub markets listed above are the nation's largest warehouse markets and, as of December 31, 1997, comprised 36% of the warehouse inventory of the 53 industrial markets tracked by CB Commercial/Torto Wheaton Research. As of December 31, 1997, the combined population of these markets was approximately 37.2 million, and the amount of per capita warehouse space was 19% above the average for such 53 industrial markets. As set forth in the table below, these six markets contained five of the ten busiest cargo airports and three of the ten busiest container ports.

                          10 LARGEST WAREHOUSE MARKETS

                                                                        SQ. FT.
MARKET                                                                 (000S)(1)
------------------------------------

*NORTHERN NEW JERSEY.....................................................371,087
*LOS ANGELES.............................................................360,561
*CHICAGO.................................................................344,968
*ATLANTA.................................................................286,006
*DALLAS/FORT WORTH.......................................................265,769
*SAN FRANCISCO BAY AREA..................................................258,578
 PHILADELPHIA............................................................191,625
 GREATER MIAMI...........................................................188,824
 ORANGE COUNTY...........................................................186,793
 St. Louis...............................................................156,666
                          10 BUSIEST AIR CARGO MARKETS
                            IN THE CONTINENTAL U.S.

                                                                          ANNUAL
MARKET                                                                TONNAGE(2)
------------------------------------

 MEMPHIS...............................................................2,233,490
*LOS ANGELES...........................................................1,872,528
 MIAMI.................................................................1,765,827
 New York..............................................................1,661,400
*CHICAGO...............................................................1,407,589
 Louisville............................................................1,345,318
*NEWARK................................................................1,048,954
*ATLANTA.................................................................864,474
 Dayton..................................................................812,440
*DALLAS/FORT WORTH.......................................................810,621
                    10 BUSIEST PORTS BY CONTAINERIZED CARGO

                                                                          ANNUAL
MARKET                                                                TONNAGE(3)
------------------------------------

*LONG BEACH/LOS ANGELES...............................................31,411,023
*NEW YORK/NEW JERSEY..................................................13,407,276
 SEATTLE/TACOMA.......................................................11,941,371
 Charleston............................................................6,858,062
*OAKLAND...............................................................6,767,463
 HOUSTON...............................................................6,458,136
 Hampton Roads.........................................................6,189,183
 Savannah..............................................................5,505,551
 MIAMI/PORT EVERGLADES.................................................5,356,102
 New Orleans...........................................................5,009,960

Markets in which the Operating Partnership owns Industrial Properties are in bold. "*" denotes each of the six national hub markets as characterized by the Company.
---------------
(1) Table derived from data, as of December 31, 1997, obtained from CB Commercial/Torto Wheaton Research.

(2) Table derived from preliminary data, as of December 1997, published by the Airports Council International.

(3) Table derived from data, as of December 31, 1996, obtained from the U.S. Bureau of the Census -- United States Foreign Trade.

     Within these metropolitan areas, the Industrial Properties are concentrated in in-fill locations (areas which are typified by high population densities and low levels of available land that could be developed into competitive industrial or retail properties) within established, relatively large submarkets (markets within a metropolitan area in which the competitive environment for one or more property types is largely dependent upon the supply of such property type in such market rather than the supply of such property type in other portions of such metropolitan area) which the Operating Partnership believes will provide a higher rate of occupancy and rent growth. These in-fill locations are typically near major ports or airports, have good access to freeways and rail lines, are proximate to a diverse labor pool, and have limited land available for new construction. There is broad demand for industrial space in these centrally located submarkets due to a diverse mix of industries and types of industrial uses, including warehouse distribution, light assembly and manufacturing. The Operating Partnership generally avoids locations at the periphery of metropolitan areas where there are fewer supply constraints. Similarly, small metropolitan areas or cities without a heavy concentration of warehouse activity typically have few, if any, supply-constrained locations.

INDUSTRIAL PROPERTY SUMMARY

     As of March 31, 1998, the 415 buildings comprising the Industrial Properties were diversified across 23 markets nationwide. Only two of the Industrial Properties represent individually more than 3.5% of the Annualized Base Rent of the Industrial Properties as of such date. The average age of the Industrial Properties is 12 years (since the time the property was built or substantially renovated), which the Operating Partnership believes should result in lower operating costs over the long term. Ownership of each Property is in fee simple unless otherwise noted.

                                                                                                PERCENTAGE
                                                                                                 OF TOTAL
                                                        NUMBER                                   RENTABLE
                                                          OF       YEAR BUILT/     RENTABLE       SQUARE     PERCENTAGE
      REGION/MARKET/PROPERTY            LOCATION       BUILDINGS   RENOVATED(1)   SQUARE FEET      FEET        LEASED
      ----------------------        -----------------  ---------   ------------   -----------   ----------   ----------
EASTERN
  Baltimore/Washington, D.C.
    Brightseat Road...............  Landover                1          1990          121,785        0.3%        100.0%
    Patuxent......................  Jessup                  2          1981          147,383        0.3         100.0
    Pennsy Drive..................  Landover                1         1998R          359,477        0.8          23.1
    Preston Court.................  Jessup                  1          1988          178,880        0.4         100.0
    Santa Barbara Court...........  Elkridge                1          1978          166,820        0.4         100.0
  Boston
    Arsenal Street................  Watertown               1          1978          191,850        0.4         100.0
    Bedford Street................  Middleborough           1          1982           40,018        0.1         100.0
    Braintree Industrial..........  Braintree               8          1969          976,634        2.2         100.0
    Bradlee Circle Office.........  Braintree               1          1987          120,000        0.3         100.0
    Brockton Industrial...........  Brockton                1          1967          300,114        0.7         100.0
    Cabot Business Park...........  Mansfield              13          1970        1,102,429        2.5          83.7
    Collins Street................  Attleboro               1          1979          152,730        0.3         100.0
    Hampden Road..................  Mansfield               1          1977          204,117        0.5         100.0
    Hartwell Avenue...............  Lexington               1          1970           40,800        0.1         100.0
    Locke Building................  Marlborough             1          1982           97,870        0.2         100.0
    Stoughton Industrial..........  Stoughton               5          1984          632,675        1.4         100.0
    United Drive..................  West Bridgewater        1          1986          315,000        0.7         100.0
  Cincinnati (5)
    Dixie Highway.................  Florence                2          1990          209,680        0.5         100.0
    Empire Drive..................  Florence                1          1989          199,440        0.5         100.0
    Holton Drive..................  Florence                1          1994          268,525        0.6         100.0
    Production Drive..............  Florence                1          1975           50,729        0.1           0.0
  Northern New Jersey
    Dock's Corner.................  South Brunswick         1          1996          554,521        1.3          84.1
    Dock's Corner II..............  South Brunswick         1          1981          212,335        0.5         100.0
    Jamesburg.....................  Dayton                  3          1989          821,712        1.9          95.7
    Two South Middlesex...........  Monroe                  1          1995          218,088        0.5         100.0
  Philadelphia
    Mid-Atlantic Business           West Deptford          13         1979R          779,594        1.8          98.7
      Center......................
  Wilmington
    Boulden.......................  Wilmington              3          1986          266,141        0.6         100.0
                                                          ---                     ----------      -----
  Eastern Region Total/Weighted                            68                      8,729,347       19.9%         92.7%
    Average.......................
                                                          ---                     ----------      -----

                                                                          ANNUALIZED
                                                   PERCENTAGE            BASE RENT PER
                                     ANNUALIZED        OF       NUMBER      LEASED
                                    BASE RENT(2)   ANNUALIZED     OF        SQUARE
      REGION/MARKET/PROPERTY           (000S)      BASE RENT    LEASES      FOOT(3)
      ----------------------        ------------   ----------   ------   -------------
EASTERN
  Baltimore/Washington, D.C.
    Brightseat Road...............    $    581         0.3%         2        $4.77
    Patuxent......................         654         0.4          8         4.44
    Pennsy Drive..................         353         0.2          1         4.25
    Preston Court.................         748         0.4          3         4.18
    Santa Barbara Court...........         616         0.3          2         3.69
  Boston
    Arsenal Street................       1,438         0.8          1         7.50
    Bedford Street................         593         0.3          1        14.82
    Braintree Industrial..........       2,031         1.1         10         2.08
    Bradlee Circle Office.........       1,148         0.6          1         9.57
    Brockton Industrial...........       1,123         0.6          2         3.74
    Cabot Business Park...........       4,863         2.7         18         5.27
    Collins Street................         468         0.3          1         3.06
    Hampden Road..................         816         0.5          1         4.00
    Hartwell Avenue...............         204         0.1          1         5.00
    Locke Building................         333         0.2          1         3.40
    Stoughton Industrial..........       1,895         1.1          7         3.00
    United Drive..................       1,228         0.7          1         3.90
  Cincinnati (5)
    Dixie Highway.................         636         0.4          3         3.03
    Empire Drive..................         622         0.3          3         3.12
    Holton Drive..................       1,034         0.6          1         3.85
    Production Drive..............         0.0         0.0          0          0.0
  Northern New Jersey
    Dock's Corner.................       1,819         1.0          2         3.90
    Dock's Corner II..............         839         0.5          1         3.95
    Jamesburg.....................       4,758         2.7          4         6.05
    Two South Middlesex...........         856         0.5          2         3.93
  Philadelphia
    Mid-Atlantic Business                2,717         1.5         27         3.53
      Center......................
  Wilmington
    Boulden.......................       1,062         0.6          5         3.99
                                      --------       -----      -----
  Eastern Region Total/Weighted       $ 33,435        18.7%       109        $4.13
    Average.......................
                                      --------       -----      -----

                                                                                                PERCENTAGE
                                                                                                 OF TOTAL
                                                        NUMBER                                   RENTABLE
                                                          OF       YEAR BUILT/     RENTABLE       SQUARE     PERCENTAGE
      REGION/MARKET/PROPERTY            LOCATION       BUILDINGS   RENOVATED(1)   SQUARE FEET      FEET        LEASED
      ----------------------        -----------------  ---------   ------------   -----------   ----------   ----------
MIDWESTERN
  Chicago
    Belden Avenue.................  Addison                 3          1991          346,233        0.8%        100.0%
    Bensenville...................  Bensenville            13         1994R        2,137,370        4.9          96.1
    Chicago Industrial............  Bensenville             2          1974          184,360        0.4          59.3
    Crossroads Industrial.........  Bollingbrook            1          1990          260,890        0.6         100.0
    Elk Grove Village               Elk Grove Village      10          1980          693,459        1.6          81.5
      Industrial..................
    Executive Drive...............  Addison                 1          1987           75,020        0.2          89.0
    Greenleaf.....................  Elk Grove Village       1          1973           50,695        0.1         100.0
    Itasca Industrial Portfolio...  Itasca, Wood Dale       6         1996R          769,070        1.7          77.0
    Lake Michigan Industrial        Itasca,                 2          1994          310,681        0.8         100.0
      Portfolio(4)................  Bridgeview
    Linder Skokie.................  Skokie                  1         1991R          484,370        1.1          60.3
    Lisle Industrial..............  Lisle                   1         1985R          360,000        0.8         100.0
    Melrose Park..................  Melrose Park            1          1982          346,538        0.8         100.0
    O'Hare Industrial Portfolio...  Itasca,                15          1975          699,512        1.6         100.0
                                    Naperville
    Windsor Court.................  Addison                 1          1990           56,640        0.1         100.0
  Columbus
    Industrial Drive..............  Columbus                1          1991          228,433        0.5         100.0
    Janitrol......................  Columbus                1          1989          240,000        0.5          86.7
  Minneapolis
    Braemar Business Center.......  Minneapolis             2          1982          108,091        0.2         100.0
    Corporate Square..............  Eagan                   6         1992R          526,490        1.3          92.6
    Edenvale Business Center......  Eden Prairie            1          1982           85,818        0.2          98.1
    Mendota Heights (6)...........  Mendota Heights         1         1998D          150,394        0.3          72.8
    Minneapolis Distribution        Minneapolis,            5         1997R        1,032,994        2.3          99.5
      Portfolio...................  Edina
    Minneapolis Industrial          Plymouth                4         1985R          514,546        1.2         100.0
      Portfolio IV................
    Minneapolis Industrial          Brooklyn Center         6          1997          499,673        1.1         100.0
      Portfolio V.................
    Parkway Business Center.......  New Hope                1          1982           43,660        0.1         100.0
    Penn James Office/Warehouse...  Bloomington             2          1974          215,606        0.5         100.0
    Round Lake Business Center....  Arden Hills             1          1982           74,265        0.2          93.2
    Shady Oak.....................  Eden Prairie            1         1980R          104,243        0.2         100.0
    Twin Cities...................  New Hope, Mendota       2          1980          600,464        1.4         100.0
                                                          ---                     ----------      -----
Midwestern Region Total/Weighted                           92                     11,199,515       25.5%         93.0%
  Average.........................
                                                          ---                     ----------      -----
SOUTHERN
  Atlanta
    Amwiler-Gwinnett Industrial     Gwinnett County         9          1996          792,686        1.8%        100.0%
      Portfolio...................
    Atlanta South.................  Clayton County          9          1994          624,135        1.4          96.2
    Norcross/Brookhollow            Gwinnett County         4          1996          322,399        0.7          96.7
      Portfolio...................
    Southfield....................  Gwinnett County         8          1990          780,623        1.8          85.1
    Suwanee Creek Distribution      Atlanta               n/a         1998D              n/a        n/a           n/a
      Center(7)...................
  Austin
    Metric Center(4)..............  Austin                  6          1996          735,240        1.7         100.0

                                                                          ANNUALIZED
                                                   PERCENTAGE            BASE RENT PER
                                     ANNUALIZED        OF       NUMBER      LEASED
                                    BASE RENT(2)   ANNUALIZED     OF        SQUARE
      REGION/MARKET/PROPERTY           (000S)      BASE RENT    LEASES      FOOT(3)
      ----------------------        ------------   ----------   ------   -------------
MIDWESTERN
  Chicago
    Belden Avenue.................    $  1,904         1.1%         7        $5.50
    Bensenville...................       7,821         4.3         31         3.81
    Chicago Industrial............         475         0.3          3         4.35
    Crossroads Industrial.........       1,043         0.5          4         4.00
    Elk Grove Village                    2,422         1.4         13         4.29
      Industrial..................
    Executive Drive...............         490         0.3          5         7.34
    Greenleaf.....................         266         0.1          1         5.25
    Itasca Industrial Portfolio...       1,941         1.1         10         3.28
    Lake Michigan Industrial             1,090         0.6          3         3.51
      Portfolio(4)................
    Linder Skokie.................         807         0.5          6         2.76
    Lisle Industrial..............         756         0.4          1         2.10
    Melrose Park..................       1,057         0.6          1         3.05
    O'Hare Industrial Portfolio...       3,154         1.7         16         4.51

    Windsor Court.................         276         0.2          1         4.87
  Columbus
    Industrial Drive..............         678         0.4          1         2.97
    Janitrol......................         684         0.4          1         3.29
  Minneapolis
    Braemar Business Center.......         623         0.3         18         5.76
    Corporate Square..............       1,765         1.0         21         3.62
    Edenvale Business Center......         340         0.2         11         4.04
    Mendota Heights (6)...........         455         0.3          7         4.16
    Minneapolis Distribution             3,798         2.1         25         3.70
      Portfolio...................
    Minneapolis Industrial               1,876         1.1         16         3.65
      Portfolio IV................
    Minneapolis Industrial               1,594         0.9         16         3.19
      Portfolio V.................
    Parkway Business Center.......         245         0.1          7         5.61
    Penn James Office/Warehouse...         815         0.5         23         3.78
    Round Lake Business Center....         379         0.2         10         5.48
    Shady Oak.....................         377         0.2          3         3.62
    Twin Cities...................       1,944         1.1          8         3.24
                                      --------       -----      -----
Midwestern Region Total/Weighted      $ 39,075        21.9%       269        $3.75
  Average.........................
                                      --------       -----      -----
SOUTHERN
  Atlanta
    Amwiler-Gwinnett Industrial       $  2,974         1.7%        26        $3.75
      Portfolio...................
    Atlanta South.................       3,037         1.7         26         5.06
    Norcross/Brookhollow                 1,663         0.9         20         5.34
      Portfolio...................
    Southfield....................       2,762         1.5         32         4.16
    Suwanee Creek Distribution             n/a         n/a        n/a          n/a
      Center(7)...................
  Austin
    Metric Center(4)..............       4,809         2.7         22         6.54

                                                                                                PERCENTAGE
                                                                                                 OF TOTAL
                                                        NUMBER                                   RENTABLE
                                                          OF       YEAR BUILT/     RENTABLE       SQUARE     PERCENTAGE
      REGION/MARKET/PROPERTY            LOCATION       BUILDINGS   RENOVATED(1)   SQUARE FEET      FEET        LEASED
      ----------------------        -----------------  ---------   ------------   -----------   ----------   ----------
  Dallas/Fort Worth
    DFW Air Cargo Facility(7).....  Dallas                n/a         1998D              n/a        n/a           n/a
    Dallas Industrial Portfolio...  Dallas, Arlington      18          1986        1,066,098        2.4          95.1
    Lincoln Industrial Center.....  Carrollton              1          1980           93,718        0.2         100.0
    Lonestar......................  Dallas, Irving,         7          1993          911,375        2.1          96.7
                                    Grand Prairie
    McDaniel Drive................  Carrollton              1          1981          157,500        0.4         100.0
    N. Glenville Avenue...........  Richardson              1          1981          109,000        0.2         100.0
    Pagemill & Dillworth..........  Dallas                  2          1981          217,782        0.5         100.0
    Shiloh Road...................  Garland                 1          1979          192,720        0.4         100.0
    Valwood.......................  Carrollton              2          1984          275,994        0.6         100.0
    Valwood Parkway II............  Carrollton              2          1984          254,219        0.6         100.0
    West Kiest....................  Dallas                  1          1981          248,698        0.6         100.0
    West North Carrier............  Grand Prairie           1         1993R          248,736        0.6         100.0
  Houston
    Houston Industrial              Houston                 5          1986          464,696        1.1          95.1
      Portfolio...................
  Memphis
    Corporate Park................  Memphis                 6          1987          658,322        1.4         100.0
    Hickory Hill..................  Memphis                 1          1979          200,000        0.5         100.0
  Miami
    Beacon Industrial Park........  Miami                   8          1995          785,251        1.8          98.1
    Blue Lagoon...................  Miami                   2          1994          325,611        0.6         100.0
    Brittania Business Park.......  Riviera Beach           2          1988          258,578        0.6          97.1
  Orlando
    Chancellor(4).................  Orlando                 1         1996R          201,600        0.5         100.0
    Chancellor Square.............  Orlando                 3          1982          141,778        0.3          67.3
    Presidents Drive..............  Orlando                 3          1979          378,379        0.9          62.9
    Presidents Drive II...........  Orlando                 3          1984          302,400        0.7         100.0
    Sand Lake Service Center......  Orlando                 6          1972          400,591        0.9          82.2
    Viscount......................  Orlando                 1          1972          114,846        0.3         100.0
                                                          ---                     ----------      -----
Southern Region Total/Weighted                            114                     11,262,975       25.6%         95.2%
  Average.........................
                                                          ---                     ----------      -----
WESTERN
  Los Angeles
    Anaheim Industrial............  Anaheim                 1          1980          161,500        0.4%        100.0%
    Artesia Industrial              Compton                27          1984        2,496,465        5.7         100.0
      Portfolio...................
    Commerce......................  Fontana                 1          1990          254,414        0.6           0.0
    East Walnut Drive.............  City of Industry        1          1990           85,871        0.2         100.0
    International Multifoods......  La Mirada               1         1995R          144,000        0.3         100.0
    Jasmine Avenue................  Fontana                 1          1990          410,428        0.9         100.0
    L.A. County Industrial          Carson, Norwalk         6          1980          818,191        1.9         100.0
      Portfolio...................
    Systematics...................  Walnut                  1          1981           66,387        0.2         100.0
  Orange County
    Northpointe Commerce..........  Fullerton               2          1992          119,445        0.3         100.0
    Stadium Business Park.........  Anaheim                 9         1995R          282,492        0.6          97.3

                                                                          ANNUALIZED
                                                   PERCENTAGE            BASE RENT PER
                                     ANNUALIZED        OF       NUMBER      LEASED
                                    BASE RENT(2)   ANNUALIZED     OF        SQUARE
      REGION/MARKET/PROPERTY           (000S)      BASE RENT    LEASES      FOOT(3)
      ----------------------        ------------   ----------   ------   -------------
  Dallas/Fort Worth
    DFW Air Cargo Facility(7).....         n/a         n/a        n/a          n/a
    Dallas Industrial Portfolio...       3,149         1.8         67         3.11
    Lincoln Industrial Center.....         340         0.2          3         3.63
    Lonestar......................       3,049         1.7         11         3.46

    McDaniel Drive................         601         0.3          1         3.82
    N. Glenville Avenue...........         414         0.2          1         3.80
    Pagemill & Dillworth..........         817         0.6          3         3.75
    Shiloh Road...................         530         0.3          1         2.75
    Valwood.......................         862         0.5          7         3.12
    Valwood Parkway II............         888         0.5          5         3.49
    West Kiest....................         601         0.3          1         2.42
    West North Carrier............         567         0.3          2         2.28
  Houston
    Houston Industrial                   1,408         0.8         17         3.18
      Portfolio...................
  Memphis
    Corporate Park................       2,348         1.3         10         3.57
    Hickory Hill..................         561         0.3          1         2.81
  Miami
    Beacon Industrial Park........       5,145         2.9         21         6.68
    Blue Lagoon...................       2,311         1.4         14         7.10
    Brittania Business Park.......       1,302         0.7          8         5.19
  Orlando
    Chancellor(4).................         579         0.3          1         2.87
    Chancellor Square.............         559         0.3          7         5.86
    Presidents Drive..............         921         0.5          9         3.87
    Presidents Drive II...........         958         0.5          7         3.17
    Sand Lake Service Center......       1,576         0.9         36         4.78
    Viscount......................         365         0.2          8         3.17
                                      --------       -----      -----
Southern Region Total/Weighted        $ 45,096        25.3%       367        $4.20
  Average.........................
                                      --------       -----      -----
WESTERN
  Los Angeles
    Anaheim Industrial............    $    588         0.3%         2        $3.64
    Artesia Industrial                   9,694         5.4         30         3.88
      Portfolio...................
    Commerce......................           0         0.0          0         0.00
    East Walnut Drive.............         343         0.2          1         3.99
    International Multifoods......         810         0.5          1         5.63
    Jasmine Avenue................       1,231         0.7          1         3.00
    L.A. County Industrial               3,797         2.1         11         4.64
      Portfolio...................
    Systematics...................         489         0.3          1         7.37
  Orange County
    Northpointe Commerce..........         801         0.4          2         6.71
    Stadium Business Park.........       1,546         0.9         30         5.62

                                                                                                PERCENTAGE
                                                                                                 OF TOTAL
                                                        NUMBER                                   RENTABLE
                                                          OF       YEAR BUILT/     RENTABLE       SQUARE     PERCENTAGE
      REGION/MARKET/PROPERTY            LOCATION       BUILDINGS   RENOVATED(1)   SQUARE FEET      FEET        LEASED
      ----------------------        -----------------  ---------   ------------   -----------   ----------   ----------
  Portland
    Cascade Business Park.........  Tigard                  4          1995          159,411        0.4          89.4
    Wilsonville...................  Portland                1          1979          516,693        1.2         100.0
  Sacramento
    Hewlett Packard                 Roseville               1          1994          182,437        0.4         100.0
      Distribution................
  San Diego
    Activity Distribution           San Diego               4          1991          252,318        0.6         100.0
      Center......................
  San Francisco Bay Area
    Acer Distribution Center......  San Jose                1          1974          196,643        0.4         100.0
    Alvarado Business Center......  San Leandro            10          1986          695,070        1.5          98.3
    Ardenwood Corporate Park......  Fremont                 4          1986          295,657        0.7         100.0
    Dowe Industrial...............  Union City              2         1985R          326,080        0.7         100.0
    Fairway Drive                   San Leandro             2         1997D          175,324        0.4         100.0
      Industrial(4)(6)............
    Laurelwood....................  Santa Clara             2          1981          155,500        0.4          66.6
    Milmont Page..................  Fremont                 3          1982          199,862        0.5         100.0
    Moffett Business Center.......  Sunnyvale               4         1994R          285,480        0.6         100.0
    Moffett Park R&D Portfolio....  Sunnyvale              14         1994R          462,245        1.0          99.1
    Pacific Business Center.......  Fremont                 2          1991          375,912        0.9          95.4
    Silicon Valley R&D              San Jose,               5          1978          287,228        0.7         100.0
      Portfolio...................
                                    Sunnyvale,
                                    Milpitas
    South Bay Industrial..........  Fremont                 8          1990        1,011,781        2.3         100.0
    Weigman Road..................  Hayward                 1          1990          148,559        0.3         100.0
    Yosemite Drive................  Milpitas                1          1983          169,195        0.4         100.0
    Zanker/Charcot Industrial.....  San Jose                5         1993R          301,064        0.7          97.2
  Seattle
    Harvest Business Park.........  Kent                    3          1986          191,841        0.4         100.0
    Kent Centre...................  Kent                    4          1993          267,967        0.6         100.0
    Kingsport Industrial Park.....  Kent                    7         1994R          951,056        2.2          99.9
    Northwest Distribution          Kent                    3          1980          325,625        0.6          88.5
      Center......................
                                                          ---                     ----------      -----
Western Region Total/Weighted                             141                     12,772,141       29.0          96.8
  Average.........................
                                                          ---                     ----------      -----
TOTAL/WEIGHTED AVERAGE............                        415                     43,963,978      100.0%         94.6%
                                                          ===                     ==========      =====

                                                                          ANNUALIZED
                                                   PERCENTAGE            BASE RENT PER
                                     ANNUALIZED        OF       NUMBER      LEASED
                                    BASE RENT(2)   ANNUALIZED     OF        SQUARE
      REGION/MARKET/PROPERTY           (000S)      BASE RENT    LEASES      FOOT(3)
      ----------------------        ------------   ----------   ------   -------------
  Portland
    Cascade Business Park.........       1,065         0.6          8         7.47
    Wilsonville...................       1,550         0.9          1         3.00
  Sacramento
    Hewlett Packard                        630         0.4          1         3.45
      Distribution................
  San Diego
    Activity Distribution                1,366         0.8         15         5.41
      Center......................
  San Francisco Bay Area
    Acer Distribution Center......       1,038         0.6          2         5.28
    Alvarado Business Center......       3,673         2.1         33         5.38
    Ardenwood Corporate Park......       2,300         1.3          9         7.78
    Dowe Industrial...............       1,132         0.6          4         3.47
    Fairway Drive                          797         0.4          2         4.55
      Industrial(4)(6)............
    Laurelwood....................         487         0.3          1         4.71
    Milmont Page..................       1,157         0.6         10         5.79
    Moffett Business Center.......       2,187         1.2          5         7.66
    Moffett Park R&D Portfolio....       4,990         2.8         33        10.89
    Pacific Business Center.......       1,989         1.1         10         5.55
    Silicon Valley R&D                   2,376         1.3          9         8.27
      Portfolio...................
    South Bay Industrial..........       5,376         3.0         30         5.31
    Weigman Road..................         581         0.3          2         3.91
    Yosemite Drive................         748         0.4          1         4.42
    Zanker/Charcot Industrial.....       1,905         1.1         17         6.51
  Seattle
    Harvest Business Park.........         857         0.5         11         4.47
    Kent Centre...................       1,179         0.7         16         4.40
    Kingsport Industrial Park.....       3,042         1.7         18         3.20
    Northwest Distribution               1,085         0.6          3         3.77
      Center......................
                                      --------       -----      -----
Western Region Total/Weighted           60,809        34.1        320         4.92
  Average.........................
                                      --------       -----      -----
TOTAL/WEIGHTED AVERAGE............    $178,415       100.0%     1,065        $4.29
                                      ========       =====      =====

---------------
(1) Industrial Properties denoted with an "R," "E" or "D" indicate the date of most recent renovation, expansion or development, respectively. All other dates reference the year such Property was developed.

(2) Annualized Base Rent means the monthly contractual amount under existing leases at March 31, 1998, multiplied by 12. This amount excludes expense reimbursements and rental abatements.

(3) Calculated as total Annualized Base Rent divided by rentable square feet leased as of March 31, 1998.

(4) The Company holds interests in these Properties through a joint venture interest in a limited partnership or limited liability company. See
    "-- Properties Held Through Joint Ventures, Limited Liability Companies and Partnerships."

(5) The Properties included in the Cincinnati Consolidated Metropolitan Statistical Area are located in Florence, Kentucky, and, accordingly, are reflected in the Eastern region.

(6) This Property is being redeveloped. All calculations are based on rentable square feet existing as of March 31, 1998.

(7) This Property consists of land held for future development.

INDUSTRIAL PROPERTY TENANT INFORMATION

     Largest Industrial Property Tenants. The following table lists tenants with Annualized Base Rent representing at least 0.5% of total Annualized Base Rent as of March 31, 1998 of the Industrial Properties owned as of such date. Eleven of such tenants lease space in more than one of the Industrial Properties.

                                                                                                 PERCENTAGE OF
                                                                   PERCENTAGE OF                   AGGREGATE
                                          NUMBER      AGGREGATE      AGGREGATE      ANNUALIZED    ANNUALIZED
                                            OF        RENTABLE         LEASED       BASE RENT        BASE
            TENANT NAME(1)              PROPERTIES   SQUARE FEET   SQUARE FEET(2)     (000S)        RENT(3)
            --------------              ----------   -----------   --------------   ----------   -------------
Wakefern Food Corporation.............      1           419,900          1.0%        $ 2,314          1.3%
Bradlees Stores, Inc..................      2           716,239          1.7           1,998          1.1
United States Postal Service..........      2           433,359          1.0           1,969          1.1
Air Express International, Inc........      2           272,235          0.7           1,896          1.1
Dell USA..............................      1           290,400          0.7           1,724          1.0
Rite Aid..............................      1           516,693          1.2           1,550          0.9
Sage Enterprises Inc..................      2           199,877          0.5           1,459          0.8
Boston Edison Company.................      1           191,850          0.5           1,439          0.8
Home Depot USA Inc....................      2           374,813          0.9           1,367          0.8
Acer America..........................      2           241,643          0.6           1,318          0.7
General Electric Company..............      4           318,055          0.8           1,311          0.7
Cosmair Inc...........................      1           303,843          0.7           1,291          0.7
Schmelbach-Lubeca AG..................      2           339,104          0.8           1,265          0.7
Avery Dennison Corporation............      1           410,428          1.0           1,231          0.7
United Liquors Ltd....................      1           315,000          0.8           1,229          0.7
Unisource Worldwide, Inc..............      4           279,167          0.7           1,178          0.7
Mylex Corporation.....................      1           133,182          0.3           1,173          0.7
Rolf C. Hagen (USA) Corp..............      1           204,151          0.5           1,133          0.6
Harmonic Lightwaves...................      1           110,160          0.3           1,124          0.6
C & S Wholesale Grocers, Inc..........      1           113,680          0.3           1,108          0.6
Ciba Vision Corporation...............      1           245,616          0.6           1,067          0.6
Dry Storage Corporation...............      1           346,538          0.8           1,057          0.6
Hexcel Corporation....................      1           285,634          0.7           1,051          0.6
The Discovery Channel Store/Nature
  Company.............................      1           268,525          0.6           1,034          0.6
Holman Distribution...................      1           371,440          0.9           1,011          0.6
Mitsubishi Warehouse Corporation......      1           253,584          0.6           1,004          0.6
Hit or Miss...........................      1           328,540          0.8             946          0.5
ADAP, Inc.............................      1           249,851          0.6             927          0.5
Superior Coffee & Foods...............      1           201,011          0.5             926          0.5
Advo Systems, Inc.....................      1           173,660          0.4             905          0.5
Emery Air Freight Corporation.........      2           143,726          0.3             905          0.5
Pragmatech Inc........................      1           102,157          0.2             873          0.5
Rollerblade, Inc......................      1           278,840          0.7             872          0.5
Boise Cascade Corporation.............      1           260,143          0.6             864          0.5
Arrow Electronics.....................      1           227,500          0.5             860          0.5
Best Buy Company......................      1           244,733          0.6             842          0.5
Logitech, Inc.........................      1            95,632          0.2             827          0.5
Sears, Roebuck and Co.................      2           169,653          0.4             821          0.5
Bridgestone/Firestone, Inc............      1           296,800          0.7             819          0.5
Vidco International...................      1           146,460          0.4             817          0.5
HomeGoods Inc.........................      1           204,117          0.5             816          0.5
Belkin Components.....................      1           219,028          0.5             815          0.5
International Multifoods..............      1           144,000          0.3             810          0.5
                                                     ----------         ----         -------         ----
Total.................................               11,440,967         27.4%        $49,946         28.4%
                                                     ==========         ====         =======         ====

---------------
(1) Tenant(s) may be a subsidiary of or an entity affiliated with the named tenant.

(2) Computed as Aggregate Rentable Square Feet divided by the Aggregate Leased Square Feet of the Industrial Properties.


(3) Computed as Annualized Base Rent divided by the Aggregate Annualized Base Rent of the Industrial Properties.



     The 43 largest industrial tenants represent 28.4% of the Industrial Properties' Annualized Base Rent as of March 31, 1998. Other companies that are tenants in the Industrial Properties include International Business

Machines, Inc., Hewlett Packard Company, Federal Express Corporation, Lucent Technologies, Inc. and a wide variety of other national, regional and local industrial tenants. Leases of less than 25,000 rentable square feet represent 57% of the Industrial Properties' total number of leases and 18.8% of the Industrial Properties' Annualized Base Rent. Following is a list of certain tenants which lease less than 25,000 rentable square feet of industrial space:

Alabama Metal Industries,      Type A Snowboard, Inc.         W.R. Grace & Co.
Inc.                           Buckeye International, Inc.    Creative Solutions
Argosy Industries, Inc.        Creative Education Supplies    Genuine Parts Company
City of San Leandro            Farmer's Insurance             Litho Technical Services
Custom Walls & Windows Inc.    Le Gourmet Kitchens            Plastek USA Inc.
Golden West Games              New Golf Holding Co.           Santa Cruz Motors
National Tree Corporation      Quality Video                  Tokyo World Transport (USA) Inc.
Plummer's, Inc.                The Sportsman's Guide          Zebra Express Inc.
Supergraphics Inc.

INDUSTRIAL PROPERTY LEASE EXPIRATIONS

     The following table summarizes the lease expirations for the Industrial Properties for leases in place as of March 31, 1998, without giving effect to the exercise of renewal options or termination rights, if any, at or prior to the scheduled expirations.


                                                                                           PERCENTAGE    ANNUALIZED
                                                               PERCENTAGE    ANNUALIZED        OF         BASE RENT
                                                                OF TOTAL    BASE RENT OF   ANNUALIZED    OF EXPIRING
                              NUMBER       RENTABLE SQUARE      RENTABLE      EXPIRING      BASE RENT    LEASES PER
                             OF LEASES        FOOTAGE OF         SQUARE        LEASES      OF EXPIRING     SQUARE
 YEAR OF LEASE EXPIRATION   EXPIRING(1)   EXPIRING LEASES(1)    FOOTAGE     (000S)(1)(2)     LEASES        FOOT(3)
 ------------------------   -----------   ------------------   ----------   ------------   -----------   -----------
  1998(4).................       190           4,771,454          11.5%       $ 21,239         11.5%        $4.45
  1999....................       205           7,043,996          16.9          27,486         14.9          3.90
  2000....................       228           7,320,405          17.6          32,604         17.7          4.45
  2001....................       156           5,096,560          12.3          24,399         13.2          4.79
  2002....................       150           6,715,250          16.1          29,596         16.1          4.41
  2003....................        54           3,576,187           8.6          15,347          8.3          4.29
  2004....................        23           1,880,574           4.5           8,473          4.6          4.51
  2005....................        20           2,122,015           5.1           8,078          4.4          3.81
  2006....................        14           1,042,523           2.5           6,466          3.5          6.20
  2007....................         5             503,868           1.2           2,418          1.3          4.80
  2008 and beyond.........        16           1,538,479           3.7           8,266          4.5          5.37
                               -----          ----------         -----        --------        -----
Total/Weighted Average....     1,061          41,611,311         100.0%       $184,372        100.0%        $4.43
                               =====          ==========         =====        ========        =====


---------------
(1) Includes executed leases that commence after March 31, 1998 and excludes leases expiring prior to April 1, 1998.

(2) Based on rent at expiration.

(3) Calculated as Annualized Base Rent divided by the square footage of expiring leases.

(4) Includes leases encompassing 318,985 square feet which are on a month-to-month basis.

RETAIL PROPERTIES

     At March 31, 1998, the Operating Partnership owned 37 Retail Properties aggregating approximately 6.8 million rentable square feet, 33 of which are grocer-anchored. As of March 31, 1998, the Retail Properties were 94.6% leased to over 900 tenants, the largest of which accounted for approximately 3.0% of Annualized Base Rent from the Retail Properties as of such date. The Retail Properties have an average age of five years since built, expanded or renovated. The historical weighted average tenant retention rate for the Retail Properties for the period beginning January 1, 1995 through March 31, 1998 was approximately 83.5%, based on 0.8 million rentable square feet of expiring leases.

     The Retail Properties generally are located in supply-constrained trade areas (those trade areas typified by significant population densities, a limited number of existing retailers, such as grocers, and a low availability of land which could be developed into competitive space for additional competitive retailers) of 16 major metropolitan areas. The Operating Partnership's national operating strategy for the community shopping center business is based on detailed research regarding these target trade areas which typically have high population densities and above-average income levels. The two graphs below compare the population density and income levels surrounding the Operating Partnership's retail centers to the national averages.

                          1997 MEDIAN HOUSEHOLD INCOME
                            AMB CENTERS VS. U.S.(1)

Within 3 miles of|AMB Retail
Center                            50000
All MSAs                          42000
Total U.S.                        37000

(1) Weighted by number of households.

(2) Derived from information compiled by Claritas Inc. The Operating Partnership has been advised that the information comes from various government and industry sources, but the Operating Partnership has not independently verified the information.

(3) Derived from forecasted data obtained from Regional Financial Associates.
                         1997 AVERAGE POPULATION WITHIN
                    THREE-MILE RADIUS OF SHOPPING CENTER(1)

     Measurement Period
   (Fiscal Year Covered)        Population
AMB Retail|Centers                108000
U.S. Shopping|Centers              71000

(1) Derived from information compiled by Claritas Inc. The Operating Partnership has been advised that the information comes from various government and industry sources, but the Operating Partnership has not independently verified the information.

(2) For all shopping centers greater than or equal to 50,000 square feet and less than or equal to 400,000 square feet.

     Management believes that the characteristics of its trade areas tend to result in Retail Properties with above-average retail sales. The graph below compares the average sales of the Retail Properties' grocer anchors to the national average for grocers.


                      AVERAGE 1997 GROCER ANCHOR SALES FOR
                               RETAIL PROPERTIES

                        AVERAGE 1996 RETAIL SALES CHART

    (1) Includes sales per square foot for grocer anchors reporting a full year of sales. Thirty-one of 37 centers are represented above. Of the six centers not represented, (i) four do not have grocer anchors, (ii) one center is currently under construction and (iii) the grocer-anchor store at one center is not owned by the Operating Partnership and does not report sales.

    (2) All but nine of the 31 centers included report sales on a calendar year basis.

    (3) Derived from data published in the Progressive Grocer Annual Report, April 1998.

     Property Characteristics. The Retail Properties generally contain between 80,000 and 350,000 rentable square feet. On average, 67% of the rentable square feet for each of the Retail Properties is leased to one or more Anchor Tenants (defined as all grocery stores, drugstores and any other retail tenant occupying more than 10,000 rentable square feet). The following table identifies characteristics of a typical Retail Property.



                                               TYPICAL PROPERTY     TYPICAL RANGE
                                               ----------------   -----------------
Rentable square feet.........................    190,000          80,000 - 350,000
Percentage leased by Anchor Tenants..........      67%                60% - 85%
Number of tenants............................      25                  10 - 50
Parking spaces per 1,000 square feet.........      5.0                4.0 - 6.0
Square footage per Anchor Tenant.............    25,000           10,000 - 100,000
Average square footage per Non-Anchor
  Tenant.....................................     1,500              750 - 5,000


     Lease Terms. The Retail Properties are typically leased on a triple net basis, defined as leases in which tenants pay their proportionate share of real estate taxes, insurance and operating costs. In addition, some leases, including some Anchor Tenant leases, require tenants to pay percentage rents based on gross retail sales above predetermined thresholds. Typical Anchor Tenant leases also provide for payment of a percentage administrative fee in lieu of a management fee (calculated as a percentage of common area maintenance) which ranges between 5% and 15%. Lease terms typical for Anchor Tenants range from 10 to 20 years, with an average of 19 years, with renewal options for an additional 10 to 20 years at fixed rents. Tenant improvement allowances are standard and the amounts vary by submarket. Typical Non-Anchor Tenants have lease terms ranging between three and 10 years with an average of eight years and they typically receive options for an additional five-year term at market rents.

RETAIL PROPERTY SUMMARY

     Anchor Tenants accounted for 67.4% of the aggregate square footage of the Retail Properties as of March 31, 1998. Annualized Base Rent as of such date for the Company's largest tenants was approximately $29.9 million, representing approximately 39.3% of Annualized Base Rent for all Retail Properties. Annualized Base Rent for the remaining retail tenants was approximately $46.3 million as of the same date, representing approximately 60.7% of the Annualized Base Rent for all Retail Properties. The following table sets forth, on a property-by-property basis, the rentable square footage leased to Anchor Tenants and Non-Anchor Tenants as of March 31, 1998. Ownership of each Property is in fee simple unless otherwise noted.

                                                                                       LEASED
                                                                         LEASED         NON-
                                                                         ANCHOR        ANCHOR
                                                                        RENTABLE      RENTABLE      AVAILABLE       TOTAL
                                                        YEAR BUILT/      SQUARE        SQUARE       RENTABLE      RENTABLE
       REGION/MARKET/PROPERTY             LOCATION      RENOVATED(1)      FEET          FEET       SQUARE FEET   SQUARE FEET
       ----------------------         ----------------  ------------   -----------   -----------   -----------   -----------
EASTERN
  Albany
    Latham Farms....................  Albany            1993              502,444        77,733        22,300       602,477
  Baltimore
    Long Gate Shopping Center.......  Ellicott City     1996              390,288        14,467             0       404,755
  Boston
    Mazzeo Drive....................  Randolph          1993               88,420             0             0        88,420
  Hartford
    Corbins Corner Shopping
      Center........................  Hartford          1988R             116,960        58,067         2,289       177,316
                                                                        ---------     ---------     ---------     ---------
Eastern Total/Weighted Average......................................    1,098,112       150,267        24,589     1,272,968
MIDWESTERN
  Chicago
    Brentwood Commons...............  Bensenville       1990R              61,621        40,508             0       102,129
    Civic Center Plaza..............  Niles             1989              238,655        17,554         7,306       263,515
    Riverview Plaza Shopping
      Center........................  Chicago           1981              113,607        25,665             0       139,272
  Minneapolis
    Rockford Road Plaza.............  Plymouth          1991              151,757        54,160             0       205,917
                                                                        ---------     ---------     ---------     ---------
Midwestern Total/Weighted Average...................................      565,640       137,887         7,306       710,833
SOUTHERN
  Atlanta
    Woodlawn Point Shopping
      Center........................  Cobb County       1993               68,499        29,400             0        97,899


                                                                          AVERAGE
                                                   ANNUALIZED   NUMBER   BASE RENT
                                      PERCENTAGE   BASE RENT      OF     PER SQUARE
       REGION/MARKET/PROPERTY           LEASED     (000S)(2)    LEASES    FOOT(3)       PRIMARY TENANTS(4)
       ----------------------         ----------   ----------   ------   ----------     ------------------
EASTERN
  Albany
    Latham Farms....................     96.3%      $ 5,941        27      $10.24     Sam's Club
                                                                                      Wal-Mart Stores
  Baltimore
    Long Gate Shopping Center.......    100.0         4,639        12       11.46     Kohl's
                                                                                      Target
  Boston
    Mazzeo Drive....................    100.0           690         1        7.80     Bob's Inc.
  Hartford
    Corbins Corner Shopping
      Center........................     98.7         3,111        23       17.77     Filene's Basement
                                                                                      Toys 'R Us
                                                    -------     -----
Eastern Total/Weighted Average......     98.1        14,381        63       11.52
MIDWESTERN
  Chicago
    Brentwood Commons...............    100.0         1,047        21       10.25     Dominick's
                                                                                      Super Trak
    Civic Center Plaza..............     97.2         2,471        13        9.64     Dominick's
                                                                                      Home Depot
    Riverview Plaza Shopping
      Center........................    100.0         1,379        14        9.90     Dominick's
                                                                                      Toys 'R Us
  Minneapolis
    Rockford Road Plaza.............    100.0         2,202        30       10.69     PetsMart
                                                                                      Rainbow Foods
                                                    -------     -----
Midwestern Total/Weighted Average...     99.0         7,099        78       10.09
SOUTHERN
  Atlanta
    Woodlawn Point Shopping
      Center........................    100.0         1,194        18       12.20     Publix
                                                                                      Zany Brainy

                                                                                       LEASED
                                                                         LEASED         NON-
                                                                         ANCHOR        ANCHOR
                                                                        RENTABLE      RENTABLE      AVAILABLE       TOTAL
                                                        YEAR BUILT/      SQUARE        SQUARE       RENTABLE      RENTABLE
       REGION/MARKET/PROPERTY             LOCATION      RENOVATED(1)      FEET          FEET       SQUARE FEET   SQUARE FEET
       ----------------------         ----------------  ------------   -----------   -----------   -----------   -----------
  Houston
    Randall's Austin Parkway........  Sugarland         1993               90,650        21,025             0       111,675
    Randall's Commons Memorial......  Houston           1993               75,689        31,002         3,504       110,195
    Randall's Dairy Ashford.........  Houston           1993              115,360        20,575             0       135,935
    Randall's Woodway Collection....  Houston           1993               65,108        27,507        18,074       110,689
    Wesleyan Plaza..................  Houston           1986R             216,870       116,521        22,859       356,250
  Miami
    Kendall Mall(6).................  Miami             1995R             194,550        89,505        15,527       299,582
    Northridge Plaza(6)(7)..........  Ft. Lauderdale    1998R             124,650        51,064        15,493       191,207
    Palm Aire(6)(7).................  Pompano Beach     1997R              33,100        25,748       101,054       159,902
    Shoppes at Lago Mar.............  Miami             1995               42,323        31,693         9,092        83,108
    Springs Gate(8).................  Coral Springs     n/a                   n/a           n/a           n/a           n/a
    The Plaza at Delray(6)..........  Delray Beach      1996R             216,883        50,438        33,288       300,609
                                                                        ---------     ---------     ---------     ---------
Southern Total/Weighted Average.....................................    1,243,682       494,478       218,891     1,957,051
WESTERN
  Denver
    Applewood Village Shopping
      Center........................  Wheat Ridge       1994R             265,663        85,013         2,547       353,223
    Arapahoe Village Shopping
      Center........................  Boulder           1989R              85,530        73,707             0       159,237
  Los Angeles
    Granada Village.................  Granada Hills     1996R             124,638        88,328        11,817       224,783
    Manhattan Village Shopping
      Center........................  Manhattan Beach   1992R             225,791       188,467         9,692       423,950
    Twin Oaks Shopping Center.......  Agoura Hills      1996R              58,475        43,924             0       102,399


                                                                          AVERAGE
                                                   ANNUALIZED   NUMBER   BASE RENT
                                      PERCENTAGE   BASE RENT      OF     PER SQUARE
       REGION/MARKET/PROPERTY           LEASED     (000S)(2)    LEASES    FOOT(3)       PRIMARY TENANTS(4)
       ----------------------         ----------   ----------   ------   ----------     ------------------
  Houston
    Randall's Austin Parkway........    100.0%      $ 1,093        12      $ 9.79     Randall's
                                                                                      Sears Hardware
    Randall's Commons Memorial......     96.8           947        15        8.88     Randall's
                                                                                      Walgreen's
    Randall's Dairy Ashford.........    100.0         1,283        12        9.44     Randall's
                                                                                      PetsMart
    Randall's Woodway Collection....     83.7         1,206        12       13.02     Randall's
                                                                                      Eckerd
    Wesleyan Plaza..................     93.6         3,760        46       11.28     Randall's
                                                                                      Bering's Home Center
  Miami
    Kendall Mall(6).................     94.8         3,734        46       13.15     J.C. Penney Home
                                                                                        Store
                                                                                      Upton's
    Northridge Plaza(6)(7)..........     91.9         1,362        21        7.75     Target
                                                                                      Publix
    Palm Aire(6)(7).................     36.8           436        15        7.41     Eckerd
                                                                                      Winn-Dixie
    Shoppes at Lago Mar.............     89.1           879        17       11.88     Publix
    Springs Gate(8).................      n/a           n/a       n/a         n/a     n/a
    The Plaza at Delray(6)..........     88.9         3,249        35       12.15     Home Place
                                                    -------     -----
                                                                                      Regal Cinema
Southern Total/Weighted Average.....     88.8        19,143       249       11.01
WESTERN
  Denver
    Applewood Village Shopping
      Center........................     99.3         2,865        41        8.17     Wal-Mart Stores
                                                                                      King Soopers
    Arapahoe Village Shopping
      Center........................    100.0         1,840        25       11.56     Safeway
                                                                                      So-Fro Fabrics
  Los Angeles
    Granada Village.................     94.7         2,820        38       13.24     Hughes Market
                                                                                      TJ Maxx
    Manhattan Village Shopping
      Center........................     97.7         6,492        88       15.67     Macy's
                                                                                      Fry's Electronics
    Twin Oaks Shopping Center.......    100.0         1,100        24       10.74     Ralph's
                                                                                      Rite Aid

                                                                                       LEASED
                                                                         LEASED         NON-
                                                                         ANCHOR        ANCHOR
                                                                        RENTABLE      RENTABLE      AVAILABLE       TOTAL
                                                        YEAR BUILT/      SQUARE        SQUARE       RENTABLE      RENTABLE
       REGION/MARKET/PROPERTY             LOCATION      RENOVATED(1)      FEET          FEET       SQUARE FEET   SQUARE FEET
       ----------------------         ----------------  ------------   -----------   -----------   -----------   -----------
  Reno
    Southwest Pavilion(7)...........  Reno              1997E              47,140        25,206         4,411        76,757
  San Diego
    La Jolla Village S.C.(5)........  La Jolla          1989R              67,238        95,142         2,572       164,952
    Rancho San Diego Village S.C....  La Mesa           1994R              39,777        58,282        13,393       111,452
  Santa Barbara
    Five Points Shopping Center.....  Santa Barbara     1996               97,189        47,295             0       144,484
  San Francisco Bay Area
    Bayhill Shopping Center.........  San Bruno         1997R              59,221        57,775         5,045       122,041
    Lakeshore Plaza Shopping
      Center........................  San Francisco     1993               38,836        81,975         2,050       122,861
    Pleasant Hill Shopping Center...  Pleasant Hill     1990R             210,614        23,063             0       233,677
    Silverado Plaza Shopping
      Center........................  Napa              1994R              58,238        25,843           942        85,023
    Ygnacio Plaza...................  Walnut Creek      1990R              52,118        50,118         7,193       109,429
  Seattle
    Aurora Marketplace..............  Edmonds           1991               74,113        32,837             0       106,950
    Eastgate Plaza..................  Bellevue          1995R              49,575        26,989             0        76,564
    Totem Lake Malls................  Kirkland          1989R             154,223        75,629        60,352       290,204
                                                                        ---------     ---------     ---------     ---------
Western Region Total/Weighted Average...............................    1,708,379     1,079,593       120,014     2,907,986
                                                                        ---------     ---------     ---------     ---------
Total/Weighted Average..............................................    4,615,813     1,862,225       370,800     6,848,838
                                                                        =========     =========     =========     =========


                                                                          AVERAGE
                                                   ANNUALIZED   NUMBER   BASE RENT
                                      PERCENTAGE   BASE RENT      OF     PER SQUARE
       REGION/MARKET/PROPERTY           LEASED     (000S)(2)    LEASES    FOOT(3)       PRIMARY TENANTS(4)
       ----------------------         ----------   ----------   ------   ----------     ------------------
  Reno
    Southwest Pavilion(7)...........     94.3%      $   731        14      $10.10     Scolari's Market
  San Diego
    La Jolla Village S.C.(5)........     98.4         3,016        37       18.57     Whole Foods Market
                                                                                      Sav-on Drugs
    Rancho San Diego Village S.C....     88.0         1,247        41       12.72     Safeway
  Santa Barbara
    Five Points Shopping Center.....    100.0%        2,241        25       15.51     Lucky
                                                                                      Ross Stores
  San Francisco Bay Area
    Bayhill Shopping Center.........     95.9         1,282        27       10.96     Longs Drugs
                                                                                      Mollie Stone's Markets
    Lakeshore Plaza Shopping
      Center........................     98.3         3,281        33       27.16     Ross Stores
                                                                                      UCSF
    Pleasant Hill Shopping Center...    100.0         2,374        12       10.16     Toys 'R Us
                                                                                      Target
    Silverado Plaza Shopping
      Center........................     98.9           823        17        9.79     Nob Hill Foods
                                                                                      Rite Aid
    Ygnacio Plaza...................     93.4         1,352        24       13.22     Lucky
                                                                                      Rite Aid
  Seattle
    Aurora Marketplace..............    100.0         1,495        18       13.98     Drug Emporium
                                                                                      Safeway
    Eastgate Plaza..................    100.0           944        15       12.33     Rite Aid
                                                                                      Albertson's
    Totem Lake Malls................     79.2%        1,763        36        7.67     Lamonts Apparel
                                                                                      Computer City
                                                    -------     -----
Western Region Total/Weighted Averag     95.9        35,666       515       12.79
                                                    -------     -----
Total/Weighted Average..............     94.6%      $76,289       905      $11.78
                                                    =======     =====


---------------
(1) Retail Properties denoted with an "R," "E" or "D" indicate the date of most recent renovation, expansion or development, respectively. All other dates reference the year such Property was developed.
(2) Annualized Base Rent means the monthly contractual amount under existing leases at March 31, 1998, multiplied by 12. This amount excludes expense reimbursements, rental abatements and percentage rents.
(3) Calculated as total Annualized Base Rent divided by rentable square feet actually leased as of March 31, 1998.
(4) Primary tenants are defined as the two largest Anchor Tenants as measured by rentable square footage.
(5) This Property includes 33 apartment units which were acquired as part of the acquisition of the Property.
(6) The Operating Partnership holds interests in these Properties through a joint venture interest in a limited partnership. See "-- Properties Held Though Joint Ventures, Limited Liability Companies and Partnerships."
(7) This Property is being redeveloped. All calculations are based on rentable square feet existing as of March 31, 1998.
(8) This Property consists of land held for future development.

RETAIL PROPERTY TENANT INFORMATION

     Largest Retail Property Tenants. The Company's 25 largest Retail Property tenants by Annualized Base Rent are set forth in the table below. These tenants have an average of approximately 15 years remaining on their lease terms, which the Company believes should provide a balance to the typically shorter remaining lease terms of the Industrial Property tenants.

                                                                    PERCENTAGE OF                PERCENTAGE OF
                                                                      AGGREGATE                    AGGREGATE
                                            NUMBER     AGGREGATE       LEASED       ANNUALIZED    ANNUALIZED
                                              OF       RENTABLE        SQUARE       BASE RENT        BASE
            TENANT NAME(1)(2)               CENTERS   SQUARE FEET      FEET(3)        (000S)        RENT(4)
            -----------------               -------   -----------   -------------   ----------   -------------
Wal-Mart Stores, Inc. and Sam's Club......     2         388,866         6.0%        $ 2,891          3.8%
Randall's Food & Drugs, Inc...............     5         298,549         4.6           2,369          3.1
Safeway Stores, Inc.......................     4         187,334         2.9           1,860          2.5
Target Stores Corporation.................     3         320,670         4.9           1,784          2.4
Home Place................................     2         109,323         1.7           1,450          1.9
Omni .....................................     3         175,229         2.7           1,430          1.9
Blockbuster Video, Inc....................    10          58,785         0.9           1,247          1.7
Toys 'R Us, Inc...........................     3         135,332         2.1           1,247          1.7
Publix....................................     5         199,764         3.1           1,180          1.5
Home Quarters.............................     1         101,783         1.6           1,167          1.5
J.C. Penney...............................     4          74,612         1.1           1,113          1.5
Tandy Corporation.........................    15          81,910         1.3           1,044          1.4
Dart......................................     6          64,390         1.0           1,030          1.3
Gap, Inc..................................     4          57,591         0.9           1,016          1.3
Home Depot................................     1         116,095         1.8           1,015          1.3
Barnes & Noble Super Stores, Inc..........     3          50,600         0.8           1,004          1.3
Great Atlantic............................     1          86,889         1.3             949          1.2
PetsMart, Inc.............................     4         102,100         1.6             875          1.1
Hallmark..................................    13          49,693         0.8             852          1.1
Hannaford Bros. Co........................     1          63,664         1.0             828          1.1
TJX, Inc..................................     4         117,200         1.8             769          1.0
Ross Stores, Inc..........................     2          61,120         0.9             769          1.0
Randolph Bob's, Inc.......................     1          88,420         1.4             690          0.9
American Stores...........................     4         116,873         1.8             689          0.9
Fry's Electronics.........................     1          46,200         0.7             677          0.9
                                                       ---------        ----         -------         ----
     Total................................             3,152,992        48.7%        $29,945         39.3%
                                                       =========        ====         =======         ====

---------------
(1) Tenant(s) may be a subsidiary of or an entity affiliated with the named tenant.

(2) Of the top 25 Retail Property tenants, six are grocers. Of the 37 Retail Properties, 33 are grocer-anchored.

(3) Computed as Aggregate Rentable Square Feet divided by the Aggregate Leased Square Feet of the Retail Properties.


(4) Computed as Annual Base Rent divided by the Aggregate Annualized Base Rent of the Retail Properties.

     With over 900 tenants, the Retail Properties include other national retailers as well as regional and local tenants, many of which are privately held. Leases of less than 2,500 rentable square feet represent 58% of the Retail Property leases and 20.5% of the Retail Properties' Annualized Base Rent. Following is a list of certain tenants which lease less than 2,500 rentable square feet of retail space:

Agoura Beauty Supply
Flower Basket
Islands Restaurants
King Dragon
Star of India
TCBY
Baskin Robbins, Inc.
Great Escapes Travel
Let Us Mail
Pavilion Cleaners
Santa Barbara Travel
State Farm Insurance
The Bowling Store
Domino's Pizza
Imagination Toys
Nail Xpress
Prestige Jewelers
Sears Driving School
Subway
Yum-Yum Donuts

RETAIL PROPERTY LEASE EXPIRATIONS

     The following table sets forth a summary schedule of the Retail Property lease expirations for leases in place as of March 31, 1998 without giving effect to the exercise of renewal options or termination rights, if any, at or prior to the scheduled expirations.


                                                                         ANNUALIZED    PERCENTAGE OF     ANNUALIZED
                                         RENTABLE                       BASE RENT OF    ANNUALIZED        RENT OF
                         NUMBER OF    SQUARE FOOTAGE   PERCENTAGE OF      EXPIRING     BASE RENT OF       EXPIRING
    YEAR OF LEASE         LEASES        OF LEASES      TOTAL RENTABLE   LEASES(1)(2)     EXPIRING        LEASES PER
     EXPIRATIONS        EXPIRING(1)    EXPIRING(1)     Square Footage      (000S)         LEASES       SQUARE FOOT(3)
----------------------  -----------   --------------   --------------   ------------   -------------   --------------
1998(4)...............      121           438,950            6.7%         $ 4,759            5.7%          $10.84
1999..................      123           392,463            6.0            5,536            6.6            14.11
2000..................      123           467,638            7.2            5,961            7.2            12.75
2001..................      113           511,783            7.9            6,670            8.0            13.03
2002..................      132           426,945            6.6            7,740            9.3            18.13
2003..................       59           321,251            4.9            4,559            5.5            14.19
2004..................       30           179,045            2.8            2,702            3.2            15.09
2005..................       36           134,228            2.1            3,103            3.7            23.12
2006..................       46           303,150            4.7            5,712            6.9            18.84
2007..................       34           406,543            6.3            4,291            5.2            10.55
2008 and beyond.......      102         2,921,111           44.8           32,248           38.7            11.04
                            ---         ---------          -----          -------          -----
Total/Weighted
  Average.............      919         6,503,107          100.0%         $83,281          100.0%          $12.81
                            ===         =========          =====          =======          =====


---------------
(1) Schedule includes executed leases that commence after March 31, 1998.
    Schedule ignores leases expiring March 31, 1998.

(2) Calculated as monthly rent at expiration multiplied by 12.

(3) Rent per square foot is calculated by dividing the Annualized Base Rent of expiring leases by the square footage expiring in any given year.

(4) Includes 43,699 square feet of month-to-month leases.

HISTORICAL TENANT RETENTION RATES AND RENT INCREASES

     The following table sets forth information relating to retention rates and rent increases on renewal and re-tenanted space for the Properties for the periods presented.

                                    YEARS ENDED DECEMBER 31,
                                   --------------------------    THREE MONTHS ENDED    TOTAL/WEIGHTED
                                    1995      1996      1997       MARCH 31, 1998         AVERAGE
                                   ------    ------    ------    ------------------    --------------
Industrial Properties:
  Retention rate.................  67.9%     79.2%     69.5%           77.3%               72.9%
  Rental rate increases..........   4.8%      4.7%     13.0%           14.8%
Retail Properties:
  Retention rate.................  63.5%     88.4%     87.8%           87.2%               83.5%
  Rental rate increases..........   3.2%      5.4%     10.1%           22.0%
Total Properties:
  Retention rate.................  67.7%     79.8%     70.3%           78.1%               73.5%
  Rental rate increases..........   4.3%      5.0%     12.0%           16.4%

RECURRING TENANT IMPROVEMENTS AND LEASING COMMISSIONS

     The tables below summarize for Industrial Properties and Retail Properties, separately, the recurring tenant improvements and leasing commissions for the periods presented. The recurring tenant improvements and leasing commissions represent costs incurred to lease space after the initial lease term of the initial tenant, excluding costs incurred to relocate tenants as part of a re-tenanting strategy. The tenant improvements and leasing commissions set forth below are not necessarily indicative of future tenant improvements and leasing commissions. See "Risk Factors -- General Real Estate Risks -- Possibility Inability to Complete Renovation and Development on Advantageous Terms."

                                                      YEARS ENDED
                                                     DECEMBER 31,
                                                 ---------------------   THREE MONTHS ENDED   WEIGHTED
                                                 1995    1996    1997      MARCH 31, 1998     AVERAGE
                                                 -----   -----   -----   ------------------   --------
Industrial Properties:
  Expenditures per renewed square foot
     leased....................................  $0.91   $0.93   $1.05         $ 0.76          $0.93
  Expenditures per re-tenanted square foot
     leased....................................   1.75    1.97    1.62           1.98           1.77
  Aggregate weighted average per square foot
     leased....................................   1.32    1.29    1.30           0.98           1.26
Retail Properties:
  Expenditures per renewed square foot
     leased....................................   5.53    4.72    4.25           1.82           3.96
  Expenditures per re-tenanted square foot
     leased....................................   5.37    6.53    7.92          13.85           7.47
  Aggregate weighted average per square foot
     leased....................................   5.46    5.61    6.41           3.25           5.59

OCCUPANCY AND BASE RENT

     The table below sets forth weighted average occupancy rates and base rent based on square feet leased of the Industrial Properties and the Retail Properties as of and for the periods presented.

                                                 YEARS ENDED DECEMBER 31,
                                                --------------------------    THREE MONTHS ENDED
                                                 1995      1996      1997       MARCH 31, 1998
                                                ------    ------    ------    ------------------
Industrial Properties:
  Occupancy rate at period end................    97.3%     97.2%     95.7%           94.6%
  Average base rent per square foot(1)........  $ 3.43    $ 3.81    $ 4.26          $ 4.29
Retail Properties:
  Occupancy rate at period end................    92.4%     92.4%     96.1%           94.6%
  Average base rent per square foot(1)........  $10.46    $11.32    $11.98          $11.78

---------------
(1) Average base rent per square foot represents the total contractual base rental revenue for the period divided by the average square feet leased for the period.

RENOVATION, EXPANSION AND DEVELOPMENT PROJECTS IN PROGRESS


     The following table sets forth the Properties owned by the Operating Partnership as of March 31, 1998 which were undergoing renovation, expansion or new development. No assurance can be given that any of such Properties will be completed on schedule or within budgeted amounts. See "Risk Factors -- General Real Estate Risks -- Possible Inability to Complete Renovation and Development on Advantageous Terms."



                                                                               ESTIMATED     ESTIMATED
                                                                 ESTIMATED       TOTAL      SQUARE FEET
                                                               STABILIZATION   INVESTMENT       AT
                PROPERTY NAME                       TYPE(1)       DATE(2)      (000S)(3)    COMPLETION
                -------------                     -----------  -------------   ----------   -----------
Industrial Properties:
  Dock's Corner...............................    Expansion    Mar-99           $ 46,900     1,200,000
  Fairway Drive Phase II......................    Development  Jun-98             10,600       255,300
  Fairway Drive Phase III.....................    Development  Sept-99             4,800       115,000
  Mendota Heights.............................    Development  Dec-98              6,900       150,400
  Pennsy Drive................................    Renovation   Jan-99             10,000       359,500
  DFW Air Cargo Facility......................    Development  Dec-99             18,300       205,000
  Suwanee Creek Distribution Center...........    Development  Feb-01             32,000     1,086,000
                                                                                --------     ---------
          Subtotal............................                                   129,500     3,371,200
Retail Properties:
  Palm Aire...................................    Renovation   Feb-99             11,500       144,300
  Springs Gate................................    Development  May-99             34,600       248,900
  Northridge Plaza............................    Renovation   Sept-00            35,400       259,400
                                                                                --------     ---------
          Subtotal............................                                    81,500       652,600
                                                                                --------     ---------
          Total...............................                                  $211,000     4,023,800
                                                                                ========     =========


---------------
(1) Renovation with respect to a Property means capital improvements which have totaled 20% or more of the total cost of such Property within a 24-month period or which have resulted in material improvement of physical condition. Expansion with respect to a Property means construction resulting in an increase in the rentable square footage of an existing structure or the development of additional buildings on a property on which existing buildings are located. Development with respect to a Property means new construction on a previously undeveloped location.

(2) Estimated stabilization date means management's estimate of when capital improvements for repositioning, development and redevelopment programs will have been completed and in effect for a sufficient period of time (but in no case more than 12 months after shell completion) to achieve market occupancy of at least 95%.

(3) Represents total estimated cost of renovation, expansion or development, including initial acquisition costs. The estimates are based on the Operating Partnership's current planning estimates and forecasts and therefore subject to change.

PROPERTIES HELD THROUGH JOINT VENTURES, LIMITED LIABILITY COMPANIES AND PARTNERSHIPS

     As of March 31, 1998, the Operating Partnership held interests in 12 joint ventures, limited liability companies and partnerships (collectively, the "Joint Ventures") with certain unaffiliated third parties (the "Joint Venture Participants"). Pursuant to the existing agreements with respect to each Joint Venture, the Operating Partnership holds a greater than 50% interest in 11 of the Joint Ventures and a 50% interest in the twelfth Joint Venture, but in certain cases such agreements provide that the Operating Partnership is a limited partner or that the Joint Venture Participant is principally responsible for day-to-day management control of the Property (though in all such cases, the Operating Partnership has approval rights with respect to significant decisions involving the underlying properties). Under the agreements governing the Joint Ventures, the Operating Partnership and the Joint Venture Participant may be required to make additional capital contributions, and subject to certain limitations, the Joint Ventures may incur additional debt. Such additional indebtedness would effectively be senior to the Notes. See "Risk
Factors -- Ranking of the Notes." Such agreements also impose certain restrictions on the transfer of the interest in the Joint Venture by the Operating Partnership or the Joint Venture Participant, and provide certain rights to the Operating Partnership and/or the Joint Venture Participant to sell its interest to the Joint Venture or to the other venturer on terms specified in the agreement. All of the Joint Ventures terminate in the year 2024 or later, but may end earlier if a Joint Venture ceases to hold any interest in or have any obligations relating to the property held by such Joint Venture. See "Risk Factors -- Impact on Control Over and Liabilities with Respect to Properties Owned Through Partnerships and Joint Ventures."

     The following table sets forth certain information regarding the Joint Ventures as of March 31, 1998:

                                                                                           PERCENTAGE AND
                                                                                               FORM OF
                                                      BOOK VALUE OF                           COMPANY'S
                         GROSS BOOK                   CO-VENTURER'S     COMPANY'S             OWNERSHIP
       PROPERTY           VALUE(1)    MORTGAGE DEBT   INVESTMENT(2)   INVESTMENT(3)           INTEREST
       --------          ----------   -------------   -------------   -------------        --------------
Industrial Properties:
  Chancellor...........   $  6,390      $ (2,972)       $   (613)       $  2,805       90% general partnership
                                                                                       interest
  Fairway Drive........     12,119            --            (313)         11,806       70% LLC interest
  Nippon Express(4)....      6,257            --            (412)          5,845       50% limited partnership
                                                                                       interest
  Metric Center(5).....     43,965            --          (5,421)         38,544       87.15% limited
                                                                                       partnership interest
  Jamesburg/Corporate
     Park/Hickory
     Hill..............     74,465            --         (37,119)         37,346       50.0005% general
                                                                                       partnership interest
                          --------      --------        --------        --------
     Subtotal..........    143,196        (2,972)        (43,878)         96,346

Retail Properties:
  Kendall Mall.........     35,794       (25,063)            358          11,089       50.0001% limited
                                                                                       partnership interest
  Manhattan Village....     83,307            --          (7,884)         75,423       90% LLC interest
  Palm Aire............     14,035        (5,623)         (1,108)          7,304       50.0001% general
                                                                                       partnership interest
  The Plaza at
     Delray............     35,127       (23,378)           (355)         11,394       50.0001% limited
                                                                                       partnership interest
  Springs Gate.........     11,693            --              --          11,693       50.0001% limited
                                                                                       partnership interest
  Northridge Plaza.....     11,011            --              --          11,011       50.0001% limited
                                                                                       partnership interest
                          --------      --------        --------        --------
     Subtotal..........    190,967       (54,064)         (8,989)        127,914
                          --------      --------        --------        --------
          Total........   $334,163      $(57,036)       $(52,867)       $224,260
                          ========      ========        ========        ========

---------------
(1) Represents the book value of the Property owned by the respective joint venture entity before accumulated depreciation.

(2) Represents the co-venturer's aggregate investment on a book value basis in the respective joint venture property.

(3) Represents the Company's aggregate investment on a book value basis in the respective joint venture property.

(4) Represents a building which is part of the Lake Michigan Industrial
    Portfolio.

(5) Represents one property with multiple buildings owned by two joint venture entities on identical economic terms.

     The Company accounts for all of the above investments on a consolidated basis for financial reporting purposes because of its ability to exercise control over significant aspects of the investment as well as its significant economic interest in such investments. See Notes to the Consolidated Financial Statements of the Company.

DEBT FINANCING


     The Operating Partnership's financing policies and objectives are determined by the Company's Board of Directors and may be altered without the consent of the Company's stockholders. The organizational documents of the Operating Partnership and the Company do not limit the amount of indebtedness that either may incur. The Operating Partnership presently intends to limit the Debt-to-Total Market Capitalization Ratio to approximately 45%. As of March 31, 1998, on a pro forma basis after giving effect to the Offering and the application of the net proceeds therefrom as described in "Use of Proceeds," the Debt-to-Total Market Capitalization Ratio as of March 31, 1998 on a pro forma basis would have been approximately 33.6% (29.9% on an historical basis). The Operating Partnership believes that the Debt-to-Total Market Capitalization Ratio is a useful indicator of a company's ability to incur indebtedness and has gained acceptance as an indicator of leverage for real estate companies. The Operating Partnership intends to utilize one or more sources of capital for future acquisitions, including development and capital improvements, which may include undistributed cash flow, borrowings under the Credit Facility, issuance of debt or equity securities of either the Operating Partnership or the Company, funds from its co-investment partners and other bank and/or institutional borrowings. There can be no assurance, however, that the Operating Partnership will be able to obtain capital for any such acquisitions, developments or improvements on terms favorable to the Operating Partnership. See "Strategies for Growth -- Growth Through Acquisition."


     Unsecured Debt. The Operating Partnership is party to the Credit Facility with aggregate availability of $500 million (subject to borrowing base limitations). The Operating Partnership intends to use the Credit Facility principally for acquisitions and for working capital purposes. Borrowings under the Credit Facility bear interest at a floating rate equal to LIBOR plus 90 to 120 basis points (currently LIBOR plus 90 basis points), depending upon the Operating Partnership's debt rating at the time of such borrowings. As of March 31, 1998, $312.0 million was outstanding under the Credit Facility, with $148.0 million of availability. Of the $312.0 million outstanding as of March 31, 1998, substantially all of such borrowings were used to finance property acquisitions.


     The Operating Partnership's ability to borrow under the Credit Facility is subject to its ongoing compliance with a number of financial and other covenants. The Credit Facility requires that: (i) the Operating Partnership maintain a ratio of unencumbered property value to unsecured indebtedness of at least 2 to 1; (ii) the unencumbered properties generate sufficient net operating income to maintain a debt service coverage ratio of at least 2 to 1; (iii) the Operating Partnership maintain a total indebtedness to total asset value ratio of not more than 0.5 to 1; (iv) the ratio of net operating cash flow to debt service plus estimated capital expenditures and preferred dividends be at least 2 to 1; and (v) certain other customary covenants and performance requirements. The Credit Facility, except under certain circumstances, limits the Operating Partnership's ability to make distributions to no more than 95% of its annual FFO.


     Secured Debt. As of March 31, 1998, $73 million was outstanding under the Secured Facility. Payments of interest only are due monthly at a fixed annual interest rate of 7.53% with the principal due on December 12, 2008. The Secured Facility, which is secured by six of the Properties, became an obligation of the Company upon consummation of the Formation Transactions. Under the Secured Facility, the Operating Partnership may substitute collateral, subject to certain requirements with respect to the property offered as replacement collateral. In addition to the Secured Facility, 53 of the Properties secure mortgage indebtedness. The aggregate principal amount of such mortgage indebtedness was $514 million, $444 million, $403 million and $254 million at March 31, 1998 and December 31, 1997, 1996 and 1995, respectively. All secured indebtedness bears interest at rates varying from 7.01% to 10.39% per annum (with a weighted average of 8.01%) with final maturity dates ranging from 1998 to 2014.

     The following table sets forth scheduled principal payments of the Operating Partnership's secured debt (excluding construction debt of $5.6 million as of March 31, 1998) for the Properties on an historical basis as of March 31, 1998 for each of the years beginning with the year ending December 31, 1998. All of the Operating Partnership's mortgage debt is fixed-rate and has generally been arranged by the Operating Partnership or its predecessors directly with lenders such as Principal Financial Group, Northwestern Mutual Life, Prudential Insurance and Nationwide Insurance.

                                                                                           WEIGHTED
                                                SCHEDULED      PRINCIPAL      TOTAL         AVERAGE
                                                PRINCIPAL       DUE AT      PRINCIPAL      YEAR-END
                                               AMORTIZATION    MATURITY     PAYMENTS     INTEREST RATE
                                               ------------    ---------    ---------    -------------
                    YEAR                                           (IN THOUSANDS)
  1998.......................................    $ 5,648       $ 48,055     $ 53,703         7.96%
  1999.......................................      7,398          3,567       10,965         7.94
  2000.......................................      8,804             --        8,804         7.93
  2001.......................................      9,392         29,190       38,582         7.93
  2002.......................................      9,260         54,415       63,675         7.88
  2003.......................................      8,219        114,982      123,201         7.82
  2004.......................................      6,435         36,085       42,520         7.71
  2005.......................................      5,911         33,416       39,327         7.61
  2006.......................................      4,441        103,922      108,363         7.70
  2007.......................................      2,038         14,339       16,377         7.66
  2008.......................................      1,603         77,783       79,386         8.25
  2009.......................................        426             --          426         8.25
  2010.......................................        345             --          345         8.25
  2011.......................................        375             --          375         8.25
  2012.......................................        407             --          407         8.25
  2013.......................................        442             --          442         8.25
  2014.......................................         48             --           48         0.00
                                                 -------       --------     --------
     Total/Weighted Average..................    $71,192       $515,754     $586,946         6.71%
                                                 =======       ========     ========

     The following table sets forth scheduled maturities of the Operating Partnership's secured debt (excluding construction debt of $5.6 million as of March 31, 1998) on a property-by-property basis.

                                                               NOTE BALANCE AT    ANNUAL DEBT
                                            INTEREST RATE AT    MARCH 31, 1998      SERVICE
                 PROPERTY                    MARCH 31, 1998         (000S)          (000S)      MATURITY DATE
                 --------                   ----------------   ----------------   -----------   -------------
INDUSTRIAL PROPERTIES:
  Arsenal Street..........................        10.20%           $ 10,598         $ 1,438       04/01/98
  Bedford Street..........................         8.50               1,841             219       04/01/98
  Braintree Industrial....................         7.75               5,234             542       04/01/98
  Braintree Office........................         8.34               6,157             659       04/01/98
  Collins Street..........................         9.50               2,141              57       04/01/98
  Collins Street..........................        10.25                 431             315       04/01/98
  Hartwell Avenue/Braintree Industrial/
     Stoughton Industrial(1)..............         7.87               6,305             849       04/01/98
  Stoughton Industrial....................        10.39                 708             122       04/01/98
  Stoughton Industrial....................         8.25                 610              81       04/01/98
  United Drive............................         9.50                 953             113       04/01/98
  Harvest Business Park...................        10.38               3,631             438       04/01/99
  Edenvale Business Center................         9.38               1,540             183       11/01/01
  United Drive............................         8.50               7,911             844       06/30/02

                                                               NOTE BALANCE AT    ANNUAL DEBT
                                            INTEREST RATE AT    MARCH 31, 1998      SERVICE
                 PROPERTY                    MARCH 31, 1998         (000S)          (000S)      MATURITY DATE
                 --------                   ----------------   ----------------   -----------   -------------
  OCP Portfolio(2)........................         9.13              12,532           1,373       11/15/02
  Chancellor..............................         7.45               2,940             273       01/15/03
  Blue Lagoon.............................         7.15              11,805           1,032       02/01/03
  Kingsport Industrial Park...............         7.81              17,477           1,582       08/01/03
  Moffett Business Center.................         7.20              12,757           1,123       12/15/03
  Bensenville.............................         8.53              19,986           2,034       08/01/04
  Bensenville.............................         8.53               6,680             678       08/01/04
  Bensenville.............................         8.35               2,701             267       08/01/04
  Bensenville.............................         8.35               7,061             691       08/01/04
  Bensenville.............................         8.35               5,107             499       08/01/04
  South Bay Industrial(3).................         8.31              19,404           1,843       04/05/05
  Lonestar................................         8.23              17,000           1,399       08/01/05
  Activity Distribution Center............         7.27               5,317             478       01/01/06
  Stadium Business Park...................         7.27               4,834             434       01/01/06
  Hewlett Packard Distribution............         7.27               3,384             304       01/01/06
  Minneapolis Industrial Portfolio IV.....         7.27               8,218             739       01/01/06
  Amwiler-Gwinnett Industrial Portfolio...         7.01               8,577             838       04/01/06
  Pacific Business Center.................         8.59               9,820           1,003       08/01/06
  Chicago Industrial......................         8.59               3,242             331       08/01/06
  Valwood.................................         8.59               4,004             409       08/01/06
  West North Carrier......................         8.59               3,242             331       08/01/06
  Artesia Industrial Portfolio............         7.29              54,100           3,944       11/15/06
  Stoughton Industrial....................        10.38               4,305             746       12/31/06
  Amwiler-Gwinnett Industrial Portfolio...         7.68               5,608             514       01/01/07
  Mendota Heights.........................         8.50                 668              57       06/18/07
  Ardenwood Corporate Park................         7.84               9,950             883       09/01/07
  Stoughton Industrial....................         8.13               1,207             142       09/30/07
  Brockton Industrial.....................         9.00               6,680             723       12/31/07
  Minneapolis Industrial Portfolio V......         8.88               7,279           1,053       12/01/08
  Secured Facility-Industrial(4)..........         7.53              47,450           3,573       12/01/08
  Stoughton Industrial....................         8.25               2,384             329       03/31/09
  Mazzeo..................................         8.25               4,105             465       01/01/14
                                                                   --------         -------
     Subtotal/Weighted Average
       (rate/number of years).............         8.04             377,884          35,950           7.08
RETAIL PROPERTIES:
  Lakeshore Plaza Shopping Center.........         7.68              13,567           1,867       11/10/98
  Woodlawn Shopping Center................         8.50               4,620             474       01/01/01
  Kendall Mall............................         7.65              24,641           2,169       11/15/01
  Silverado Plaza Shopping Center.........         9.02               4,860             534       04/10/02
  Arapahoe Village Shopping Center........         7.81              10,760           1,002       08/01/02
  The Plaza at Delray.....................         7.78              22,902           1,983       09/01/02
  Brentwood Commons.......................         8.74               5,081             502       06/01/03
  Granada Village.........................         8.74              14,588           1,441       06/01/03
  Ygnacio Plaza...........................         8.74               7,783             769       06/01/03
  La Jolla Village........................         8.74              17,907           1,768       06/01/03
  Latham Farms............................         7.88              37,409           3,665       12/01/03

                                                               NOTE BALANCE AT    ANNUAL DEBT
                                            INTEREST RATE AT    MARCH 31, 1998      SERVICE
                 PROPERTY                    MARCH 31, 1998         (000S)          (000S)      MATURITY DATE
                 --------                   ----------------   ----------------   -----------   -------------
  Civic Center Plaza......................         7.27              13,555           1,216       02/01/06
  Shoppes at Lago Mar.....................         7.50               5,831             532       04/01/06
  Secured Facility-Retail(4)..............         7.53              25,550           1,924       12/12/08
     Subtotal/Weighted Average
       (rate/number of years).............         7.96             209,054          19,846            5.5
                                                                   --------         -------
       Total/Weighted Average (rate/number
          of years).......................         8.01%           $586,938         $55,796            6.5
                                                                   ========         =======

---------------

(1) One loan is secured by three properties. These properties are Hartwell Avenue, Braintree Industrial and Stoughton Industrial.

(2) OCP Portfolio has one loan secured by three properties. These properties are Chancellor Square, Presidents Drive and Sand Lake Service Center.

(3) Comprised of three loans with identical terms that are not cross-collateralized.

(4) The Secured Facility is cross-collateralized with the following Industrial and Retail Properties: L.A. County Industrial Portfolio, Southfield, Corbins Corner Shopping Center, Elk Grove Village Industrial, Pleasant Hill Shopping Center and Milmont Page.

     Construction Debt. The Operating Partnership also has a construction loan agreement in the amount of $8 million to fund building improvements. The loan matures three years from the date of the first loan draw, which occurred in July 1997. Borrowings under the construction loan bear interest at LIBOR plus 275 basis points, or the greater of the prime rate or the federal funds rate plus 50 basis points, at the borrower's option. The balance of the construction loan outstanding at March 31, 1998 was $5.6 million.

INSURANCE

     The Company and AMB Investment Management carry joint blanket coverage for Properties owned by the Company (including the Operating Partnership) and Properties managed by AMB Investment Management, with a single aggregate policy limit and deductible. Management believes that its Properties are covered adequately by commercial general liability insurance, including excess liability coverage, and commercial "all risks" property insurance, including loss of rents coverage, with commercially reasonable deductibles, limits and policy terms and conditions customarily carried for similar properties. There are, however, certain types of losses which may be uninsurable or not economically insurable, such as losses due to loss of rents caused by strikes, nuclear events or acts of war. Should an uninsured loss occur, the Company could lose both its invested capital in and anticipated profits from the property.

     The Company insures its properties for earthquake or earth movement. A number of both the Industrial and Retail Properties are located in areas that are known to be subject to earthquake activity. This is focused in California where as of March 31, 1998, there are 27 Industrial Properties aggregating 10.4 million rentable square feet and 11 Retail Properties aggregating 1.8 million square feet. Through an annual analysis prepared by outside consultants, the Company determines appropriate limits of earthquake coverage to secure. Coverage is on a replacement cost basis, subject to the maximum limit purchased which the Company believes is adequate and appropriate given both exposure and cost considerations. Therefore, no assurance can be given that material losses in excess of insurance proceeds will not occur in the future. See "Risk Factors -- General Real Estate Risks -- Uninsured Losses from Seismic Activity."

     The Company has insurance for loss in the event of damage to its properties for earthquake activity, which consists of a sublimit of $10,000,000 per occurrence for earthquake coverage provided as part of the "All Risk Property Policy" with a primary insurer, with $90,000,000 per occurrence for losses in excess of the $10,000,000 sublimit. The per occurrence deductible for this coverage in California is 5% of the values applied separately to each building subject to a minimum deductible of $100,000 (to the extent that such amount is greater than 5% of the values at each location), and the deductible for Properties outside of California is $25,000.

GOVERNMENT REGULATIONS

     Many laws and governmental regulations are applicable to the Properties and changes in these laws and regulations, or their interpretation by agencies and the courts, occur frequently.

     Costs of Compliance with Americans with Disabilities Act. Under the ADA, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. Compliance with the ADA might require removal of structural barriers to handicapped access in certain public areas where such removal is "readily achievable." Noncompliance with the ADA could result in the imposition of fines or an award of damages to private litigants.

     Environmental Matters. Under Environmental Laws, a current or previous owner or operator of real estate may be liable for contamination resulting from the presence or discharge of hazardous or toxic substances or petroleum products at such property, and may be required to investigate and clean-up such contamination at such property or such contamination which has migrated from such property. Such laws typically impose liability and clean-up responsibility without regard to whether the owner or operator knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. In addition, the owner or operator of a site may be subject to claims by third parties based on personal injury, property damage and/or other costs, including investigation and clean-up costs, resulting from environmental contamination present at or emanating from a site.

     Environmental Laws also govern the presence, maintenance and removal of ACBM. Such laws require that ACBM be properly managed and maintained, that those who may come into contact with ACBM be adequately apprised or trained and that special precautions, including removal or other abatement, be undertaken in the event ACBM is disturbed during renovation or demolition of a building. Such laws may impose fines and penalties on building owners or operators for failure to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers. Some of the Properties may contain ACBM.

     Some of the Properties are leased or have been leased, in part, to owners and operators of dry cleaners that operate on-site dry cleaning plants, to owners and operators of gas stations or to owners or operators of other businesses that use, store or otherwise handle petroleum products or other hazardous or toxic substances. Some of these Properties contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. These operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of the Properties are adjacent to or near other properties that have contained or currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of the Properties are on or are adjacent to or near other properties upon which others, including former owners or tenants of the Properties, have engaged or may in the future engage in activities that may release petroleum products or other hazardous or toxic substances.

     All of the Properties were subject to a Phase I or similar environmental assessments by independent environmental consultants at the time of acquisition or shortly after acquisition. Phase I assessments are intended to discover and evaluate information regarding the environmental condition of, the surveyed property and surrounding properties. Phase I assessments generally include an historical review, a public records review, an investigation of the surveyed site and surrounding properties, and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations and typically do not include an asbestos survey. Some of the Company's environmental assessments of the Properties do not contain a comprehensive review of the past uses of the Properties and/or the surrounding properties.

     None of the environmental assessments of the Properties has revealed any environmental liability that the Operating Partnership believes would have a material adverse effect on the Operating Partnership's or the

Company's financial condition or results of operations taken as a whole, nor is the Company aware of any such material environmental liability. Nonetheless, it is possible that the Company's assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants, by the condition of land or operations in the vicinity of the Properties (such as releases from underground storage tanks), or by third parties unrelated to the Company. If the costs of compliance with the various environmental laws and regulations, now existing or hereafter adopted, exceed the Company's budgets for such items, the Company's ability to make payments of principal of and interest on the Notes could be adversely affected.


     Other Regulations. The Properties are also subject to various Federal, state and local regulatory requirements such as state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Company believes that the Properties are currently in substantial compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Company, which expenditure could have an adverse effect on the Company's results of operations and financial condition.

     Risk of Property Tax Reassessment. Certain local real property tax assessors may seek to reassess certain of the Properties as a result of the Formation Transactions and the transfer of interests that occurred in connection therewith. In jurisdictions such as California, where Proposition 13 limits the assessor's ability to reassess real property so long as there is no change in ownership, the assessed value could increase by as much as the full value of any appreciation that has occurred during the AMB Predecessors' period of ownership. Where appropriate, the Company would contest vigorously any such reassessment. Subject to market conditions, current leases may permit the Company to pass through to tenants a portion of the effect of any increases in real estate taxes resulting from any such reassessment.

     Except as described in this Prospectus, there are no other laws or regulations which have a material effect on the Company's operations, other than typical state and local laws affecting the development and operation of real property, such as zoning laws. See "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership."

MANAGEMENT AND EMPLOYEES

     The Company conducts substantially all of its operations through the Operating Partnership. AMB Investment Management independently conducts third party portfolio management activities and related operations. The Company generally has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership.

     As of May 31, 1998, the Company (primarily through the Operating Partnership and AMB Investment Management) employed 123 persons, 99 of whom were located at the Company's headquarters in San Francisco and 24 of whom were located in the Company's Boston office.

LEGAL PROCEEDINGS

     Neither the Company nor any of the Properties is subject to any material litigation nor, to the Company's knowledge, is any material litigation threatened against any of them, other than routine litigation arising in the ordinary course of business, which is generally expected to be covered by liability insurance, or to have an immaterial effect on financial results.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of the policies with respect to investments, financing and certain other activities of the Operating Partnership and the Company. These policies and those set forth under "Certain Relationships and Related Transactions -- Conflicts of Interest" have been determined by the Board of Directors of the Company and may be amended or revised from time to time at the discretion of the Board of Directors without notice to or a vote of the stockholders of the Company or the limited partners of the Operating Partnership, except that changes in certain policies with respect to conflicts of interest must be consistent with legal requirements. Such legal requirements include those arising from fiduciary principles under the Maryland General Corporation Law ("MGCL"), including Section 2-419 thereof (which provides procedures for approval of interested director transactions), and the Delaware Revised Uniform Limited Partnership Act, and the judicial decisions under each of such statutes. All references in the following discussion to the "Company" include the Operating Partnership unless otherwise indicated.

INVESTMENT POLICIES

     Investments in Real Estate or Interests in Real Estate. The Company currently plans to continue to conduct substantially all of its investment activities through the Operating Partnership. The Company's investment objectives are to increase the value of the Properties, and to acquire established income-producing industrial properties and community shopping centers with growth potential. Additionally, where prudent and possible, the Company may develop new properties and seek to renovate or reposition the existing Properties and any newly-acquired properties. The Company's business is focused on industrial properties and community shopping centers, but the Company may invest in other types of properties which represent investment opportunities at the discretion of management. In addition, the Company may invest in other property types in connection with industrial and retail acquisition and development opportunities. Where appropriate, and subject to REIT qualification rules, the Operating Partnership may sell or otherwise dispose of certain of the Properties.

     The Company expects to pursue its investment objectives through the direct and indirect ownership of properties and ownership interests in other entities. The Company focuses on properties in those markets where the Company currently has operations and in new markets selectively targeted by management. However, future investments, including the activities described below, will not be limited to any geographic area or to a specified percentage of the Company's assets.

     The Company also may participate with other entities in property ownership through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over the Company's equity interest in such property. See "Business and Operating Strategies -- AMB Investment Management."

     Investments in Real Estate Mortgages. While the Company emphasizes equity real estate investments, it may, in its discretion, invest in mortgages, deeds of trust and other similar interests. The Company does not presently intend to invest significantly in mortgages or deeds of trust, but may acquire such interests as a strategy for acquiring ownership of a property or the economic equivalent thereof, subject to the investment restrictions applicable to REITs. In addition, the Company may invest in mortgage-related securities and/or may seek to issue securities representing interests in such mortgage-related securities as a method of raising additional funds.

     Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. Subject to the gross income and asset tests necessary for REIT qualification, the Company also may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. To date, neither the Operating Partnership nor the Company has invested in any such securities. In selecting such investments in the future, if any, the Operating Partnership and the Company expect to consider the same factors used to identify individual properties for investment -- companies with properties located in in-fill locations -- as well as other factors which the Operating Partnership and the Company may consider to be relevant, including, among others, historical performance, financial condition and management. The Company may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Company's investment policies. In any event, the Company does not intend that its investments in securities will require it or the Operating Partnership to register as an "investment company" under the Investment Company Act of 1940, as amended.

FINANCING POLICIES

     In addition to the limitations on indebtedness under the Credit Facility, since the IPO, the Company has maintained and presently intends to continue to maintain a Debt-to-Total Market Capitalization Ratio of approximately 45% or less. This policy differs from conventional mortgage debt-to-equity ratios which are asset-based ratios. The Company, however, may from time to time re-evaluate this policy and decrease or increase such ratio in light of then current economic conditions, relative costs to the Company of debt and equity capital, market values of its properties, growth and acquisition opportunities and other factors. There is no limit on the Debt-to-Total Market Capitalization Ratio imposed by either the Articles of Incorporation or Bylaws or the Partnership Agreement. To the extent the Board of Directors of the Company determines to obtain additional capital, the Company may issue equity securities, or cause the Operating Partnership to issue additional Units or debt securities, or retain earnings (subject to provisions in the Code requiring distributions of taxable income to maintain REIT status), or a combination of these methods. Pursuant to the Partnership Agreement the net proceeds of all equity capital raised by the Company will be contributed to the Operating Partnership in exchange for additional general partner interests therein.

     To the extent that the Board of Directors determines to obtain debt financing in addition to the existing mortgage indebtedness and the Notes, the Company intends to do so generally through mortgages on its properties and the Credit Facility; however, the Company may also issue or cause the Operating Partnership to issue additional debt securities in the future, including debt which is pari passu with the Notes. Such indebtedness may be recourse, non-recourse or cross-collateralized and may contain cross-default provisions. The net proceeds of any debt securities issued by the Company will be lent to the Operating Partnership on substantially the same terms and conditions as are incurred by the Company. The Operating Partnership and Company do not have policies limiting the number or amount of mortgages that may be placed on any particular property, but mortgage financing instruments usually limit additional indebtedness on such properties. The Operating Partnership is currently negotiating for an increase in the aggregate amount available under the Credit Facility, and may in the future seek to extend, expand, reduce or renew the Credit Facility, or obtain new credit facilities or lines of credit, subject to its general policy on debt capitalization, for the purpose of making acquisitions or capital improvements or providing working capital or meeting the taxable income distribution requirements for REITs under the Code.

LENDING POLICIES


     The Company may consider offering purchase money financing in connection with the sale of Properties where the provision of such financing will increase the value received by the Company for the property sold. The Company may also make loans to the Operating Partnership, AMB Investment Management, and joint ventures and other entities in which it or the Operating Partnership has an equity interest.


CONFLICT OF INTEREST POLICIES

     Officers and Directors of the Company. Without the unanimous approval of the disinterested directors, the Company and its subsidiaries will not (i) acquire from or sell to any director, officer or employee of the Company, or any entity in which a director, officer or employee of the Company owns more than a 1% interest, or acquire from or sell to any affiliate of any of the foregoing, any assets or other property, (ii) make any loan to or borrow from any of the foregoing persons or (iii) engage in any other material transaction with any of the foregoing persons. Each transaction of the type described above will be in all respects on such terms as are, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the Company and its subsidiaries in the opinion of the disinterested directors. For purposes of this paragraph, "disinterested directors" means those Independent Directors who do not have an interest in the transaction in question.

     Policies Applicable to All Directors. Under Maryland law, each director is obligated to offer to the Company any opportunity (with certain limited exceptions) which comes to such director and which the Company could reasonably be expected to have an interest in developing or acquiring. The Company has adopted certain policies relating to such matters applicable to Independent Directors actively engaged in industrial and retail real estate which generally limit directly competitive activities by such directors. In addition, under Maryland law, any contract or other transaction between a corporation and any director or any other corporation, firm or other entity in which the director is a director or has a material financial interest may be void or voidable. However, the MGCL provides that any such contract or transaction will not be void or voidable if (i) it is authorized, approved or ratified, after disclosure of, or with knowledge of, the common directorship or interest, by the affirmative vote of a majority of disinterested directors (even if the disinterested directors constitute less than a quorum) or by the affirmative vote of a majority of the votes cast by disinterested stockholders or (ii) it is fair and reasonable to the corporation.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

     The Company may, but does not presently intend to, make investments other than as previously described. The Company makes real property investments only through the Company and the Operating Partnership, except to the extent necessary to establish financing partnerships or similar vehicles established substantially for the benefit of the Company or the Operating Partnership. The Company has authority to offer its shares of Common Stock or other equity or debt securities of the Operating Partnership in exchange for property and to repurchase or otherwise reacquire its shares of Common Stock or any other securities and may engage in such activities in the future. Similarly, the Operating Partnership may offer additional Units or other equity interests in the Operating Partnership that are exchangeable for shares of Common Stock or Preferred Stock in exchange for property. The Operating Partnership also may make loans to joint ventures in which it may participate in the future. Neither the Company nor the Operating Partnership will engage in trading, underwriting or the agency distribution or sale of securities of other issuers.

POLICIES WITH RESPECT TO INVESTMENT ADVISORY SERVICES

     Uninvested commitments of clients of AMB Investment Management existing upon consummation of the IPO and any additional amounts committed by these clients and any amounts committed by investors which become clients of AMB Investment Management will be invested only in properties in which the Company also invests, on a co-investment basis. See "Business and Operating
Strategies -- AMB Investment Management." AMB Investment Management may also take over management of assets already owned by existing or new clients and manage such assets on a separate account basis. To the extent that transactions arise between the Company and a client of AMB Investment Management, it is anticipated that AMB Investment Management generally will not exercise decision-making authority on behalf of the client, and the client will act through its own representatives. Similarly, it is expected that the terms of co-investment arrangements between the Company and clients of AMB Investment Management will be negotiated on an arm's-length basis at the time the applicable investment management agreement is entered into, with any subsequent modifications thereto to be likewise entered into on the basis of arm's-length negotiations with the client or another representative designated thereby at the time of such negotiation.

OTHER POLICIES

     The Company operates in a manner that does not subject it to regulation under the Investment Company Act of 1940. The Board of Directors has the authority, without stockholder approval, to issue additional shares of Common Stock or other securities and to repurchase or otherwise reacquire shares of Common Stock or any other securities in the open market or otherwise and may engage in such activities in the future. The Company may, under certain circumstances, purchase shares of Common Stock in the open market, if such purchases are approved by the Board of Directors. The Board of Directors has no present intention of causing the Company to repurchase any of the shares of Common Stock, and any such action would be taken only in conformity with applicable Federal and state laws and the requirements for qualifying as a REIT under the Code and the Treasury Regulations. The Company expects to issue shares of Common Stock to holders of

Units upon exercise of their exchange rights set forth in the Partnership Agreement. The Company may in the future make loans to joint ventures in which it participates in order to meet working capital or other capital needs. The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers other than the Operating Partnership, nor has the Company invested in the securities of other issuers other than the Operating Partnership and AMB Investment Management for the purposes of exercising control, and does not intend to do so.

     At all times, the Company intends to make investments in such a manner as to be consistent with the requirements of the Code for the Company to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the Board of Directors determines that it is no longer in the best interests of the Company to qualify as a REIT and such determination is approved by the affirmative vote of holders owning at least two-thirds of the shares of the Company's capital stock outstanding and entitled to vote thereon.

                                   MANAGEMENT

     The Company's Board of Directors is comprised currently of the nine directors named below. Directors of the Company are elected on an annual basis. The collective background and experience of the directors provide the Company with advice and guidance in a number of areas, including corporate governance, strategic planning, capital markets and property acquisition and management.


     The Company believes that an independent Board of Directors, whose interests are aligned with those of the stockholders, is essential to the creation of long-term stockholder value. Therefore, six of nine of the Company's directors are not employed by, or otherwise affiliated with, the Company ("Independent Directors"). To demonstrate the alignment of their interests with those of stockholders, the Independent Directors elected upon consummation of the IPO waived cash retainers and instead received options to purchase shares of Common Stock at the initial public offering price.


     The following table lists the Executive Officers and directors of the
Company:

           NAME             AGE                              POSITION
           ----             ---                              --------
T. Robert Burke             55     Chairman of the Board of Directors
Hamid R. Moghadam           41     President, Chief Executive Officer and Director
Douglas D. Abbey            48     Chairman of the Investment Committee and Director
Daniel H. Case, III         40     Director
Robert H. Edelstein, Ph.D.  54     Director
Lynn M. Sedway              56     Director
Jeffrey L. Skelton, Ph.D.   48     Director
Thomas W. Tusher            57     Director
Caryl B. Welborn            47     Director
Luis A. Belmonte            57     Managing Director, Industrial Division
S. Davis Carniglia          47     Managing Director and Chief Financial Officer
John H. Diserens            44     Managing Director, Retail Division
Bruce H. Freedman           49     Managing Director, Industrial Division
David S. Fries              34     Managing Director and General Counsel
Jean Collier Hurley         58     Managing Director, Investor Relations and Corporate
                                   Communications
Craig A. Severance          46     Managing Director, Acquisitions

     Set forth below are the biographies of such persons in the table above.

     T. Robert Burke, one of the founders of AMB, is a Director of the Company and has been the Chairman of the Board of AMB since 1994. He has 29 years of experience in real estate and is a member of the Investment Committee. Mr. Burke was on the board of directors of CIF and of VAF. He was formerly a senior real estate partner with Morrison & Foerster LLP and, for two years, served as that firm's Managing Partner for Operations. Mr. Burke graduated from Stanford University and holds a J.D. degree from Stanford Law School. He is a member of the Board of Directors of NAREIT, is on the Board of the Stanford Management Company and is a Trustee of Stanford University. He is also a member of the Urban Land Institute and is the former Chairman of the Board of Directors of the Pension Real Estate Association.

     Hamid R. Moghadam, one of the founders of AMB, is a Director of the Company and is the President and Chief Executive Officer of the Company. Mr. Moghadam has 16 years of experience in real estate acquisitions, dispositions, investment analysis, finance and development, and is a member of the Investment Committee. He was on the board of directors of CIF and of VAF. Mr. Moghadam holds bachelor's and master's degrees in civil engineering and construction management, respectively, from the Massachusetts Institute of Technology and an M.B.A. degree from the Graduate School of Business at Stanford University. He is a member of the board of directors of the National Realty Committee, a member of the Young Presidents' Organization, has served on the Advisory Committee of the Massachusetts Institute of Technology Center for Real Estate and is a Trustee of the Bay Area Discovery Museum.

     Douglas D. Abbey, one of the founders of AMB, is a Director of the Company and is Chairman of the Investment Committee and is responsible for directing the economic research used to determine the Company's investment strategy, as well as the market research for property acquisitions. Mr. Abbey has 23 years of experience in asset management, acquisitions and real estate research. He is a graduate of Amherst College and has a master's degree in city planning from the University of California at Berkeley. He is the chair of the Urban Land Institute's Commercial Retail Council and Research Committee, serves on the Policy Advisory Board for the Center for Real Estate and Urban Economics at the University of California at Berkeley, is on the Editorial Board for the Journal of Real Estate Investment Trusts and is a Trustee of Golden Gate University.

     Daniel H. Case, III is a Director of the Company and is President and Chief Executive Officer of the Hambrecht & Quist Group. After joining Hambrecht & Quist in 1981, he co-founded the business which became Hambrecht & Quist Guaranty Finance in 1983. Mr. Case was named co-director of mergers and acquisitions of Corporate Finance in 1986, and became a managing director and head of Investment Banking in December 1987. In October 1991, he was elected to the board of directors of Hambrecht & Quist. In April 1992, he was elected President and Co-Chief Executive Officer. He became Chief Executive Officer in October 1994. Mr. Case also serves as a director of Rational Software Corporation, Electronic Arts, the Securities Industry Association, and the Bay Area Council. Mr. Case was named as one of the "100 Global Leaders for Tomorrow" by the World Economics Forum and one of the "Top 50 Innovators in Technology" by Time Magazine. He has a bachelor's degree in economics and public policy from Princeton University and studied management at the University of Oxford as a Rhodes Scholar.

     Robert H. Edelstein, Ph.D. is a Director of the Company and was an independent director of CIF. He has been a director of TIS Mortgage Investment Company, a NYSE-listed mortgage REIT, since 1988, and has been the Chairholder of Professorship of Real Estate Development and Co-Chairman of the Fisher Center for Real Estate and Urban Economics at the Haas School of Business, University of California at Berkeley since 1985. Prior to joining the faculty at Berkeley in 1985, Dr. Edelstein was a Professor of Finance at The Wharton School and Director of the Real Estate Center for 15 years. He is active in research and consulting in urban real estate economics, real estate finance, real estate property taxation, environmental economics, energy economics, public finance and urban financial problems. Dr. Edelstein received his bachelor's, master's and Ph.D. degrees in economics, with specialization fields in statistics and econometrics, from Harvard University. He is President of The American Real Estate and Urban Economics Association, an ex officio member of Lambda Alpha (honorary real estate association), the Urban Land Institute and The Society for Real Estate Finance.

     Lynn M. Sedway is a Director of the Company and was an independent director of CIF. She is principal and founder of the Sedway Group, a 20-year old real estate economics firm headquartered in San Francisco. Ms. Sedway is recognized throughout the real estate investment industry as an expert in urban and real estate economics. She currently directs and has ultimate responsibility for the activities of her firm, including market analysis, property valuation, development and redevelopment analysis, acquisition and disposition strategies, and public policy issues. Ms. Sedway received her bachelor's degree in economics at the University of Michigan and an M.B.A. degree from the University of California at Berkeley, Graduate School of Business, where she is also a guest lecturer. She is a trustee of the Urban Land Institute, the Policy Advisory Board of the Fisher Center for Real Estate and Urban Economics, and the San Francisco Chamber of Commerce. Ms. Sedway is a member of The International Council of Shopping Centers and the American Society of Real Estate Counselors.

     Jeffrey L. Skelton, Ph.D. is a Director of the Company and was an independent director of VAF. He is President and Chief Executive Officer of Symphony Asset Management, the asset management subsidiary of BARRA, Inc., a financial software company. Prior to joining BARRA, Inc. in 1994, he was with Wells Fargo Nikko Investment Advisors from January 1991 to December 1993, where he served in a variety of capacities, including Chief Research Officer, Vice Chairman, Co-Chief Investment Officer and Chief Executive of Wells Fargo Nikko Investment Advisors Limited in London. Dr. Skelton has a Ph.D. in Mathematical Economics and Finance and an M.B.A. degree from the University of Chicago, and was an Assistant Professor of Finance at the University of California at Berkeley, Graduate School of Business. He is a frequent speaker in professional forums and is the author of a number of works published in academic and professional journals.

     Thomas W. Tusher is a Director of the Company and was an independent director of VAF. He was President and Chief Operating Officer of Levi Strauss & Co. from 1984 through 1996. Previously, he was President of Levi Strauss International from 1976 to 1984. Mr. Tusher began his career at Levi Strauss in 1969. He was a director of the publicly-held Levi Strauss & Co. from 1978 to 1985, and was named a director of the privately-controlled Levi Strauss & Co. in 1989. Prior to joining Levi Strauss & Co., Mr. Tusher was with Colgate Palmolive from 1965 to 1969. Mr. Tusher has a bachelor's degree from the University of California at Berkeley and an M.B.A. degree from the Graduate School of Business at Stanford University. He is a director of Cakebread Cellars, Dash America and Pearl Izumi. He is a former director of Great Western Financial Corporation and the San Francisco Chamber of Commerce. He is also Chairman Emeritus and a member of the advisory board of the Walter A. Haas School of Business at the University of California at Berkeley.

     Caryl B. Welborn is a Director of the Company and was an independent director of VAF. She is a commercial real estate attorney in San Francisco, and prior to starting her own firm in 1995, she was a partner with Morrison & Foerster LLP for 13 years. Ms. Welborn has a bachelor's degree from Stanford University and a J.D. degree from the Law School at the University of California at Los Angeles. She is a program chair and frequent lecturer on real estate issues nationally, and has published numerous articles in professional publications. Ms. Welborn is an officer and board member of the American College of Real Estate Lawyers. She has held leadership positions in the American Bar Association's Real Property, Probate and Trust Section. In addition, Ms. Welborn has acted as an American Bar Association advisor regarding revision of the Uniform Partnership Act.

     Luis A. Belmonte is a Managing Director of the Company and co-head of the Industrial Division. He specializes in industrial property development and redevelopment, and is a member of the Investment Committee. He joined AMB in 1990 and has over 30 years of experience in development, redevelopment, finance, construction, and management of commercial and industrial projects. He was a partner with Lincoln Property Company, where he built a portfolio of 18 million square feet of buildings. Mr. Belmonte received his bachelor's degree from the University of Santa Clara. He is a member of the Urban Land Institute, an associate member of the Society of Industrial Realtors, former President of the San Francisco chapter of NAIOP, The Association for Commercial Real Estate, and serves as Chairman of the California Commercial Council.

     S. Davis Carniglia is a Managing Director and Chief Financial Officer of the Company and is the Vice Chairman of the Investment Committee. He joined AMB in 1992 and has 23 years of experience in real estate accounting, taxation, forecasting and financing. Mr. Carniglia was formerly a tax and real estate consulting partner with KPMG/Peat Marwick, where he was responsible for that firm's San Francisco Bay Area real estate practice, and was an appraisal/valuation partner. Mr. Carniglia has a bachelor's degree in economics from Pomona College and a J.D. degree from Hastings College of Law. He is a Certified Public Accountant, and a member of the State Bar of California, Financial Executives Institute, Urban Land Institute, NAREIT and Bay Area Mortgage Association.

     John H. Diserens is a Managing Director and head of the Retail Division of the Company and is a member of the Investment Committee. He has over 21 years of experience in asset and property management for institutional investors. In his eight years at AMB, he has been responsible for the asset management of all properties, including over 40 community shopping centers. Prior to joining AMB, Mr. Diserens was a Vice President and a divisional manager with Property Management Systems, one of the nation's largest asset and property management firms, responsible for a diversified portfolio in excess of 10 million square feet. Mr. Diserens holds a bachelor's degree in economics and accounting from Macquarie University of Sydney, Australia, and has completed the Executive Program at the Graduate School of Business of Stanford University. He is a member of the International Council of Shopping Centers, Association of Foreign Investors in U.S. Real Estate, National Association of Real Estate Investment Managers ("NAREIM"), Institute of Real Estate Management, and is on the board of NAREIM.

     Bruce H. Freedman is a Managing Director and co-head of the Industrial Division of the Company and is a member of the Investment Committee. He joined AMB in 1995 and has over 28 years of experience in real estate finance and investment. Before joining the Company, he served as a Principal and President of Allmerica Realty Advisors from 1993 to 1995 and as Principal for Aldrich, Eastman & Waltch (AEW) from 1986 to 1992. At Allmerica, he was responsible for business operation and management of a $250 million equity real estate portfolio, and at AEW he managed a team of 20 people which invested, managed and accounted for over $1 billion of institutional client assets. Mr. Freedman is a cum laude graduate of Babson College. He is a member of the Urban Land Institute, Real Estate Finance Association and NAREIM, and holds the CRE designation from the American Society of Real Estate Counselors.

     David S. Fries is a Managing Director and General Counsel of the Company and joined AMB in 1998. Prior to joining AMB, he was a real estate partner with the international law firms of Orrick, Herrington & Sutcliffe LLP and Morrison & Foerster LLP, where he focused on the real estate, securities and financing issues affecting REITs, the acquisition of large real estate portfolios and the negotiation of complex joint venture arrangements. Mr. Fries holds a bachelor's degree in political science from the University of Pennsylvania and a J.D. degree from Stanford Law School. He is a member of the State Bar of California and NAREIT and a past President of The Belden Club.

     Jean Collier Hurley is a Managing Director responsible for Investor Relations and Corporate Communications. Prior to joining AMB in 1990, Ms. Hurley was a Vice President with Crocker National Bank where she provided financing for major national and international corporations. Ms. Hurley holds a bachelor's degree in business management and a master of science in marketing and design from San Diego State University, and holds an M.B.A. degree in Finance from the University of California at Berkeley, Graduate School of Business. Ms. Hurley serves on the Editorial Board of the Pension Real Estate Association Quarterly, and is a member of NAREIT and the National Investor Relations Institute.

     Craig A. Severance is a Managing Director and a member of the Investment Committee, and is responsible for property acquisitions and information technology. He has managed the screening of all property submissions and has developed the Company's proprietary property submissions database. Before joining AMB in 1986, he was a Vice President with the investment real estate group at Bank of America, where he represented domestic and foreign institutional investors in major commercial property acquisitions. Mr. Severance has a bachelor's degree in economics from Middlebury College, and holds an M.B.A. degree from the Graduate School of Business at Stanford University. He is a member of the International Council of Shopping Centers.

COMMITTEES OF THE BOARD OF DIRECTORS

     Audit Committee. The Audit Committee consists of two Independent Directors, Ms. Welborn, the Chairman, and Mr. Edelstein. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls.

     Executive Committee. The Executive Committee consists of Mr. Case, the Chairman, Messrs. Skelton, Moghadam and Burke and Ms. Sedway. The Executive Committee has the authority within certain parameters to acquire, dispose of and finance investments for the Company (including the issuance by the Operating Partnership of additional Units or other equity interests) and approve the execution of contracts and agreements, including those related to the borrowing of money by the Company, and generally exercises all other powers of the Board of Directors except as prohibited by law.

     Compensation Committee. The Compensation Committee consists of three Independent Directors, Mr. Tusher, the Chairman, Mr. Skelton and Ms. Sedway. The Compensation Committee determines compensation for the Company's executive officers, and reviews and makes recommendations concerning proposals by management with respect to compensation, bonus, employment agreements and other benefits and policies respecting such matters for the executive officers of the Company.

     The Board of Directors does not have a nominating committee; rather, the entire Board of Directors performs the function of such a committee.

COMPENSATION OF THE BOARD OF DIRECTORS

     In lieu of cash compensation, each Independent Director receives, upon initial election to the Board of Directors and upon each election thereafter, options to purchase Common Stock, at an exercise price equal to the fair market value at the date of grant (in the case of options granted upon consummation of the IPO, at the price to the public in the IPO). All of such options will vest immediately upon grant. The initial grant of such options upon initial election will cover 20,000 shares of Common Stock, and each subsequent grant will cover 15,000 shares of Common Stock for each Independent Director. The initial grant for each Independent Director appointed to serve immediately following the consummation of the IPO covered 26,250 shares of Common Stock representing the grant to each Independent Director with respect to their initial election to the Board of Directors (expected to occur in 1998) plus an additional grant of options to purchase 6,250 shares of Common Stock with respect to the period from the date of the IPO through the date of their initial election, but such Independent Directors will not be granted options upon re-election in 1998. In addition, Independent Directors are paid $1,250 for each meeting in excess of six meetings of the Board of Directors attended during each annual term and are reimbursed for reasonable expenses incurred to attend director and committee meetings. Officers of the Company who are directors are not paid any compensation in respect of their service as directors.

EXECUTIVE COMPENSATION

     The following table sets forth the estimated annual base salaries and other compensation paid for the period of November 26, 1997 through December 31, 1997 to the Chief Executive Officer and certain of the Company's other executive officers who, on an annualized basis, have a total annual salary and bonus in excess of $100,000 (collectively, the "Named Executive Officers"). The Company has entered into employment agreements with certain of its Executive Officers as described below. See "Employment Agreements."

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                                     ------------------------
                                                   ANNUAL COMPENSATION                             SECURITIES
                                       -------------------------------------------                 UNDERLYING
                                                                      OTHER ANNUAL   RESTRICTED     OPTIONS
                                        1997 SALARY        1997       COMPENSATION      STOCK      GRANTED IN   STOCK BONUS
     NAME AND PRINCIPAL POSITION           ($)(1)       BONUS($)(2)       ($)        AWARD(S)(2)   1997(#)(4)     (#)(2)
     ---------------------------       --------------   -----------   ------------   -----------   ----------   -----------
T. Robert Burke
  Chairman of the Board..............      16,645           --           2,800           --         225,000         --
Hamid R. Moghadam
  President and Chief Executive
  Officer............................      40,362           --              (3)          --         500,000         --
Douglas D. Abbey
  Chairman of Investment Committee...      21,389           --           2,800           --         250,000         --
S. Davis Carniglia
  Chief Financial Officer............      21,389           --           2,800           --         130,000         --
Craig A. Severance
  Managing Director, Acquisitions....      21,389           --           2,800           --         130,000         --
John H. Diserens
  Managing Director, Retail
  Division...........................      21,389           --           2,800           --         130,000         --

---------------

(1) Represents the actual amount of compensation paid from November 26, 1997 through December 31, 1997. Annual base compensation paid in 1997 was $150,000 for Mr. Burke, $400,000 for Mr. Moghadam and $200,000 for each of Messrs. Abbey, Carniglia, Severance and Diserens.


(2) The amount of any such bonus has been determined by the Compensation Committee of the Board of Directors. Pursuant to the executive's employment agreement, at the executive's option such executive may receive restricted shares of common stock, or options to purchase common stock, in lieu of any cash bonus, the number of such shares or options to be determined as set forth in such employee's employment agreement. See "-- Employment Agreements."

(3) The aggregate amount of the perquisites and other personal benefits, securities or property for Mr. Moghadam is less than the lesser of either $50,000 or 10% of his total salary and bonus paid in 1997.

(4) Options to purchase an aggregate of 3,111,250 shares of Common Stock (net of forfeitures) have been granted to directors, executive officers and other employees of the Company as of December 31, 1997. Such options vest pro rata in annual installments over a four-year period. An additional 2,638,750 shares of Common Stock are reserved for issuance under the Stock Incentive Plan.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows certain information relating to options to purchase shares of Common Stock granted to the Named Executive Officers during 1997.

                                                          INDIVIDUAL GRANTS(1)                  POTENTIAL REALIZABLE VALUE
                                             ----------------------------------------------       AT ASSUMED ANNUAL RATES
                                               PERCENT OF                                             OF COMMON SHARE
                       NUMBER OF SHARES OF    TOTAL OPTIONS                                       PRICE APPRECIATION FOR
                          COMMON STOCK         GRANTED TO                                          OPTION TERM(2)(000S)
                       UNDERLYING OPTIONS     EMPLOYEES IN        EXERCISE       EXPIRATION   -------------------------------
        NAME               GRANTED(#)        FISCAL YEAR(3)    PRICE PER SHARE      DATE            5%              10%
        ----           -------------------   ---------------   ---------------   ----------   --------------   --------------
T. Robert Burke......        225,000                7.2%           $21.00         11/25/07        $2,972          $ 7,531
Hamid R. Moghadam....        500,000               16.0%            21.00         11/25/07         6,605           16,735
Douglas D. Abbey.....        250,000                8.0%            21.00         11/25/07         3,303            8,368
S. Davis Carniglia...        130,000                4.2%            21.00         11/25/07         1,717            4,351
Craig A. Severance...        130,000                4.2%            21.00         11/25/07         1,717            4,351
John H. Diserens.....        130,000                4.2%            21.00         11/25/07         1,717            4,351

---------------
(1) All options granted in 1997 become exercisable in four equal installments (rounded to the nearest whole share of Common Stock) beginning on the first anniversary of the date of grant and have a term of not more than ten years. The option exercise price is equal to the fair market value of the Common Stock on the date of grant.

(2) In accordance with the rules of the SEC, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates or annual compound share price appreciation of 5% and 10% from the date the options were granted over the full option term. No gain to the optionee is possible without an increase in the price of Common Stock, which would benefit all stockholders.

(3) The total number of shares of Common Stock underlying such options used in such calculation are net of forfeitures.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers at December 31, 1997.

                                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                   UNDERLYING                     IN-THE-MONEY
                                                             UNEXERCISED OPTIONS AT                OPTIONS AT
                                                                DECEMBER 31, 1997              DECEMBER 31, 1997
                        SHARES ACQUIRED ON      VALUE      ---------------------------   ------------------------------
         NAME              EXERCISE (#)      REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE(1)
         ----           ------------------   -----------   -----------   -------------   -----------   ----------------
T. Robert Burke.......     N/A                 N/A           --             225,000        --            $   928,125
Hamid R. Moghadam.....     N/A                 N/A           --             500,000        --              2,062,500
Douglas D. Abbey......     N/A                 N/A           --             250,000        --              1,031,250
S. Davis Carniglia....     N/A                 N/A           --             130,000        --                536,250
Craig A. Severance....     N/A                 N/A           --             130,000        --                536,250
John H. Diserens......     N/A                 N/A           --             130,000        --                536,250

---------------
(1) Based on a price per share of Common Stock of $25.125, the last reported sales price per share on the New York Stock Exchange on December 31, 1997.

EMPLOYMENT AGREEMENTS


     Each of the persons who served as an Executive Officer at the time of the IPO has entered into an employment agreement with the Company pursuant to which each has agreed to devote their entire business time to the Company. The employment agreements have an initial term of one year (three years in the case of Mr. Moghadam) and are subject to automatic one-year extensions following the expiration of the initial term. The employment agreements provide for annual base compensation with the amount of any bonus to be determined by the Compensation Committee, based on certain performance targets, up to 150% of the applicable annual base compensation in the case of Messrs. Burke, Abbey and Moghadam, and 100% of the applicable annual base compensation in the case of Messrs. Carniglia, Diserens and Severance. The performance targets to be used to determine executive bonuses for the calendar year ending December 31, 1998 have not been finalized by the Compensation Committee. However, such performance targets are expected to include operating results and acquisition activity. The employment agreements provide that the executive has the right to elect to receive restricted stock or stock options in lieu of such executive's bonus. The number of shares of restricted stock to be so issued will equal 125% of the amount of the bonus, divided by the then current market price of the stock. The number of options to purchase shares of Common Stock so granted will be determined based on 150% of the amount of the bonus and the current market price of the Common Stock, using the "Black-Scholes" option-pricing methodology. Such restricted stock and options to purchase Common Stock will vest ratably over a three-year period. The employment agreements also provide that the executive will receive certain insurance benefits and be able to participate in the Company's employee benefit plans, including the Stock Incentive Plan (as defined below), and that, in the event of the executive's death, the executive's estate will receive certain compensation payments. The executive also is entitled to receive severance during the term of the employment agreement and for one year thereafter in the event of a termination of the executive's employment resulting from a disability, by the Company without "cause" or by the executive for "good reason." "Cause" means (i) gross negligence or willful misconduct, (ii) an uncured breach of any of the employee's material duties under the employment agreement, (iii) fraud or other conduct against the material best interests of the Company or (iv) a conviction of a felony if such conviction has a material adverse effect on the Company. "Good reason" means (a) a substantial adverse change in the nature or scope of the employee's responsibilities and authority under the employment agreement or
(b) an uncured breach by the Company of any of its material obligations under the employment agreement. Severance benefits include base compensation at the amounts provided in the employment agreement and bonus based on the most recent amount paid, as well as certain continuing insurance and other benefits.


     Such employment agreements also contain a non-competition agreement pursuant to which each executive agrees that he or she will not engage in any activities, directly or indirectly, in respect of commercial real estate, and will not make any investment in respect of industrial or retail real estate, other than through ownership of not more than 5% of the outstanding shares of a public company engaged in such activities and through existing investments as described under the caption "Certain Relationships and Related Transactions." Such restrictions apply during the term of the employment agreements and for a one-year period thereafter.

STOCK INCENTIVE PLAN

     The Company adopted the Stock Option and Incentive Plan (the "Stock Incentive Plan") to (i) enable executive officers, employees and directors of the Company, the Operating Partnership and AMB Investment Management to participate in the ownership of the Company, (ii) attract and retain executive officers, other key employees (those employees which from time-to-time are recognized for exceptional contributions to the Company and its subsidiaries, including the Operating Partnership) and directors of the Company, the Operating Partnership and AMB Investment Management and (iii) provide incentives to such persons to maximize the Company's performance and its cash flow available for distribution. The Stock Incentive Plan provides for the award to such officers and key employees (subject to the Ownership Limit, or such other limit as provided in the Company's Articles of Incorporation or as otherwise permitted by the Board of Directors) of a broad variety of stock-based compensation alternatives such as non-qualified stock options, incentive stock options, restricted stock and stock appreciation rights, and provides for the grant to Independent Directors and directors of AMB Investment Management of non-qualified stock options.

     The Compensation Committee, which is comprised solely of Independent Directors, has the authority to determine the terms of options and restricted shares of common stock granted under the Stock Incentive Plan, including, among other things, the individuals who shall receive such grants, the times when they shall receive them, whether an incentive stock option or non-qualified option shall be granted and the number of shares to be subject to each grant.


     The Company has reserved 5,750,000 shares of Common Stock for issuance under the Stock Incentive Plan and, as of April 30, 1998, had granted to certain directors, officers and employees options to purchase 3,071,250 shares of Common Stock (net of forfeitures). Such options have a ten-year term and vest pro rata in annual installments over a four-year period with respect to initial grants. There is no limit on the number of awards that may be granted to any one individual so long as the (i) aggregate fair market value (determined at the time of grant) of shares with respect to which an incentive stock option is first exercisable by an optionee during any calendar year cannot exceed $100,000, (ii) grant does not violate the Ownership Limit or cause the Company to fail to qualify as a REIT for Federal income tax purposes and (iii) maximum number of shares of Common Stock for which stock options and stock appreciation rights may be issued during any fiscal year to any participant in the Stock Incentive Plan shall not exceed 1,000,000. See "Description of Capital Stock -- Restrictions on Ownership and Transfer." The Company plans to limit future grants under the Stock Incentive Plan to the Company's directors and officers and a limited number of other employees.

     Restricted Stock. Restricted stock may be sold to participants at various prices (but not below par value) and is subject to such restrictions as may be determined by the Compensation Committee. Restricted stock typically may be repurchased by the Company at the original price if certain conditions or restrictions are removed or expire. Purchasers of restricted stock will have voting rights and receive distributions prior to the time when the restrictions lapse. To date the Company has granted 5,712 restricted shares of Common Stock. The Company has no present plans to grant restricted shares of Common Stock other than with respect to additional shares which may be issued to, and at the option of, certain employees in lieu of annual cash bonus compensation.


     Administration of the Stock Incentive Plan. The Stock Incentive Plan is administered by the Board of Directors and/or the Compensation Committee. No person is eligible to serve on the Compensation Committee unless such person is an Independent Director. The Committee has complete discretion to determine (subject to (i) the Ownership Limit contained in the Articles of Incorporation of the Company and (ii) a limit against granting options or stock appreciation rights for more than 1,000,000 shares to any person in any year) which eligible individuals are to receive option or other stock grants, the number of shares subject to each such grant, the status of any granted option as either an incentive option or a non-qualified stock option under the Federal tax laws, the exercise schedule to be in effect for the grant, the maximum term for which any granted option is to remain outstanding and, subject to the specific terms of the Stock Incentive Plan, any other terms of the grant.


     Eligibility. All employees of the Company may, at the discretion of the Compensation Committee, be granted incentive and non-qualified stock options to purchase shares of Common Stock at an exercise price not less than 100% of the fair market value of such shares on the grant date. Directors of the Company, employees of the Operating Partnership, employees and directors of AMB Investment Management, consultants and other persons who are not regular salaried employees of the Company are not eligible to receive incentive stock options, but are eligible to receive non-qualified stock options. In addition, all employees and consultants of the Company, the Operating Partnership and AMB Investment Management are eligible for awards of restricted stock and grants of stock appreciation rights.


     Purchase Price of Shares Subject to Options. The price of the shares of Common Stock subject to each option shall be set by the Compensation Committee; provided, however, that the exercise price per share of an option shall be not less than 100% of the fair market value of such shares on the date such option is granted; provided, further, that, in the case of an incentive stock option, the exercise price pre share shall not be less than 110% of the fair market value of such shares on the date such option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, any subsidiary or any parent corporation ("greater than 10% stockholders").


     Non-Assignability. Options may be transferred only by will or by the laws of descent and distribution. During a participant's lifetime, options are exercisable only by the participant.

     Terms and Exercisability of Options. Unless otherwise determined by the Board of Directors or the Compensation Committee, all options granted under the Stock Incentive Plan are subject to the following conditions: (i) options will be exercisable in installments, on a cumulative basis, at the rate of thirty-three and one-third percent (33 1/3%) each year beginning on the first anniversary of the date of the grant of the option, until the options expire or are terminated (other than options granted at the time of the IPO, which vest ratably over four years) and (ii) following an optionee's termination of employment, the optionee shall have the right to exercise any outstanding vested options for a specified period.

     To the extent the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an optionee during any calendar year exceeds $100,000, such options shall be taxed as non-qualified stock options. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For this purpose, the fair market value of stock shall be determined as of the time that the option with respect to such stock is granted.

     Options are exercisable in whole or in part by written notice to the Company, specifying the number of shares being purchased and accompanied by payment of the purchase price for such shares. The option price may be paid: (i) in cash or by certified or cashier's check payable to the order of the Company,
(ii) by delivery of shares of Common Stock already owned by, and in the possession of, the optionee or (iii) if authorized by the Board of Directors or the Compensation Committee or if specified in the option agreement for the option being exercised, by a recourse promissory note made by the optionee in favor of the Company or through installment payments to the Company.

     On the date the option price is to be paid, the optionee must make full payment to the Company of all amounts that must be withheld by the Company for Federal, state or local tax purposes.

     Termination of Employment; Death or Permanent Disability. If an option holder ceases to be employed by the Company for any reason other than the optionee's death or permanent disability, such optionee's stock option shall expire three months after the date of such cessation of employment unless by its terms it expires sooner; provided, however, that during such period after cessation of employment, such stock option may be exercised only to the extent it was exercisable according to such option's terms on the date of cessation of employment. If an optionee dies or becomes permanently disabled while the optionee is employed by the Company, such optionee's option shall expire twelve months after the date of such optionee's death or permanent disability unless by its terms it expires sooner. During such period after death, such stock option may, to the extent it remain unexercised upon the date of such death, be exercised by the person or persons to whom the optionee's rights under such stock option are transferred under the laws of descent an distribution.

     Acceleration of Exercisability. In the event the Company is acquired by merger, consolidation or asset sale, each outstanding option which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will, at the election of the Board of Directors (or if so provided in an option or other agreement with an optionee), automatically accelerate in full.

     Adjustments. In the event any change is made to the Common Stock issuable under the Stock Incentive Plan by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustment will be made to (i) the maximum number and class of shares issuable under the Stock Incentive Plan and (ii) the number and/or class of shares and price per share in effect under each outstanding option.

     Amendments to the Stock Incentive Plan. The Board of Directors may at any time suspend or terminate the Stock Incentive Plan. The Board of Directors or Compensation Committee may also at any time amend or revise the terms of the Stock Incentive Plan; provided that no such amendment or revision shall, unless appropriate stockholder approval of such amendment or revision is obtained, (i) increase the maximum number of shares which may be acquired pursuant to options granted under the Stock Incentive Plan (except for adjustments as described in the foregoing paragraph) or (ii) change the minimum purchase price required under the Stock Incentive Plan.

     Termination. The Stock Incentive Plan will terminate on December 31, 2007, unless sooner terminated by the Board of Directors.

     Registration Statement on Form S-8. The shares of Common Stock underlying options granted under the Stock Incentive Plan and restricted shares of Common Stock are subject to an effective Registration Statement on Form S-8.

401(k) PLAN

     Effective November 26, 1997, the Company established its Section 401(k) Savings/Retirement Plan (the "401(k) Plan") to cover eligible employees of the Company, the Operating Partnership and any designated affiliate. The 401(k) Plan permits eligible employees of the Company to defer up to 10% of their annual compensation, subject to certain limitations imposed by the Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contributions to the 401(k) Plan. The Company currently makes matching contributions to the 401(k) Plan in an amount equal to 50% of the first 3.5% of annual compensation deferred by each employee; however, it has reserved the right to make greater matching contributions or discretionary profit sharing contributions in the future. Participants vest immediately in the matching contributions by the Company. Discretionary contributions are subject to three-year vesting whereby 100% vests after the third year. Employees of the Company are eligible to participate in the 401(k) Plan if they meet certain requirements concerning minimum period of credited service. The Company's contribution to the 401(k) Plan for the period ended December 31, 1997 was $144,971. The 401(k) Plan qualifies under Section 401 of the Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan.

LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY

     The Operating Partnership's officers and the Company's directors are indemnified under Maryland law, the Company's Articles of Incorporation and the Partnership Agreement against certain liabilities. The Articles of Incorporation and Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the MGCL.

INDEMNIFICATION AGREEMENTS

     The Company has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other matters, that the Company indemnify its executive officers and directors to the fullest extent permitted by law and reimburse the executive officers and directors for all related expenses as incurred, subject to return if it is subsequently determined that indemnification is not permitted. Under the agreements, the Company must also indemnify and reimburse all expenses as incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements and may cover executive officers and directors under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights it provides.

     The Company's officers and directors are indemnified under the Maryland General Corporation Law (the "MGCL"), the Articles of Incorporation and the Partnership Agreement against certain liabilities. The Articles of Incorporation and Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the MGCL.

     The MGCL permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director of officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty,
(ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

     The MGCL permits the articles of incorporation of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions, and the Articles of Incorporation of the Company contain this provision. The MGCL does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that
(i) it is proved that the person actually received an improper personal benefit in money, property or services, (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was committed in bad faith or was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or failure to act was unlawful. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or recission.

     The Partnership Agreement also provides for indemnification of the Company, as general partner, and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of the Company and its officers and directors to the Operating Partnership and the partners of the Operating Partnership to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under the Articles of Incorporation. See "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Exculpation and Indemnification of the Company."

     Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and the Operating Partnership have engaged in the following transactions and relationships with certain of the Executive Officers, directors and persons who hold more than 5% of the outstanding shares of Common Stock.

FORMATION TRANSACTIONS

     In connection with the Formation Transactions, CIF, VAF and the Company's predecessor, AMB, effected a series of mergers pursuant to which such entities merged into the Company with the institutional stockholders of CIF and VAF and the Company's executive officers (the former stockholders of AMB), receiving an aggregate of 4,746,624 shares of Common Stock, with a total value at the time of the IPO of $99.7 million, and the right to receive in the Company's second year of operation up to 4,241,803 limited partnership Units (the "Performance Units"). The issuance of such Units is dependent upon the future trading price of and dividends on the shares of Common Stock. See "Description of Certain Provisions of the Partnership Agreement of the Operating
Partnership -- Performance Units." In addition, such executive officers received the right to receive certain investment management fees earned by AMB Investment Management, subject to certain limitations. Through March 31, 1998, no payments have been made to the Company's executive officers in respect of the right to receive such investment management fees.

     In addition, certain Individual Account Investors, former investment management clients of AMB including Ameritech Pension Trust, City and County of San Francisco Employees' Retirement System and Southern Company System Master Retirement Trust, contributed certain real property interests to the Company. In exchange for such contribution of properties, Ameritech Pension Trust, City and County of San Francisco Employees' Retirement System and Southern Company System Master Retirement Trust received 12,441,580 shares of Common Stock, 6,772,640 shares of Common Stock and 8,032,415 shares of Common Stock, respectively, with a total value at the time of the IPO of $626.7 million. See "Principal Stockholders."

     In connection with consummation of the Formation Transactions, the Company assumed the $4.0 million revolving credit facility of AMB, of which approximately $1.1 million was outstanding upon completion of the Formation Transactions, relieving three of the Company's Executive Officers, Messrs. Abbey, Moghadam and Burke, of their respective obligations with respect to the partial guaranty of such indebtedness. The proceeds of such indebtedness were used by AMB to acquire certain assets historically used in AMB's operations from AMB Investment, Inc. ("AMBI"), an entity owned equally by Messrs. Abbey, Moghadam and Burke. The Company also assumed a $791,925 note payable of AMBI to WPF as consideration for the transfer to the Company of AMBI's general partner interest in WPF (which the Company believed had a value equal to or greater than the face amount of such note at the time such note payable was assumed).

OTHER RELATED TRANSACTIONS

     During 1990, 1991, 1994, 1995 and 1996, Craig A. Severance, John H. Diserens, S. Davis Carniglia, Jean C. Hurley and Bruce H. Freedman issued notes to AMB in consideration of the acquisition of shares of AMB common stock in the principal amounts of $189,472, $243,866, $132,237, $342,806 and $307,071,
respectively. The notes bore interest at an annual rate of prime plus 1.0%. The principal amount of the notes and accrued interest thereon were repaid in full by all stockholders prior to the IPO.

     In January 1993, AMBI, AMB, AMB Corporate Real Estate Advisors, Inc. ("AMBCREA"), AMB Development L.P., AMB Development, Inc. and AMB Institutional Housing Partners entered into an agreement for the purpose of the parties thereto to work together to accomplish separate business purposes while sharing certain support and other resources. Under the Intercompany Agreement, each party to the agreement (each, an "AMB Intercompany Party") is permitted to use the term "AMB" as a part of its name. Each AMB Intercompany Party also agreed, among other things, to do business in a specified aspect of real estate and finance; to use its best efforts to refer business opportunities outside of its own line of business to other AMB Intercompany Parties; to provide intercompany loans; and to utilize personnel of another AMB Intercompany Party for a fee. In addition, under the Intercompany Agreement, AMBI agreed to: (i) provide common business services, resources and support, including employees, benefits, services contracts and financial management and reporting to each AMB Intercompany Party; (ii) purchase all fixed assets and rent them to the AMB Intercompany Parties for a fee; (iii) act as lessee for office space for each AMB Intercompany Party; (iv) employ all employees of each AMB Intercompany Party, fix such employees' salaries, bonuses and benefits, and charge such costs to the appropriate AMB Intercompany Party; and (v) pay for the direct and indirect costs of operation of each AMB Intercompany Party and charge each AMB Intercompany Party its allocated share. The total amount paid to AMBI by AMB during the years ended December 31, 1994, 1995, 1996 and 1997 was $9,940,762, $13,564,178, $16,842,615 and $19,358,000,
respectively, which equaled the expenses incurred by AMBI allocable to AMB for each such year.


     As part of the Formation Transactions, the Company acquired AMBI's assets (other than its leasehold interest for office space and certain office equipment) and employed the employees utilized in its business, and all other AMBI employees were transferred to AMBCREA. Accordingly, upon consummation of the IPO, the Intercompany Agreement was modified so that it applies only to the office space and certain office equipment leased by AMBI, which is used by the Company, the Operating Partnership and AMB Investment Management, respectively, for fees equal to an allocation of AMBI's cost thereof. AMBCREA, AMB Institutional Housing Partners, AMB Development, Inc. and AMB Development L.P. are continuing to use the name "AMB" pursuant to royalty-free license arrangements with the Company. In addition, it is presently anticipated that AMBCREA, which is in the process of winding down operations, will cease operations by June 30, 1998. See "-- Conflicts of Interest."

CONFLICTS OF INTEREST

     The Executive Officers and directors of the Company may be subject to a number of conflicts of interest. Such potential conflicts, and the Company's proposed methods of dealing with them, are described below. See also "Policies with Respect to Certain Activities -- Conflict of Interest Policies."

     Stockholders of AMB who became Executive Officers of the Company upon consummation of the IPO own interests in certain real estate-related businesses and investments. Such interests include minority ownership of Institutional Housing Partners, a residential housing finance company (through AMB Institutional Housing Partners); and ownership of AMB Development, Inc. and AMB Development L.P., developers which own property that management believes is not suitable for ownership by the Company. Neither AMB Development, Inc. nor AMB Development L.P. will initiate any new development projects, nor will they make any further investments in industrial or retail properties other than those under development at November 26, 1997. Such persons are also owners of AMBCREA which is principally a real estate services company for corporate and professional tenants of real estate. AMBCREA is in the process of winding down its business, and it is presently anticipated that AMBCREA will cease operations by June 30, 1998. However, the continued involvement by the Company's Executive Officers could divert management's attention from the day-to-day operations of the Company. Each of the persons serving as an Executive Officer at the time of the IPO has entered into a non-competition agreement with the Company pursuant to which, among other things, they agreed not to engage in any activities, directly or indirectly, in respect of commercial real estate, and agreed not make any investment in respect of industrial or retail real estate, other than through ownership of not more than 5% of the outstanding shares of a public company engaged in such activities or through the existing investments referred to herein.

     AMB Development L.P. owns interests in 11 retail development projects in the U.S., each of which consists of a single free-standing Walgreens drugstore, and, together with other entities controlled by nine of the executive officers, a low income housing apartment building located in the San Francisco Bay Area. In addition, Messrs. Abbey, Moghadam and Burke, each a founder, Executive Officer and director of the Company, own less than 1% interests in two partnerships which own office buildings in various markets; these interests have negligible value. Luis A. Belmonte, an Executive Officer of the Company, owns less than a 10 interest, representing an estimated value of $75,000, in a limited partnership which owns an office building located in Oakland, California. David S. Fries, an Executive Officer of the Company, owns an approximate 1% interest in a limited partnership that owns an apartment complex in Orange County, California.

     In addition, several of the executive officers individually own: (i) less than 1% interests in the stocks of certain publicly-traded REITs, including mortgage REITs, and residential developers; (ii) certain interests in and rights to developed and undeveloped real property located outside the United States;
(iii) interests in single-family homes and residential apartments in the San Francisco Bay Area; (iv) certain passive interests, not believed to be material, in real estate businesses in which such persons were previously employed; and
(v) certain other de minimis holdings in equity securities. Thomas W. Tusher, a member of the Company's Board of Directors, is a limited partner in a partnership in which Messrs. Abbey, Moghadam and Burke are general partners and which owns a 75% interest in an office building. Mr. Tusher owns a 20% interest in the partnership, valued as of March 31, 1998 at approximately $939,000. Messrs. Abbey, Moghadam and Burke each have an approximately 26.7% interest in the partnership, each valued as of March 31, 1998 at approximately $1,252,000.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of May 31, 1998 by (i) each director,
(ii) each Named Executive Officer, (iii) all directors and Executive Officers of the Company as a group and (iv) each person or entity which is the beneficial owner of 5% or more of the outstanding shares of Common Stock. Except as indicated below, all of such shares of Common Stock are owned directly, and the indicated person or entity has sole voting and investment power. As of May 31, 1998, none of the Company's executive officers and directors or its 5% stockholders owned any Units of the Operating Partnership.



                                                                              PERCENTAGE OF
                                                                            OUTSTANDING SHARES
                                                    NUMBER OF SHARES OF         OF COMMON
     NAME AND ADDRESS OF BENEFICIAL OWNER(1)       BENEFICIALLY OWNED(2)         STOCK(2)
     ---------------------------------------       ---------------------    ------------------
T. Robert Burke..................................          877,289                  1.0%
Hamid R. Moghadam................................        1,397,477                  1.6%
Douglas D. Abbey.................................        1,125,245                  1.3%
S. Davis Carniglia...............................          224,377                    *
Craig A. Severance...............................          331,364                    *
John H. Diserens.................................          284,182                    *
Daniel H. Case, III..............................           10,000                    *
Robert H. Edelstein, Ph.D........................              952                    *
Lynn M. Sedway...................................            3,152                    *
Jeffrey L. Skelton, Ph.D.........................              952                    *
Thomas W. Tusher.................................           25,952                    *
Caryl B. Welborn.................................            7,952                    *
Ameritech Pension Trust(3).......................       12,441,580                 14.5%
City and County of San Francisco Employees'
  Retirement System(4)...........................        6,722,640                  7.8%
Southern Company System Master Retirement
  Trust(5).......................................        6,032,415                  7.0%
All directors and Executive Officers as a group
  (16 persons)...................................        4,619,601                  5.4%


---------------
 *  Represents less than 1.0% of outstanding shares of Common Stock.

(1) Unless otherwise indicated, the address for each of the persons listed is c/o AMB Property Corporation, 505 Montgomery Street, San Francisco, California 94111.

(2) Excludes (i) options to purchase 1,522,500 shares of Common Stock granted to Named Executive Officers and directors on November 26, 1997 and (ii) 3,781,459 Performance Units which are not exercisable or were not earned within 60 days of the date of this filing. See "Description of Certain Provisions of the Partnership Agreement of the Operating
    Partnership -- Performance Units."

(3) Reflects shares held by State Street Bank and Trust Company, as trustee, the voting and investment power with respect to which are held by Ameritech Pension Trust. The address of Ameritech Pension Trust for this purpose is 225 W. Randolph, HQ13A, Chicago, Illinois 60606, Attn.: Director-Real Estate.

(4) The address of the City and County of San Francisco Employees' Retirement System is 1155 Market Street, San Francisco, California 94103.

(5) The address of Southern Company System Master Retirement Trust is 270 Peachtree Street N.W., Suite 1900 BIN 924, Atlanta, Georgia 30303.

                              DESCRIPTION OF NOTES


     The Notes will be direct senior unsecured obligations of the Operating Partnership unconditionally guaranteed on an unsecured basis by the Company. The 7.10% Notes due 2008 (the "2008 Notes"), the 7.50% Notes due 2018 (the "2018
Notes") and the 6.90% Reset Put Securities (REPS(SM)) due 2015 -- Putable/Callable 2005 (the "REPS") each constitute a separate series of securities and will be issued under an indenture (the "Indenture") among the Operating Partnership, AMB Property Corporation and State Street Bank and Trust Company of California, N.A., as Trustee (the "Trustee"). The Indenture, as amended or supplemented from time to time, will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made under this heading relating to the Notes and the Indenture are summaries of certain provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the forms of Indenture and the Notes, which have been included or incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part and are or will be available as described above under "Available Information."


     Capitalized terms used herein and not defined shall have the meanings assigned to them in the Indenture. As used in this "Description of Notes," all references to the "Operating Partnership" shall mean AMB Property, L.P., excluding, unless otherwise expressly stated or the context shall otherwise require, its subsidiaries.

GENERAL


     The 2008 Notes will be limited in aggregate principal amount to $175,000,000, the 2018 Notes will be limited in aggregate principal amount to $125,000,000 and the REPS will be limited in aggregate principal amount to $100,000,000. The Notes will be unsecured and unsubordinated obligations of the Operating Partnership and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness of the Operating Partnership outstanding from time to time.


     The Indenture does not contain any provision that limits the ability of the Operating Partnership to incur indebtedness or that affords Holders of Notes protection in a highly leveraged or similar action involving the Operating Partnership or in the event of a change of control of the Operating Partnership, including a change in control of the Company, except as hereinafter set forth under the captions "Certain Covenants -- Aggregate Debt Test," "-- Maintenance of Total Unencumbered Assets," "-- Debt Service Test" and "-- Secured Debt Test." See "Risk Factors -- Incurrence of Indebtedness." However, certain restrictions on ownership and transfers of the Company's Common Stock and the Company's other equity securities designed to preserve its status as a REIT may act to prevent or hinder a change of control.

     Although the Operating Partnership owns a majority of its consolidated assets itself, rather than through subsidiaries, a substantial portion of its consolidated assets (amounting to approximately 27.1% of its total consolidated assets at March 31, 1998) are held by AMB Property II, L.P., Long Gate LLC and other subsidiaries. Accordingly, the cash flow of the Operating Partnership and the consequent ability to service its debt, including the Notes, are partially dependent on the earnings of such subsidiaries and the Notes will be effectively subordinated to all existing and future indebtedness, guarantees and other liabilities of such subsidiaries. On a pro forma basis as of March 31, 1998, after giving effect to the offering of the Notes made hereby and the application of the estimated net proceeds therefrom as if such transactions had occurred on that date, the Operating Partnership's subsidiaries would have had total long-term liabilities (excluding intercompany liabilities) of approximately $92.5 million (consisting entirely of mortgage and secured indebtedness). See "Business and Properties -- Debt Financing -- Secured and Mortgage Debt."


     The Notes will be effectively subordinated to any secured indebtedness of the Operating Partnership and its subsidiaries to the extent of any collateral pledged as security therefor. As of March 31, 1998, after giving effect to the offering of the Notes made hereby and the application of the estimated net proceeds therefrom as if such transaction had occurred on that date, the Operating Partnership (excluding its subsidiaries) would have had unsecured senior indebtedness (including the Notes) aggregating approximately $473.9 million and mortgage and other secured indebtedness aggregating approximately $610.1 million. See "Use of Proceeds," "Risk Factors -- Ranking of the Notes" and "-- Debt Financing" and "Capitalization." Although the covenants described herein under the caption "-- Certain Covenants" will impose certain limitations on the incurrence of additional indebtedness, the Operating Partnership and its Subsidiaries will retain the ability to incur substantial additional secured and unsecured indebtedness in the future.

DENOMINATIONS, MATURITY, INTEREST, REGISTRATION AND TRANSFER

  2008 Notes and 2018 Notes


     The 2008 Notes and the 2018 Notes will be issued only in fully registered book-entry form without coupons, in denominations of $1,000 and integral multiples thereof. The 2008 Notes will mature on June 30, 2008 (the "2008 Maturity Date") and the 2018 Notes will mature on June 30, 2018 (the "2018 Maturity Date").


     The 2008 Notes and the 2018 Notes may be redeemed, in whole or in part, at the option of the Operating Partnership at any time. See "-- Redemption of the 2008 Notes and the 2018 Notes at the Option of the Operating Partnership." The 2008 Notes and the 2018 Notes are not subject to any sinking fund provisions.


     Interest on the 2008 Notes will accrue at a rate of 7.10% per annum and interest on the 2018 Notes will accrue at a rate of 7.50% per annum and, in each case, will be payable semi-annually on June 30 and December 30, commencing December 30, 1998. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Principal of (and premium, if any) and interest on the 2008 Notes and the 2018 Notes will be payable at the office or agency maintained by the Operating Partnership for such purpose within the City and State of New York; or at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Note Register or by transfer of funds to such Person at an account maintained within the United States. (See Sections 301, 302, 305, 306, 307 and 1002 of the form of Indenture.)


  The REPS


     The REPS will be issued only in fully registered book-entry form without coupons, in denominations of $1,000 and integral multiples thereof. While the REPS will mature on June 30, 2015 (the "Final REPS Maturity Date" and together with the 2008 Maturity Date and the 2018 Maturity Date, the "Maturity Dates"), holders of the REPS will be entitled to receive, and will be required to accept, 100% of the principal amount thereof on June 30, 2005 (the "2005 Coupon Reset Date") from either (i) the Callholder (as defined below), if the Callholder purchases the REPS pursuant to the Call Option (as defined below), or (ii) the Operating Partnership, by exercise of the Mandatory Put (as defined below) by the Trustee for and on behalf of the holders of the REPS, if the Callholder does not purchase the REPS pursuant to the Call Option. The Call Option and the related marketing process are designed to enable the Operating Partnership to potentially keep its securities outstanding for 17 years. The Mandatory Put is designed to ensure the holders of the REPS that their principal will be returned to them in all cases on the seventh anniversary of the initial issuance. See
"-- Call Option and Mandatory Put with Respect to the REPS" below.


     FOR PERSONS HOLDING THE REPS (OR AN INTEREST THEREIN) ON THE 2005 COUPON RESET DATE, THE EFFECT OF THE OPERATION OF THE CALL OPTION OR THE MANDATORY PUT WILL BE THAT SUCH HOLDERS WILL BE ENTITLED TO RECEIVE, AND WILL BE REQUIRED TO ACCEPT, 100% OF THE PRINCIPAL AMOUNT OF SUCH REPS (PLUS ACCRUED INTEREST) ON THE 2005 COUPON RESET DATE IN SATISFACTION OF THE OPERATING PARTNERSHIP'S OBLIGATIONS TO THE HOLDERS OF THE REPS. INTEREST ACCRUED TO BUT EXCLUDING THE 2005 COUPON RESET DATE WILL BE PAID BY THE OPERATING PARTNERSHIP ON SUCH DATE TO THE HOLDERS OF THE REPS ON THE MOST RECENT RECORD DATE. THE REPS MAY BE REDEEMED ONLY IN CONNECTION WITH A CALL OPTION OR A MANDATORY PUT. SEE "-- CALL OPTION AND MANDATORY PUT WITH RESPECT TO THE REPS". THE REPS ARE NOT SUBJECT TO ANY SINKING FUND PROVISIONS.


     Interest on the REPS will accrue at the rate of 6.90% per annum from and including June 30 to but excluding June 30, 2005, the 2005 Coupon Reset Date, and will be payable semi-annually on June 30 and December 30, commencing December 30, 1998. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Principal of (and premium, if any) and interest on the REPS will be payable at the office or agency maintained by the Operating Partnership for such purpose within the City and State of New York; or at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Note Register or by transfer of funds to such Person at an account maintained within the United States. (See Sections 301, 302, 305, 306, 307 and 1002 of the form of Indenture.)


     If the Callholder elects to purchase the REPS pursuant to the Call Option, the Calculation Agent (as defined below) will reset the interest rate for the REPS effective on the 2005 Coupon Reset Date, pursuant to the Coupon Reset Process described below. In such circumstance, (i) the REPS will be purchased by the Callholder at 100% of the principal amount thereof on the 2005 Coupon Reset Date, on the terms and subject to the conditions described herein (interest accrued to but excluding the 2005 Coupon Reset Date will be paid by the Operating Partnership on such date to the holders of the REPS on the most recent Record Date), and (ii) from and including the 2005 Coupon Reset Date, the REPS will bear interest at the rate determined by the Calculation Agent in accordance with the procedure set forth under "-- Coupon Reset Process if REPS are Called" below. The Trustee will exercise the Mandatory Put without the consent of, or notice to, the holders of the REPS.


     Neither the Operating Partnership nor the Trustee will be required (i) to issue, register the transfer of or exchange Notes if such Notes may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption; or (ii) to register the transfer of or exchange any Note, or portion thereof, called for redemption, except the unredeemed portion of any Note being redeemed in part. (See Section 305 of the form of Indenture.)


GUARANTEES



     The Operating Partnership's obligations under each series of Notes will be guaranteed (each, a "Guarantee") by the Company. The obligations of the Company under each Guarantee will be limited to the maximum amount permitted under applicable federal or state law.


     The Indenture provides that the Company may not consolidate with or merge with or into (whether or not the Company is the surviving person) another corporation, person or entity whether or not affiliated with the Company unless
(i) the person formed by or surviving any such consolidation or merger (if other than the Company) shall be a corporation, partnership, limited liability company or other legal entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee under the Notes and the Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default would exist and (iii) an officers' certificate and legal opinion concerning such conditions shall be delivered to the Trustee.

REDEMPTION OF THE NOTES AT THE OPTION OF THE OPERATING PARTNERSHIP


     The 2008 Notes, the 2018 Notes and the REPS will be redeemable, in whole or from time to time in part, at the option of the Operating Partnership on any date (a "Redemption Date"), at a redemption price equal to the greater of (i) 100% of the principal amount of the 2008 Notes, the 2018 Notes and the REPS to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date; provided that installments of interest on 2008 Notes, the 2018 Notes and the REPS which are due and payable on an Interest Payment Date falling on or prior to the relevant Redemption Date shall be payable to the holders of such of the 2008 Notes, the 2018 Notes and the REPS registered as such at the close of business on the relevant record date according to their terms and the provisions of the Indenture.

     "Treasury Rate" means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the applicable Maturity Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third business day preceding the Redemption Date.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the 2008 Notes and the 2018 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2008 Notes and the 2018 Notes.

     "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Operating Partnership.

     "Comparable Treasury Price" means with respect to any Redemption Date (i) the average of the two remaining Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations from the four selected, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Reference Treasury Dealer" means Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and an additional Reference Treasury Dealer appointed by the Trustee after consultation with the Operating Partnership and their successors; provided, however, that if Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc. or such additional Reference Treasury Dealer and their successors shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Operating Partnership will substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York time, on the third business day preceding such Redemption Date.

     Notice of any redemption by the Operating Partnership will be mailed at least 30 days but not more than 60 days before any Redemption Date to each holder of 2008 Notes, the 2018 Notes and the REPS to be redeemed. If less than all the 2008 Notes, the 2018 Notes and the REPS are to be redeemed at the option of the Operating Partnership, the Trustee shall select, in such manner as it shall deem fair and appropriate, the 2008 Notes, the 2018 Notes and the REPS to be redeemed in whole or in part.

     Unless the Operating Partnership defaults in payment of the redemption price, on and after any Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

CALL OPTION AND MANDATORY PUT WITH RESPECT TO THE REPS

     Call Option. Pursuant to the terms of the REPS, the Callholder, by giving notice to the Trustee (the "Call Notice"), has the right to purchase the aggregate principal amount of REPS, in whole but not in part

(the "Call Option"), on the 2005 Coupon Reset Date, at a price equal to 100% of the principal amount thereof (the "Call Price") (interest accrued to but excluding the 2005 Coupon Reset Date will be paid by the Operating Partnership on such date to the holders of the REPS on the most recent Record Date). In order for the Callholder to exercise the Call Option, the Call Notice is required to be given to the Trustee, in writing, prior to 4:00 p.m., New York time, no later than 15 calendar days prior to the 2005 Coupon Reset Date for the REPS.

     If the Callholder exercises its rights under the Call Option, unless terminated in accordance with its terms, (i) not later than 2:00 p.m., New York time, on the Business Day prior to the 2005 Coupon Reset Date, the Callholder will deliver the Call Price in immediately available funds to the Trustee for payment of the Call Price on the 2005 Coupon Reset Date, and (ii) the holders of REPS will be required to deliver and will be deemed to have delivered the REPS to the Callholder against payment therefor on the 2005 Coupon Reset Date through the facilities of The Depository Trust Company, New York, New York ("DTC"). No holder of any REPS or any interest therein will have any right or claim against the Callholder as a result of the Callholder's decision whether or not to exercise the Call Option or performance or nonperformance of its obligations with respect thereto.

     The Call Option provides for certain circumstances under which such Call Option may be terminated. See "-- Coupon Reset Process if REPS are Called." If the Call Option terminates or if the Callholder fails to pay the Call Price to the Trustee at or prior to the required time, the Trustee shall exercise the Mandatory Put described below. The Trustee shall notify the holders that it is exercising the Put Option as required by the terms of the Indenture, as supplemented.

     Immediately following the original issuance of the REPS, the Callholder will be Morgan Stanley & Co. International Limited. Thereafter, the Callholder may, from time to time, assign all of (but not less than all) its rights under the Call Option to a substitute Callholder, in each case without notice to or consent of the holders of the REPS.


     Mandatory Put. If the Call Option is not exercised or if the Call Option otherwise terminates, the Trustee will be obligated to exercise the right of the holders of the REPS to require the Operating Partnership to purchase the aggregate principal amount of REPS in whole but not in part (the "Mandatory Put"), on the 2005 Coupon Reset Date at a price equal to 100% of the principal amount thereof (the "Put Price"), plus accrued but unpaid interest to but excluding such 2005 Coupon Reset Date, in each case, to be paid by the Operating Partnership to the holders on the 2005 Coupon Reset Date. If the Trustee exercises the Mandatory Put, then the Operating Partnership shall deliver the Put Price in immediately available funds to the Trustee by no later than 12:00 noon, New York time, on the 2005 Coupon Reset Date, and the holders of the REPS will be required to deliver and will be deemed to have delivered the REPS to the Operating Partnership against payment therefor on the 2005 Coupon Reset Date through the facilities of DTC. By its purchase of REPS, each holder irrevocably agrees that the Trustee shall exercise the Mandatory Put relating to such REPS for or on behalf of such REPS as provided herein. No holder of any REPS or any interest therein has the right to consent or object to the exercise of the Trustee's duties under the Mandatory Put.


     The transactions described above will be executed on the 2005 Coupon Reset Date through DTC in accordance with the procedures of DTC, and the accounts of participants will be debited and credited and the REPS delivered by book-entry as necessary to effect the purchases and sales thereof. For further information with respect to transfers and settlement through DTC, see "Global Notes."

     Notice to Holders by Trustee. In anticipation of the exercise of the Call Option or the Mandatory Put on the 2005 Coupon Reset Date, the Trustee will notify the Holders of the REPS, not less than 30 days nor more than 60 days prior to the 2005 Coupon Reset Date, that all REPS shall be delivered on the 2005 Coupon Reset Date through the facilities of DTC against payment of the Call Price by the Callholder under the Call Option or payment of the Put Price by the Operating Partnership under the Mandatory Put. The Trustee will notify the holders of the REPS once it is determined whether the Call Price or the Put Price shall be delivered.

COUPON RESET PROCESS IF REPS ARE CALLED

     The following discussion describes the steps to be taken in order to determine the interest rate to be paid on the REPS on and after the 2005 Coupon Reset Date in the event the Call Option has been exercised with respect to the REPS.

     Under the REPS and pursuant to a Calculation Agency Agreement, Morgan Stanley & Co. Incorporated has been appointed the calculation agent for the REPS (in such capacity as calculation agent, the "Calculation Agent"). If the Callholder exercises the Call Option, then the following steps (the "Coupon Reset Process") will be taken in order to determine the interest rate to be paid on the REPS from and including such 2005 Coupon Reset Date to but excluding the Final REPS Maturity Date. The Operating Partnership and the Calculation Agent will use reasonable efforts to cause the actions contemplated below to be completed in as timely a manner as possible.


          (a) No later than five Business Days prior to the 2005 Coupon Reset Date, the Operating Partnership will provide the Calculation Agent with (i) a list (the "Dealer List") containing the names and addresses of between three and five dealers, which shall include Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., from whom the Operating Partnership desires the Calculation Agent to obtain Bids (as defined below) for the purchase of the REPS and (ii) such other material as may reasonably be requested by the Calculation Agent to facilitate a successful Coupon Reset Process.


          (b) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent will provide to each dealer ("Dealer") on the Dealer List (i) a copy of this Prospectus, (ii) a copy of the form of REPS and (iii) a written request that each Dealer submit a Bid to the Calculation Agent not later than 3:00 p.m., New York time, on the third Business Day prior to the 2005 Coupon Reset Date (the "Bid Date"). "Bid" means an irrevocable written offer given by a Dealer for the purchase of all of the REPS, settling on the 2005 Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the REPS ("Yield to Maturity"). Each Dealer shall also be provided with (i) the name of the Operating Partnership, (ii) an estimate of the Purchase Price (which shall be stated as a U.S. dollar amount and be calculated by the Calculation Agent in accordance with paragraph (c) below), (iii) the principal amount and maturity of the REPS and (iv) the method by which interest will be calculated on the REPS.


          (c) The purchase price to be paid by any Dealer for the REPS in connection with the Coupon Reset Process after the exercise of the Call Option (the "Purchase Price") shall be equal to (i) the principal amount of the REPS, plus (ii) a premium (the "Notes Premium") which shall be equal to the excess, if any, on the 2005 Coupon Reset Date of (A) the discounted present value to the 2005 Coupon Reset Date of a bond with a maturity of June 30, 2015 which has an interest rate of 5.47%, semi-annual interest payments on each June 30 and December 30, commencing December 30, 2005, and a principal amount equal to the principal amount of the REPS, and assuming a discount rate equal to the Call Option Treasury Rate over (B) such principal amount of REPS. The "Call Option Treasury Rate" means the per annum rate equal to the offer side yield to maturity of the current on-the-run 10-year United States Treasury Security per Telerate page 500, or any successor page, not later than 3:00 p.m., New York time, on the Bid Date (or such other time or date that may be agreed upon by the Operating Partnership and the Calculation Agent) or, if such rate does not appear on Telerate page 500, or any successor page, at such time, the rates on GovPX End-of-Day Pricing at 3:00 p.m., New York time, on the Bid Date (or such other date that may be agreed upon by the Operating Partnership and the Calculation Agent).


          (d) The Calculation Agent will provide written notice to the Operating Partnership as soon as practicable, on the Bid Date, setting forth (i) the names of each of the Dealers from whom the Calculation Agent received Bids on the Bid Date, (ii) the Bid submitted by each such Dealer and (iii) the Purchase Price as determined pursuant to paragraph (c) above. Except as provided below, the Calculation Agent will thereafter select from the Bids received the Bid with the lowest Yield to Maturity (the "Selected Bid"); provided, however, that (i) if the Calculation Agent has not received a timely Bid from a Dealer on or before the Bid Date, the Selected Bid shall be the lowest of all Bids received by such time, (ii) if any two or more of the lowest Bids submitted are equivalent, the Operating Partnership shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected Bid) and (iii) Morgan Stanley & Co. Incorporated will have the right to match the Bid with the lowest Yield to Maturity, in which case Morgan Stanley & Co. Incorporated's Bid shall be the Selected Bid. The Calculation Agent will set the Coupon Reset Rate equal to the interest rate that will amortize the Notes Premium fully over the term of the REPS at the Yield to Maturity indicated by the Selected Bid. The Calculation Agent will notify the Dealer that submitted the Selected Bid as soon as practicable, on the Bid Date.

          (e) Immediately after calculating the 2005 Coupon Reset Rate for the REPS, the Calculation Agent will provide written notice to the Operating Partnership and the Trustee, setting forth the 2005 Coupon Reset Rate. At the request of the holders of the REPS, the Calculation Agent will provide such holders the 2005 Coupon Reset Rate. The Operating Partnership shall thereafter establish the 2005 Coupon Reset Rate as the new interest rate on the REPS, effective from and including the 2005 Coupon Reset Date by delivery to the Trustee on or before the Coupon Reset Date of an officers' certificate.

          (f) The Callholder will sell the REPS to the Dealer that made the Selected Bid at the Purchase Price, such sale to be settled on the Coupon Reset Date in immediately available funds.

     If the Calculation Agent determines that (i) at any time prior to the sale of the REPS on the Bid Date, an Event of Default has occurred and is continuing under Sections 501 (1),(2),(3),(4) or (5) of the Indenture (in such event termination is at the Callholder's option) or under Sections 501 (6) or (7) of the Indenture (in such event, termination is automatic), (ii) a Market Disruption Event (as defined below) has occurred and is continuing following the exercise of the Call Option, (iii) the Callholder fails to deliver the Call Notice to the Trustee prior to 4:00 p.m., New York time, on the fifteenth calendar day prior to the Coupon Reset Date or revokes the Call Notice, (iv) the Callholder fails to pay the Call Price by 2:00 p.m., New York time, on the Business Day prior to the Coupon Reset Date, (v) a defeasance (as defined below) or a covenant defeasance (as defined below) has occurred and (vi) two or more of the Dealers have failed to provide Bids in a timely manner substantially as provided above, such Call Option will be automatically revoked, and the Trustee will exercise the Put Option on behalf of the holders. "Market Disruption Event" shall mean any of the following if such events occur and are continuing on any day from and including the date of the Call Notice to and including the Bid Date in the judgment of the Calculation Agent: (i) a suspension or material limitation in trading in securities generally on the NYSE or the establishment of minimum prices on such exchange; (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities;
(iii) any material adverse change in the existing financial, political or economic conditions in the United States of America; (iv) an outbreak or escalation of major hostilities involving the United States of America or the declaration of a national emergency or war by the United States; or (v) any material disruption of the U.S. government securities market, U.S. corporate bond market or U.S. federal wire system; provided, in each case that in the judgment of the Calculation Agent the effect of the foregoing makes it impractical to conduct the Coupon Reset Process. If the Call Option is revoked, the Operating Partnership will reacquire the Call Option from the Callholder. The reacquisition of the Call Option by the Operating Partnership will not affect the rights of the Trustee or the holders of REPS pursuant to the Mandatory Put.

     The Calculation Agency Agreement provides that the Calculation Agent may resign at any time, such resignation to be effective ten Business Days after the delivery to the Operating Partnership and the Trustee of notice of such resignation. In such case, the Operating Partnership may appoint a successor Calculation Agent for the REPS.

     The Calculation Agent, in its individual capacity, may buy, sell, hold and deal in the REPS and may exercise any vote or join in any action which any holder of the REPS may be entitled to exercise or take as if it were not the Calculation Agent. The Calculation Agent, in its individual capacity, may also engage in any transaction with the Operating Partnership as if it were not the Calculation Agent.

MERGER, CONSOLIDATION OR SALE

     The Indenture provides that the Operating Partnership will not, in any transaction or series of related transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into, any other Person unless (i) either the Operating Partnership shall be the continuing person, or the successor (if other than the Operating Partnership) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall be a corporation, partnership, limited liability company or other legal entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by supplemental indenture delivered to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all of the outstanding Notes issued under the Indenture and the due and punctual performance and observance of all of the other covenants and conditions contained in the Notes and the Indenture; (ii) immediately after giving effect to such transaction and treating any Debt (including Acquired Debt) which becomes an obligation of the Operating Partnership or any of its Affiliates as a result thereof as having been incurred by the Operating Partnership or such Affiliate at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time or both, would become such an Event of Default, shall have occurred and be continuing; and (iii) an officers' certificate and legal opinion concerning such conditions shall be delivered to the Trustee. If the Operating Partnership is not the surviving legal entity, then, for purposes of clause (ii) of the preceding sentence, the successor shall be deemed to be the "Operating Partnership" referred to in such clause (ii). (See Sections 801 and 803 of the form of Indenture).

     Upon any such merger, consolidation, sale, assignment, transfer, lease or conveyance in which the Operating Partnership is not the continuing legal entity, the successor entity formed by such consolidation or into which the Operating Partnership is merged or to which such sale, assignment, transfer, lease or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Operating Partnership under the Indenture with the same effect as if such successor entity had been named as the Operating Partnership therein and thereafter the Operating Partnership shall be released (except in the case of a lease) from its obligations under the Indenture and the Notes.

CERTAIN COVENANTS

     The Indenture contains the following covenants:

     Aggregate Debt Test. The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Debt of the Operating Partnership and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles) is greater than 60% of the sum of (without duplication) (i) the Total Assets of the Operating Partnership and its Subsidiaries as of the last day of the then most recently ended fiscal quarter and (ii) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with generally accepted accounting principles.

     Debt Service Test. The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by the Operating Partnership or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds therefrom (including to repay or retire other Debt) had occurred, on the first day of such period, (ii) the repayment or retirement of any other Debt of the Operating Partnership or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period) and (iii) in the case of any acquisition or disposition by the Operating Partnership or any of its Subsidiaries of any asset or group of assets, in any such case with a fair market value (determined in good faith by the Operating Partnership's General Partner's Board of Directors) in excess of $1 million, since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire such four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period.

     Secured Debt Test. The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any Lien on any property or assets of the Operating Partnership or any of its Subsidiaries, whether owned on the date of the Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with generally accepted accounting principles) of all outstanding Debt of the Operating Partnership and its Subsidiaries which is secured by any Lien on any property or assets of the Operating Partnership or any of its Subsidiaries is greater than 40% of the sum of (without duplication) (i) the Total Assets of the Operating Partnership and its Subsidiaries as of the last day of the then most recently ended fiscal quarter and (ii) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with generally accepted accounting principles.

     For purposes of the foregoing provisions regarding the limitation on the incurrence of Debt, Debt shall be deemed to be "incurred" by the Operating Partnership or a Subsidiary whenever the Operating Partnership or a Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

     Maintenance of Total Unencumbered Assets. The Operating Partnership will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of the Operating Partnership and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

     Existence. Except as permitted under the provisions of the Indenture described under the caption in "-- Merger, Consolidation or Sale" the Operating Partnership will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Delaware limited partnership, rights (charter and statutory) and franchises; provided, however, that the Operating Partnership will not be required to preserve any right or franchise if its General Partner's Board of Directors determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Notes outstanding under the Indenture.

     Maintenance of Properties. The Operating Partnership will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     Insurance. The Indenture requires the Operating Partnership to, and to cause each of its Subsidiaries to, keep in force upon all of its properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

     Payment of Taxes and Other Claims. The Operating Partnership will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Operating Partnership or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any Subsidiary, provided, however, that the Operating Partnership will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     Guarantees. The Indenture provides that (i) the Operating Partnership will not permit any of its Subsidiaries to guarantee or secure through the granting of Liens, the payment of any Debt of the Operating Partnership, the Company or any such Subsidiary which has provided such a guarantee and (ii) the Operating Partnership will not and will not permit any of its Subsidiaries to pledge any intercompany notes representing obligations of any of its Subsidiaries, to secure the payment of any debt of the Operating Partnership, the Company or any such Subsidiary which has provided such a guarantee, in each case unless such Subsidiary, the Operating Partnership and the Trustee execute and deliver a supplemental indenture evidencing such Subsidiary's guarantee (providing for the unconditional guarantee by such Subsidiary, on a senior basis, of the Notes).

     Provision of Financial Information. The Operating Partnership will file with the Trustee copies of annual reports, quarterly reports and other documents (the "Financial Reports") which the Operating Partnership files with the Commission or would be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership were subject to such Sections; provided, however, that if the Operating Partnership is not subject to such Sections, it may in lieu of filing Financial Reports of the Operating Partnership with the Trustee, file Financial Reports of the Company if they would be materially the same as those that would have been filed by the Operating Partnership with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act.

DEFINITIONS

     As used herein,

     "Acquired Debt" means Debt of a Person (i) existing at the time such Person is merged or consolidated with or into, or becomes a Subsidiary of, the Operating Partnership or (ii) assumed by the Operating Partnership or any of its Subsidiaries in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to be incurred on the date the acquired Person is merged or consolidated with or into, or becomes a Subsidiary of, the Operating Partnership or the date of the related acquisition, as the case may be.

     "Annual Debt Service Charge" means, for any period, the interest expense of the Operating Partnership and its Subsidiaries for such period (including, without duplication, (i) all amortization of debt discount and premiums, (ii) all accrued interest, (iii) all capitalized interest, and (iv) the interest component of capitalized lease obligations), determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income of the Operating Partnership and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for (without duplication) (i) interest expense on Debt, (ii) provision for taxes based on income, (iii) amortization of debt discount, premium and deferred financing costs, (iv) provisions for gains and losses on sales or other dispositions of properties and other investments, (v) property depreciation and amortization, (vi) the effect of any non-cash items, and (vii) amortization of deferred charges, all determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Consolidated Net Income" for any period means the amount of net income (or loss) of the Operating Partnership and its Subsidiaries for such period, excluding (without duplication) (i) extraordinary items and (ii) the portion of net income (but not losses) of the Operating Partnership and its Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Operating Partnership or one of Subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Debt" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any Lien on any property or asset owned by such Person, but only to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value (determined in good faith by the board of directors of such Person or, in the case of the Operating Partnership or a Subsidiary, by the Operating Partnership's General Partner's Board of Directors) of the property subject to such Lien, (iii) reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable, or (iv) any lease of property by such Person as lessee which is required to be reflected on such Person's balance sheet as a capitalized lease in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another Person (it being understood that Debt shall be deemed to be incurred by such Person whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof).

     "Lien" means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind.

     "Subsidiary" means (i) a corporation, partnership, joint venture, limited liability company or other Person the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Operating Partnership and/or any other Subsidiary or Subsidiaries, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Operating Partnership, any other Subsidiary or Subsidiaries, and (ii) any other Person the accounts of which are consolidated with the accounts of the Operating Partnership.

     "Total Assets" means the sum of (without duplication) (i) Undepreciated Real Estate Assets and (ii) all other assets (excluding accounts receivable and intangibles) of the Operating Partnership and its Subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Total Unencumbered Assets" means the sum of (without duplication) (i) those Undepreciated Real Estate Assets which are not subject to a Lien securing Debt and (ii) all other assets (excluding accounts receivable and intangibles) of the Operating Partnership and its Subsidiaries not subject to a Lien securing Debt, all determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Undepreciated Real Estate Assets" means, as of any date, the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Unsecured Debt" means Debt of the Operating Partnership or any of its Subsidiaries which is not secured by a Lien on any property or assets of the Operating Partnership or any of its Subsidiaries.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The Indenture provides that the following events are "Events of Default" with respect to any series of the Notes issued thereunder: (i) default for 30 days in the payment of any interest on any Note of such series; (ii) default in the payment of any principal of (or premium, if any, on) any Note of such series at its Maturity Date; (iii) default in the performance or breach of any other covenant or warranty of the Operating Partnership contained in the Indenture, continued for 60 days after written notice as provided in the Indenture; (iv)
(a) default by the Operating Partnership or any Subsidiary of the Operating Partnership in the payment (whether at stated maturity, upon acceleration, upon required prepayment or otherwise), beyond any period of grace provided therefor, of any principal of or interest on any bond, note, debenture or other evidence of indebtedness, or (b) any other breach or default (or other event or condition) shall occur under any agreement, indenture or instrument relating to any such bond, note, debenture or other evidence of indebtedness beyond any cure period provided therefor, if as a result thereof the holder or holders of any such bond, note, debenture or other evidence of indebtedness (or a person on behalf of such holder or holders) has the immediate right to cause (upon the giving of notice if required) any such bond, note, debenture or other evidence of indebtedness to become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased (or an offer of prepayment, redemption, purchase or defeasance be made), prior to its stated maturity (other than by a scheduled mandatory prepayment), which in the aggregate under (a) and (b) have a principal amount equal or greater than $20,000,000, without such indebtedness having been discharged, or such breach or default having been cured, within a period of 10 days after there shall have been given to the Operating Partnership by the Trustee or to the Operating Partnership and the Trustee by the holders of at least 25% in principal amount of the outstanding Notes of such series, a written notice specifying such default and requiring the Operating Partnership to cause such indebtedness to be discharged or to cause such breach or default having been cured and stating that such notice is a "Notice of Default" under the Indenture; and (v) certain events of bankruptcy, insolvency or reorganization with respect to the Operating Partnership or of any General Partner or any Significant Subsidiary. (See Section 501 of the form of Indenture.) The term "Significant Subsidiary" means any Subsidiary which is a significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act as in effect on January 1, 1998) of the Operating Partnership.

     If an Event of Default under the Indenture with respect to a series of Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes of such series may declare the principal amount of all of the Notes of such series to be due and payable immediately by written notice thereof to the Operating Partnership (and to the Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to the Notes of such series has been made, the Holders of not less than a majority in principal amount of outstanding Notes of such series may rescind and annul such declaration and its consequences if (i) the Operating Partnership shall have deposited with the Trustee all required payments of the principal of (and premium, if any) and interest, if any, on the Notes of such series (other than amounts which have become due and payable as a result of such acceleration), plus certain fees, expenses, disbursements and advances of the Trustee and (ii) all Events of Default (other than the nonpayment of accelerated principal (or specified portion thereof), premium, if any, and interest) with respect to the Notes of such series have been cured or waived as provided in the Indenture. (See Section 502 of the form of Indenture.) The Indenture will also provide that the Holders of not less than a majority in principal amount of the outstanding Notes of a series may waive any past default with respect to such Notes and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest, if any, on any Note of such series or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Note of such series affected thereby. (See Section 513 of the form of Indenture.)

     The Indenture requires the Trustee to give notice to the Holders of Notes of a series issued thereunder within 90 days of a default with respect to such Notes under the Indenture known to the Trustee, unless such default shall have been cured or waived; provided, however, that the Trustee may withhold notice to the Holders of any Notes of such series of any default (except a default in the payment of the principal of (or premium, if any) or interest, if any, on any Note of such series) if a Responsible Officer of such Trustee determines such withholding to be in the interest of such Holders. (See Section 601 of the form of Indenture.)

     The Indenture provides that no Holder of Notes of any series may institute any proceeding, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of the failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Notes of such series, as well as an offer of reasonable indemnity. (See Section 507 of the form of Indenture.) This provision will not prevent, however, any Holder of Notes from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest, if any, on such Notes held by that Holder at the respective due dates thereof. (See Section 508 of the form of Indenture.) The Indenture provides that, subject to provisions of the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of any Notes of any series then Outstanding under the Indenture, unless the Holders of Notes of any such series shall have offered to the Trustee thereunder reasonable security or indemnity. (See Section 602 of the form of Indenture.) The Holders of not less than a majority in principal amount of the Outstanding Notes of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee with respect to such series. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Notes of such series not joining therein. (See Section 512 of the form of Indenture.)

     Within 120 days after the close of each fiscal year, the Operating Partnership must deliver to the Trustee a certificate, signed by one of several specified officers of the General Partner of the Operating Partnership, stating whether or not such officer has knowledge of any noncompliance under the Indenture and, if so, specifying such noncompliance and the nature and status thereof. (See Section 1014 of the form of Indenture.) Further, upon any request by the Operating Partnership to take any action under the Indenture, the Operating Partnership will furnish to the Trustee (a) an Officers' Certificate stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with, and (b) an opinion of counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

MODIFICATION OF THE INDENTURE

     Modifications and amendments of the Indenture may be made only with the consent of the Holders of not less than a majority in principal amount of all Outstanding Notes which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Note affected thereby, (i) change the Maturity Date of the principal (or premium, if any) of, or any installment of interest, if any, any such Note, (ii) reduce the principal amount of, or the rate or amount of interest on, or any amount of premium payable on any such Note that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of the Holder of any such Note to repayment of such Note at such Holder's option, (iii) change the Place of Payment, or the coin or currency, for payment of principal of (or premium, if any) or interest, if any, on any such Note, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Note, (v) reduce the percentage in principal amount of Outstanding Notes necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture, or (vi) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Note. (See Section 902 of the form of Indenture.)

     The Indenture provides that the Holders of not less than a majority in principal amount of Outstanding Notes have the right to waive compliance by the Operating Partnership with certain covenants in the

Indenture, including those described in the section of this Prospectus captioned "Description of Notes -- Certain Covenants." (See Section 1013 of the form of Indenture.)

     Modifications and amendments of the Indenture may be made by the Operating Partnership and the Trustee without the consent of any Holder of Notes issued thereunder for any of the following purposes: (i) to evidence the succession of another Person to the Operating Partnership as obligor under the Indenture; (ii) to add to the covenants of the Operating Partnership for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Operating Partnership in the Indenture; (iii) to add Events of Default for the benefit of the Holders of the Notes; (iv) to add or change any provisions of the Indenture to facilitate the issuance of the Notes in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of Notes in any material respect; (v) to secure the Notes; (vi) to provide for the acceptance of appointment by a successor Trustee or to facilitate the administration of the trusts under the Indenture by more than one Trustee; (vii) to cure any ambiguity, defect or inconsistency in the Indenture or to add or change any other provisions with respect to matters or questions arising thereunder, provided that such action shall not adversely affect the interests of Holders of Outstanding Notes in any material respect; or (viii) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and discharge of any Notes, provided that such action shall not adversely affect the interests of the Holders of the Notes in any material respect. (See Section 901 of the form of Indenture.)

     The Indenture provides that in determining whether the Holders of the requisite principal amount of Outstanding Notes of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of the Notes of a series, Notes of each series owned by the Operating Partnership or any other obligor upon such Notes or any Affiliate of the Operating Partnership or of such other obligor shall be disregarded. (See Section 101 of the form of Indenture.)

     The Indenture contains provisions for convening meetings of the Holders of Notes of a series. (See Section 1301 of the form of Indenture.) A meeting may be called at any time by the Trustee and also, upon request, by the Operating Partnership or the Holders of at least 25% in principal amount of the Outstanding Notes of such series, in any such case upon notice given as provided in the Indenture. (See Section 1302 of the form of Indenture.) Except for any consent that must be given by the Holder of each Note affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Notes of such series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less or more than a majority, in principal amount of the Outstanding Notes of such series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Notes of such series. Any resolution passed or decision taken at any meeting of Holders of Notes of any series duly held in accordance with the Indenture will be binding on all Holders of Notes of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Notes of any series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage, which is less or more than a majority, in principal amount of the Outstanding Notes of such series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Notes of such series will constitute a quorum. (See Section 1304 of the form of Indenture.)

     Notwithstanding the provisions described above, the Indenture provides that if any action is to be taken at a meeting of Holders of Notes of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Notes of such series affected thereby: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Notes of such series that are entitled to vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture. (See Section 1304 of the form of Indenture.)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     Upon request of the Operating Partnership the Indenture shall cease to be of further effect with respect to the Notes of a series (except as to certain limited provisions of the Indenture which shall survive) when either (i) all Notes of such series have been delivered to the Trustee for cancellation (subject to certain exceptions) or (ii) all Notes of such series have become due and payable or will become due and payable within one year (or, if redeemable, are scheduled for redemption within one year) and the Operating Partnership has irrevocably deposited with the Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on the Notes of such series in respect of principal (and premium, if any) and interest to the date of such deposit (if such Notes have become due and payable) or to the stated maturity or redemption date, as the case may be.

     The Indenture provides that the Operating Partnership may elect either (i) to defease and be discharged from any and all obligations with respect to a series of Notes (except, among other things, for the obligations to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes of such series, to maintain an office or agency in respect of the Notes of such series and to hold moneys for payment in trust) ("defeasance") (see Section 1202 of the form of Indenture) or (ii) to be released from its obligations with respect to the Notes of such series under the applicable covenants described above under the caption "Certain Covenants" (except that the Operating Partnership shall remain subject to the covenant to preserve and keep in full force and effect its existence, except as permitted under the provisions described under "Merger, Consolidation or Sale") and its obligations with respect to any other covenants applicable to the Notes of such series, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to the Notes ("covenant defeasance") (see Section 1203 of the form of Indenture), in either case upon the irrevocable deposit by the Operating Partnership with the Trustee, in trust, of the amount payable at the applicable Maturity Date or, if applicable, upon redemption, or Government Obligations (as defined below), or both, applicable to the Notes of such series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Notes, on the scheduled due dates therefor or the applicable redemption date, as the case may be.

     Such a trust may only be established if, among other things, (i) the Operating Partnership has delivered to the Trustee a legal opinion to the effect that the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such legal opinion, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture; (ii) if the cash and Government Obligations deposited are sufficient to pay the outstanding Notes of such series, provided such Notes are redeemed on a particular redemption date, the Operating Partnership shall have given the Trustee irrevocable instructions to redeem the Notes of such series on such date; and (iii) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Notes shall have occurred and shall be continuing on the date of, or, solely in the case of Events of Default described in clause
(vi) of the first paragraph under the caption "-- Events of Default, Notice and Waiver" above, during the period ending on the 91st day after the date of, such deposit into trust. (See Section 1204 of the form of Indenture.)

     "Government Obligations" means securities which are (i) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt. (See Section 101 of the form of Indenture.)

     In the event the Operating Partnership effects covenant defeasance with respect to the Notes of any series and such Notes are declared due and payable because of the occurrence of any Event of Default (other than an Event of Default with respect to any covenant as to which there has been covenant defeasance), the amount of monies and Government Obligations deposited with the Trustee to effect such covenant defeasance may not be sufficient to pay amounts due on such Notes at the time of their Maturity Date or at the time of the acceleration resulting from such Event of Default. In any such event, the Operating Partnership would remain liable to make payment of such amounts due at the time of acceleration.

GLOBAL NOTES

     The Notes of each series will be issued in the form of one or more fully registered book-entry Notes of such series (each, a "Global Note") that will be deposited with, or on behalf of DTC. Global Notes will be issued in fully registered form.

     The Operating Partnership anticipates that the Global Notes will be deposited with, or on behalf of DTC, and that such Global Note will be registered in the name of Cede & Co., DTC's nominee. The Operating Partnership further anticipates that the following provisions will apply to the depository arrangements with respect to the Global Notes.

     So long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by such Global Note for all purposes under the Indenture. Except as described below, owners of beneficial interests in the Global Notes will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Notes in certificated form and will not be considered the owners or Holders thereof under the Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in the Global Notes.

     The Global Notes will be exchangeable for certificated Notes only if (i) DTC notifies the Operating Partnership that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by the Operating Partnership within 90 days after the Operating Partnership receives such notice or becomes aware of such ineligibility, (ii) the Operating Partnership in its sole discretion determines that the Global Notes shall be exchangeable for certificated Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to Notes of any series under the Indenture and beneficial owners representing a majority in aggregate principal amount of the Notes of such series represented by a Global Note advise DTC to cease acting as depository. Upon any such exchange, owners of a beneficial interest in such Global Note will be entitled to physical delivery of individual Notes of such series in certificated form of like tenor, terms and rank, equal in principal amount to such beneficial interest, and to have such Notes in certificated form registered in the names of the beneficial owners, which names are expected to be provided by DTC's relevant Participants (as identified by DTC) to the Trustee. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

     The following is based on information furnished to the Operating Partnership by DTC:

     DTC will act as securities depository for the Notes. The Notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered Note certificate will be issued with respect to each $200 million (or such other amount as shall be permitted by DTC from time to time) of principal amount of the Notes, and an additional certificate will be issued with respect to any remaining principal amount.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in Notes are accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in Notes, except under the circumstances described above.

     To facilitate subsequent transfers, the Notes are registered in the name of DTC's nominee, Cede & Co. The deposit of the Notes with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC records reflect only the identity of the Direct Participants to whose accounts Notes are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

     Delivery of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. consents or votes with respect to the Notes. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified on a list attached to the Omnibus Proxy).

     Principal payments, premium payments, if any, and interest payments, if any, on the Notes will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payment date in accordance with their respective holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by Direct and Indirect Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and are the responsibility of such Direct and Indirect Participants and not of DTC, the Trustee or the Operating Partnership, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal (and premium, if any) and interest, if any, to DTC is the responsibility of the Operating Partnership or the Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Notes of any series represented by the Global Notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

     DTC may discontinue providing its services as securities depository with respect to the Notes of any series at any time by giving reasonable notice to the Operating Partnership or the Trustee. Under such circumstances, in the event that a successor securities depository is not appointed, Note certificates are required to be printed and delivered as described above.

     The Operating Partnership may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Note certificates will be printed and delivered as described above.

     None of the Operating Partnership, the Underwriters, the Trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the Global Notes, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

     Notices or demands to or upon the Operating Partnership in respect of the Notes and the Indenture may be served and, in the event that Notes are issued in definitive certificated form, Notes may be surrendered for payment, registration of transfer or exchange, at the office or agency of the Operating Partnership maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the office of State Street Bank and Trust Company, an affiliate of the Trustee, which on the date of this Prospectus is located at 61 Broadway, 15th Floor, New York, New York.

        MATERIAL FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE REPS

     The following is a summary of the material United States Federal income tax considerations relating to the purchase, ownership and disposition of the REPS by an initial holder of the REPS who purchases the REPS on the date of original issuance. The information set forth below, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, is the opinion of Latham & Watkins, tax counsel to the Operating Partnership, as to the material United States Federal income tax considerations relevant to holders of the REPS. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder and current administrative rulings and court decisions currently in effect, all of which are subject to change, possibly with retroactive effect. The discussion does not deal with all Federal tax considerations applicable to all categories of investors (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations, foreign partnerships and persons who are not citizens or residents of the United States), some of which may be subject to special rules. In addition, this summary is limited to holders who will hold the REPS as "capital assets" (generally, property held for investment) within the meaning of
Section 1221 of the Code. This summary only addresses the United States Federal income tax considerations of the REPS until the 2005 Coupon Reset Date.

     Investors are urged to consult their own tax advisors to determine the Federal, state, local, foreign, and other tax consequences relating to the purchase, ownership and disposition of the REPS.

     Prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of the Federal income tax considerations discussed below, and no assurance can be given that the IRS will not take contrary positions.

TREATMENT OF REPS


     The United States Federal income tax treatment of debt obligations such as the REPS is not entirely certain. Because the REPS are subject to a mandatory put or call on the 2005 Coupon Reset Date, the Operating Partnership intends to treat the REPS as maturing on the 2005 Coupon Reset Date for United States Federal income tax purposes and as being reissued on the 2005 Coupon Reset Date should the Callholder sell the REPS pursuant to the Coupon Reset Process, although counsel is not opining on such issue. Assuming such treatment is respected for United States Federal income tax purposes, Latham & Watkins is of the opinion that:


     (a) stated interest on the REPS generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with the holder's regular method of tax accounting;

     (b) upon the sale, exchange, redemption, or other disposition of the REPS, a holder will generally recognize taxable gain or loss equal to the difference between the amount realized by such holder on such sale, exchange, redemption, or other disposition (except to the extent that such amount realized represents accrued and unpaid interest that such holder has not included in gross income previously) and such holder's adjusted tax basis in the REPS;

     (c) pursuant to the Taxpayer Relief Act of 1997, in the case of an individual holder, any capital gain recognized on the sale, exchange, redemption, or other disposition of the REPS will generally be subject to United States Federal income tax at a stated maximum rate of (i) 20%, if the holder's holding period in the REPS was more than 18 months at the time of such sale, exchange, redemption, or other disposition; (ii) 28%, if the holder's holding period in the REPS was more than one year, but not more than 18 months, at the time of such sale, exchange, redemption, or other disposition; and (iii) 39.6%, if the holder's holding period in the REPS was not more than one year at the time of such sale, exchange, redemption, or other disposition; and

     (d) any capital loss recognized by a holder on the sale, exchange, redemption, or other disposition of the REPS will generally be long-term capital loss or short-term capital loss depending on whether the holder held the REPS for more than one year and the deductibility of such loss is subject to certain limitations.

     There can be no assurance, however, that the IRS will agree with the Operating Partnership's treatment of the REPS described above, and it is possible that the Service could assert another treatment. For instance, it is possible that the IRS could seek to treat the REPS as maturing on the Final REPS Maturity Date and to treat the issue price of the REPS as including the value of the Call Option. Because of the Coupon Reset Process, if the REPS were treated as maturing on the Final REPS Maturity Date, Treasury regulations relating to contingent payment debt obligations would appear to be applicable. The effect of such Treasury regulations would be to (i) require holders, regardless of their usual method of accounting, to use an accrual method with respect to the REPS; (ii) result in the possibility that holders would be required to accrue income in excess of actual cash payments received; and (iii) generally result in ordinary rather than capital treatment of any gain or loss on the sale, exchange, redemption, or other disposition of the REPS.

BACKUP WITHHOLDING

     The Operating Partnership will report to holders of REPS and the IRS the amount of interest paid during each calendar year and the amount of tax withheld, if any. Under the backup withholding rules, a holder of REPS may be subject to backup withholding at the rate of 31% with respect to payments made on the REPS as well as proceeds from the disposition of REPS unless such holder
(i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A holder that does not provide the Operating Partnership with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the holder's income tax liability.

                    DESCRIPTION OF CERTAIN PROVISIONS OF THE
               PARTNERSHIP AGREEMENT OF THE OPERATING PARTNERSHIP

     Substantially all of the Company's assets are held, and all of its operations are conducted, by or through the Operating Partnership. The Company is the sole general partner of the Operating Partnership and owns a 95.9% interest therein. The right and power to manage the Operating Partnership is vested exclusively in the Company, as sole general partner. The interest in the Operating Partnership allocated to the Company is designated as a general partner interest. Except with respect to distributions of cash and allocations of income and loss, and except as otherwise noted herein and elsewhere in this Prospectus, the description herein of Units is applicable also to Performance Units, and holders of Performance Units are treated as limited partners. The following summary of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement") and the descriptions of certain provisions set forth elsewhere in this Prospectus are qualified in their entirety by reference to the Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

     Holders of Units hold limited partnership interests in the Operating Partnership, and all holders of partnership interests (including the Company in its capacity as general partner) are entitled to share in cash distributions from, and in the profits and losses of, the Operating Partnership. The number of GP Units held by the Company is equal to the total number of shares of Common Stock outstanding. Accordingly, the distributions paid by the Company per share outstanding are expected to be equal to the distributions per Unit paid on the outstanding Units. The Units have not been registered pursuant to Federal or state securities laws, and they will not be listed on the NYSE or any other exchange or quoted on any national market system. However, the shares of Common Stock that may be issued by the Company upon redemption of the Units may be sold in registered transactions, or transactions exempt from registration under the Securities Act. The limited partners of the Operating Partnership have the rights to which limited partners are entitled under the Partnership Agreement and the Partnership Act. The Partnership Agreement imposes certain restrictions on the transfer of Units, as described below.

PURPOSE, BUSINESS AND MANAGEMENT


     The Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the Partnership Agreement. The Company is the sole general partner of the Operating Partnership and conducts substantially all of its business through the Operating Partnership, except for investment advisory services (which are conducted through AMB Investment Management). The Operating Partnership owns 100% of the non-voting preferred stock of AMB Investment Management (representing 95% of its economic interest) and an officer of AMB Investment Management and certain Executive Officers own all of the outstanding voting common stock of AMB Investment Management (representing 5% of its economic interest).


     The primary purpose of the Operating Partnership is, in general, to acquire, purchase, own, operate, manage, develop, redevelop, invest in, finance, refinance, sell, lease and otherwise deal with industrial and retail properties and assets related thereto, and interests therein. The Operating Partnership is authorized to conduct any business that may be lawfully conducted by a limited partnership formed under the Partnership Act, except that the Partnership Agreement requires the business of the Operating Partnership to be conducted in such a manner that will permit the Company to be classified as a REIT under
Section 856 of the Code, unless the Company ceases to qualify as a REIT for reasons other than the conduct of the business of the Operating Partnership. Subject to the foregoing limitation, the Operating Partnership may enter into partnerships, joint ventures or similar arrangements and may own interests directly or indirectly in any other entity.

     The Company, as the general partner of the Operating Partnership, has the exclusive power and authority to conduct the business of the Operating Partnership, subject to the consent of the limited partners in certain limited circumstances (as discussed below) and except as expressly limited in the Partnership Agreement.

     The Company has the right to make all decisions and take all actions with respect to the Operating Partnership's acquisition and operation of the Properties and all other assets and businesses of or related to the Partnership. No limited partner may take part in the conduct or control of the business or affairs of the Operating Partnership by virtue of being a holder of Units. In particular, each limited partner expressly acknowledged in the Partnership Agreement that the Company, as general partner, is acting on behalf of the Operating Partnership's limited partners and the Company's stockholders collectively, and is under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of the Operating Partnership. The Company intends to make decisions in its capacity as general partner of the Operating Partnership so as to maximize the profitability of the Company and the Operating Partnership as a whole, independent of the tax effects on the limited partners. The Company and the Operating Partnership have no liability to a limited partner as a result of any liabilities or damages incurred or suffered by, or benefits not derived by, a limited partner as a result of an action or inaction of the Company as general partner of the Operating Partnership as long as the Company acted in good faith. Limited partners have no right or authority to act for or to bind the Operating Partnership.

     Investors who received Units in connection with the Formation Transactions, as limited partners of the Operating Partnership, have no authority to transact business for, or participate in the management activities or decisions of, the Operating Partnership, except as provided in the Partnership Agreement or as required by applicable law.

ENGAGING IN OTHER BUSINESSES; CONFLICTS OF INTEREST

     The Company may not conduct any business other than in connection with the ownership, acquisition and disposition of Operating Partnership interests as a general partner and the management of the business of the Operating Partnership, its operation as a public reporting company with a class (or classes) of securities registered under the Exchange Act, its operation as a REIT and such activities as are incidental to such activities (including, without limitation, ownership of any interest in AMB Property Holding Corporation, AMB Investment Management or a title holding, management or finance subsidiary organized as a partnership, limited liability company or corporation) title holding, without the consent of the holders of a majority of the limited partnership interests. Except as may otherwise be agreed to in writing, each limited partner, and its affiliates, is free to engage in any business or activity, even if such business or activity competes with or is enhanced by the business of the Operating Partnership. The Partnership Agreement does not prevent another person or entity that acquires control of the Company in the future from conducting other businesses or owning other assets, even though such businesses or assets may be ones that it would be in the best interests of the limited partners for the Operating Partnership to own. The Company, in the exercise of its power and authority under the Partnership Agreement, may contract and otherwise deal with or otherwise obligate the Operating Partnership to entities in which the Company or any one or more of the officers, directors or stockholders of the Company may have an ownership or other financial interest, whether direct or indirect.

REIMBURSEMENT OF THE COMPANY; TRANSACTIONS WITH THE COMPANY AND ITS AFFILIATES

     The Company does not receive any compensation for its services as general partner of the Operating Partnership. The Company, however, as a partner in the Operating Partnership, has the same right to allocations and distributions as other partners of the Operating Partnership. In addition, the Operating Partnership reimburses the Company for all expenses it incurs relating to its activities as general partner, its continued existence and qualification as a REIT and all other liabilities incurred by the Company in connection with the pursuit of its business and affairs. The Company may retain such persons or entities as it shall determine (including itself, any entity in which the Company has an interest, or any entity with which it is affiliated) to provide services to or on behalf of the Operating Partnership. The Company is entitled to reimbursement from the Operating Partnership for its out of pocket expenses (other than amounts paid or payable to the Company or any entity in which the Company has an interest or with which it is affiliated) incurred in connection with Operating Partnership business. Such expenses include those incurred in connection with the administration and activities of the Operating Partnership, such as the maintenance of the

Operating Partnership books and records, management of the Operating Partnership property and assets, and preparation of information regarding the Operating Partnership provided to the partners in the preparation of their individual tax returns. Except as expressly permitted by the Partnership Agreement, however, affiliates of the Company will not engage in any transactions with the Operating Partnership except on terms that are fair and reasonable and no less favorable to the Operating Partnership than would be obtained from an unaffiliated third party.

EXCULPATION AND INDEMNIFICATION OF THE COMPANY

     The Partnership Agreement generally provides that the Company, as general partner of the Operating Partnership, will incur no liability to the Operating Partnership or any limited partner for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or for any mistakes of fact or law or for anything which it may do or refrain from doing in connection with the business and affairs of the Operating Partnership if the Company carried out its duties in good faith. The Company's liability in any event is limited to its interest in the Operating Partnership. Without limiting the foregoing, the Company has no liability for the loss of any limited partner's capital. In addition, the Company is not responsible for any misconduct, negligent act or omission of any consultant, contractor or agent of the Operating Partnership or of the Company and has no obligation other than to use good faith in the selection of all such contractors, consultants and agents. The Company may consult with counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisors selected by it. An opinion by any such consultant on a matter which the Company believes to be within such consultant's professional or expert competence is deemed to be complete protection as to any action taken or omitted to be taken by the Company based on such opinion and in good faith.

     The Partnership Agreement also requires the Operating Partnership to indemnify the Company, the directors and officers of the Company, and such other persons as the Company may from time to time designate against any loss or damage, including reasonable legal fees and court costs incurred by such person by reason of anything it may do or refrain from doing for or on behalf of the Operating Partnership or in connection with its business or affairs unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Any such indemnification claims must be satisfied solely out of the assets of the Operating Partnership.

SALES OF ASSETS; LIQUIDATION

     Under the Partnership Agreement, the Company, as general partner, generally has the exclusive authority to determine whether, when and on what terms the assets of the Operating Partnership (including the Properties) will be sold. However, the Company has agreed, in connection with the contribution of Properties from taxable Investors in the Formation Transactions (with an estimated aggregate value of approximately $54.2 million), not to dispose of such assets in a taxable sale or exchange prior to November 26, 2001 (the fourth anniversary of the consummation of the Formation Transactions) and, thereafter, to use commercially reasonable efforts to minimize the adverse tax consequences of any such sale. The Company may enter into similar or other agreements in connection with other acquisitions of properties for Units.

     A merger of the Operating Partnership with another entity generally requires an affirmative vote of the holders of a majority of the outstanding percentage interest (including that held directly or indirectly by the Company), subject to certain consent rights of holders of Units as described below under "Amendment of the Partnership Agreement." A dissolution or liquidation of the Operating Partnership, including a sale or disposition of all or substantially all of the Operating Partnership's assets and properties, also requires the consent of a majority of all Units held by limited partners, including Performance Units.

CAPITAL CONTRIBUTION

     The Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowings or capital contributions, the Company may borrow such funds from a financial institution or other lender or through public or private debt offerings and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the Company's borrowing of such funds. As an alternative to borrowing funds required by the Operating Partnership, the Company may contribute the amount of such required funds as an additional capital contribution to the Operating Partnership. If the Company so contributes additional capital to the Operating Partnership, the Company's partnership interest in the Operating Partnership will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by the Company. See "Policies With Respect to Certain Activities -- Financing Policies."

REMOVAL OF THE GENERAL PARTNER; TRANSFERABILITY OF THE COMPANY'S INTERESTS; TREATMENT OF UNITS IN SIGNIFICANT TRANSACTIONS

     The general partner may not be removed by the limited partners, with or without cause, other than with the consent of the general partner. The Partnership Agreement provides that the Company may not voluntarily withdraw from the Operating Partnership, without the consent of the limited partners. However, except as set forth below, the Company may transfer or assign its general partner interest in connection with a merger, consolidation or sale of substantially all the assets of the Company without limited partner consent.

     Neither the Company nor the Operating Partnership may engage in any merger, consolidation or other combination with or into another person, or effect any reclassification, recapitalization or change of its outstanding equity interests, and the Company may not sell all or substantially all of its assets (each a "Termination Transaction") unless in connection with the Termination Transaction all holders of Units either will receive, or will have the right to elect to receive, for each Unit an amount of cash, securities or other property equal to the product of the number of shares of Common Stock into which each Unit is then exchangeable and the greatest amount of cash, securities or other property paid to the holder of one Share in consideration of one Share pursuant to the Termination Transaction. If, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding shares of Common Stock, each holder of Units will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such holder would have received had it exercised its right to redemption and received shares of Common Stock in exchange for its Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer. Performance Units issued or to be issued will also have the benefit of such provisions, irrespective of the capital account then applicable thereto.

     A Termination Transaction may also occur if the following conditions are met: (i) substantially all of the assets directly or indirectly owned by the surviving entity are held directly or indirectly by the Operating Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Operating Partnership (in each case, the "Surviving Partnership"); (ii) the holders of Units, including the holders of Performance Units issued or to be issued, own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Operating Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (iii) the rights, preferences and privileges of such holders in the Surviving Partnership, including the holders of Performance Units issued or to be issued, are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership (except, as to Performance Units, for such differences with Units regarding liquidation, redemption or exchange as are described herein); and (iv) such rights of the limited partners, including the holders of Performance Units issued or to be issued, include at least one of the following: (a) the right to redeem their interests in the Surviving Partnership for the consideration available to such persons pursuant to the preceding paragraph; or (b) the right to redeem their Units for cash on terms equivalent to those in effect immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities and the Common Stock. For purposes of this paragraph, the determination of relative fair market values and rights, preferences and privileges of the limited partners shall be reasonably determined by the Company's Board of Directors as of the time of the Termination Transaction and, to the extent applicable, the values shall be no less favorable to the holders of Units than the relative values reflected in the terms of the Termination Transaction.

     In addition, in the event of a Termination Transaction, the arrangements with respect to Performance Units and Performance Shares will be equitably adjusted to reflect the terms of the transaction, including, to the extent that the shares are exchanged for consideration other than publicly traded common equity, the transfer or release of remaining Performance Shares, and resulting issuance of any Performance Units, as of the consummation of the Termination Transaction or set forth in the applicable Supplement.

REDEMPTION/EXCHANGE RIGHTS

     Holders of Units will have the right, commencing on the first anniversary of becoming a limited partner of the Operating Partnership, to require the Operating Partnership to redeem part or all of their Units for cash (based upon the fair market value of an equivalent number of shares of Common Stock at the time of such redemption) or the Company may elect to exchange such Units for shares of Common Stock (on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of certain rights, certain extraordinary distributions and similar events). The Company presently anticipates that it will elect to issue shares of Common Stock in exchange for Units in connection with each such redemption request, rather than having the Operating Partnership pay cash. With each such redemption or exchange, the Company's percentage ownership interest in the Operating Partnership will increase. This redemption/exchange right may be exercised by limited partners from time to time, in whole or in part, subject to the limitations that such right may not be exercised at any time to the extent such exercise would result in any person actually or constructively owning shares of Common Stock in excess of the Ownership Limit or such other amount as permitted by the Board of Directors, as applicable, assuming common stock was issued in such exchange. Holders of Performance Units also have limited redemption/exchange rights, as discussed under the caption "-- Performance Units" below.

PERFORMANCE UNITS

     Notwithstanding the foregoing discussion of distributions and allocations of income or loss of the Operating Partnership, depending on the trading price of the Common Stock after November 26, 1998 (the first anniversary of the IPO), certain of the Executive Officers, in their capacity as limited partners of the Operating Partnership, may receive Performance Units on each of February 26, May 26, August 26 and November 26, 1999. The Performance Units are similar to Units in many respects, including (i) the right to share in operating distributions, and allocations of operating income and loss, of the Operating Partnership on a pro rata basis with Units; and (ii) certain redemption and exchange rights, including limited rights to cause the Operating Partnership to redeem such Performance Units for cash or, at the Company's option, to exchange such units for shares of Common Stock. Any such redemption rights, however, will be dependent upon an increase in the value of the assets of the Operating Partnership (in some cases measured by reference to the trading price of the shares of Common Stock) subsequent to the issuance of such Performance Units. Without such an increase, the holders of Performance Units will not be entitled to receive any proceeds upon the liquidation of the Operating Partnership or the redemption of their Performance Units.

     If any Performance Units are issued to such Executive Officers, in their capacity as limited partners of the Operating Partnership, an equal number of GP Units allocable to the Company and Units allocable to Performance Investors who are limited partners in the Operating Partnership will be transferred to the Operating Partnership. In addition, if any of the Company's GP Units are transferred to the Operating Partnership as a result of the issuance of Performance Units, an equal number of Performance Shares will be transferred by Company stockholders to the Company from the applicable Performance Investors. Accordingly, no Company stockholder or limited partner in the Operating Partnership (other than Performance

Investors, to the extent of their obligations to transfer Performance Shares to the Company or the Operating Partnership, as applicable) will be diluted as a result of the issuance of Performance Units to the executive officers.

REGISTRATION RIGHTS

     The Company granted to investors receiving Units in connection with the Formation Transactions certain registration rights (collectively, the "Registration Rights") with respect to the shares of Common Stock issuable upon exchange of Units or otherwise (the "Registrable Shares"). The Company has agreed to file and generally keep continuously effective beginning one year after the completion of the IPO a registration statement covering the issuance of shares of Common Stock upon exchange of Units and the resale thereof. Pursuant to the terms and conditions of such Registration Rights, prior to the date upon which shares of Common Stock issued as of the date of the consummation of the IPO would be eligible for resale under Rule 144(k) under the Securities Act, as such rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the SEC), each Investor will be limited to resales of Registrable Shares to the number of Registrable Shares which otherwise would be eligible for resale by such Investor pursuant to Rule 144, assuming such Registrable Shares were issued as of the date of the consummation of the IPO. The shelf registration statement will also cover Shares issuable upon exchange of Performance Units. The Company may also agree to provide the Registration Rights or other registration rights to any other person who may become an owner of Units, provided such person provides the Company with satisfactory undertakings. The Company will bear expenses incident to its registration obligations upon exercise of the Registration Rights, including the payment of Federal securities law and state Blue Sky registration fees, except that it will not bear any underwriting discounts or commissions or transfer taxes relating to registration of Registrable Shares.

DUTIES AND CONFLICTS

     Except as otherwise set forth in "Policies with Respect to Certain Activities -- Conflicts of Interest Policies" and "Management -- Employment Agreements," any limited partner of the Operating Partnership may engage in other business activities outside the Operating Partnership, including business activities that directly compete with the Operating Partnership.

MEETINGS; VOTING

     Meetings of the limited partners may be called by the Company, on its own motion, or upon written request of limited partners owning at least 25% of the then outstanding Units. Limited partners may vote either in person or by proxy at meetings. Any action that is required or permitted to be taken by the limited partners may be taken either at a meeting of the limited partners or without a meeting if consents in writing setting forth the action so taken are signed by limited partners owning not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting of the limited partners at which all limited partners entitled to vote on such action were present. On matters for which limited partners are entitled to vote, each limited partner has a vote equal to the number of Units the limited partner holds. A transferee of Units who has not been admitted as a substituted limited partner with respect to such Units will have no voting rights with respect to such Units, even if such transferee holds other Units as to which it has been admitted as a limited partner. The Partnership Agreement does not provide for annual meetings of the limited partners, and the Company does not anticipate calling such meetings.

AMENDMENT OF THE PARTNERSHIP AGREEMENT

     Amendments to the Partnership Agreement may be proposed by the Company or by limited partners owning at least 25% of the then outstanding Units. Generally, the Partnership Agreement may be amended with the approval of the Company, as general partner, and partners (including the Company) holding a majority of the percentage interest of the partnership. Certain provisions regarding, among other things, the rights and duties of the Company as general partner (e.g., restrictions on the Company's power to conduct businesses other than as denoted herein) or the dissolution of the Operating Partnership, may not be amended without the approval of a majority of the percentage interests of the partnership. Notwithstanding the foregoing, the Company, as general partner, has the power, without the consent of the limited partners, to amend the Partnership Agreement as may be required to, among other things, (i) add to the obligations of the Company as general partner or surrender any right or power granted to the Company as general partner, (ii) reflect the admission, substitution, termination or withdrawal of partners in accordance with the terms of the Partnership Agreement, (iii) establish the rights, powers, duties and preferences of any additional partnership interests issued in accordance with the terms of the Partnership Agreement, (iv) reflect a change of an inconsequential nature that does not materially adversely affect any limited partner, or cure any ambiguity, correct or supplement any provisions of the Partnership Agreement not inconsistent with law or with other provisions of the Partnership Agreement, or make other changes concerning matters under the Partnership Agreement that are not otherwise inconsistent with the Partnership Agreement or applicable law or (v) satisfy any requirements of Federal, state or local law.

     Certain amendments, including amendments effected directly or indirectly through a merger or sale of assets of the Operating Partnership or otherwise, that would, among other things, (i) convert a limited partner's interest into a general partner's interest, (ii) modify the limited liability of a limited partner, (iii) alter the interest of a partner in profits or losses, or the rights to receive any distributions (except as permitted under the Partnership Agreement with respect to the admission of new partners or the issuance of additional Units, either of which actions will have the effect of changing the percentage interests of the partners and thus altering their interests in profits, losses and distributions) or (iv) alter the limited partner's redemption right, must be approved by the Company and each limited partner that would be adversely affected by such amendment. Such protections apply to both holders of Units and holders of Performance Units. In addition, no amendment may be effected, directly or indirectly, through a merger or sale of assets of the Operating Partnership or otherwise, which would adversely affect the rights of former stockholders of AMBIRA to receive Performance Units as described herein.

BOOKS AND REPORTS

     The Operating Partnership's books and records are maintained at the principal office of the Operating Partnership, which is located at 505 Montgomery Street, San Francisco, California 94111. All elections and options available to the Operating Partnership for Federal or state income tax purposes may be taken or rejected by the Operating Partnership in the sole discretion of the Company. The limited partners have the right, subject to certain limitations, to receive copies of the most recent SEC filings by the Company, the Operating Partnership's Federal, state and local income tax returns, a list of limited partners, the Partnership Agreement, the partnership certificate and all amendments thereto and certain information about the capital contributions of the partners. The Company may keep confidential from the limited partners any information that the Company believes to be in the nature of trade secrets or other information the disclosure of which the Company in good faith believes is not in the best interests of the Operating Partnership or which the Operating Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

     The Company will use reasonable efforts to furnish to each limited partner, within 90 days after the close of each taxable year, the tax information reasonably required by the limited partners for Federal and state income tax reporting purposes.

TERM

     The Operating Partnership will continue in full force and effect for approximately 99 years or until sooner dissolved pursuant to the terms of the Partnership Agreement.

                   CERTAIN PROVISIONS OF MARYLAND LAW AND OF
               THE COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS

     The following paragraphs summarize certain provisions of the MGCL and the Company's Articles of Incorporation and Bylaws. Such paragraphs do not, however, purport to be complete and are subject to and qualified in their entirety by reference to the MGCL and the Articles of Incorporation and Bylaws.

BOARD OF DIRECTORS

     The Articles of Incorporation provide that the number of directors of the Company shall be established by the Bylaws but shall not be less than the minimum number required by the MGCL, which in the case of the Company is three. The Bylaws currently provide that the Board of Directors consist of not fewer than five nor more than 13 members which are elected to a one-year term at each annual meeting of the Company's stockholders. Any vacancy (except for a vacancy caused by removal) will be filled by a majority of the entire Board of Directors. The Bylaws provide that a majority of the Board must be "Independent Directors." An "Independent Director" is a director who is not an employee, officer or affiliate of the Company or a subsidiary or division thereof, or a relative of a principal executive officer, or who is not an individual member of an organization acting as advisor, consultant or legal counsel, receiving compensation on a continuing basis from the Company in addition to director's fees.

REMOVAL OF DIRECTORS

     While the Articles of Incorporation and the MGCL empower the stockholders to fill vacancies in the Board of Directors that are caused by the removal of a director, the Articles of Incorporation preclude stockholders from removing incumbent directors except upon a substantial affirmative vote. Specifically, the Articles of Incorporation provide that a director may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. Under the MGCL, the term "cause" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation. This provision, when coupled with the provision in the Bylaws authorizing the Board of Directors to fill vacant directorships, precludes stockholders from removing incumbent directors except upon a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

OPT OUT OF BUSINESS COMBINATIONS AND CONTROL SHARE ACQUISITION STATUTES

     The Company has elected in its Bylaws not to be governed by the "control share acquisition" provisions of the MGCL (Sections 3-701 through 3-709), and the Board of Directors has adopted, by irrevocable resolution of the Board of Directors, not to be governed by the "business combination" provision of the MGCL (Section 3-602), each of which could have the effect of delaying or preventing a change of control of the Company. The Bylaws provide that the Company cannot at a future date determine to be governed by either such provision without the approval of a majority of the outstanding shares entitled to vote. In addition, such irrevocable resolution adopted by the Board of Directors may only be changed by the approval of a majority of the outstanding shares entitled to vote.

AMENDMENT TO THE ARTICLES OF INCORPORATION AND BYLAWS

     The Articles of Incorporation may not be amended without the affirmative vote of at least two-thirds of the shares of capital stock outstanding and entitled to vote thereon voting together as a single class. Other than provisions of the Bylaws (i) opting out of the control share acquisition statute, (ii) requiring approval by the Independent Directors of transactions involving executive officers, directors or any limited partners of the Operating Partnership and their affiliates and (iii) those governing amendment of the Bylaws, each of which may be amended only with the approval of a majority of the shares of capital stock entitled to vote, the Bylaws may be amended by the vote of a majority of the Board of Directors or the shares of the Company's capital stock entitled to vote thereon.

MEETINGS OF STOCKHOLDERS

     The Bylaws provide for annual meetings of stockholders to elect the Board of Directors and transact such other business as may properly be brought before the meeting. Special meetings of stockholders may be called by the President, the Board of Directors, the Chairman of the Board and/or at the request in writing of the holders of 50% or more of the outstanding stock of the Company entitled to vote.

     The MGCL provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if such consent sets forth such action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent is signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     The Bylaws provide that (i) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (a) pursuant to the Company's notice of the meeting, (b) by or at the direction of the Board of Directors or (c) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws, and (ii) with respect to special meetings of stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of stockholders.

     The provisions in the Articles of Incorporation on amendments to the Articles of Incorporation and the advance notice provisions of the Bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

DISSOLUTION OF THE COMPANY

     Under the MGCL, the Company may be dissolved by (i) the affirmative vote of a majority of the entire Board of Directors declaring such dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at any annual or special meeting of stockholders and (ii) upon proper notice, stockholder approval by the affirmative vote of the holders of two-thirds of the total number of shares of capital stock outstanding and entitled to vote thereon voting as a single class.

LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY

     The Company's officers and directors are indemnified under the MGCL, the Articles of Incorporation and the Partnership Agreement against certain liabilities. The Articles of Incorporation and Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the MGCL.

     The MGCL permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty,
(ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

     The MGCL permits the articles of incorporation of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions, and the Articles of Incorporation of the Company contain this provision. The MGCL does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that
(i) it is proved that the person actually received an improper personal benefit in money, property or services, (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was committed in bad faith or was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or failure to act was unlawful. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

     The Partnership Agreement also provides for indemnification of the Company, as general partner, and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of the Company and its officers and directors to the Operating Partnership and the partners of the Operating Partnership to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under the Articles of Incorporation. See "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Exculpation and Indemnification of the Company."

     Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                          DESCRIPTION OF CAPITAL STOCK

     The following summary of the terms of the Company's capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Incorporation and Bylaws, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

GENERAL


     Under the Articles of Incorporation, as amended (the "Articles of Incorporation"), the authorized capital stock of the Company consists of 500,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 100,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). As of May 31, 1998, no shares of Preferred Stock and 85,874,513 shares of Common Stock were issued and outstanding.


COMMON STOCK

     Each outstanding share of Common Stock entitles the holder to one vote on all matters presented to stockholders for a vote, including the election of directors, and, except as otherwise required by law and except as provided in any resolution adopted by the Board of Directors with respect to any other class or series of stock establishing the designation, powers, preferences and relative, participating, optional or other special rights and powers of such series, the holders of such shares possess the exclusive voting power, subject to the provisions of the Company's Articles of Incorporation regarding the ownership of shares of Common Stock in excess of the Ownership Limit or such other limit as provided in the Company's Articles of Incorporation or as otherwise permitted by the Board of Directors. Holders of shares of Common Stock do not have any conversion, exchange, sinking fund, redemption or appraisal rights or any preemptive rights to subscribe for any securities of the Company or cumulative voting rights in the election of directors. All shares of Common Stock that are issued and outstanding are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of stock and to the provisions of the Articles of Incorporation regarding ownership of shares of Common Stock in excess of the Ownership Limit, or such other limit as provided in the Company's Articles of Incorporation or as otherwise permitted by the Board of Directors, distributions may be paid to the holders of shares of Common Stock if and when authorized and declared by the Board of Directors of the Company out of funds legally available therefor. The Company intends to continue to make quarterly distributions on outstanding shares of Common Stock.

     Under the MGCL, stockholders are generally not liable for the Company's debts or obligations. If the Company is liquidated, subject to the right of any holders of Preferred Stock to receive preferential distributions, each outstanding share of Common Stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all known debts and liabilities of the Company, including debts and liabilities arising out of its status as general partner of the Operating Partnership.

     Subject to the provisions of the Articles of Incorporation regarding the ownership of shares of Common Stock in excess of the Ownership Limit, or such other limit as provided in the Company's Articles of Incorporation or as otherwise permitted by the Board of Directors described below, all shares of Common Stock have equal distribution, liquidation and voting rights, and have no preference or exchange rights.

     Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Under the MGCL, the term "substantially all of the Company's assets" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. The Articles of Incorporation do not provide for a lesser percentage in any such situation.

     The Articles of Incorporation authorize the Board of Directors to reclassify any unissued shares of Common Stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series.

PREFERRED STOCK

     Preferred Stock may be issued from time to time, in one or more classes or series, as authorized by the Board of Directors. No Preferred Stock is currently issued or outstanding. Prior to the issuance of shares of each class or series, the Board of Directors is required by the MGCL and the Company's Articles of Incorporation to fix for each class or series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because the Board of Directors has the power to establish the preferences, powers and rights of each class or series of Preferred Stock, it may afford the holders of any class or series of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of Common Stock. The issuance of Preferred Stock could have the effect of delaying or preventing a change of control of the Company that might involve a premium price for holders of shares of Common Stock or otherwise be in their best interest.

                                  UNDERWRITERS

     Under the terms and subject to the conditions in the Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), the Underwriters named below have severally agreed to purchase, and the Operating Partnership has agreed to sell to them, severally, the respective principal amount of Notes set forth opposite their respective names below:


                                         PRINCIPAL       PRINCIPAL       PRINCIPAL
                                          AMOUNT          AMOUNT          AMOUNT
                                       OF 2008 NOTES   OF 2018 NOTES   OF 2015 REPS
NAME                                   -------------   -------------   -------------
Morgan Stanley & Co. Incorporated....  $ 87,500,000    $ 62,500,000    $ 50,000,000
Goldman, Sachs & Co..................    26,250,000      18,750,000      15,000,000
J.P. Morgan Securities Inc...........    61,250,000      43,750,000      35,000,000
                                       ------------    ------------    ------------
          Total......................  $175,000,000    $125,000,000    $100,000,000
                                       ============    ============    ============


     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Notes are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the Notes offered hereby if any are taken.


     The Underwriters propose to offer part of the Notes directly to the public at the public offering price set forth on the cover page of this Prospectus and part to certain dealers at a price that represents a concession not in excess of
 .400% of the principal amount in the case of the 2008 Notes, .500% of the principal amount in the case of the 2018 Notes and .375% of the principal amount in the case of the REPS. Any Underwriter may allow, and any such dealer may reallow, a concession to certain other dealers not in excess of .250% of the principal amount in the case of the 2008 Notes, .250% of the principal amount in the case of the 2018 Notes and .250% of the principal amount in the case of the REPS. After the initial offering of the Notes, the offering price and other selling terms may from time to time be varied by the Underwriters.


     The Operating Partnership and the Company have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of such liabilities.

     Neither the Operating Partnership nor the Company intends to apply for listing of the Notes on a national securities exchange, but have been advised by the Underwriters that they presently intend to make a market in the Notes as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Notes and any such market making may be discontinued at any time at the sole discretion of the any Underwriter. Accordingly, no assurance can be given as the liquidity of, or trading market for, the Notes.

     In order to facilitate the Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the Underwriters may stabilize the price of the Notes and the Underwriters may bid for, and purchase, the Notes in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing the Notes in the Offering, if the syndicate repurchases previously distributed Notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

     The Operating Partnership intends to use the net proceeds from the sale of the Notes offered hereby to repay indebtedness outstanding under the Credit Facility and for general purposes. Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan Securities Inc., one of the Underwriters, is the agent and a lender under the Credit Facility. As the Company expects that in excess of 10% of the net proceeds will be used to repay indebtedness under the Credit Facility, the Offering is being made in compliance with the requirements of Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc. See "Use of Proceeds."

                                 LEGAL MATTERS

     Certain legal matters in connection with the Offering will be passed upon for the Operating Partnership by Latham & Watkins, Los Angeles, California. Certain legal matters will be passed upon for the Underwriters by Gibson, Dunn & Crutcher LLP, Los Angeles, California. Certain legal matters relating to Maryland law, including the validity of the issuance of the Notes offered hereby, will be passed upon for the Company, as general partner of the Operating Partnership, by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland. In addition, the description of Federal income tax consequences contained in this Prospectus under the caption "Material Federal Income Tax Considerations Relating To The REPS" is, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, the opinion of Latham & Watkins, tax counsel to the Operating Partnership.

                                    EXPERTS

     The audited financial statements and schedules included in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                             AVAILABLE INFORMATION

     The Company is, and upon consummation of the Offering the Operating Partnership will be, subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission, at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. In addition, reports, proxy statements and other information concerning the Company can be inspected at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a Registration Statement on Form S-11 (together with amendments and exhibits thereto, the "Registration Statement") filed by the Registrants with the Commission under the Securities Act. The Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Registrants and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                                    GLOSSARY

     "ACBM" means asbestos-containing building materials.

     "ADA" means the Americans with Disabilities Act of 1990.

     "affiliate" has the meaning given to it in the Securities Act.

     "AMB" means AMB Institutional Realty Advisors, Inc., a California corporation.

     "AMB Intercompany Party" means a party to the Intercompany Agreement.

     "AMB Predecessors" means collectively, AMB and certain real estate investment funds, trusts, corporations and partnerships that prior to the IPO owned the Properties, as identified in Note 1, Organization and Basis of Presentation to the historical financial statements of the AMB Contributed Properties, including CIF, VAF, WPF and the Individual Account Investors.

     "AMB Property Corporation" means AMB Property Corporation, a Maryland corporation with its principal office at 505 Montgomery Street, San Francisco, California 94111.

     "AMBCREA" means AMB Corporate Real Estate Advisors, Inc., a California corporation.

     "AMBI" means AMB Investments, Inc., a California corporation.

     "AMB Investment Management" means AMB Investment Management Corporation, a Maryland corporation, of which the Company owns 100% of the non-voting preferred stock (representing 95% of its economic value) and certain Executive Officers own 100% of the outstanding voting common stock (representing 5% of its economic value) with its operations conducted through the Investment Management Partnership and which, through the Investment Management Partnership, provides the real estate advisory services to the Company and to certain of AMB's clients which did not participate in the Formation Transactions.

     "Anchor Tenants" means retail tenants occupying more than 10,000 rentable square feet and all grocery stores and drugstores.

     "Annualized Base Rent" means the monthly contractual rent under existing leases at March 31, 1998, multiplied by 12. This amount excludes expense reimbursements and rental abatements for industrial and retail properties as well as percentage rents for retail properties.

     "Articles of Incorporation" means the Articles of Incorporation of the Company.

     "Bylaws" means the bylaws of the Company.

     "CIF" means AMB Current Income Fund, Inc., a Maryland corporation.

     "Code" means the Internal Revenue Code of 1986.


     "Common Stock" means shares of common stock, $.01 par value per share, of the Company.


     "Company" means AMB Property Corporation and its subsidiaries, including AMB Property, L.P., and with respect to the period prior to the IPO, the AMB Predecessors.

     "Credit Agreement" means the Credit Facility, any successor agreement thereto, and any other credit agreement under which the Operating Partnership is an obligor.

     "Credit Facility" means the Operating Partnership's unsecured $500 million credit facility among the Operating Partnership, MGT and a syndicate of 12 other banks.


     "Debt-to-Total Market Capitalization Ratio" means the ratio calculated based on the Operating Partnership's total consolidated debt and its pro rata share of unconsolidated debt as a percentage of the market value of outstanding shares of Common Stock and Units (not owned by the Operating Partnership) plus the Operating Partnership's total consolidated debt and its pro rata share of unconsolidated debt.

     "Eastern region" means the Eastern region of the United States as defined by the National Council of Real Estate Investment Fiduciaries which includes the states of Connecticut, Delaware, Kentucky, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island, South Carolina, Vermont, West Virginia and the District of Columbia.

     "Environmental Laws" means the Federal, state and local laws and regulations relating to the protection of the environment.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Executive Officer" means an officer of the Operating Partnership and the Company named in the table under the caption "Management."

     "expense reimbursements" means each tenant's share of taxes, insurance and operating expenses to be reimbursed to the Company.

     "FASB" means the Financial Accounting Standards Board.

     "Formation Transactions" means certain transactions in which the Company, the Operating Partnership and AMB Investment Management engaged in to enable the Company to continue and grow the real estate operations of the AMB Predecessors, to facilitate the IPO, to enable the Company to qualify as a REIT for Federal income tax purposes commencing with its taxable year ended December 31, 1997 and to preserve certain tax advantages for the existing owners of the Properties.

     "forward-looking statements" means statements relating to, without limitation, future economic performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology.

     "GAAP" means generally accepted accounting principles.

     "GP Units" means units of the Operating Partnership representing the general partnership interest therein, with generally identical rights to distributions as the Units.

     "Holders" means holders of the Notes.

     "Independent Director" means a director who is not an employee, officer or affiliate of the Company or a subsidiary or division thereof, or a relative of an Executive Officer, or who is not an individual member of an organization acting as advisor, consultant or legal counsel, receiving compensation on a continuing basis from the Company in addition to director's fees.

     "Individual Account Investors" means certain individual account investors, each of which has assets under management with AMB pursuant to an investment advisory agreement.


     "Industrial Properties" means the industrial properties comprised principally of warehouse distribution facilities which are owned by the Operating Partnership.


     "in-fill" means those markets which are typified by significant population densities and low availability of land which could be developed into competitive industrial or retail properties, as applicable. Such properties allow for a more precise analysis of their trade areas and competition than properties located in areas which are undergoing substantial real estate development.

     "Intercompany Agreement" means that certain agreement dated January 1, 1993, as amended, entered into by and among AMBI, AMB, AMBCREA, AMB Properties, AMB Development, Inc., AMB Institutional Housing Partners and other related or commonly controlled business entities as may become parties thereto from to time.

     "Investment Committee" means that certain management committee which reviews and approves each investment of the Company and the Operating Partnership.

     "Investment Management Partnership" means AMB Investment Management Limited Partnership, a Maryland limited partnership, of which AMB Investment Management is the sole general partner and owns the entire capital interests, and through which the operations of AMB Investment Management are conducted.

     "IPO" means the initial public offering of the Company's common stock.

     "IRS" means the United States Internal Revenue Service.

     "Joint Ventures" means the joint ventures, limited liability companies and partnerships with certain third parties.

     "MGCL" means Maryland General Corporation Law.

     "MGT" means Morgan Guaranty Trust Company of New York.

     "Midwestern region," means the Midwestern region of the United States as defined by the National Council of Real Estate Investment Fiduciaries which includes the states of Illinois, Iowa, Indiana, Kansas, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota and Wisconsin.

     "Named Executive Officers" means the Company's Chief Executive Officer and the four other most highly compensated executive officers.

     "NAIOP" means the National Association of Industrial and Office Parks.

     "NAREIM" means the National Association of Real Estate Investment Managers.

     "NAREIT" means the National Association of Real Estate Investment Trusts.

     "Noteholder" means the Person in whose name a Note is registered.

     "NYSE" means the New York Stock Exchange.

     "Offering" means the offering of the Notes made hereby.

     "Operating Partnership" means AMB Property, L.P., a Delaware limited partnership of which the Company is the general partner.

     "Ownership Limit" means the Company generally will prohibit ownership, directly or by virtue of the constructive ownership provisions of the Code, by any single stockholder of more than 9.8% of the issued and outstanding shares of Common Stock (subject to certain exceptions) and generally will prohibit ownership, directly or by virtue of the constructive ownership provisions of the Code, by any single stockholder of more than 9.8% of the issued and outstanding shares of any class or series of the Company's Preferred Stock.

     "Partnership Act" means the Delaware Uniform Limited Partnership Act.

     "Partnership Agreement" means the partnership agreement of the Operating Partnership.

     "percentage rents" means the rents calculated as a percentage of a tenant's gross sales above predetermined thresholds.

     Performance Investors" means those investors which, immediately prior to the IPO, owned assets (either directly or through CIF, VAF or WPF) which were subject to advisory agreements with AMB and included an incentive fee provision or, in the case of WPF, a "catch up adjustment."

     "Performance Shares" means the specified portion of the Shares issuable in the Formation Transactions to Performance Investors.

     "Performance Units" means units of the Operating Partnership issued to certain officers and employees of the Operating Partnership.


     "Preferred Stock" means preferred shares of beneficial interest, $.01 par value per share, which the Articles of Incorporation of the Company authorize the Board of Directors to cause the Company to issue, in series, and to establish the preferences, rights and other terms of any series so issued.

     "Properties" means the Industrial Properties and the Retail Properties.

     "Prospectus" means the prospectus to be used in connection with the Offering of the Notes.

     "Registrable Shares" means the Shares issuable upon exchange of Units or otherwise, the holder of which has certain registration rights with respect to those Shares.

     "Registration Rights" means certain registration rights with respect to the Shares issuable upon exchange of Units or otherwise granted to investors who received Units in connection with the Formation Transactions.

     "REIT" means a real estate investment trust under the Code.


     "REPS" means the 6.90% Reset Put Securities (REPS(SM)) due
2015 -- Putable/Callable 2005.


     "restricted securities" has the meaning given to it in Rule 144 under the Securities Act.

     "Retail Properties" means the retail properties comprised principally of community shopping centers which are owned by the Company.

     "Rule 144" means the rule adopted by the SEC that permits holders of restricted securities as well as affiliates of an issuer of the securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

     "San Francisco Bay Area" means the area comprised of the nine counties in immediate proximity to the San Francisco Bay.

     "SEC" or "Commission" means the Securities and Exchange Commission.

     "Section 401(k) Plan" means the Company's Section 401(k) savings/retirement plan.

     "Secured Facility" means a 12-year non-recourse secured financing facility due December 12, 2008 which is secured by six Properties.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Southern region" means the Southern region of the United States as defined by the National Council of Real Estate Investment Fiduciaries which includes the states of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee and Texas.

     "stabilization" means when capital improvements for repositioning, development and redevelopment programs have been completed and in effect for a sufficient period of time (but in no case more than 12 months after shell completion) to achieve market occupancy of at least 95%.

     "Stock Incentive Plan" means the Stock Option and Incentive Plan established by the Company.

     "Subsidiaries" means the subsidiaries of AMB Property Corporation and AMB Property, L.P.

     "Termination Transaction" means, with respect to the Company, any merger, consolidation or other combination with or into another person, a sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding equity interests, unless in connection with such transaction, all holders of Units either will receive, or will have the right to elect to receive, for each Unit an amount of cash, securities or other property equal to the product of the number of Shares into which each Unit is then exchangeable and the greatest amount of cash, securities or other property paid to the holder of one Share in consideration of one Share pursuant to such transaction.

     "Transferee" means an assignee, legatee, distributee or other transferee of all or any portion of a partner's interest in the Operating Partnership.

     "Treasury Regulations" means the IRS regulations.

     "Underwriters" means those underwriters named herein for whom Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are acting as representatives.

     "Underwriting Agreement" means that certain underwriting agreement pursuant to which the Underwriters have severally agreed to purchase, and the Operating Partnership has agreed to sell to them, severally, the aggregate principal amount of the Notes as set forth on the table under the caption "Underwriters" herein.

     "Units" means units of the Operating Partnership.

     "VAF" means AMB Value Added Fund, Inc., a Maryland corporation.

     "Western region" means the Western region of the United States as defined by the National Council of Real Estate Investment Fiduciaries which includes the states of Alaska, Arizona, California, Colorado, Hawaii, Montana, Nevada, New Mexico, Oregon, Utah, Washington and Wyoming.

     "White Paper" means the White Paper on Funds from Operations approved by the Board of Governors of the NAREIT in March 1995.

     "WPF" means AMB Western Properties Fund-I, a California limited partnership.

                         INDEX TO FINANCIAL INFORMATION


                                                              PAGE
                                                              ----
PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
  AMB PROPERTY, L.P.
  -- Background.............................................    F-5
  -- Pro forma condensed consolidated balance sheet as of
     March 31, 1998.........................................    F-6
  -- Notes to pro forma condensed consolidated balance
     sheet..................................................    F-7
  -- Pro forma condensed consolidated statement of
     operations for the three months ended March 31, 1998...    F-8
  -- Notes to pro forma condensed consolidated statement of
     operations.............................................    F-9
  -- Pro forma condensed consolidated statement of
     operations for the year ended December 31, 1997........   F-11
  -- Notes to pro forma condensed consolidated statement of
     operations.............................................   F-12

HISTORICAL FINANCIAL INFORMATION
  AMB PROPERTY, L.P. -- March 31, 1998
  -- Consolidated balance sheets as of December 31, 1997 and
     March 31, 1998 (unaudited).............................   F-17
  -- Consolidated statement of operations for the three
     months ended March 31, 1998 (unaudited)................   F-18
  -- Consolidated statement of cash flows for the three
     months ended March 31, 1998 (unaudited)................   F-19
  -- Consolidated statement of partners' capital for the
     three months ended March 31, 1998 (unaudited)..........   F-20
  -- Notes to consolidated financial statements
     (unaudited)............................................   F-21
  AMB PROPERTY, L.P. -- December 31, 1997
  -- Report of independent public accountants...............   F-24
  -- Consolidated balance sheet as of December 31, 1997.....   F-25
  -- Consolidated statement of operations for the period
     from inception (November 26, 1997) to December 31,
     1997...................................................   F-26
  -- Consolidated statement of cash flows for the period
     from inception (November 26, 1997) to December 31,
     1997...................................................   F-27
  -- Consolidated statement of partners' capital for the
     period from inception (November 26, 1997) to December
     31, 1997...............................................   F-28
  -- Notes to consolidated financial statements.............   F-29
  -- Schedule III -- Consolidated Real Estate and
     Accumulated Depreciation as of December 31, 1997.......   F-38

                                                              PAGE
                                                              ----
  AMB PROPERTY CORPORATION -- March 31, 1998
  -- Consolidated balance sheets as of December 31, 1997 and
     March 31, 1998 (unaudited).............................   F-43
  -- Consolidated statements of operations for the three
     months ended March 31, 1997 and 1998 (unaudited).......   F-44
  -- Consolidated statements of cash flows for the three
     months ended March 31, 1997 and 1998 (unaudited).......   F-45
  -- Consolidated statements of stockholders' equity for the
     three months ended March 31, 1998 (unaudited)..........   F-46
  -- Notes to consolidated financial statements
     (unaudited)............................................   F-47
  AMB PROPERTY CORPORATION -- December 31, 1996 and 1997
  -- Report of independent public accountants...............   F-52
  -- Consolidated balance sheets as of December 31, 1996 and
     1997...................................................   F-53
  -- Consolidated statements of operations for the years
     ended December 31, 1995, 1996 and 1997.................   F-54
  -- Consolidated statements of cash flows for the years
     ended December 31, 1995, 1996 and 1997.................   F-55
  -- Consolidated statements of stockholders' equity for the
     years ended December 31, 1995, 1996 and 1997...........   F-56
  -- Notes to consolidated financial statements.............   F-57
  -- Schedule III -- Consolidated Real Estate and
     Accumulated Depreciation as of December 31, 1997.......   F-67
  AMB CONTRIBUTED PROPERTIES -- December 31, 1995, 1996 and
     1997
  -- Report of independent public accountants...............   F-72
  -- Combined balance sheets as of December 31, 1995 and
     1996 and September 30, 1997 (unaudited)................   F-73
  -- Combined statements of operations for the years ended
     December 31, 1994, 1995 and 1996, the nine months ended
     September 30, 1996 (unaudited) and the period from
     January 1, 1997 to November 25, 1997 (unaudited).......   F-74
  -- Combined statements of owners' equity for the years
     ended December 31, 1994, 1995 and 1996 and the nine
     months ended September 30, 1997 (unaudited)............   F-75
  -- Combined statements of cash flows for the years ended
     December 31, 1994, 1995 and 1996, the nine months ended
     September 30, 1996 (unaudited) and the period from
     January 1, 1997 to November 25, 1997 (unaudited).......   F-76
  -- Notes to combined financial statements.................   F-77

  Boston Industrial Portfolio
  -- Report of independent public accountants...............   F-83
  -- Combined statements of revenues and certain expenses
     for the year ended December 31, 1997 and for the period
     from January 1, 1998 to March 27, 1998 (unaudited).....   F-84
  -- Notes to combined statements of revenues and certain
     expenses...............................................   F-85

                                                              PAGE
                                                              ----
  The Jamesburg Property
  -- Report of independent public accountants...............   F-87
  -- Statements of revenues and certain expenses for the
     year ended December 31, 1997 and for the period from
     January 1, 1998 to March 20, 1998 (unaudited)..........   F-88
  -- Notes to statements of revenues and certain expenses...   F-89

  Orlando Central Park
  -- Report of independent public accountants...............   F-90
  -- Statements of revenues and certain expenses for the
     year ended December 31, 1997 and for the period from
     January 1, 1998 to March 24, 1998 (unaudited)..........   F-91
  -- Notes to statements of revenues and certain expenses...   F-92

  Totem Lake Malls
  -- Report of independent public accountants...............   F-93
  -- Statements of revenues and certain expenses for the
     year ended December 31, 1997 and for the period from
     January 1, 1998 to March 6, 1998 (unaudited)...........   F-94
  -- Notes to statements of revenues and certain expenses...   F-95

  Dallas Industrial Portfolio
  -- Report of independent public accountants...............   F-96
  -- Combined statements of revenues and certain expenses
     for the year ended December 31, 1997 and for the period
     from January 1, 1998 to March 31, 1998.................   F-97
  -- Notes to combined statements of revenues and certain
     expenses...............................................   F-98

  Cabot Industrial Portfolio
  -- Report of independent public accountants...............   F-99
  -- Combined statements of revenues and certain expenses
     for the year ended December 31, 1996 and the period
     from January 1, 1997 to December 30, 1997
     (unaudited)............................................  F-100
  -- Notes to combined statements of revenues and certain
     expenses...............................................  F-101

  Cabot Business Park
  -- Report of independent public accountants...............  F-103
  -- Statements of revenues and certain expenses for the
     year ended December 31, 1996 and the period from
     January 1, 1997 to September 15, 1997 (unaudited)......  F-104
  -- Notes to statements of revenues and certain expenses...  F-105

  Manhattan Village Shopping Center
  -- Report of independent public accountants...............  F-106
  -- Statements of revenues and certain expenses for the
     year ended December 31, 1996 and for the period from
     January 1, 1997 to August 19, 1997 (unaudited).........  F-107
  -- Notes to statements of revenues and certain expenses...  F-108

  Weslayan Plaza
  -- Report of independent public accountants...............  F-109
  -- Statements of revenues and certain expenses for the
     year ended December 31, 1996 and for the period from
     January 1, 1997 to September 30, 1997 (unaudited)......  F-110
  -- Notes to statements of revenues and certain expenses...  F-111

                                                              PAGE
                                                              ----
  Silicon Valley R&D Portfolio
  -- Report of independent public accountants...............  F-112
  -- Combined statements of revenues and certain expenses
     for the year ended December 31, 1996 and for the period
     from January 1, 1997 to September 30, 1997
     (unaudited)............................................  F-113
  -- Notes to combined statements of revenues and certain
     expenses...............................................  F-114

                               AMB PROPERTY, L.P.

                  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

BACKGROUND


     The accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 1998 has been prepared to reflect: (i) the acquisition of properties subsequent to March 31, 1998, (ii) the Offering and (iii) certain other adjustments as if such transactions and adjustments had occurred on March 31, 1998. The accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1997 and the three months ended March 31, 1998 have been prepared to reflect: (i) the incremental effect of the acquisition of properties during 1998 and 1997, (ii) the incremental effect of the disposition or partial disposition of properties during 1997, (iii) the IPO and Formation Transactions, (iv) pro forma debt adjustments resulting from the Offering and (v) certain other adjustments as if such transactions and adjustments had occurred on January 1, 1997.


     These unaudited pro forma condensed consolidated statements should be read in connection with the historical combined financial statements and notes thereto of the AMB Contributed Properties and the consolidated financial statements and notes thereto of AMB Property, L.P. included elsewhere in this Prospectus. In the opinion of management, the pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the IPO and Formation Transactions, the Offering, property acquisitions and dispositions and certain other transactions.

     The pro forma information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods.

                               AMB PROPERTY, L.P.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1998
                           (UNAUDITED, IN THOUSANDS)


                                     OPERATING          PROPERTY       PRE-OFFERING
                                   PARTNERSHIP(1)   ACQUISITIONS(2)     PRO FORMA     OFFERING(3)     PRO FORMA
                                   --------------   ----------------   ------------   ------------   -----------
             ASSETS
Investments in real estate,
  net............................    $2,740,048         $173,880        $2,913,928     $      --     $2,913,928
Cash and cash equivalents........        28,584               --            28,584            --         28,584
Other assets.....................        29,558               --            29,558         5,534         35,092
                                     ----------         --------        ----------     ---------     ----------
          Total assets...........    $2,798,190         $173,880        $2,972,070     $   5,534     $2,977,604
                                     ==========         ========        ==========     =========     ==========
LIABILITIES AND PARTNERS' CAPITAL
Secured debt.....................    $  610,111         $     --        $  610,111     $      --     $  610,111
Credit facility..................       312,000          156,330           468,330      (394,466)        73,864
Unsecured notes..................            --               --                --       400,000        400,000
Other liabilities................        81,611               --            81,611            --         81,611
                                     ----------         --------        ----------     ---------     ----------
          Total liabilities......     1,003,722          156,330         1,160,052         5,534      1,165,586
                                     ----------         --------        ----------     ---------     ----------
Minority interests...............        52,867           16,325            69,192            --         69,192
                                     ----------         --------        ----------     ---------     ----------
Partners' capital
  Limited partners...............        70,896            1,225            72,121            --         72,121
  General partner................     1,670,705               --         1,670,705            --      1,670,705
                                     ----------         --------        ----------     ---------     ----------
          Total capital..........     1,741,601            1,225         1,742,826            --      1,742,826
                                     ----------         --------        ----------     ---------     ----------
          Total liabilities and
            partners' capital....    $2,798,190         $173,880        $2,972,070     $   5,534     $2,977,604
                                     ==========         ========        ==========     =========     ==========

                               AMB PROPERTY, L.P.

                               NOTES TO PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1998
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT UNIT DATA)

     1. Reflects the historical consolidated balance sheet of AMB Property, L.P. as of March 31, 1998. See the historical consolidated financial statements and notes thereto of AMB Property, L.P. included elsewhere in this Prospectus.


     2. Reflects property acquisitions subsequent to March 31, 1998 for an estimated total purchase price of approximately $106,080, including estimated acquisition costs. The Operating Partnership has funded these acquisitions through borrowings under its Credit Facility, the issuance of Units and minority interest co-venturer contributions. Such acquisitions include the following properties:



                PROPERTY NAME                   ACQUISITION PRICE
                -------------                   -----------------
Houston Service Center........................     $    15,620
Meadowridge/Greenwood.........................          33,050
Northwest Business Center.....................           8,060
Forbes........................................           3,000
Southfield....................................          10,200
Dallas Industrial Portfolio...................          32,650
Suffolk.......................................           3,500
                                                   -----------
                                                   $   106,080
                                                   ===========



     For purposes of property disclosures included elsewhere in this Prospectus, Meadowridge/Greenwood is comprised of Meadowridge Business Park and Greenwood Place. The Dallas Industrial Portfolio represents an investment through an existing joint venture with a client of AMB Investment Management in which the Operating Partnership owns a 50.0005% interest. Such joint venture is accounted for on a consolidated basis and, accordingly, a minority interest of $16,325 has been reflected relative to this acquisition.



     Also reflects the acquisition of a non-controlling limited partnership interest in an existing unconsolidated real estate joint venture which owns the Elk Grove Industrial Park for a total purchase price of approximately $67,800. The Company's investment in this joint venture is reflected in investments in real estate in the accompanying pro forma balance sheet.



     3. Reflects the effect of the Offering, including (i) the issuance of unsecured notes in the amount of $400,000, resulting in net proceeds of approximately $394,466 after payment of approximately $5,534 of financing costs, net underwriting discounts and premiums and (ii) the repayment of borrowings under the Credit Facility of approximately $394,466 using the net proceeds of the Offering.

                               AMB PROPERTY, L.P.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT UNIT DATA)


                                             OPERATING       1998 PROPERTY
                                           PARTNERSHIP(1)   ACQUISITIONS(2)    OFFERING(3)      PRO FORMA
                                           --------------   ---------------   --------------   -----------
REVENUES
Rental revenue...........................   $    74,602         $10,459          $    --       $    85,061
Interest and other income................         1,183           1,273               --             2,456
                                            -----------         -------          -------       -----------
          Total revenues.................        75,785          11,732               --            87,517
                                            -----------         -------          -------       -----------
OPERATING EXPENSES
Real estate taxes and property operating
  expenses...............................        20,252           2,345               --            22,597
Interest expense.........................        11,841              --            6,439            18,280
Depreciation and amortization............        11,786           2,952               --            14,738
General, administrative and other........         2,718              --               --             2,718
                                            -----------         -------          -------       -----------
          Total operating expenses.......        46,597           5,297            6,439            58,333
                                            -----------         -------          -------       -----------
Income from operations before minority
  interests..............................        29,188           6,435           (6,439)           29,184
Minority interests' share of net
  income.................................          (462)         (1,028)              --            (1,490)
                                            -----------         -------          -------       -----------
          Net income.....................   $    28,726         $ 5,407          $(6,439)      $    27,694(4)
                                            ===========         =======          =======       ===========
Net income per unit
  Basic..................................   $      0.32                                        $      0.31
                                            ===========                                        ===========
  Diluted................................   $      0.32                                        $      0.31
                                            ===========                                        ===========
Weighted average units outstanding
  Basic..................................    88,428,969                                         89,574,913
                                            ===========                                        ===========
  Diluted................................    88,839,192                                         89,985,136
                                            ===========                                        ===========

                               AMB PROPERTY, L.P.

                               NOTES TO PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT UNIT DATA)

     1. Reflects the historical consolidated operations of AMB Property, L.P. for the three months ended March 31, 1998. See the historical consolidated financial statements and notes thereto of AMB Property, L.P. included elsewhere in this Prospectus.

     2. Reflects the incremental effects of properties acquired subsequent to December 31, 1997 based on the operations of such properties for periods prior to acquisition by the Operating Partnership. Below is a summary of the incremental effect of such properties:


                                                BOSTON                 ORLANDO   TOTEM     DALLAS
                                              INDUSTRIAL   JAMESBURG   CENTRAL   LAKE    INDUSTRIAL     OTHER
                                              PORTFOLIO    PROPERTY     PARK     MALLS   PORTFOLIO    PROPERTIES    TOTAL
                                              ----------   ---------   -------   -----   ----------   ----------   -------
Rental and other revenues...................    $2,853      $1,466      $ 804    $ 758     $1,053       $3,525     $10,459
Real estate taxes and property operating
  expenses..................................      (108)       (543)      (260)    (277)      (221)        (936)     (2,345)
                                                ------      ------      -----    -----     ------       ------     -------
Pro forma effect............................    $2,745      $  923      $ 544    $ 481     $  832       $2,589     $ 8,114
                                                ======      ======      =====    =====     ======       ======     =======



     Three of the acquisitions included above, Jamesburg Property, Corporate Park Industrial and Dallas Industrial Portfolio, represent a joint venture with a client of AMB Investment Management in which the Operating Partnership owns a controlling 50.0005% interest. The joint venture acquisitions are accounted for on a consolidated basis and, accordingly, a minority interest of $1,028 has been reflected relative to these acquisitions.



     See the statements of revenues and certain expenses of Boston Industrial Portfolio, Jamesburg Property, Orlando Central Park, Totem Lake Malls and Dallas Industrial Portfolio included elsewhere in this Prospectus.



     The following table sets forth the incremental revenues and certain expenses for periods prior to acquisition for the "Other Properties" acquired in 1998, but not included in the statements of revenues and certain expenses of the Boston Industrial Portfolio, Jamesburg Property, Orlando Central Park, Totem Lake Malls and Dallas Industrial Portfolio included elsewhere in this Prospectus.



                                               REAL ESTATE
                                                TAXES AND
                                                PROPERTY       REVENUES IN
                                     RENTAL     OPERATING       EXCESS OF
        PROPERTY ACQUIRED           REVENUES    EXPENSES     CERTAIN EXPENSES
        -----------------           --------   -----------   ----------------
Wilsonville.......................  $   167      $   (41)         $  126
Atlanta South Phase III...........      116          (30)             86
Mansfield Industrial Portfolio....       71           (2)             69
Corporate Park Industrial.........      757         (130)            627
Cascade...........................       44          (11)             33
Northridge........................      108          (43)             65
Minneapolis Industrial
  Portfolio.......................      592         (230)            362
Houston Service Center............      534         (188)            346
Meadowridge Business Park.........      800         (180)            620
Northwest Business Center.........      244          (58)            186
Forbes............................       --           --              --
Southfield........................       --           --              --
Suffolk...........................       92          (23)             69
                                    -------      -------          ------
                                    $ 3,525      $  (936)         $2,589
                                    =======      =======          ======

                               AMB PROPERTY, L.P.

                               NOTES TO PRO FORMA
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT UNIT DATA)


     Two of the acquisitions above, Forbes and Southfield, represent the purchase of vacant buildings which are in the process of being leased up. As such, no rental revenues or property operating expenses are reflected in the pro forma statement of operations relative to these acquisitions.



     Also reflects the acquisition of a non-controlling limited partnership interest in an existing unconsolidated real estate joint venture which owns the Elk Grove Industrial Park. As such, the Company's share of equity in earnings of this joint venture is included in interest and other income in the accompanying pro forma statement of operations.


     Also reflects estimated depreciation and amortization of the 1998 property acquisitions based on estimated useful lives of 40 years.


     3. Reflects an adjustment to derive pro forma interest expense, which has been based upon the pro forma debt balances as of March 31, 1998. The calculation of pro forma interest expense is as follows:



Secured debt, pro forma balance of $592,569 (before premium
  of $17,542), assumed interest rate of 7.8%................  $11,485
Credit Facility, pro forma balance of $73,864, assumed
  interest rate of 6.55%....................................    1,210
Unsecured Notes, pro forma balance of $400,000, weighted
  average interest rate of 7.175%...........................    7,175
Amortization of debt premium, actual amounts amortized
  during the period.........................................     (744)
Amortization of net deferred financing costs, $5,534
  balance, 3 to 17 year terms...............................      247
Unused Credit Facility fees, unused pro forma balance of
  $426,136, fee of 0.15%....................................      160
Capitalized interest, actual amounts capitalized during the
  period....................................................   (1,253)
                                                              -------
Pro forma interest expense..................................  $18,280
                                                              =======



     The net change in interest expense is the result of the repayment of borrowings on the Credit Facility of approximately $394,466 with the net proceeds from the Offering and the assumption of approximately $48,600 in secured debt in connection with the 1998 property acquisitions.



     4. The pro forma taxable income of the Operating Partnership for the twelve months ended March 31, 1998 is approximately $106,151, which is based upon pro forma income from operations before minority interest of approximately $108,213, plus book depreciation and amortization of approximately $54,320, less other book/tax differences of approximately $6,935 and less tax depreciation and amortization of approximately $49,447.



     The pro forma net income of AMB Property Corporation for the three months ended March 31, 1998 is $26,559, which is equal to the pro forma net income of the Operating Partnership of $27,694 less income allocable to the limited partners in the Operating Partnership of $1,135.

                               AMB PROPERTY, L.P.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT UNIT DATA)

                                                  AMB                                                IPO AND
                              OPERATING       CONTRIBUTED     1997 PROPERTY     1997 PROPERTY       FORMATION        1997 AS
                            PARTNERSHIP(1)   PROPERTIES(2)   ACQUISITIONS(3)   DISPOSITIONS(4)   TRANSACTIONS(5)    ADJUSTED
                            --------------   -------------   ---------------   ---------------   ---------------   -----------
REVENUES
Rental revenue............   $    26,465       $207,391          $47,554           ($1,200)         $  2,455       $   282,665
Interest and other
  income..................           645          1,217              176                --               (29)            2,009
                             -----------       --------          -------           -------          --------       -----------
        Total revenues....        27,110        208,608           47,730            (1,200)            2,426           284,674
                             -----------       --------          -------           -------          --------       -----------
OPERATING EXPENSES
Real estate taxes and
  property operating
  expenses................         8,899         72,452           10,815              (363)          (10,325)           81,478
Interest expense..........         3,528         45,009               --               (75)           (3,033)           45,429
Depreciation and
  amortization............         4,195         32,616               --              (157)            9,232            45,886
General, administrative
  and other...............         1,197            823               --                --             5,958             7,978
                             -----------       --------          -------           -------          --------       -----------
        Total operating
          expenses........        17,819        150,900           10,815              (595)            1,832           180,771
                             -----------       --------          -------           -------          --------       -----------
Income from operations
  before disposal of real
  estate and minority
  interests...............         9,291         57,708           36,915              (605)              594           103,903
Gain on disposal of real
  estate..................            --            360               --              (360)               --                --
                             -----------       --------          -------           -------          --------       -----------
Income from operations
  before minority
  interests...............         9,291         58,068           36,915              (965)              594           103,903
Minority interests' share
  of net income...........          (117)          (884)            (296)               --                --            (1,297)
                             -----------       --------          -------           -------          --------       -----------
Net income................   $     9,174       $ 57,184          $36,619           ($  965)         $    594       $   102,606
                             ===========       ========          =======           =======          ========       ===========
Net income per unit
  Basic...................   $      0.10                                                                           $      1.16
                             ===========                                                                           ===========
  Diluted.................   $      0.10                                                                           $      1.16
                             ===========                                                                           ===========
Weighted average units
  outstanding
  Basic...................    88,416,676                                                                            88,416,676
                             ===========                                                                           ===========
  Diluted.................    88,698,719                                                                            88,698,719
                             ===========                                                                           ===========


                             1998 PROPERTY     OFFERING
                            ACQUISITIONS(6)       (7)        PRO FORMA
                            ---------------   -----------   -----------
REVENUES
Rental revenue............      $45,433        $     --     $   328,098
Interest and other
  income..................        5,470              --           7,479
                                -------        --------     -----------
        Total revenues....       50,903              --         335,577
                                -------        --------     -----------
OPERATING EXPENSES
Real estate taxes and
  property operating
  expenses................       11,463              --          92,941
Interest expense..........           --          28,584          74,013
Depreciation and
  amortization............        7,442              --          53,328
General, administrative
  and other...............           --              --           7,978
                                -------        --------     -----------
        Total operating
          expenses........       18,905          28,584         228,260
                                -------        --------     -----------
Income from operations
  before disposal of real
  estate and minority
  interests...............       31,998         (28,584)        107,317
Gain on disposal of real
  estate..................           --              --              --
                                -------        --------     -----------
Income from operations
  before minority
  interests...............       31,998         (28,584)        107,317
Minority interests' share
  of net income...........       (4,373)             --          (5,670)
                                -------        --------     -----------
Net income................      $27,625        $(28,584)    $   101,647(8)
                                =======        ========     ===========
Net income per unit
  Basic...................                                  $      1.13
                                                            ===========
  Diluted.................                                  $      1.13
                                                            ===========
Weighted average units
  outstanding
  Basic...................                                   89,574,913
                                                            ===========
  Diluted.................                                   89,856,956
                                                            ===========

                               AMB PROPERTY, L.P.

                               NOTES TO PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT UNIT DATA)

     1. Reflects the historical consolidated operations of AMB Property, L.P. for the period from November 26, 1997 to December 31, 1997. See the historical consolidated financial statements and notes thereto of AMB Property, L.P. included elsewhere in this Prospectus.

     2. Reflects the historical combined operations of the AMB Contributed Properties for the period from January 1, 1997 to November 25, 1997. See the historical combined financial statements and notes thereto of the AMB Contributed Properties included elsewhere in this Prospectus.

     3. Reflects the incremental effects of properties acquired during the year ended December 31, 1997 based on the historical operations of such properties for periods prior to acquisition by the Operating Partnership or the owners of the AMB Contributed Properties. Below is a summary of the incremental effect of such properties:

                                                                                     SILICON VALLEY
                           CABOT INDUSTRIAL       CABOT       MANHATTAN   WESLAYAN        R&D           OTHER
                              PORTFOLIO       BUSINESS PARK    VILLAGE     PLAZA       PORTFOLIO      PROPERTIES    TOTAL
                           ----------------   -------------   ---------   --------   --------------   ----------   --------
Rental revenues..........      $22,995           $4,734        $ 5,467     $3,259        $2,958        $ 8,317     $ 47,730
Real estate taxes and
  property operating
  expenses...............       (4,775)            (895)        (1,928)      (990)         (311)        (1,916)     (10,815)
                               -------           ------        -------     ------        ------        -------     --------
Pro forma effect.........      $18,220           $3,839        $ 3,539     $2,269        $2,647        $ 6,401     $ 36,915
                               =======           ======        =======     ======        ======        =======     ========

     One of the acquisitions included in Other Properties above, Manhattan Village, represents the acquisition of a property and the formation of several joint ventures that own the property, in which the Operating Partnership owns a 90% interest. The joint venture is accounted for on a consolidated basis, and accordingly, a 10% minority interest has been reflected relative to this acquisition.

     See the statements of revenues and certain expenses of Cabot Industrial Portfolio, Cabot Business Park, Manhattan Village, Weslayan Plaza and Silicon Valley R&D Portfolio included elsewhere in this Prospectus.

                               AMB PROPERTY, L.P.

                               NOTES TO PRO FORMA
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT UNIT DATA)

     The following table sets forth the incremental revenues and certain expenses for periods prior to acquisition for the "Other Properties" acquired in 1997. See "Business and Properties."

                                                     REAL ESTATE
                                                      TAXES AND
                                                      PROPERTY        REVENUES IN
                                          RENTAL      OPERATING        EXCESS OF
           PROPERTY ACQUIRED             REVENUES     EXPENSES      CERTAIN EXPENSES
           -----------------             --------    -----------    ----------------
Shady Oak..............................  $   326       $   (70)         $   256
Metric Center..........................      635           (50)             585
Southfield.............................      171           (40)             131
Atlanta South Phase II.................      109           (57)              52
O'Hare Industrial Portfolio
  (Ardmore)............................      265           (74)             191
Windsor Court..........................      151           (53)              98
Beacon Building 8......................      765          (180)             585
Greenleaf..............................      177           (74)             103
Boulden................................    1,070          (269)             801
Mid-Atlantic Business Center...........    1,713          (414)           1,299
Brittania Business Park................    1,058          (212)             846
Rockford Road..........................       64            (6)              58
Patuxent...............................      509          (113)             396
Executive..............................      588          (175)             413
Acer Distribution......................      716          (129)             587
                                         -------       -------          -------
                                         $ 8,317       $(1,916)         $ 6,401
                                         =======       =======          =======

     4. Reflects the incremental effects of the disposition or partial disposition of properties during 1997, based upon the historical operations of such properties. See Note 7 to the historical combined financial statements of the AMB Contributed Properties included elsewhere in this Prospectus.

     5. Reflects the effects of the application of purchase accounting as a result of the IPO and Formation Transactions, resulting in pro forma expense adjustments as follows: (i) an increase in depreciation expense of $9,232, (ii) the reclassification of certain property-related expenses from general and administrative expense to property operating expense (due to the internalization of management) of approximately $5,196 and (iii) a net increase in general, administrative and other expenses of $5,958, after reclassification of property-related expenses. Such changes are based upon actual expenses incurred during 1997 adjusted for (a) the estimated changes in costs due to operating as a public entity including investor relations, accounting and legal fees and other costs related to the internalization of management and (b) certain reclassifications to reflect the Company's new organizational structure as a result of the IPO. Estimated depreciation and amortization has been based upon asset lives of 5 to 40 years.

     Also reflects the elimination of advisory fees charged by AMB to the owners of the AMB Contributed Properties of $15,521 (excluding approximately $2,027 in real estate acquisition fees paid to AMB which have been accounted for as acquisition costs by the owners of the AMB Contributed Properties and accordingly capitalized as investments in real estate).

                               AMB PROPERTY, L.P.

                               NOTES TO PRO FORMA
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT UNIT DATA)

     Also reflects an adjustment to historical interest expense to derive 1997 as adjusted interest expense, which has been based upon the Operating Partnership's debt balances as of December 31, 1997. The calculation of 1997 as adjusted interest expense is as follows:


Secured debt, balance of $517,366 (before premium of
  $18,286),
  assumed interest rate of 7.82%............................  $40,458
Credit Facility, balance of $150,000, assumed interest rate
  of 6.90%..................................................   10,350
Amortization of debt premium, $18,286 balance, 8 year
  term......................................................   (2,924)
Amortization of financing costs, $900 balance, 3 year
  term......................................................      300
Unused Credit Facility fees, unused balance of $350,000, fee
  of 0.20%..................................................      700
Capitalized interest, average historical construction in
  process of $48,303, overall weighted average interest rate
  of 7.5%...................................................   (3,455)
                                                              -------
1997 as adjusted interest expense...........................  $45,429
                                                              =======


     Also reflects an adjustment to record rental revenues on a straight-line basis for the Properties from January 1, 1997, the assumed date of acquisition by the Operating Partnership. Rental income has not been included for any properties for periods prior to completion of their construction and availability for occupancy. The pro forma straight-line rent adjustment for the year ended December 31, 1997 is calculated as the difference between (i) pro forma straight-line rental revenues of $5,447 and (ii) historical straight-line rental revenues of $2,992.

     Also reflects an adjustment to (i) eliminate excess interest income of the properties of $1,304 and (ii) reflect the incremental effect of establishing the Operating Partnership's investment in AMB Investment Management, the income from which is included in interest and other income. The pro forma operations of AMB Investment Management and the Operating Partnership's share of AMB Investment Management's net income based upon its 95% economic interest are as follows:

Advisory revenues...........................................  $ 5,487
General and administrative expenses.........................   (4,465)
Depreciation and amortization...............................      (72)
                                                              -------
Income before income taxes..................................      950
Income taxes (at assumed effective tax rate of 40%).........     (380)
                                                              -------
Income before minority interest.............................      570
Minority interest...........................................      (17)
                                                              -------
Net income..................................................  $   553
                                                              -------
Operating Partnership's share of net income.................  $   525
                                                              =======

     Advisory revenues consist of actual fees earned by AMB for the period from January 1, 1997 to November 25, 1997 from the assets that are managed by AMB Investment Management and the actual results of AMB Investment Management for the period from November 26, 1997 to December 31, 1997.

     General and administrative expenses consist of direct costs and indirect costs allocated to AMB Investment Management by the Operating Partnership. Such indirect costs have been allocated based upon the percentage of total assets managed by AMB Investment Management.

     In addition to its share of AMB Investment Management's net income, the Operating Partnership received an acquisition fee for acquisition services provided to AMB Investment Management in 1997. The pro forma fee for 1997 amounts to $750.

                               AMB PROPERTY, L.P.

                               NOTES TO PRO FORMA
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT UNIT DATA)

     6. Reflects the incremental effects of properties acquired subsequent to December 31, 1997 based on the operations of such properties for periods prior to acquisition by the Operating Partnership. Below is a summary of the incremental effect of such properties:


                                        BOSTON                 ORLANDO                  DALLAS
                                      INDUSTRIAL   JAMESBURG   CENTRAL   TOTEM LAKE   INDUSTRIAL     OTHER
                                      PORTFOLIO    PROPERTY     PARK       MALLS      PORTFOLIO    PROPERTIES    TOTAL
                                      ----------   ---------   -------   ----------   ----------   ----------   --------
Rental and other revenues...........   $10,403      $ 6,774    $ 3,249    $ 2,822       $4,159      $18,026     $ 45,433
Real estate taxes and property
  operating expenses................      (802)      (2,510)    (1,069)    (1,293)        (961)      (4,828)     (11,463)
                                       -------      -------    -------    -------       ------      -------     --------
Pro forma effect....................   $ 9,601      $ 4,264    $ 2,180    $ 1,529       $3,198      $13,198     $ 33,970
                                       =======      =======    =======    =======       ======      =======     ========



     Three of the acquisitions included above, Jamesburg Property, Corporate Park Industrial and Dallas Industrial Portfolio, represent a joint venture with a client of AMB Investment Management in which the Operating Partnership owns a controlling 50.0005% interest. The joint venture acquisitions are accounted for on a consolidated basis and, accordingly, a minority interest of $4,373 has been reflected relative to these acquisitions.



     See the statements of revenues and certain expenses of Boston Industrial Portfolio, Jamesburg Property, Orlando Central Park, Totem Lake Malls and Dallas Industrial Portfolio included elsewhere in this Prospectus.


     The following table sets forth the incremental revenues and certain expenses for periods prior to acquisition for the "Other Properties" acquired in 1998.


                                               REAL ESTATE
                                                TAXES AND
                                                PROPERTY       REVENUES IN
                                     RENTAL     OPERATING       EXCESS OF
        PROPERTY ACQUIRED           REVENUES    EXPENSES     CERTAIN EXPENSES
        -----------------           --------   -----------   ----------------
Wilsonville.......................  $ 2,026      $  (500)        $ 1,526
Atlanta South Phase III...........      773         (200)            573
Mansfield Industrial Portfolio....      343          (12)            331
Corporate Park Industrial.........    3,241         (572)          2,669
Cascade...........................    1,065         (259)            806
Northridge........................    1,332         (534)            798
Minneapolis Industrial
  Portfolio.......................    2,468         (881)          1,587
Houston Service Center............    2,072         (729)          1,343
Meadowridge Business Park.........    3,104         (699)          2,405
Northwest Business Center.........      947         (221)            726
Forbes............................       --           --              --
Southfield........................       --           --              --
Suffolk...........................      655         (221)            434
                                    -------      -------         -------
                                    $18,026      $(4,828)        $13,198
                                    =======      =======         =======



     Also reflects the acquisition of a non-controlling limited partnership interest in an existing unconsolidated real estate joint venture which owns the Elk Grove Industrial Park. As such, the Company's share of equity in earnings of this joint venture is included in interest and other income in the accompanying pro forma statement of operations.

                               AMB PROPERTY, L.P.

                               NOTES TO PRO FORMA
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT UNIT DATA)

     Also reflects estimated depreciation and amortization of the 1998 property acquisitions based on estimated useful lives of 40 years.

     7. Reflects an adjustment to derive pro forma interest expense, which has been based upon the pro forma debt balances as of March 31, 1998. The calculation of pro forma interest expense is as follows:


Secured debt, pro forma balance of $592,569 (before premium
  of $17,542), assumed interest rate of 7.8%................  $45,940
Credit Facility, pro forma balance of $73,864, assumed
  interest rate of 6.55%....................................    4,838
Unsecured Notes, pro forma balance of $400,000, weighted
  average interest rate of 7.175%...........................   28,700
Amortization of net deferred financing costs, $5,534
  balance, 3 to 17 year terms...............................      990
Amortization of debt premium, $17,542 balance, 8 year
  term......................................................   (2,976)
Unused Credit Facility fees, unused pro forma balance of
  $426,136, fee of 0.15%....................................      639
Capitalized interest, average historical construction in
  process of $54,803, overall weighted average assumed
  interest rate of 7.5%.....................................   (4,118)
                                                              -------
Pro forma interest expense..................................  $74,013
                                                              =======



     The net change in interest expense is the result of the repayment of borrowings on the Credit Facility of approximately $394,466 with the net proceeds from the Offering and the assumption of approximately $48,600 in secured debt in connection with the property acquisitions in 1998.



     8. The pro forma taxable income of the Operating Partnership for the year ended December 31, 1997 is approximately $102,422 which is based upon pro forma income from operations before minority interest of approximately $105,891 plus book depreciation and amortization of approximately $52,932 less other book/tax differences of approximately $6,954 and less tax depreciation and amortization of approximately $49,447.



     The pro forma net income of AMB Property Corporation for the year ended December 31, 1997 is $97,480, which is equal to the Operating Partnership's pro forma net income of $101,647 less income allocable to the limited partners in the Operating Partnership of $4,167.

                               AMB PROPERTY, L.P.

                          CONSOLIDATED BALANCE SHEETS
                   AS OF DECEMBER 31, 1997 AND MARCH 31, 1998
                 (UNAUDITED, IN THOUSANDS, EXCEPT UNIT AMOUNTS)

                                     ASSETS


                                                              DECEMBER 31,    MARCH 31,
                                                                  1997           1998
                                                              ------------    ----------
Investments in real estate:
  Land and improvements.....................................   $  550,635     $  618,956
  Buildings and improvements................................    1,822,516      2,045,834
  Construction in progress..................................       69,848         91,092
                                                               ----------     ----------
          Total investments in real estate..................    2,442,999      2,755,882
  Accumulated depreciation and amortization.................       (4,153)       (15,834)
                                                               ----------     ----------
          Net investments in real estate....................    2,438,846      2,740,048
Cash and cash equivalents...................................       39,968         28,584
Other assets................................................       27,441         29,558
                                                               ----------     ----------
          Total assets......................................   $2,506,255     $2,798,190
                                                               ==========     ==========
                           LIABILITIES AND PARTNERS' CAPITAL
Debt:
  Secured debt..............................................   $  535,652     $  610,111
  Unsecured credit facility.................................      150,000        312,000
                                                               ----------     ----------
          Total debt........................................      685,652        922,111
Other liabilities...........................................       49,350         81,611
Payable to affiliates.......................................       38,071             --
                                                               ----------     ----------
          Total liabilities.................................      773,073      1,003,722
Commitments and contingencies...............................           --             --
Minority interests..........................................       15,784         52,867
Partners' capital:
  General Partner, 85,874,513 units outstanding.............    1,668,030      1,670,705
  Limited Partners, 2,542,163 and 3,648,607 units
     outstanding, respectively..............................       49,368         70,896
                                                               ----------     ----------
          Total partners' capital...........................    1,717,398      1,741,601
                                                               ----------     ----------
          Total liabilities and partners' capital...........   $2,506,255     $2,798,190
                                                               ==========     ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                               AMB PROPERTY, L.P.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                 (UNAUDITED, IN THOUSANDS, EXCEPT UNIT AMOUNTS)

REVENUES
  Rental revenues...........................................  $    74,602
  Other income..............................................        1,183
                                                              -----------
          Total revenues....................................       75,785
                                                              -----------
OPERATING EXPENSES
  Property operating expenses...............................       10,004
  Real estate taxes.........................................       10,248
  Interest..................................................       11,841
  Depreciation and amortization.............................       11,786
  General and administrative................................        2,718
                                                              -----------
          Total operating expenses..........................       46,597
                                                              -----------
          Income from operations before minority
          interests.........................................       29,188
  Minority interests' share of net income...................         (462)
                                                              -----------
          Net income........................................  $    28,726
                                                              ===========
Income Available to Unitholders Attributable to:
  General Partner...........................................  $    27,906
  Limited Partners..........................................          820
                                                              -----------
                                                              $    28,726
                                                              ===========
INCOME PER UNIT
  Basic.....................................................  $      0.32
                                                              ===========
  Diluted...................................................  $      0.32
                                                              ===========
WEIGHTED AVERAGE UNITS OUTSTANDING
  Basic.....................................................   88,428,969
                                                              ===========
  Diluted...................................................   88,839,192
                                                              ===========
DISTRIBUTIONS DECLARED PER UNIT.............................  $      0.34
                                                              ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                               AMB PROPERTY, L.P.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                           (UNAUDITED, IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................    $  28,726
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................       11,786
  Straight-line rents.......................................       (2,825)
  Amortization of debt premiums and financing costs.........         (669)
  Minority interests' share of net income...................          462
  Equity in income of AMB Investment Management.............         (126)
Changes in assets and liabilities:
  Other assets..............................................       (4,512)
  Other liabilities.........................................        1,978
                                                                ---------
          Net cash provided by operating activities.........       34,820
CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for property acquisitions.........................     (149,874)
Additions to land and building improvements.................       (3,648)
Additions to tenant improvements and leasing costs..........       (2,862)
Additions to construction in progress.......................       (5,065)
Reduction of payable to affiliates in connection with
  Formation Transactions....................................      (38,071)
                                                                ---------
          Net cash used in investing activities.............     (199,520)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on unsecured credit facility.....................      162,000
Borrowings on secured debt..................................        1,118
Payments on secured debt....................................       (9,429)
Distributions to minority interests.........................         (373)
                                                                ---------
          Net cash provided by (used in) financing
          activities........................................      153,316
                                                                ---------
Net decrease in cash and cash equivalents...................      (11,384)
Cash and cash equivalents at beginning of period............       39,968
                                                                ---------
Cash and cash equivalents at end of period..................    $  28,584
                                                                =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
  Interest..................................................    $  13,457
Property acquisitions:
  Acquisitions of properties................................    $ 296,143
  Assumption of secured debt................................      (83,515)
  Minority interests contribution...........................      (36,993)
  Limited partner units issued..............................      (25,761)
                                                                ---------
  Cash paid for property acquisitions.......................    $ 149,874
                                                                =========

  The accompanying notes are an integral part of these consolidated financial statements.

                               AMB PROPERTY, L.P.

                  CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                 (UNAUDITED, IN THOUSANDS, EXCEPT UNIT AMOUNTS)

                                      GENERAL PARTNER           LIMITED PARTNERS
                                  ------------------------    --------------------
                                    UNITS         AMOUNT        UNITS      AMOUNT       TOTAL
                                  ----------    ----------    ---------    -------    ----------
DECEMBER 31, 1997...............  85,874,513    $1,668,030    2,542,163    $49,368    $1,717,398
  Contributions.................          --            --    1,106,444     25,760        25,760
  Net income....................          --        27,906           --        820        28,726
  Reallocation..................          --         4,181           --     (4,181)           --
  Distributions.................          --       (29,412)          --       (871)      (30,283)
                                  ----------    ----------    ---------    -------    ----------
MARCH 31, 1998..................  85,874,513    $1,670,705    3,648,607    $70,896    $1,741,601
                                  ==========    ==========    =========    =======    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                               AMB PROPERTY, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (UNAUDITED, IN THOUSANDS, EXCEPT SHARE, UNIT, SQUARE FEET AND PERCENTAGE DATA)

 1. ORGANIZATION AND FORMATION

     AMB Property Corporation, a Maryland corporation (the "Company"), commenced operations as a fully integrated real estate company effective with the completion of its initial public offering (the "IPO") on November 26, 1997. The Company will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986 (the "Code"), as amended. The Company, through its controlling interest in its subsidiary AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership"), is engaged in the ownership, operation, management, acquisition, renovation, expansion and development of industrial properties and community shopping centers in target markets nationwide.

     The Company and the Operating Partnership were formed shortly before consummation of the IPO. AMB Institutional Realty Advisors, Inc., a California corporation and registered investment advisor (the "Predecessor") formed AMB Property Corporation, a wholly owned subsidiary, and merged with and into the Company (the "Merger") in exchange for 4,746,616 shares of the Company's Common Stock. In addition, the Company and the Operating Partnership acquired, through a series of mergers and other transactions, 31.8 million rentable square feet of industrial property and 6.3 million rentable square feet of retail property in exchange for 65,022,185 shares of the Company's Common Stock, 2,542,163 limited partnership interests ("LP Units") in the Operating Partnership, the assumption of debt and, to a limited extent, cash. The net assets of the Predecessor and the properties acquired with Common Stock were contributed to the Operating Partnership for 69,768,801 Units. The purchase method of accounting was applied to the acquisition of the properties. Collectively, the Merger and the other formation transactions described above are referred to as the "Formation Transactions."

     On November 26, 1997, the Company completed its IPO of 16,100,000 shares of Common Stock, $0.01 par value per share (the "Common Stock") for $21.00 per share, resulting in gross offering proceeds of approximately $338,100. Net of underwriters' commission and offering costs aggregating $38,068, the Company received approximately $300,032 in proceeds from the IPO. The net proceeds of the IPO were contributed to the Operating Partnership for 16,100,000 units and were used by the Operating Partnership to repay indebtedness, to purchase interests from certain investors who elected not to receive shares or units in connection with the Formation Transactions, to fund property acquisitions, and for general corporate working capital requirements.

     As of March 31, 1998, the Company owned an approximate 95.9% general partner interest in the Operating Partnership. The remaining 4.1% limited partner interest is owned by nonaffiliated investors. For local law purposes, properties in certain states are owned through limited partnerships and limited liability companies owned 99% by the Operating Partnership and 1% by a wholly owned subsidiary of the Company. The ownership of such properties through such entities does not materially affect the Company's overall ownership of the interests in the properties. As the sole general partner of the Operating Partnership, the Company has the full, exclusive and complete responsibility and discretion in the day-to-day management and control of the Operating Partnership.

     In connection with the Formation Transactions, the Operating Partnership formed AMB Investment Management Corporation, a Maryland corporation ("AMB Investment Management"). The Operating Partnership purchased 100% of AMB Investment Management's non-voting preferred stock (representing a 95% economic interest therein). Certain Executive Officers collectively purchased 100% of the AMB Investment Management's voting common stock (representing a 5% economic interest therein). The Operating Partnership accounts for its investment in AMB Investment Management using the equity method of accounting. AMB Investment Management was formed to succeed to the Predecessor's investment management business of providing real estate investment management services on a fee basis to clients.

                               AMB PROPERTY, L.P.

 (UNAUDITED, IN THOUSANDS, EXCEPT SHARE, UNIT, SQUARE FEET AND PERCENTAGE DATA)

     As of March 31, 1998, the Operating Partnership owned 155 Properties, consisting of 118 industrial properties (the "Industrial Properties") and 37 retail properties (the "Retail Properties") located in 28 markets throughout the United States. The Industrial Properties (comprising 415 buildings), principally warehouse distribution properties, encompass approximately 44.0 million rentable square feet and, as of March 31, 1998, were 94.6% leased to over 1,000 tenants. The Retail Properties (comprising 37 centers), principally grocer-anchored community shopping centers, encompass approximately 6.8 million rentable square feet and, as of the same date, were 94.6% leased to over 900 tenants. The Industrial Properties and the Retail Properties collectively are referred to as the "Properties."

 2. INTERIM FINANCIAL STATEMENTS

     The consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and note disclosures normally included in the annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The consolidated financial statements for prior periods have been reclassified to conform to current classifications with no effect on results of operations. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, of a normal recurring nature, necessary for a fair presentation of the company's consolidated financial position and results of operations for the interim periods.

     The interim results for the three months ended March 31, 1998 are not necessarily indicative of the results expected for the entire year. These financial statements should be read in conjunction with the financial statements and the notes thereto of AMB Property, L.P. included elsewhere in this Prospectus.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 3. DEBT

     In connection with the Formation Transactions, the Operating Partnership assumed certain secured debt with an aggregate principal value of $517,031 and a fair value of $535,613. The difference between the principal value and the fair value was recorded as a debt premium. The debt premium is being amortized into interest expense over the term of the related debt instruments using the effective interest method. As of March 31, 1998, the unamortized debt premium was $17,542. As of March 31, 1998, debt, excluding unamortized debt premiums, consists of the following:

Secured debt, varying interest rates from 7.01% to 10.39%,
  due November 1998 to January 2014.........................  $592,569
Unsecured credit facility, variable interest at LIBOR plus
  110 basis points, (6.79% at March 31, 1998) due November
  2000......................................................   312,000
                                                              --------
          Total Debt........................................  $904,569
                                                              ========

     Secured debt generally requires monthly principal and interest payments. The secured debt is secured by deeds of trust on certain Properties. All of the secured debt bears interest at fixed rates, except for one loan of $5,623 which bears a variable interest rate at LIBOR plus 275 basis points, or 8.44% at March 31, 1998, or prime plus 50 basis points at the borrower's option. The secured debt has various financial and non-financial covenants. Additionally, certain of the secured debt is cross-collateralized. The weighted-average fixed interest rate on secured debt at March 31, 1998, was 8.01%.

                               AMB PROPERTY, L.P.

 (UNAUDITED, IN THOUSANDS, EXCEPT SHARE, UNIT, SQUARE FEET AND PERCENTAGE DATA)

     The Operating Partnership has a $500,000 unsecured revolving credit agreement (the "Credit Facility") with Morgan Guaranty Trust Company of New York as agent, and a syndicate of 12 other banks. The Credit Facility has a term of three years, and is subject to a fee that accrues on the daily average undrawn funds, which varies between 15 and 25 basis points of the undrawn funds based on the Operating Partnership's credit rating. The Credit Facility has various financial and non-financial covenants.

     Interest capitalized related to construction projects for the three months ended March 31, 1998, was $1,253.

     The scheduled maturities of the secured debt as of March 31, 1998 are as follows:

1998......................................................  $ 53,712
1999......................................................    10,965
2000......................................................    14,427
2001......................................................    38,582
2002......................................................    63,675
Thereafter................................................   411,208
                                                            --------
                                                            $592,569
                                                            ========

     The 1998 maturities included $35,000 of secured debt that was assumed in connection with certain property acquisitions, and which was repaid in full subsequent to March 31, 1998.

 4. MINORITY INTERESTS

     Minority interests represent interests held by certain third parties in 11 real estate joint ventures that are consolidated for financial reporting purposes. Such investments are consolidated because (i) the Operating Partnership owns a majority interest, or (ii) the Operating Partnership holds significant control over the entity through a 50% or greater ownership interest combined with the ability to control all major operating decisions such as approval of budgets, selection of property managers and changes in financing.

 5. PARTNERS' CAPITAL

     On March 9, 1998, the Operating Partnership declared a quarterly cash distribution of $0.3425 per unit, payable on April 3, 1998, to unitholders of record as of March 18, 1998.

 6. INCOME PER UNIT

     For purposes of calculating diluted income per unit for the three months ended March 31, 1998, no adjustment to net income was necessary, as the Operating Partnership's only dilutive securities outstanding for such period were stock options issued under its stock incentive plan. The effect of the stock options was to increase weighted average units outstanding by 410,223 units for the three months ended March 31, 1998. Such dilution was computed using the treasury stock method.

 7. SUBSEQUENT EVENTS

     In April 1998, the Operating Partnership repaid approximately $35,000 in assumed debt related to properties acquired during the quarter ended March 31, 1998.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
AMB Property Corporation:

     We have audited the accompanying consolidated balance sheet of AMB Property, L.P. and its subsidiaries as of December 31, 1997, and the related consolidated statements of income, partners' capital, and cash flows for period from inception (November 26, 1997) to December 31, 1997. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMB Property, L.P. and its subsidiaries as of December 31, 1997, and the results of its operations and cash flows for the period from inception (November 26, 1997) to December 31, 1997, in conformity with generally accepted accounting principles.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to the financial statements is presented for purposes of complying with the Securities and Exchange Commission rules and is not a required part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          /s/  ARTHUR ANDERSEN LLP

San Francisco, California
January 27, 1998

                               AMB PROPERTY, L.P.

                           CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                      (IN THOUSANDS, EXCEPT UNIT AMOUNTS)


                                                                   1997
                                                                ----------
                                  ASSETS
Investments in real estate:
  Land and improvements.....................................    $  550,635
  Buildings and improvements................................     1,822,516
  Construction in progress..................................        69,848
                                                                ----------
          Total investments in real estate..................     2,442,999
  Accumulated depreciation and amortization.................        (4,153)
                                                                ----------
          Net investments in real estate....................     2,438,846
Cash and cash equivalents...................................        39,968
Other assets................................................        27,441
                                                                ----------
          Total assets......................................    $2,506,255
                                                                ==========

                    LIABILITIES AND PARTNERS' CAPITAL
Debt:
  Secured debt..............................................    $  535,652
  Unsecured credit facility.................................       150,000
                                                                ----------
          Total debt........................................       685,652
Other liabilities...........................................        49,350
Payable to affiliates.......................................        38,071
                                                                ----------
          Total liabilities.................................       773,073
                                                                ----------
Commitments and contingencies...............................            --
Minority interests..........................................        15,784
Partners' Capital:
  General Partner, 85,874,513 units outstanding.............     1,668,030
  Limited Partners, 2,542,163 units outstanding.............        49,368
                                                                ----------
          Total partners' capital...........................     1,717,398
                                                                ----------
          Total liabilities and partners' capital...........    $2,506,255
                                                                ==========


   The accompanying notes are an integral part of this consolidated financial statement.

                               AMB PROPERTY, L.P.

                      CONSOLIDATED STATEMENT OF OPERATIONS
     FOR THE PERIOD FROM INCEPTION (NOVEMBER 26, 1997) TO DECEMBER 31, 1997
                      (IN THOUSANDS, EXCEPT UNIT AMOUNTS)

REVENUES
  Rental revenues...........................................    $    26,465
  Other income..............................................            645
                                                                -----------
          Total revenues....................................         27,110
OPERATING EXPENSES
  Property operating expenses...............................          5,312
  Real estate taxes.........................................          3,587
  Interest..................................................          3,528
  Depreciation and amortization.............................          4,195
  General and administrative................................          1,197
                                                                -----------
          Total operating expenses..........................         17,819
                                                                -----------
          Income from operations before minority
           interests........................................          9,291
Minority interests' share of net income.....................           (117)
                                                                -----------
          Net income available to common stockholders.......    $     9,174
                                                                ===========
Income Available to Unitholders Attributable to:
     General Partner........................................    $     8,634
     Limited Partners.......................................            540
                                                                -----------
                                                                $     9,174
                                                                ===========
INCOME PER UNIT
     Basic..................................................    $      0.10
                                                                ===========
     Diluted................................................    $      0.10
                                                                ===========
WEIGHTED AVERAGE UNITS OUTSTANDING
     Basic..................................................     88,416,676
                                                                ===========
     Diluted................................................     88,698,719
                                                                ===========

   The accompanying notes are an integral part of this consolidated financial statement.

                               AMB PROPERTY, L.P.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
     FOR THE PERIOD FROM INCEPTION (NOVEMBER 26, 1997) TO DECEMBER 31, 1997
                                 (IN THOUSANDS)


CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................  $  9,291
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................     4,195
  Straight-line rents.......................................      (901)
  Amortization of debt premiums and financing costs.........      (266)
  Minority interests' share of net income...................       117
  Equity in income of AMB Investment Management.............       (61)
Changes in assets and liabilities:
  Other assets..............................................   (10,089)
  Other liabilities.........................................    (2,106)
                                                              --------
Net cash provided by operating activities...................       180
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to properties.....................................  (222,497)
Additions to buildings improvements and leasing costs.......    (1,769)
Additions to construction in progress.......................    (2,606)
Cash paid for property in Formation Transactions, net of
  cash acquired.............................................    (5,935)
                                                              --------
Net cash used for investing activities......................  (232,807)
CASH FLOWS FROM FINANCING ACTIVITIES
  Partnership Contributions.................................   317,009
  Borrowings on Credit Facility.............................   150,000
  Borrowings on secured debt................................       850
  Repayment of Credit Facility..............................  (182,000)
  Payments on secured debt..................................      (516)
  Payment of financing fees.................................      (900)
  Partnership Distributions.................................   (11,848)
                                                              --------
Net cash provided by (used in) financing activities.........   272,595
                                                              --------
Net increase (decrease) in cash and cash equivalents........    39,968
Cash and cash equivalents at beginning of period............        --
                                                              --------
Cash and cash equivalents at end of period..................  $ 39,968
                                                              ========

   The accompanying notes are an integral part of this consolidated financial statement.

                               AMB PROPERTY, L.P.

                  CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
     FOR THE PERIOD FROM INCEPTION (NOVEMBER 26, 1997) TO DECEMBER 31, 1997
                         (IN THOUSANDS, EXCEPT SHARES)

                                      GENERAL PARTNER           LIMITED PARTNERS
                                  ------------------------    --------------------
                                    UNITS         AMOUNT        UNITS      AMOUNT       TOTAL
                                  ----------    ----------    ---------    -------    ----------
INCEPTION (NOVEMBER 25, 1997)...          --    $       --           --    $    --    $       --
  Contributions.................  85,874,513     1,670,902    2,542,163     49,169     1,720,071
  Net income....................          --         8,634           --        540         9,174
  Distributions.................          --       (11,506)          --       (341)      (11,847)
                                  ----------    ----------    ---------    -------    ----------
DECEMBER 31, 1997...............  85,874,513    $1,668,030    2,542,163    $49,368    $1,717,398
                                  ==========    ==========    =========    =======    ==========

   The accompanying notes are an integral part of this consolidated financial statement.

                               AMB PROPERTY, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (IN THOUSANDS, EXCEPT UNIT AND SQUARE FEET DATA)

1. ORGANIZATION AND FORMATION

     AMB Property Corporation, a Maryland corporation (the "Company"), commenced operations as a fully integrated real estate company effective with the completion of its initial public offering (the "Offering") on November 26, 1997. The Company will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company, through its controlling interest in its subsidiary AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership"), is engaged in the ownership, operation, management, acquisition, renovation, expansion and development of industrial properties and community shopping centers in target markets nationwide.

     The Company and the Operating Partnership were formed shortly before consummation of the Offering. AMB Institutional Realty Advisors, Inc., a California corporation and registered investment advisor (the "Predecessor"), formed AMB Property Corporation, a wholly owned subsidiary, and merged with and into the Company (the "Merger") in exchange for 4,746,616 shares of the Company's Common Stock. In addition, the Company and the Operating Partnership acquired, through a series of mergers and other transactions, 31.8 million rentable square feet of industrial property and 6.3 million rentable square feet of retail property in exchange for 65,022,185 shares of the Company's Common Stock, 2,542,163 units representing limited partnership interests in the Operating Partnership, the assumption of debt, and to a limited extent, cash. The net assets of the Predecessor and the properties acquired with Common Stock were contributed to the Operating Partnership for 69,768,801 units. The purchase method of accounting was applied to the acquisition of the properties. Collectively, the Merger and the other formation transactions described above are referred to as the "Formation Transactions."

     On November 26, 1997, the Company completed its Offering of 16,100,000 shares of Common Stock, $0.01 par value per share (the "Common Stock") for $21.00 per share, resulting in gross offering proceeds of approximately $338,100. Net of underwriters' commission and offering costs aggregating $38,068, the Company received approximately $300,032 in proceeds from the Offering. The net proceeds of the Offering were contributed to the Operating Partnership for 16,100,000 units and were used by the Operating Partnership to repay indebtedness, to purchase interests from certain investors who elected not to receive shares or units in connection with the Formation Transactions, to fund property acquisitions, and for general corporate purposes, including working capital.

     As of December 31, 1997, the Company owned an approximate 97.1% general partner interest in the Operating Partnership. The remaining 2.9% limited partner interest was owned by nonaffiliated investors. For local law purposes, properties in certain states are owned through limited partnerships and limited liability companies owned 99% by the Operating Partnership and 1% by a wholly owned subsidiary of the Company. The ownership of such Properties through such entities does not materially affect the Company's overall ownership of the interests in the Properties. As the sole general partner of the Operating Partnership, the Company has the full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership.

     In connection with the Formation Transactions, the Operating Partnership formed AMB Investment Management Corporation, a Maryland corporation ("AMB Investment Management"). The Operating Partnership purchased 100% of AMB Investment Management's non-voting preferred stock (representing a 95% economic interest). Certain Executive Officers and certain officers of AMB Investment Management collectively purchased 100% of AMB Investment Management's voting common stock (representing a 5% economic interest therein). The Operating Partnership accounts for its investment in AMB Investment Management using the equity method of accounting. AMB Investment Management was formed to succeed to the Predecessor's investment management business of providing real estate investment management services on a fee basis to clients.

                               AMB PROPERTY, L.P.

                (IN THOUSANDS, EXCEPT UNIT AND SQUARE FEET DATA)

     As of December 31, 1997, the Operating Partnership owned 37.3 million rentable square feet of industrial properties (the "Industrial Properties"), principally warehouse distribution properties, that were 95.7% leased and 6.2 million rentable square feet of retail properties (the "Retail Properties"), principally grocer-anchored community shopping centers, that were 96.1% leased. The Industrial Properties and the Retail Properties collectively are referred to as the "Properties."

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     These financial statements have been prepared in accordance with generally accepted accounting principles using the accrual method of accounting. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the financial position, results of operations and cash flows of the Operating Partnership and subsidiaries, and eight joint ventures (the "Joint Ventures") in which the Operating Partnership has a controlling interest. Third-party equity interests in the Joint Ventures are reflected as minority interests in the consolidated financial statements. All significant intercompany amounts have been eliminated.

BASIS OF PRESENTATION

     The consolidated financial statements of the Operating Partnership include the results of operations for the period from November 26, 1997 (the commencement of operations) to December 31, 1997.

INVESTMENTS IN REAL ESTATE

     Investments in real estate are stated at depreciated cost and are reviewed for impairment on a property-by-property basis whenever events or changes in circumstances indicate that the carrying amount of a property may not be recoverable. Impairment is recognized when estimated expected future cash flows (undiscounted and without interest charges)are less than the carrying amount of the property. To the extent an impairment has occurred, the excess of the carrying amount of the property over its estimated fair value will be charged to income. As of December 31, 1997, there were no impairments of the carrying values of the Properties.

     Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the investments. The estimated lives are as follows:

Land improvements...................................  5 to 40 years
Buildings and improvements..........................  5 to 40 years
Tenant improvements and leasing costs...............  Term of the related lease

     The cost of buildings and improvements includes the purchase price of the property or interest in property, legal fees and acquisition costs and interest, property taxes, and other costs incurred during the period of construction.

     Expenditures for maintenance and repairs are charged to operations as incurred. Significant renovations or betterments that extend the economic useful life of assets are capitalized.

                               AMB PROPERTY, L.P.

                (IN THOUSANDS, EXCEPT UNIT AND SQUARE FEET DATA)

     Project costs directly associated with the development and construction of a real estate project are capitalized as construction in progress. In addition, interest, real estate taxes and other costs are capitalized during the construction period.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash held in financial institutions and other highly liquid short-term investments with original maturities of three months or less. Cash and cash equivalents as of December 31, 1997 include restricted cash of $8,074, which represents amounts held in escrow in connection with property purchases and capital improvements.

DEFERRED FINANCING

     Costs incurred in connection with financing are capitalized and amortized to interest expense on a straight-line basis (which approximates the effective interest method) over the term of the related loan. As of December 31, 1997, deferred financing fees were $871, net of accumulated amortization of $29. Such amounts are included in Other Assets on the consolidated balance sheet.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Operating Partnership's financial instruments include short-term investments, accounts receivable, accounts payable, accrued expenses, construction loans payable, mortgage debt, secured debt, unsecured notes payable, and an unsecured credit facility. The fair value of these instruments approximates its carrying or contract values.

DEBT PREMIUMS

     In connection with the Formation Transactions, the Operating Partnership assumed certain secured debt with an aggregate principal value of $517,031 and a fair value of $535,613. The difference between the principal value and the fair value was recorded as a debt premium. The debt premium is being amortized into interest expense over the term of the related debt instrument using the effective interest method. As of December 31, 1997, the unamortized debt premium was $18,286.

MINORITY INTERESTS

     Minority interests represent the interests held by certain third parties in eight real estate joint ventures that are consolidated for financial reporting purposes. Such investments are consolidated because (i) the Operating Partnership owns a majority interest, or (ii) the Operating Partnership has significant control over the entity through a 50% or greater ownership interest combined with the ability to control major operating decisions such as approval of budgets, selection of property managers and change in financing.

REVENUES

     The Operating Partnership, as a lessor, retains substantially all of the benefits and risks of ownership of the Properties and accounts for its leases as operating leases. Rental revenues are recognized on a straight-line basis over the term of the leases.

     Reimbursements from tenants for real estate taxes and other recoverable operating expenses are recognized as revenue in the period the applicable expenses are incurred.

                               AMB PROPERTY, L.P.

                (IN THOUSANDS, EXCEPT UNIT AND SQUARE FEET DATA)

OTHER INCOME

     Other income consists of the Operating Partnership's equity in the earnings of AMB Investment Management and of interest income on cash and cash equivalents.

INCOME PER UNIT

     For purposes of calculating diluted income per unit for the year ended December 31, 1997, no adjustment to net income available to unitholders was necessary. While the Operating Partnership had no dilutive securities outstanding as of such date, the Operating Partnership is obligated to issue units to the Company in respect of the contribution of proceeds by the Company from the exercise of options to purchase common stock under the Company's Stock Incentive Plan. The effect of the units issuable upon exercise of stock options outstanding as of December 31, 1997 was to increase weighted average units outstanding by 282,043 units for the year ended December 31, 1997. Such dilution was computed using the treasury stock method.

FUTURE ACCOUNTING PRONOUNCEMENTS

     In June of 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement, effective for financial statements for periods beginning after December 15, 1997, requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Generally, information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Operating Partnership expects to adopt SFAS No. 131 in 1998 to the extent applicable.

3. TRANSACTIONS WITH AFFILIATES

     As discussed in "Organization and Formation of the Company," the Operating Partnership formed AMB Investment Management (which conducts its operations through the Investment Management Partnership) for the purpose of carrying on the operations of the Predecessor. The Operating Partnership and the Investment Management Partnership have an agreement that allows for the sharing of certain costs and employees. Additionally, the Operating Partnership provides the Investment Management Partnership with certain acquisition-related services.

     As part of the Formation Transactions, the Operating Partnership was required to pay an amount equal to the net working capital balances at November 25, 1997 of the Predecessor and the acquired properties to the owners of said entities. As of December 31, 1997, the Operating Partnership owed approximately $37,808 to owners related to these working capital distributions. Such amount is included in Payable to affiliates on the consolidated balance sheet and was paid subsequent to year-end.

     The Operating Partnership and the Investment Management Partnership share common office space under lease obligations of an affiliate of the Predecessor. Such lease obligations are charged to the Operating Partnership and the Investment Management Partnership at cost. For the period ended December 31, 1997, the Operating Partnership paid approximately $70 for occupancy costs related to the lease obligations of the affiliate.

                               AMB PROPERTY, L.P.

                (IN THOUSANDS, EXCEPT UNIT AND SQUARE FEET DATA)

4. DEBT

     As of December 31, 1997, debt, excluding unamortized debt premiums, consists of the following:

Secured debt, varying coupon interest
  rates from 7.01% to 10.38%, due
  November 1998 to December 2008............................  $  517,366
Unsecured credit facility, variable
  interest at LIBOR plus 110 basis points (7.10% at
  December 31, 1997) due November 2000......................     150,000
                                                              ----------
          Total Debt........................................  $  667,366
                                                              ==========

     Secured debt generally requires monthly principal and interest payments. The secured debt is secured by deeds of trust or mortgages on 48 Properties. The carrying value of real estate investments pledged as collateral under deeds of trust or mortgages for the secured debt is $1,049,003 as of December 31, 1997. All of the secured debt bears interest at fixed rates, except for one loan which bears interest at either LIBOR plus 275 basis points (8.75% at December 31, 1997) or prime plus 50 basis points, at the borrower's option. The secured debt has various financial and non-financial covenants. Additionally, certain of the secured debt is cross-collateralized.

     The Operating Partnership has a $500,000 unsecured revolving credit agreement (the "Credit Facility") with Morgan Guaranty Trust Company of New York, as agent, and a syndicate of 12 other banks. The Credit Facility has a term of three years, and is subject to a fee that accrues on the daily average undrawn funds, which varies between 15 and 25 basis points of the undrawn funds based on the Operating Partnership's credit rating. The Credit Facility has various financial and non-financial covenants.

     The weighted-average fixed interest rate on secured debt at December 31, 1997 was 7.82%. Interest capitalized related to construction projects for the period from November 26, 1997 to December 31, 1997 was $448.

     The scheduled maturities of the secured debt as of December 31, 1997 are as follows:

1998......................................................  $ 19,390
1999......................................................     9,666
2000......................................................    11,862
2001......................................................    35,654
2002......................................................    43,967
Thereafter................................................   396,827
                                                            --------
                                                            $517,366
                                                            ========

                               AMB PROPERTY, L.P.

                (IN THOUSANDS, EXCEPT UNIT AND SQUARE FEET DATA)

5. LEASING ACTIVITY

     Future minimum rental income due under noncancelable leases in effect at December 31, 1997 with tenants is as follows:

1998.....................................................  $  214,400
1999.....................................................     188,926
2000.....................................................     160,592
2001.....................................................     128,241
2002.....................................................     101,733
Thereafter...............................................     459,070
                                                           ----------
                                                           $1,252,962
                                                           ==========

     In addition to minimum rental payments, certain tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $5,267 for the period from November 26, 1997 to December 31, 1997. These amounts are included as rental income and operating expenses in the accompanying consolidated statements of operations. Certain of the leases also provide for the payment of additional rent based on a percentage of the tenant's revenues. Some leases contain options to renew. No individual tenant accounts for greater than 2% of rental revenues.

6. INCOME TAXES

     As a partnership, the allocated share of income of the Operating Partnership is included in the income tax returns of the partners. Accordingly, no accounting for income taxes is required in the accompanying consolidated financial statements. State and local taxes are not material.

     Taxable income of the Operating Partnership for the period from inception (November 26, 1997) to December 31, 1997 is estimated to be $12,007. Reconciling differences between book income and tax income primarily result from timing differences consisting of (i) depreciation expense, (ii) prepaid rental income and (iii) straight-line rent. Furthermore, the Operating Partnership's share of income or loss from AMB Investment Management is excluded from the tax return of the Operating Partnership.

     The Operating Partnership declared distributions per Unit of $0.13 for the period from inception (November 26, 1997) to December 31, 1997. The following is a summary of distributions per Unit which represent a return of capital measured using generally accepted accounting principles:

                   DISTRIBUTION PER UNIT
From book net income........................................  $0.10
Representing return of capital..............................   0.03
                                                              -----
Total Distributions.........................................  $0.13
                                                              =====

     On a federal income tax basis, none of the distributions represented return of capital.

7. STOCK INCENTIVE PLAN AND 401(k) PLAN

STOCK INCENTIVE PLAN

     In November 1997, the Company established a Stock Option and Incentive Plan (the "Stock Incentive Plan") for the purpose of attracting and retaining eligible officers, directors and employees. The Company has reserved for issuance 5,750,000 shares of Common Stock under the Stock Incentive Plan. In November 1997, the Company granted 3,153,750 non-qualified options to certain directors, officers and employees. Each option is exchangeable for one share of the Company's Common Stock and has an exercise price equal to $21.00, the

                               AMB PROPERTY, L.P.

                (IN THOUSANDS, EXCEPT UNIT AND SQUARE FEET DATA)

Company's market price at the date of grant. The options have a 10-year term and vest pro rata in annual installments over a four-year period from the date of grant. Upon the exercise of stock options, the Company will contribute the proceeds to the Operating Partnership in exchange for an equal number of general partnership units.

     The Operating Partnership applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its Stock Incentive Plan. Opinion 25 measures compensation cost using the intrinsic value based method of accounting. Under this method, compensation cost is the excess, if any, of the quoted market price of the stock at the date of grant over the amount an employee must pay to acquire the stock. Accordingly, no compensation cost has been recognized for the Stock Incentive Plan, as the option price for all option grants in 1997 was equal to the market price at the date of grant. However, if the Operating Partnership had measured compensation cost using the fair value base method prescribed in SFAS 123, "Accounting for Stock-Based Compensation," the impact on pro forma net income and earnings per share would not have been material.

     The fair value of each option grant was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants in 1997: dividend yield of 6.52%, expected volatility of 18.75%, risk-free interest rate of 5.86%, and expected lives of 10 years.

     Following is a summary of the option activity for the year ended December 31, 1997:

                                                         SHARES
                                                         UNDER                   REMAINING
                                                         OPTION     EXERCISE    CONTRACTUAL
                                                         (000)       PRICE         LIFE
                                                        --------    --------    -----------
Outstanding, 11/25/97.................................       --         --             --
Granted...............................................    3,154      $21.0       10 years
Exercised.............................................       --         --             --
Forfeited.............................................      (10)        --             --
                                                         ------      -----       --------
Outstanding, 12/31/97.................................    3,144      $21.0       10 years
                                                         ======      =====       ========
Options exercisable at year-end.......................      184      $21.0
                                                         ======      =====
Fair value of options granted during the year.........   $ 2.28
                                                         ======

RESTRICTED STOCK

     In 1997, the Company sold 5,712 restricted shares of its Common Stock to certain independent directors for $0.01 per share in cash. The Company contributed the proceeds from the issuance of restricted shares to the Operating Partnership in exchange for an equal number of GP units.

401(k) PLAN

     In November 1997, the Operating Partnership established a Section 401(k) Savings/Retirement Plan (the "Section 401(k) Plan"), which is a continuation of the Section 401(k) plan of the Predecessor, to cover eligible employees of the Operating Partnership and any designated affiliate. The Section 401(k) Plan permits eligible employees of the Operating Partnership to defer up to 10% of their annual compensation, subject to certain limitations imposed by the Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the Section 401(k) Plan. The Operating Partnership matches the employee contributions to the Section 401(k)Plan in an amount equal to 50% of the first 3.5% of annual compensation deferred by each employee and may also make discretionary contributions to the plan. As of December 31,

                               AMB PROPERTY, L.P.

                (IN THOUSANDS, EXCEPT UNIT AND SQUARE FEET DATA)

1997, the Operating Partnership's accrual for 401(k) match was $140. Such amount was included in Other liabilities on the consolidated balance sheet.

     Except for the Section 401(k) Plan, the Operating Partnership offers no other post-retirement or post-employment benefits to its employees.

8. SUPPLEMENTAL INFORMATION TO STATEMENT OF CASH FLOWS

                                                            YEARS ENDED DECEMBER 31,
                                                           --------------------------
                                                           1995    1996       1997
                                                           ----    ----    ----------
Cash paid for interest...................................  $--     $--     $    2,509
                                                           ===     ===     ==========
Non-cash transactions:
  Acquisitions of properties in Formation Transactions...  $--     $--     $2,216,137
  Assumption of debt.....................................   --      --       (717,613)
  Cash acquired..........................................   --      --        (43,978)
  Other assumed assets and liabilities...................   --      --        (13,862)
  Units issued...........................................   --      --     (1,434,749)
                                                           ---     ---     ----------
Net cash paid, net of cash acquired......................  $--     $--     $    5,935
                                                           ===     ===     ==========

9. PRO FORMA INFORMATION (UNAUDITED)

     The following unaudited pro forma condensed consolidated statement of operations has been prepared as if the Formation Transactions, the Offering (as described in Note 1) and certain property acquisitions and dispositions in 1997 had occurred on January 1, 1997. In the opinion of management, the pro forma condensed consolidated statement of operations does not purport to present the consolidated results that would have occurred if the aforementioned transactions had been consummated on January 1, 1997, nor does it purport to present the consolidated results of operations for future periods.

Total revenues............................................  $   284,674
Income from operations before minority interests..........      103,903
Net income................................................      102,606
Income Per Unit
  Basic...................................................  $      1.16
                                                            ===========
  Diluted.................................................  $      1.16
                                                            ===========
Weighted Average Units Outstanding
  Basic...................................................   88,416,676
                                                            ===========
  Diluted.................................................   88,698,719
                                                            ===========

10. COMMITMENTS AND CONTINGENCIES

LITIGATION

     In the normal course of business, from time to time, the Operating Partnership is involved in legal actions relating to the ownership and operations of its Properties. In management's opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a materially adverse effect on the consolidated financial position, results of operations, or cash flows of the Operating Partnership.

                               AMB PROPERTY, L.P.

                (IN THOUSANDS, EXCEPT UNIT AND SQUARE FEET DATA)

ENVIRONMENTAL MATTERS

     The Operating Partnership follows the policy of monitoring its Properties for the presence of hazardous or toxic substances. The Operating Partnership is not aware of any environmental liability with respect to the Properties that would have a material adverse effect on the Operating Partnership's business, assets or results of operations. There can be no assurance that such a material environmental liability does not exist. The existence of any such material environmental liability could have a material adverse effect on the Operating Partnership's results of operations and cash flow.

GENERAL UNINSURED LOSSES

     The Operating Partnership carries comprehensive liability, fire, flood, environmental, extended coverage and rental loss insurance with policy specifications, limits and deductibles customarily carried for similar properties. There are, however, certain types of extraordinary losses that may be either uninsurable or not economically insurable. Should an uninsured loss occur, the Operating Partnership could lose its investment in, and anticipated profits and cash flows from, a property.

     Certain of the Properties are located in areas that are subject to earthquake activity; the Operating Partnership has therefore obtained limited earthquake insurance.

                               AMB PROPERTY, L.P.

                                  SCHEDULE III

             CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1997

                                                                                              COSTS
                                                                                           CAPITALIZED
                                                                    INITIAL COST TO       SUBSEQUENT TO
                                                                 OPERATING PARTNERSHIP     ACQUISITION
                                                                 ---------------------   ---------------
         PROPERTY            LOCATION   TYPE   ENCUMBRANCES(1)     LAND      BUILDING    LAND   BUILDING
         --------            --------   ----   ---------------   --------   ----------   ----   --------
72nd Avenue................    WA       IND       $     --       $  1,298   $    4,008   $ --    $   --
Acer Distribution Center...    CA       IND             --          3,146        9,479     --        --
Activity Distribution
  Center...................    CA       IND          5,400          3,736       11,248     --        --
Alvarado Business Center...    CA       IND             --          7,906       23,757     --        75
Amwiler-Gwinnett Industrial
  Portfolio................    GA       IND         14,360          6,641       19,964     --         4
Ardenwood Corporate Park...    CA       IND         10,339          7,321       22,002     --        --
Artesia Industrial
  Portfolio................    CA       IND         54,742         23,860       71,620     --       907
Atlanta South..............    GA       IND             --          6,550       19,691     --        --
Beacon Industrial Park.....    FL       IND             --         10,466       31,437     --        --
Belden Avenue..............    IL       IND             --          5,019       15,186     --        --
Bensenville................    IL       IND         44,593         20,799       62,438     --        19
Blue Lagoon................    FL       IND         11,916          4,945       14,875     --        23
Boulden....................    DE       IND             --          2,807        8,462     --        36
Brightseat Road............    MD       IND             --          1,557        4,841     --        --
Britannia Business Park....    FL       IND             --          3,199        9,637     --        37
Cabot Business Park........    MA       IND             --         16,017       48,091     --         7
Chancellor.................    FL       IND          2,987          1,587        4,802     --        --
Chicago Industrial.........    IL       IND          3,522          1,574        4,761     --        --
Commerce...................    CA       IND             --          2,197        6,653     --        --
Corporate Square...........    MN       IND             --          4,024       12,113     --        16
Crossroads Industrial......    IL       IND             --          2,583        7,789     --        --
Dixie Highway..............    KY       IND             --          1,700        5,149     --        --
Dock's Corner..............    NJ       IND             --          2,050        6,190     --        --
Dock's Corner II...........    NJ       IND             --          2,272        6,917     --        --
Dowe Industrial............    CA       IND             --          2,665        8,034     --        --
East Walnut Drive..........    CA       IND             --            964        2,918     --        --
Elk Grove Village
  Industrial...............    IL       IND             --          7,713       23,179     --         8
Empire Drive...............    KY       IND             --          1,590        4,815     --        --
Executive Drive............    IL       IND             --          1,399        4,236     --        --
Fairway Drive Industrial...    CA       IND             --          1,954        5,479     --        --


                              GROSS AMOUNT CARRIED AT 12/31/97
                             ----------------------------------
                                                                                     YEAR OF       DEPRECIABLE
                                                       TOTAL      ACCUMULATED    CONSTRUCTION OR      LIFE
         PROPERTY              LAND      BUILDING     COSTS(2)    DEPRECIATION     ACQUISITION       (YEARS)
         --------            --------   ----------   ----------   ------------   ---------------   -----------
72nd Avenue................  $  1,298   $    4,008   $    5,306      $    9           1997            5-40
Acer Distribution Center...     3,146        9,479       12,625          22           1997            5-40
Activity Distribution
  Center...................     3,736       11,248       14,984          26           1997            5-40
Alvarado Business Center...     7,906       23,832       31,738          54           1997            5-40
Amwiler-Gwinnett Industrial
  Portfolio................     6,641       19,968       26,609          46           1997            5-40
Ardenwood Corporate Park...     7,321       22,002       29,323          50           1997            5-40
Artesia Industrial
  Portfolio................    23,860       72,527       96,387         165           1997            5-40
Atlanta South..............     6,550       19,691       26,241          45           1997            5-40
Beacon Industrial Park.....    10,466       31,437       41,903          72           1997            5-40
Belden Avenue..............     5,019       15,186       20,205          35           1997            5-40
Bensenville................    20,799       62,457       83,256         143           1997            5-40
Blue Lagoon................     4,945       14,898       19,843          34           1997            5-40
Boulden....................     2,807        8,498       11,305          19           1997            5-40
Brightseat Road............     1,557        4,841        6,398          11           1997            5-40
Britannia Business Park....     3,199        9,674       12,873          22           1997            5-40
Cabot Business Park........    16,017       48,098       64,115         110           1997            5-40
Chancellor.................     1,587        4,802        6,389          11           1997            5-40
Chicago Industrial.........     1,574        4,761        6,335          11           1997            5-40
Commerce...................     2,197        6,653        8,850          15           1997            5-40
Corporate Square...........     4,024       12,129       16,153          28           1997            5-40
Crossroads Industrial......     2,583        7,789       10,372          18           1997            5-40
Dixie Highway..............     1,700        5,149        6,849          12           1997            5-40
Dock's Corner..............     2,050        6,190        8,240          14           1997            5-40
Dock's Corner II...........     2,272        6,917        9,189          16           1997            5-40
Dowe Industrial............     2,665        8,034       10,699          18           1997            5-40
East Walnut Drive..........       964        2,918        3,882           7           1997            5-40
Elk Grove Village
  Industrial...............     7,713       23,187       30,900          53           1997            5-40
Empire Drive...............     1,590        4,815        6,405          11           1997            5-40
Executive Drive............     1,399        4,236        5,635          10           1997            5-40
Fairway Drive Industrial...     1,954        5,479        7,433          13           1997            5-40

                                                                                              COSTS
                                                                                           CAPITALIZED
                                                                    INITIAL COST TO       SUBSEQUENT TO
                                                                 OPERATING PARTNERSHIP     ACQUISITION
                                                                 ---------------------   ---------------
         PROPERTY            LOCATION   TYPE   ENCUMBRANCES(1)     LAND      BUILDING    LAND   BUILDING
         --------            --------   ----   ---------------   --------   ----------   ----   --------
Hampden Road...............    MA       IND             --          2,200        6,678     --        --
Harvest Business Park......    WA       IND          3,826          2,371        7,153     --        51
Hewlett Packard
  Distribution.............    CA       IND          3,437          1,668        5,043     --        --
Holton Drive...............    KY       IND             --          2,633        7,972     --        --
Industrial Drive...........    OH       IND             --          1,743        5,410     --        --
International Multifoods...    CA       IND             --          1,613        4,879     --        --
Itasca Industrial
  Portfolio................    IL       IND             --          6,416       19,289     --       213
Janitrol...................    OH       IND             --          1,797        5,576     --        --
Jasmine Avenue.............    CA       IND             --          3,157        9,562     --        --
Kent Centre................    WA       IND             --          3,042        9,165     --        23
Kingsport Industrial
  Park.....................    WA       IND         18,161          7,919       23,798     --        96
L.A. County Industrial
  Portfolio (3)............    CA       IND             --         11,128       33,423     --        17
Lake Michigan Industrial
  Portfolio................    IL       IND             --          2,886        8,699     --        --
Laurelwood.................    CA       IND             --          2,750        8,538     --        --
Lincoln Industrial
  Center...................    TX       IND             --            671        2,052     --        --
Linder Skokie..............    IL       IND             --          2,938        8,854     --        --
Lisle Industrial...........    IL       IND             --          2,290        6,911     --        --
Lonestar...................    TX       IND         17,773          7,129       21,428     --        --
McDaniel Drive.............    TX       IND             --          1,537        4,659     --        --
Melrose Park...............    IL       IND             --          2,936        9,190     --        --
Metric Center..............    TX       IND             --         10,968       32,944     --        45
Mid-Atlantic Business
  Center...................    PA       IND             --          6,581       19,783     --        36
Milmont Page...............    CA       IND             --          3,201        9,642     --        94
Minneapolis Distribution
  Portfolio................    MN       IND             --          7,018       21,093     --        95
Minneapolis Industrial
  IV.......................    MN       IND          8,346          4,938       14,854     --        42
Minneapolis Industrial V...    MN       IND          7,952          4,426       13,317     --        46
Moffett Business Center....    CA       IND         12,883          5,892       17,716     --        --
Moffett Park R&D
  Portfolio................    CA       IND             --         14,807       44,462     --       598
N. Glenville Avenue........    TX       IND             --          1,094        3,316     --        --
Norcross/ Brookhollow
  Portfolio................    GA       IND             --          3,721       11,180     --        --
Northpointe Commerce.......    CA       IND             --          1,773        5,358     --        --
Northwest Distribution
  Center...................    WA       IND             --          2,234        6,743     --         7
O'Hare Industrial
  Portfolio................    IL       IND             --          7,357       22,112     --       156
Pacific Business Center....    CA       IND         10,679          5,417       16,291     --        16


                              GROSS AMOUNT CARRIED AT 12/31/97
                             ----------------------------------
                                                                                     YEAR OF       DEPRECIABLE
                                                       TOTAL      ACCUMULATED    CONSTRUCTION OR      LIFE
         PROPERTY              LAND      BUILDING     COSTS(2)    DEPRECIATION     ACQUISITION       (YEARS)
         --------            --------   ----------   ----------   ------------   ---------------   -----------
Hampden Road...............     2,200        6,678        8,878          15           1997            5-40
Harvest Business Park......     2,371        7,204        9,575          16           1997            5-40
Hewlett Packard
  Distribution.............     1,668        5,043        6,711          12           1997            5-40
Holton Drive...............     2,633        7,972       10,605          18           1997            5-40
Industrial Drive...........     1,743        5,410        7,153          12           1997            5-40
International Multifoods...     1,613        4,879        6,492          11           1997            5-40
Itasca Industrial
  Portfolio................     6,416       19,502       25,918          44           1997            5-40
Janitrol...................     1,797        5,576        7,373          13           1997            5-40
Jasmine Avenue.............     3,157        9,562       12,719          22           1997            5-40
Kent Centre................     3,042        9,188       12,230          21           1997            5-40
Kingsport Industrial
  Park.....................     7,919       23,894       31,813          54           1997            5-40
L.A. County Industrial
  Portfolio (3)............    11,128       33,440       44,568          76           1997            5-40
Lake Michigan Industrial
  Portfolio................     2,886        8,699       11,585          20           1997            5-40
Laurelwood.................     2,750        8,538       11,288          19           1997            5-40
Lincoln Industrial
  Center...................       671        2,052        2,723           5           1997            5-40
Linder Skokie..............     2,938        8,854       11,792          20           1997            5-40
Lisle Industrial...........     2,290        6,911        9,201          16           1997            5-40
Lonestar...................     7,129       21,428       28,557          49           1997            5-40
McDaniel Drive.............     1,537        4,659        6,196          11           1997            5-40
Melrose Park...............     2,936        9,190       12,126          21           1997            5-40
Metric Center..............    10,968       32,989       43,957          75           1997            5-40
Mid-Atlantic Business
  Center...................     6,581       19,819       26,400          45           1997            5-40
Milmont Page...............     3,201        9,736       12,937          22           1997            5-40
Minneapolis Distribution
  Portfolio................     7,018       21,188       28,206          48           1997            5-40
Minneapolis Industrial
  IV.......................     4,938       14,896       19,834          34           1997            5-40
Minneapolis Industrial V...     4,426       13,363       17,789          30           1997            5-40
Moffett Business Center....     5,892       17,716       23,608          40           1997            5-40
Moffett Park R&D
  Portfolio................    14,807       45,060       59,867         101           1997            5-40
N. Glenville Avenue........     1,094        3,316        4,410           8           1997            5-40
Norcross/ Brookhollow
  Portfolio................     3,721       11,180       14,901          26           1997            5-40
Northpointe Commerce.......     1,773        5,358        7,131          12           1997            5-40
Northwest Distribution
  Center...................     2,234        6,750        8,984          15           1997            5-40
O'Hare Industrial
  Portfolio................     7,357       22,268       29,625          51           1997            5-40
Pacific Business Center....     5,417       16,307       21,724          37           1997            5-40

                                                                                              COSTS
                                                                                           CAPITALIZED
                                                                    INITIAL COST TO       SUBSEQUENT TO
                                                                 OPERATING PARTNERSHIP     ACQUISITION
                                                                 ---------------------   ---------------
         PROPERTY            LOCATION   TYPE   ENCUMBRANCES(1)     LAND      BUILDING    LAND   BUILDING
         --------            --------   ----   ---------------   --------   ----------   ----   --------
Pagemill & Dillworth.......    TX       IND             --          1,877        5,690     --        --
Patuxent...................    MD       IND             --          1,696        5,127     --        --
Penn James
  Office/Warehouse.........    MN       IND             --          1,991        6,013     --       103
Pennsy Drive...............    MD       IND             --            657        2,011     --       203
Presidents Drive...........    FL       IND             --          1,124        3,446     --        --
Presidents Drive II........    FL       IND             --          2,563        7,861     --        --
Preston Court..............    MD       IND             --          2,313        7,192     --        --
Production Drive...........    KY       IND             --            425        1,286     --        --
Santa Barbara Court........    MD       IND             --          1,617        5,029     --        --
Shiloh Road................    TX       IND             --          1,813        5,495     --        --
Silicon Valley R&D
  Portfolio................    CA       IND             --          8,024       24,205     --        --
South Bay Industrial.......    CA       IND         20,791         14,992       45,016     --       465
Southfield.................    GA       IND             --          7,073       21,259     --       106
Stadium Business Park......    CA       IND          4,909          3,768       11,345     --        48
Systematics................    CA       IND             --            911        2,773     --        --
Texas Industrial Portfolio
  (4)......................    TX       IND             --         10,806       32,499     --       218
Twin Cities................    MN       IND             --          4,873       14,638     --        --
Two South Middlesex........    NJ       IND             --          2,247        6,781     --        --
Valwood....................    TX       IND          4,351          1,983        5,989     --        12
Valwood Parkway II.........    TX       IND             --          2,219        6,729     --        --
Viscount...................    FL       IND             --            984        3,016     --        --
Weigman Road...............    CA       IND             --          1,563        4,852     --        --
West Kiest.................    TX       IND             --          1,395        4,231     --        --
West North Carrier.........    TX       IND          3,522          1,375        4,165     --        85
Windsor Court..............    IL       IND             --            766        2,338     --        --
Yosemite Drive.............    CA       IND             --          2,350        7,297     --        --
Zanker/Charcot
  Industrial...............    CA       IND             --          5,282       15,887     --       202
Applewood Village Shopping
  Center...................    CO       RET             --          6,716       26,903     --        --
Arapahoe Village Shopping
  Center...................    CO       RET         11,083          3,795       15,220     --        --
Aurora Marketplace.........    WA       RET             --          3,243       13,013     --         4
BayHill Shopping Center....    CA       RET             --          2,844       11,417     --        64
Brentwood Commons..........    IL       RET          5,460          1,810        7,280     --         1
Civic Center Plaza.........    IL       RET         13,689          5,113       20,492     --        42
Corbins Corner Shopping
  Center...................    CT       RET             --          6,438       25,791     --         3


                              GROSS AMOUNT CARRIED AT 12/31/97
                             ----------------------------------
                                                                                     YEAR OF       DEPRECIABLE
                                                       TOTAL      ACCUMULATED    CONSTRUCTION OR      LIFE
         PROPERTY              LAND      BUILDING     COSTS(2)    DEPRECIATION     ACQUISITION       (YEARS)
         --------            --------   ----------   ----------   ------------   ---------------   -----------
Pagemill & Dillworth.......     1,877        5,690        7,567          13           1997            5-40
Patuxent...................     1,696        5,127        6,823          12           1997            5-40
Penn James
  Office/Warehouse.........     1,991        6,116        8,107          14           1997            5-40
Pennsy Drive...............       657        2,214        2,871           5           1997            5-40
Presidents Drive...........     1,124        3,446        4,570           8           1997            5-40
Presidents Drive II........     2,563        7,861       10,424          18           1997            5-40
Preston Court..............     2,313        7,192        9,505          16           1997            5-40
Production Drive...........       425        1,286        1,711           3           1997            5-40
Santa Barbara Court........     1,617        5,029        6,646          11           1997            5-40
Shiloh Road................     1,813        5,495        7,308          13           1997            5-40
Silicon Valley R&D
  Portfolio................     8,024       24,205       32,229          55           1997            5-40
South Bay Industrial.......    14,992       45,481       60,473         103           1997            5-40
Southfield.................     7,073       21,365       28,438          49           1997            5-40
Stadium Business Park......     3,768       11,393       15,161          26           1997            5-40
Systematics................       911        2,773        3,684           6           1997            5-40
Texas Industrial Portfolio
  (4)......................    10,806       32,717       43,523          74           1997            5-40
Twin Cities................     4,873       14,638       19,511          33           1997            5-40
Two South Middlesex........     2,247        6,781        9,028          15           1997            5-40
Valwood....................     1,983        6,001        7,984          14           1997            5-40
Valwood Parkway II.........     2,219        6,729        8,948          15           1997            5-40
Viscount...................       984        3,016        4,000           7           1997            5-40
Weigman Road...............     1,563        4,852        6,415          11           1997            5-40
West Kiest.................     1,395        4,231        5,626          10           1997            5-40
West North Carrier.........     1,375        4,250        5,625          10           1997            5-40
Windsor Court..............       766        2,338        3,104           5           1997            5-40
Yosemite Drive.............     2,350        7,297        9,647          17           1997            5-40
Zanker/Charcot
  Industrial...............     5,282       16,089       21,371          36           1997            5-40
Applewood Village Shopping
  Center...................     6,716       26,903       33,619          61           1997            5-40
Arapahoe Village Shopping
  Center...................     3,795       15,220       19,015          35           1997            5-40
Aurora Marketplace.........     3,243       13,017       16,260          30           1997            5-40
BayHill Shopping Center....     2,844       11,481       14,325          26           1997            5-40
Brentwood Commons..........     1,810        7,281        9,091          17           1997            5-40
Civic Center Plaza.........     5,113       20,534       25,647          47           1997            5-40
Corbins Corner Shopping
  Center...................     6,438       25,794       32,232          59           1997            5-40

                                                                                              COSTS
                                                                                           CAPITALIZED
                                                                    INITIAL COST TO       SUBSEQUENT TO
                                                                 OPERATING PARTNERSHIP     ACQUISITION
                                                                 ---------------------   ---------------
         PROPERTY            LOCATION   TYPE   ENCUMBRANCES(1)     LAND      BUILDING    LAND   BUILDING
         --------            --------   ----   ---------------   --------   ----------   ----   --------
Eastgate Plaza.............    WA       RET             --          2,122        8,529     --        59
Five Points Shopping
  Center...................    CA       RET             --          5,412       21,687     --        96
Granada Village............    CA       RET         15,678          6,533       26,172     --       251
Kendall Mall...............    FL       RET         25,162          7,069       28,316     --        16
La Jolla Village...........    CA       RET         19,245          6,936       27,785     --        16
Lakeshore Plaza Shopping
  Center...................    CA       RET         13,839          6,706       26,865     --        74
Latham Farms...............    NY       RET         38,833         12,327       49,350     --        23
Long Gate Shopping
  Center...................    MD       RET             --          9,662       38,677     --        --
Manhattan Village Shopping
  Center...................    CA       RET             --         16,484       66,578     --       230
Pleasant Hill Shopping
  Center...................    CA       RET             --          5,403       21,654     --        13
Rancho San Diego Village
  Shopping Center..........    CA       RET             --          2,645       10,621     --         2
Randall's Dairy Ashford....    TX       RET             --          2,542       10,179     --        --
Randall's Austin Parkway...    TX       RET             --          2,139        8,563     --        --
Randall's Commons
  Memorial.................    TX       RET             --          2,053        8,221     --         1
Randall's Woodway..........    TX       RET             --          3,075       12,313     --        --
Riverview Plaza Shopping
  Center...................    IL       RET             --          2,656       10,663     --        --
Rockford Road Plaza........    MN       RET             --          4,333       17,371     --        35
Shoppes at Lago Mar........    FL       RET          5,932          2,051        8,246     --        66
Silverado Plaza Shopping
  Center...................    CA       RET          5,203          1,928        7,753     --        --
Southwest Pavilion.........    NV       RET             --          1,575        8,140     --        30
The Plaza at Delray........    FL       RET         23,455          6,968       27,914     --         4
Twin Oaks Shopping
  Center...................    CA       RET             --          2,399        9,637     --        47
Weslayan Plaza.............    TX       RET             --          7,842       31,409     --        76
Woodlawn Point Shopping
  Center...................    GA       RET          4,823          2,318        9,312     --        --
Ygnacio Plaza..............    CA       RET          8,365          3,021       12,114     --        38
                                                  --------       --------   ----------   ----    ------
                                                  $455,256       $550,635   $1,817,216   $ --    $5,300
                                                  ========       ========   ==========   ====    ======


                              GROSS AMOUNT CARRIED AT 12/31/97
                             ----------------------------------
                                                                                     YEAR OF       DEPRECIABLE
                                                       TOTAL      ACCUMULATED    CONSTRUCTION OR      LIFE
         PROPERTY              LAND      BUILDING     COSTS(2)    DEPRECIATION     ACQUISITION       (YEARS)
         --------            --------   ----------   ----------   ------------   ---------------   -----------
Eastgate Plaza.............     2,122        8,588       10,710          20           1997            5-40
Five Points Shopping
  Center...................     5,412       21,783       27,195          50           1997            5-40
Granada Village............     6,533       26,423       32,956          60           1997            5-40
Kendall Mall...............     7,069       28,332       35,401          65           1997            5-40
La Jolla Village...........     6,936       27,801       34,737          63           1997            5-40
Lakeshore Plaza Shopping
  Center...................     6,706       26,939       33,645          61           1997            5-40
Latham Farms...............    12,327       49,373       61,700         113           1997            5-40
Long Gate Shopping
  Center...................     9,662       38,677       48,339          88           1997            5-40
Manhattan Village Shopping
  Center...................    16,484       66,808       83,292         152           1997            5-40
Pleasant Hill Shopping
  Center...................     5,403       21,667       27,070          49           1997            5-40
Rancho San Diego Village
  Shopping Center..........     2,645       10,623       13,268          24           1997            5-40
Randall's Dairy Ashford....     2,542       10,179       12,721          23           1997            5-40
Randall's Austin Parkway...     2,139        8,563       10,702          20           1997            5-40
Randall's Commons
  Memorial.................     2,053        8,222       10,275          19           1997            5-40
Randall's Woodway..........     3,075       12,313       15,388          28           1997            5-40
Riverview Plaza Shopping
  Center...................     2,656       10,663       13,319          24           1997            5-40
Rockford Road Plaza........     4,333       17,406       21,739          40           1997            5-40
Shoppes at Lago Mar........     2,051        8,312       10,363          19           1997            5-40
Silverado Plaza Shopping
  Center...................     1,928        7,753        9,681          18           1997            5-40
Southwest Pavilion.........     1,575        8,170        9,745          19           1997            5-40
The Plaza at Delray........     6,968       27,918       34,886          64           1997            5-40
Twin Oaks Shopping
  Center...................     2,399        9,684       12,083          22           1997            5-40
Weslayan Plaza.............     7,842       31,485       39,327          72           1997            5-40
Woodlawn Point Shopping
  Center...................     2,318        9,312       11,630          21           1997            5-40
Ygnacio Plaza..............     3,021       12,152       15,173          26           1997            5-40
                             --------   ----------   ----------      ------
                             $550,635   $1,822,516   $2,373,151      $4,153
                             ========   ==========   ==========      ======

                               AMB PROPERTY, L.P.

             CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1997
                                 (IN THOUSANDS)

     A summary of activity for real estate and accumulated depreciation for the year ended December 31, 1997 is as follows:

                                                                 1997
                                                              ----------
INVESTMENTS IN REAL ESTATE:
  Balance at beginning of year..............................  $       --
     Acquisition of Properties(5)...........................   2,367,851
     Improvements...........................................       5,300
                                                              ----------
  Balance at end of year....................................  $2,373,151
                                                              ==========
ACCUMULATED DEPRECIATION:
  Balance at beginning of year..............................  $       --
     Depreciation expense...................................       4,153
                                                              ----------
  Balance at end of year....................................  $    4,153
                                                              ==========

---------------
(1) As of December 31, 1997, Properties with a net book value of $170,979 serve as collateral for outstanding indebtedness under a $73,000 secured debt facility.

(2) As of December 31, 1997, the aggregate cost for federal income tax purposes of investments in real estate was approximately $2,231,504.

(3) Consists of two properties with seven buildings in Los Angeles and one building in Anaheim.

(4) Consists of two properties with five buildings in Houston and 18 buildings in Dallas.

(5) As discussed in the "Notes to Consolidated Financial
    Statements -- Organization and Formation of the Company," the Company and the Operating Partnership acquired Properties with a value of $2,216,137 in exchange for shares of the Company's common stock and units in the Operating Partnership.

                            AMB PROPERTY CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                   AS OF DECEMBER 31, 1997 AND MARCH 31, 1998
                (UNAUDITED, IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                     ASSETS


                                                              DECEMBER 31,    MARCH 31,
                                                                  1997           1998
                                                              ------------    ----------
Investments in real estate:
  Land and improvements.....................................   $  550,635     $  618,956
  Buildings and improvements................................    1,822,516      2,045,834
  Construction in progress..................................       69,848         91,092
                                                               ----------     ----------
          Total investments in real estate..................    2,442,999      2,755,882
  Accumulated depreciation and amortization.................       (4,153)       (15,834)
                                                               ----------     ----------
          Net investments in real estate....................    2,438,846      2,740,048
Cash and cash equivalents...................................       39,968         28,584
Other assets................................................       27,441         29,558
                                                               ----------     ----------
          Total assets......................................   $2,506,255     $2,798,190
                                                               ==========     ==========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Debt:
  Secured debt..............................................   $  535,652     $  610,111
  Unsecured credit facility.................................      150,000        312,000
                                                               ----------     ----------
          Total debt........................................      685,652        922,111
Other liabilities...........................................       49,350         81,611
Payable to affiliates.......................................       38,071             --
                                                               ----------     ----------
          Total liabilities.................................      773,073      1,003,722
Commitments and contingencies...............................           --             --
Minority interests..........................................       65,152        123,763
Stockholders' equity:
  Preferred stock, $.01 par value, 100,000,000 shares
     authorized, none issued or outstanding.................           --             --
  Common stock, $.01 par value, 500,000,000 shares
     authorized, 85,874,513 issued and outstanding..........          859            859
  Additional paid-in capital................................    1,667,171      1,669,846
  Retained earnings.........................................           --             --
                                                               ----------     ----------
          Total stockholders' equity........................    1,668,030      1,670,705
                                                               ----------     ----------
          Total liabilities and stockholders' equity........   $2,506,255     $2,798,190
                                                               ==========     ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                            AMB PROPERTY CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998
                (UNAUDITED, IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                              FOR THE THREE MONTHS ENDED
                                                                       MARCH 31,
                                                              ---------------------------
                                                                 1997            1998
                                                              -----------    ------------
REVENUES
  Rental revenues...........................................  $       --     $    74,602
  Investment management and other income....................       5,112           1,183
                                                              ----------     -----------
          Total revenues....................................       5,112          75,785
                                                              ----------     -----------
OPERATING EXPENSES
  Property operating expenses...............................          --          10,004
  Real estate taxes.........................................          --          10,248
  Interest..................................................          --          11,841
  Depreciation and amortization.............................          --          11,786
  General and administrative................................          --           2,718
  Investment management expenses............................       3,873              --
                                                              ----------     -----------
          Total operating expenses..........................       3,873          46,597
                                                              ----------     -----------
          Income from operations before minority
            interests.......................................       1,239          29,188
  Minority interests' share of net income...................          --          (1,282)
                                                              ----------     -----------
          Net income available to common stockholders.......  $    1,239     $    27,906
                                                              ==========     ===========
INCOME PER SHARE OF COMMON STOCK
  Basic.....................................................  $     0.24     $      0.32
                                                              ==========     ===========
  Diluted...................................................  $     0.24     $      0.32
                                                              ==========     ===========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
  Basic.....................................................   5,079,855      85,874,513
                                                              ==========     ===========
  Diluted...................................................   5,079,855      86,284,736
                                                              ==========     ===========
DISTRIBUTIONS DECLARED PER SHARE OF COMMON STOCK............  $     0.17     $      0.34
                                                              ==========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                            AMB PROPERTY CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998
                           (UNAUDITED, IN THOUSANDS)

                                                              FOR THE THREE MONTHS
                                                                 ENDED MARCH 31,
                                                              ---------------------
                                                               1997         1998
                                                              -------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................  $1,239     $  27,906
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................      --        11,786
  Straight-line rents.......................................      --        (2,825)
  Amortization of debt premiums and financing costs.........      --          (669)
  Minority interests' share of net income...................      --         1,282
  Equity in income of AMB Investment Management.............      --          (126)
Changes in assets and liabilities:
  Other assets..............................................     101        (4,512)
  Other liabilities.........................................     219         1,978
                                                              ------     ---------
          Net cash provided by operating activities.........   1,559        34,820
CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for property acquisitions.........................      --      (149,874)
Additions to land and building improvements.................      --        (3,648)
Additions to tenant improvements and leasing costs..........      --        (2,862)
Additions to construction in progress.......................      --        (5,065)
Reduction of payable to affiliates in connection with
  Formation Transactions....................................      --       (38,071)
                                                              ------     ---------
          Net cash used in investing activities.............      --      (199,520)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on unsecured credit facility.....................      --       162,000
Borrowings on secured debt..................................      --         1,118
Payments on secured debt....................................      --        (9,429)
Distributions to minority interests.........................      --          (373)
Distributions to minority interests of Predecessor..........    (137)           --
Distributions to stockholders of Predecessor................  (4,003)           --
Principal payment of notes receivable from stockholders of
  Predecessor...............................................     328            --
                                                              ------     ---------
          Net cash provided by (used in) financing
           activities.......................................  (3,812)      153,316
                                                              ------     ---------
Net decrease in cash and cash equivalents...................  (2,253)      (11,384)
Cash and cash equivalents at beginning of period............   3,093        39,968
                                                              ------     ---------
Cash and cash equivalents at end of period..................  $  840     $  28,584
                                                              ======     =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
  Interest..................................................  $   --     $  13,457
Property acquisitions:
  Acquisitions of properties................................  $   --     $ 296,143
  Assumption of secured debt................................      --       (83,515)
  Minority interests contribution...........................      --       (62,754)
                                                              ------     ---------
  Cash paid for property acquisitions.......................  $   --     $ 149,874
                                                              ======     =========

  The accompanying notes are an integral part of these consolidated financial statements.

                            AMB PROPERTY CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                (UNAUDITED, IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                        COMMON STOCK
                                    --------------------    ADDITIONAL
                                      NUMBER                 PAID-IN      RETAINED
                                    OF SHARES     AMOUNT     CAPITAL      EARNINGS      TOTAL
                                    ----------    ------    ----------    --------    ----------
BALANCE AT DECEMBER 31, 1997......  85,874,513     $859     $1,667,171    $     --    $1,668,030
  Net income......................          --       --             --      27,906        27,906
  Reallocation of Limited
     Partners' interests in
     Operating Partnership........          --       --          4,181          --         4,181
  Distributions declared to AMB
     Property Corporation
     stockholders.................          --       --         (1,506)    (27,906)      (29,412)
                                    ----------     ----     ----------    --------    ----------
BALANCE AT MARCH 31, 1998.........  85,874,513     $859     $1,669,846    $     --    $1,670,705
                                    ==========     ====     ==========    ========    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                            AMB PROPERTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (UNAUDITED, IN THOUSANDS, EXCEPT SHARE, UNIT, SQUARE FEET AND PERCENTAGE DATA)

 1. ORGANIZATION AND FORMATION

     AMB Property Corporation, a Maryland Corporation (the "Company"), commenced operations as a fully integrated real estate company effective with the completion of its initial public offering (the "IPO") on November 26, 1997. The Company expects to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company, through its controlling interest in its subsidiary AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership"), is engaged in the ownership, operation, management, acquisition, renovation, expansion and development of industrial properties and community shopping centers in target markets nationwide. Unless the context otherwise requires, the "Company" means AMB Property Corporation, the Operating Partnership and its other controlled subsidiaries.

     The Company and the Operating Partnership were formed shortly before consummation of the IPO. AMB Institutional Realty Advisors, Inc., a California corporation and registered investment advisor (the "Predecessor") formed AMB Property Corporation, a wholly owned subsidiary, and merged with and into the Company (the "Merger") in exchange for 4,746,616 shares of the Company's Common Stock. In addition, the Company and the Operating Partnership acquired, through a series of mergers and other transactions, 31.8 million rentable square feet of industrial property and 6.3 million rentable square feet of retail property in exchange for 65,022,185 shares of the Company's Common Stock, 2,542,163 units representing limited partnership interests in the Operating Partnership, the assumption of debt and, to a limited extent, cash. The net assets of the Predecessor and the properties acquired with Common Stock were contributed to the Operating Partnership for 69,768,801 units. The purchase method of accounting was applied to the acquisition of the properties. Collectively, the Merger and the other formation transactions described above are referred to as the "Formation Transactions."

     On November 26, 1997, the Company completed its IPO of 16,100,000 shares of Common Stock, $0.01 par value per share (the "Common Stock") for $21.00 per share, resulting in gross offering proceeds of approximately $338,100. Net of underwriters' commission and offering costs aggregating $38,068, the Company received approximately $300,032 in proceeds from the IPO. The net proceeds of the IPO were used to repay indebtedness, to purchase interests from certain investors who elected not to receive shares or units in connection with the Formation Transactions, to fund property acquisitions, and for general corporate purposes, including working capital.

     As of March 31, 1998, the Company owned an approximate 95.9% general partner interest in the Operating Partnership. The remaining 4.1% limited partner interest was owned by nonaffiliated investors. For local law purposes, properties in certain states are owned through limited partnerships and limited liability companies owned 99% by the Operating Partnership and 1% by a wholly owned subsidiary of the Company. The ownership of such properties through such entities does not materially affect the Company's overall ownership of the interests in the properties. As the sole general partner of the Operating Partnership, the Company has the full, exclusive and complete responsibility and discretion in the day-to-day management and control of the Operating Partnership.

     In connection with the Formation Transactions, the Operating Partnership formed AMB Investment Management Corporation, a Maryland corporation ("AMB Investment Management"). The Operating Partnership purchased 100% of AMB Investment Management's non-voting preferred stock (representing a 95% economic interest therein). Certain Executive Officers and certain officers of AMB Investment Management collectively purchased 100% of AMB Investment Management's voting common stock (representing a 5% economic interest therein). The Operating Partnership accounts for its investment in AMB Investment Management using the equity method of accounting. AMB Investment Management was formed to succeed to the Predecessor's investment management business of providing real estate investment management services on a fee basis to clients.

                            AMB PROPERTY CORPORATION

 (UNAUDITED, IN THOUSANDS, EXCEPT SHARE, UNIT, SQUARE FEET AND PERCENTAGE DATA)

     As of March 31, 1998, the Company owned 155 Properties, consisting of 118 industrial properties (the "Industrial Properties") and 37 retail properties (the "Retail Properties") located in 28 markets throughout the United States. The Industrial Properties (comprising 415 buildings), principally warehouse distribution properties, encompass approximately 44.0 million rentable square feet and, as of March 31, 1998, were 94.6% leased to over 1,000 tenants. The Retail Properties (comprising 37 centers), principally grocer-anchored community shopping centers, encompass approximately 6.8 million rentable square feet and, as of the same date, were 94.6% leased to over 900 tenants. The Industrial Properties and the Retail Properties collectively are referred to as the "Properties."

 2. INTERIM FINANCIAL STATEMENTS

     The consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and note disclosures normally included in the annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The consolidated financial statements for prior periods have been reclassified to conform to current classifications with no effect on results of operations. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, of a normal recurring nature, necessary for a fair presentation of the company's consolidated financial position and results of operations for the interim periods.

     The interim financial information for the three months ended March 31, 1997, represents the results of the Predecessor, an investment manager. The Predecessor's revenues consisted primarily of fees earned in connection with real estate investment management services. As such, information presented for the three months ended March 31, 1997 and 1998 is not comparable given the differences in lines of business between the Company and the Predecessor.

     The interim results of the three months ended March 31, 1997 and 1998 are not necessarily indicative of the results expected for the entire year. These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 3. DEBT

     In connection with the Formation Transactions, the Company assumed certain secured debt with an aggregate principal value of $517,031 and a fair value of $535,613. The difference between the principal value and the fair value was recorded as a debt premium. The debt premium is being amortized into interest expense over the term of the related debt instruments using the effective interest method. As of March 31, 1998, the unamortized debt premium was $17,542. As of March 31, 1998, debt, excluding unamortized debt premiums, consists of the following:

Secured debt, varying interest rates from 7.01% to 10.39%,
  due November 1998 to January 2014.........................  $592,569
Unsecured credit facility, variable interest at LIBOR plus
  110 basis points, (6.79% at March 31, 1998) due November
  2000......................................................   312,000
                                                              --------
          Total Debt........................................  $904,569
                                                              ========

                            AMB PROPERTY CORPORATION

 (UNAUDITED, IN THOUSANDS, EXCEPT SHARE, UNIT, SQUARE FEET AND PERCENTAGE DATA)

     Secured debt generally requires monthly principal and interest payments. The secured debt is secured by deeds of trust or mortgages on certain Properties. All of the secured debt bears interest at fixed rates, except for one loan of $5,623 which bears interest at either LIBOR plus 275 basis points (8.44% at March 31, 1998) or prime plus 50 basis points, at the borrower's option. The secured debt has various financial and non-financial covenants. Additionally, certain of the secured debt is cross-collateralized. The weighted-average fixed interest rate on secured debt at March 31, 1998, was 8.01%.

     The Company has a $500,000 unsecured revolving credit agreement (the "Credit Facility") with Morgan Guaranty Trust Company of New York as agent, and a syndicate of 12 other banks. The Credit Facility has a term of three years, and is subject to a fee that accrues on the daily average undrawn funds, which varies between 15 and 25 basis points of the undrawn funds based on the Company's credit rating. The Credit Facility has various financial and non-financial covenants.

     Interest capitalized related to construction projects for the three months ended March 31, 1998, was $1,253. There was no capitalized interest for periods prior to the Formation Transactions.

     The scheduled maturities of the secured debt as of March 31, 1998 are as follows:

1998......................................................  $ 53,712
1999......................................................    10,965
2000......................................................    14,427
2001......................................................    38,582
2002......................................................    63,675
Thereafter................................................   411,208
                                                            --------
                                                            $592,569
                                                            ========

     The 1998 maturities included $35,000 of secured debt that was assumed in connection with certain property acquisitions, and which was repaid in full subsequent to March 31, 1998.

 4. MINORITY INTERESTS

     Minority interests in the Company represent the limited partnership interests in the Operating Partnership and interests held by certain third parties in 11 real estate joint ventures that are consolidated for financial reporting purposes. Such investments are consolidated because (i) the Company owns a majority interest, or (ii) the Company holds significant control over the entity through a 50% or greater ownership interest combined with the ability to control all major operating decisions such as approval of budgets, selection of property managers and changes in financing.

     The following table sets forth the minority interest ownership held by certain joint ventures ("Minority Interest -- Joint Ventures") and the limited partnership interests' in the Operating Partnership ("Minority
Interest -- Limited Partners") as of March 31, 1998.

Minority Interest -- Joint Ventures.......................  $ 52,867
Minority Interest -- Limited Partners.....................    70,896
                                                            --------
                                                            $123,763
                                                            ========

 5. STOCKHOLDERS' EQUITY

     On March 9, 1998, the Company and the Operating Partnership declared a quarterly cash distribution of $0.3425 per share of common stock, payable on April 3, 1998, to stockholders and unitholders of record as of March 18, 1998.

                            AMB PROPERTY CORPORATION

 (UNAUDITED, IN THOUSANDS, EXCEPT SHARE, UNIT, SQUARE FEET AND PERCENTAGE DATA)

 6. EARNINGS PER SHARE

     For purposes of calculating diluted earnings per share for the three months ended March 31, 1998, no adjustment to net income available to common stockholders was necessary, as the Company's only dilutive securities outstanding for such period were stock options issued under its stock incentive plan. The effect of the stock options was to increase weighted average shares outstanding by 410,223 for the three months ended March 31, 1998. Such dilution was computed using the treasury stock method. The Predecessor had no dilutive securities outstanding during the three months ended March 31, 1997.

 7. PRO FORMA INFORMATION

     The following summary unaudited pro forma financial information for the three months ended March 31, 1997 has been prepared as if the Formation Transactions, the IPO (as described in Note 1) and property acquisitions and dispositions during the year ended December 31, 1997 had occurred on January 1, 1997. In the opinion of management, the pro forma financial information does not purport to present the consolidated results that would have occurred if the aforementioned transactions had been consummated on January 1, 1997, nor does it purport to present the consolidated results of operations for future periods.

                                                         FOR THE THREE
                                                          MONTHS ENDED
                                                         MARCH 31, 1997
                                                         --------------
Total revenues.........................................   $    68,622
Income from operations before minority interests.......        24,327
Net income available to common stockholders............        23,342

Income Per Share of Common Stock
  Basic................................................   $      0.27
                                                          -----------
  Diluted..............................................   $      0.27
                                                          -----------

Weighted Average Common Shares Outstanding
  Basic................................................    85,874,513
                                                          ===========
  Diluted..............................................    86,284,736
                                                          ===========

                            AMB PROPERTY CORPORATION

 (UNAUDITED, IN THOUSANDS, EXCEPT SHARE, UNIT, SQUARE FEET AND PERCENTAGE DATA)

 8. OPERATING PARTNERSHIP

     As of March 31, 1998, the Company owned a 95.9% general partner interest in the Operating Partnership. Therefore, the Company consolidates the Operating Partnership and records the remaining 4.1% limited partner interests as minority interests in the consolidated financial statements. The Operating Partnership commenced operations as a fully integrated real estate company in connection with the Formation Transactions. The following table sets forth summary financial information of the Operating Partnership as of and for the period from December 31, 1997 to March 31, 1998:

Investments in real estate, net.........................  $ 2,740,048
Total assets............................................    2,798,190
Debt....................................................      922,111
Partners' capital.......................................    1,741,601
Revenues................................................       75,785
Income from operations before minority interest.........       29,188
Net income..............................................       28,726
Net income per unit:
  Basic.................................................  $      0.32
  Diluted...............................................  $      0.32
Weighted average units outstanding:
  Basic.................................................   88,428,969
  Diluted...............................................   88,839,192

     Following is a statement of partners' capital of the Operating Partnership for the three months ended March 31, 1998:

                                      GENERAL PARTNER           LIMITED PARTNERS
                                  ------------------------    --------------------
                                    UNITS         AMOUNT        UNITS      AMOUNT       TOTAL
                                  ----------    ----------    ---------    -------    ----------
December 31, 1997...............  85,874,513    $1,668,030    2,542,163    $49,368    $1,717,398
Contributions...................          --            --    1,106,444     25,760        25,760
Net income......................          --        27,906           --        820        28,726
Reallocation....................          --         4,181           --     (4,181)           --
Distributions...................          --       (29,412)          --       (871)      (30,283)
                                  ----------    ----------    ---------    -------    ----------
March 31, 1998..................  85,874,513    $1,670,705    3,648,607    $70,896    $1,741,601
                                  ==========    ==========    =========    =======    ==========

 9. SUBSEQUENT EVENTS


     On April 2, 1998, the Operating Partnership filed a registration statement with the Securities and Exchange Commission for the issuance of senior unsecured notes with an aggregate principal amount of $350,000. If such transaction is consummated, the Company anticipates that it will use the net proceeds from the issuance to repay borrowings on the Credit Facility and for general working capital requirements.


     In April 1998, the Company repaid approximately $35,000 in assumed debt related to properties acquired during the quarter ended March 31, 1998.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
AMB Property Corporation:

     We have audited the accompanying consolidated balance sheets of AMB Property Corporation and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMB Property Corporation and subsidiaries as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to the financial statements is presented for purposes of complying with the Securities and Exchange Commission rules and is not a required part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
January 27, 1998

                            AMB PROPERTY CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1997
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                               1996        1997
                                                              ------    ----------
ASSETS
Investments in real estate:
  Land and improvements.....................................  $   --    $  550,635
  Buildings and improvements................................      --     1,822,516
  Construction in progress..................................      --        69,848
                                                              ------    ----------
          Total investments in real estate..................      --     2,442,999
  Accumulated depreciation and amortization.................      --        (4,153)
                                                              ------    ----------
          Net investments in real estate....................      --     2,438,846
Cash and cash equivalents...................................   3,093        39,968
Other assets................................................   3,992        27,441
                                                              ------    ----------
          Total assets......................................  $7,085    $2,506,255
                                                              ======    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Debt:
  Secured debt..............................................  $   --    $  535,652
  Unsecured credit facility.................................      --       150,000
                                                              ------    ----------
          Total debt........................................      --       685,652
Other liabilities...........................................     648        49,350
Payable to affiliates.......................................      --        38,071
                                                              ------    ----------
          Total liabilities.................................     648       773,073
                                                              ------    ----------
Commitments and contingencies...............................      --            --
Minority interests..........................................     137        65,152
Stockholders' equity:
  Preferred stock of AMB Property Corporation, $.01 par
     value, 100,000,000 shares authorized, none issued or
     outstanding............................................      --            --
  Common stock of AMB Property Corporation, $.01 par value,
     500,000,000 shares authorized, 85,874,513 issued and
     outstanding............................................      --           859
  Additional paid-in capital of AMB Property Corporation....      --     1,667,171
  Common stock of Predecessor, no par value, 500,000,000
     shares authorized, 5,181,450 issued and outstanding....   1,349            --
  Additional paid-in capital of Predecessor.................   1,298            --
  Notes receivable from stockholders of Predecessor.........    (869)           --
  Retained earnings.........................................   4,522            --
                                                              ------    ----------
          Total stockholders' equity........................   6,300     1,668,030
                                                              ------    ----------
          Total liabilities and stockholders' equity........  $7,085    $2,506,255
                                                              ======    ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                            AMB PROPERTY CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                           1995          1996          1997
                                                        ----------    ----------    -----------
REVENUES
  Rental revenues.....................................  $       --    $       --    $    26,465
  Investment management and other income..............      16,865        23,991         29,597
                                                        ----------    ----------    -----------
          Total revenues..............................      16,865        23,991         56,062
OPERATING EXPENSES
  Property operating expenses.........................          --            --          5,312
  Real estate taxes...................................          --            --          3,587
  Interest............................................          --            --          3,528
  Depreciation and amortization.......................          --            --          4,195
  General and administrative..........................          --            --          1,197
  Investment management expenses......................      13,569        16,851         19,358
                                                        ----------    ----------    -----------
          Total operating expenses....................      13,569        16,851         37,177
                                                        ----------    ----------    -----------
          Income from operations before minority
            interests.................................       3,296         7,140         18,885
Minority interests' share of net income...............         (34)         (137)          (657)
                                                        ----------    ----------    -----------
          Net income available to common
            stockholders..............................  $    3,262    $    7,003    $    18,228
                                                        ==========    ==========    ===========
INCOME PER SHARE OF COMMON STOCK
     Basic............................................  $     0.64    $     1.38    $      1.39
                                                        ==========    ==========    ===========
     Diluted..........................................  $     0.64    $     1.38    $      1.38
                                                        ==========    ==========    ===========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
     Basic............................................   5,079,855     5,079,855     13,140,218
                                                        ==========    ==========    ===========
     Diluted..........................................   5,079,855     5,079,855     13,168,036
                                                        ==========    ==========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                            AMB PROPERTY CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                                 (IN THOUSANDS)

                                                               1995       1996        1997
                                                              -------    -------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................  $ 3,262    $ 7,003    $  18,228
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................       --         --        4,195
  Straight-line rents.......................................       --         --         (901)
  Amortization of debt premiums and financing costs.........       --         --         (266)
  Minority interests' share of net income...................       34        137          657
  Equity in income of AMB Investment Management.............       --         --          (61)
Changes in assets and liabilities:
  Other assets..............................................   (1,538)      (249)     (11,873)
  Other liabilities.........................................      429        (25)       2,301
                                                              -------    -------    ---------
          Net cash provided by operating activities.........    2,187      6,866       12,280
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to properties.....................................       --         --     (222,497)
Additions to buildings improvements and leasing costs.......       --         --       (1,769)
Additions to construction in progress.......................       --         --       (2,606)
Cash paid for property in Formation Transactions, net of
  cash acquired.............................................       --         --       (5,935)
                                                              -------    -------    ---------
          Net cash used for investing activities............       --         --     (232,807)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock (net of $21,091 commission)........       --         --      317,009
Borrowings on Credit Facility...............................      750         --      150,000
Borrowings on secured debt..................................       --         --          850
Repayment of Credit Facility................................     (750)        --     (182,000)
Payments on secured debt....................................       --         --         (516)
Payment of financing fees...................................       --         --         (900)
Dividends paid to Predecessor stockholders..................   (2,925)    (5,262)     (16,404)
Distributions paid to AMB Property Corporation
  stockholders..............................................       --         --      (11,506)
Distributions to minority interests of Predecessor..........       --        (34)          --
Principal payment of notes receivable from stockholders of
  Predecessor...............................................       56        318          869
                                                              -------    -------    ---------
          Net cash provided by (used in) financing
            activities......................................   (2,869)    (4,978)     257,402
                                                              -------    -------    ---------
Net increase (decrease) in cash and cash equivalents........     (682)     1,888       36,875
Cash and cash equivalents at beginning of period............    1,887      1,205        3,093
                                                              -------    -------    ---------
Cash and cash equivalents at end of period..................  $ 1,205    $ 3,093    $  39,968
                                                              =======    =======    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                            AMB PROPERTY CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                         (IN THOUSANDS, EXCEPT SHARES)

                                            COMMON STOCK                                  NOTES
                                         -------------------   ADDITIONAL               RECEIVABLE
                                         NUMBER OF              PAID-IN     RETAINED       FROM
                                           SHARES     AMOUNT    CAPITAL     EARNINGS   STOCKHOLDERS     TOTAL
                                         ----------   ------   ----------   --------   ------------   ----------
PREDECESSOR
Balance at December 31, 1994...........   4,978,260   $ 699    $    1,298   $  2,444      $(593)      $    3,848
  Net income...........................          --      --            --      3,262         --            3,262
  Dividends declared and paid..........          --      --            --     (2,925)        --           (2,925)
  Principal payment of notes receivable
    from stockholders..................          --      --            --         --         56               56
  Issuance of common stock for notes...     101,595     343            --         --       (343)              --
                                         ----------   ------   ----------   --------      -----       ----------
Balance at December 31, 1995...........   5,079,855   1,042         1,298      2,781       (880)           4,241
  Net income...........................          --      --            --      7,003         --            7,003
  Dividends declared and paid..........          --      --            --     (5,262)        --           (5,262)
  Principal payment of notes receivable
    from stockholders..................          --      --            --         --        318              318
  Issuance of common stock for notes...     101,595     307            --         --       (307)              --
                                         ----------   ------   ----------   --------      -----       ----------
Balance at December 31, 1996...........   5,181,450   1,349         1,298      4,522       (869)           6,300
AMB PROPERTY CORPORATION
  Net income...........................          --      --            --     18,228         --           18,228
  Dividends declared and paid to
    Predecessor stockholders...........          --    (990)       (1,298)   (14,116)        --          (16,404)
  Principal payment of notes receivable
    from stockholders..................          --      --            --         --        869              869
  Exchange of Predecessor shares for
    shares of AMB Property Corporation,
    net................................    (434,834)   (312)          312         --         --               --
  Issuance of common stock for
    Properties.........................  65,022,185     651     1,369,740         --         --        1,370,391
  Issuance of common stock, net of
    offering costs of $38,068..........  16,100,000     161       299,871         --         --          300,032
  Issuance of restricted stock.........       5,712      --           120         --         --              120
  Distributions paid to AMB Property
    Corporation stockholders...........          --      --        (2,872)    (8,634)        --          (11,506)
                                         ----------   ------   ----------   --------      -----       ----------
Balance at December 31, 1997...........  85,874,513   $ 859    $1,667,171   $     --      $  --       $1,668,030
                                         ==========   ======   ==========   ========      =====       ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                            AMB PROPERTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (IN THOUSANDS, EXCEPT SHARE AND SQUARE FEET DATA)

1. ORGANIZATION AND FORMATION OF COMPANY

     AMB Property Corporation, a Maryland corporation (the "Company"), commenced operations as a fully integrated real estate company effective with the completion of its initial public offering (the "Offering") on November 26, 1997. The Company will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company, through its controlling interest in its subsidiary AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership"), is engaged in the ownership, operation, management, acquisition, renovation, expansion, and development of industrial properties and community shopping centers in target markets nationwide. Unless the context otherwise requires, the "Company" shall include AMB Property Corporation, the Operating Partnership and its controlled subsidiaries.

     The Company and the Operating Partnership were formed shortly before consummation of the Offering. AMB Institutional Realty Advisors, Inc., a California corporation and registered investment advisor (the "Predecessor"), formed AMB Property Corporation, a wholly owned subsidiary, and merged with and into the Company (the "Merger") in exchange for 4,746,616 shares of the Company's Common Stock. In addition, the Company and the Operating Partnership acquired, through a series of mergers and other transactions, 31.8 million rentable square feet of industrial property and 6.3 million rentable square feet of retail property in exchange for 65,022,185 shares of the Company's Common Stock, 2,542,163 units representing limited partnership interests in the Operating Partnership, the assumption of debt, and to a limited extent, cash. The net assets of the Predecessor and the properties acquired with Common Stock were contributed to the Operating Partnership for 69,768,801 units. The purchase method of accounting was applied to the acquisition of the properties. Collectively, the Merger and the other formation transactions described above are referred to as the "Formation Transactions."

     On November 26, 1997, the Company completed its Offering of 16,100,000 shares of Common Stock, $0.01 par value per share (the "Common Stock") for $21.00 per share, resulting in gross offering proceeds of approximately $338,100. Net of underwriters' commission and offering costs aggregating $38,068, the Company received approximately $300,032 in proceeds from the Offering. The net proceeds of the Offering were used to repay indebtedness, to purchase interests from certain investors who elected not to receive shares or units in connection with the Formation Transactions, to fund property acquisitions, and for general corporate purposes, including working capital.

     As of December 31, 1997, the Company owned an approximate 97.1% general partner interest in the Operating Partnership. The remaining 2.9% limited partner interest was owned by unaffiliated investors. For local law purposes, properties in certain states are owned through limited partnerships and limited liability companies owned 99% by the Operating Partnership and 1% by a wholly owned subsidiary of the Company. The ownership of such Properties through such entities does not materially affect the Company's overall ownership of the interests in the Properties. As the sole general partner of the Operating Partnership, the Company has the full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership.

     In connection with the Formation Transactions, the Operating Partnership formed AMB Investment Management Corporation, a Maryland corporation ("AMB Investment Management"). The Operating Partnership purchased 100% of AMB Investment Management's non-voting preferred stock (representing a 95% economic interest). Certain Executive Officers and certain officers of AMB Investment Management collectively purchased 100% of AMB Investment Management's voting common stock (representing a 5% economic interest therein). The Operating Partnership accounts for its investment in AMB Investment Management using the equity method of accounting. AMB Investment Management was formed to succeed to the Predecessor's investment management business of providing real estate investment management services on a fee basis to clients.

                            AMB PROPERTY CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND SQUARE FEET DATA)

     As of December 31, 1997, the Company owned 37.3 million rentable square feet of industrial properties (the "Industrial Properties"), principally warehouse distribution properties, that were 95.7% leased and 6.2 million rentable square feet of retail properties (the "Retail Properties"), principally grocer-anchored community shopping centers, that were 96.1% leased. The Industrial Properties and the Retail Properties collectively are referred to as the "Properties."

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     These financial statements have been prepared in accordance with generally accepted accounting principles using the accrual method of accounting. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the financial position, results of operations and cash flows of the Company, its wholly owned qualified REIT subsidiaries, the Operating Partnership, and eight joint ventures (the "Joint Ventures") in which the Company has a controlling interest. Third-party equity interests in the Operating Partnership and the Joint Ventures are reflected as minority interests in the consolidated financial statements. All significant intercompany amounts have been eliminated.

BASIS OF PRESENTATION

     The consolidated financial statements of the Company for 1997 include the results of operations of the Company, including property operations for the period from November 26, 1997 (the commencement of operations as a fully integrated real estate company) to December 31, 1997 and the results of the Company's Predecessor, an investment manager, for the period from January 1, 1997 to November 25, 1997.

INVESTMENTS IN REAL ESTATE

     Investments in real estate are stated at depreciated cost and are reviewed for impairment on a property-by-property basis whenever events or changes in circumstances indicate that the carrying amount of a property may not be recoverable. Impairment is recognized when estimated expected future cash flows (undiscounted and without interest charges)are less than the carrying amount of the property. To the extent an impairment has occurred, the excess of the carrying amount of the property over its estimated fair value will be charged to income. As of December 31, 1997, there were no impairments of the carrying values of the Properties.

     Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the investments. The estimated lives are as follows:

Land improvements...................................  5 to 40 years
Buildings and improvements..........................  5 to 40 years
Tenant improvements and leasing costs...............  Term of the related lease

     The cost of buildings and improvements includes the purchase price of the property or interest in property, legal fees and acquisition costs and interest, property taxes, and other costs incurred during the period of construction.

                            AMB PROPERTY CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND SQUARE FEET DATA)

     Expenditures for maintenance and repairs are charged to operations as incurred. Significant renovations or betterments that extend the economic useful life of assets are capitalized.

     Project costs directly associated with the development and construction of a real estate project are capitalized as construction in progress. In addition, interest, real estate taxes and other costs are capitalized during the construction period.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash held in financial institutions and other highly liquid short-term investments with original maturities of three months or less. Cash and cash equivalents as of December 31, 1997 include restricted cash of $8,074, which represents amounts held in escrow in connection with property purchases and capital improvements.

DEFERRED FINANCING

     Costs incurred in connection with financing are capitalized and amortized to interest expense on a straight-line basis (which approximates the effective interest method) over the term of the related loan. As of December 31, 1997, deferred financing fees were $871, net of accumulated amortization of $29. Such amounts are included in Other Assets on the consolidated balance sheet.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments include short-term investments, accounts receivable, accounts payable, accrued expenses, construction loans payable, mortgage debt, secured debt, unsecured notes payable and an unsecured credit facility. The fair value of these instruments approximates its carrying or contract values.

DEBT PREMIUMS

     In connection with the Formation Transactions, the Company assumed certain secured debt with an aggregate principal value of $517,031 and a fair value of $535,613. The difference between the principal value and the fair value was recorded as a debt premium. The debt premium is being amortized into interest expense over the term of the related debt instrument using the effective interest method. As of December 31, 1997, the unamortized debt premium was $18,286.

MINORITY INTERESTS

     Minority interests in the Company represent the limited partnership interests in the Operating Partnership and interests held by certain third parties in eight real estate joint ventures that are consolidated for financial reporting purposes. Such investments are consolidated because (i) the Company owns a majority owner interest, or (ii) the Company has significant control over the entity through a 50% or greater ownership interest combined with the ability to control major operating decisions such as approval of budgets, selection of property managers and change in financing.

                            AMB PROPERTY CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND SQUARE FEET DATA)

     The following table sets forth the minority interest ownership held by certain joint ventures ("Minority Interest -- Joint Ventures") and the limited partnership interests in the Operating Partnership ("Minority
Interest -- Limited Partners") as of December 31, 1997.

Minority Interest -- Joint Ventures................  $15,784
Minority Interest -- Limited Partners..............   49,368
                                                     -------
                                                     $65,152
                                                     =======

REVENUES

     The Company, as a lessor, retains substantially all of the benefits and risks of ownership of the Properties and accounts for its leases as operating leases. Rental revenues are recognized on a straight-line basis over the term of the leases.

     Reimbursements from tenants for real estate taxes and other recoverable operating expenses are recognized as revenue in the period the applicable expenses are incurred.

INVESTMENT MANAGEMENT AND OTHER INCOME

     Investment management income consists primarily of professional fees generated from the Predecessors' real estate investment management services for periods prior to the Formation Transactions and the Company's equity in the earnings of AMB Investment Management for periods subsequent to the Formation Transactions. Other income consists primarily of interest income on cash and cash equivalents.

INVESTMENT MANAGEMENT EXPENSE

     Investment management expense represents the operating expenses of the Predecessor for periods prior to November 26, 1997 and consists of salaries and benefits and other management related expenses.

EARNINGS PER SHARE

     For purposes of calculating diluted earnings per share for the year ended December 31, 1997, no adjustment to net income available to common stockholders was necessary, as the Company's only dilutive securities outstanding for such period were stock options issued under its stock incentive plan. The effect of the stock options was to increase weighted average shares outstanding by 27,818 shares for the year ended December 31, 1997. Such dilution was computed using the treasury stock method. The Predecessor had no dilutive securities outstanding during the years ended December 31, 1995 and 1996.

RECLASSIFICATIONS

     The consolidated financial statements for prior periods have been reclassified to conform with current classifications with no effect on results of operations.

FUTURE ACCOUNTING PRONOUNCEMENTS

     In June of 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement, effective for financial statements for periods beginning after December 15, 1997, requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Generally, information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Company expects to adopt this SFAS in 1998 to the extent applicable.

                            AMB PROPERTY CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND SQUARE FEET DATA)

3. TRANSACTIONS WITH AFFILIATES

     As discussed in "Organization and Formation of the Company," the Operating Partnership formed AMB Investment Management (which conducts its operations through the Investment Management Partnership) for the purpose of carrying on the operations of the Predecessor. The Company and the Investment Management Partnership have an agreement that allows for the sharing of certain costs and employees. Additionally, the Company provides the Investment Management Partnership with certain acquisition-related services.

     As part of the Formation Transactions, the Operating Partnership was required to pay an amount equal to the net working capital balances at November 25, 1997 of the Predecessor and the acquired properties to the owners of said entities. As of December 31, 1997, the Company owed approximately $37,808 to owners related to these working capital distributions. Such amount is included in Payable to affiliates on the consolidated balance sheet and was paid subsequent to year-end.

     The Company and the Investment Management Partnership share common office space under lease obligations of an affiliate of the Predecessor. Such lease obligations are charged to the Company and the Investment Management Partnership at cost. For the period ended December 31, 1995, 1996 and 1997, the Company paid approximately $435, $510 and $700, respectively for occupancy costs related to the lease obligations of the affiliate.

4. DEBT

     As of December 31, 1997, debt, excluding unamortized debt premiums, consists of the following:

Secured debt, varying coupon interest
  rates from 7.01% to 10.38%, due
  November 1998 to December 2008............................  $  517,366
Unsecured credit facility, variable
  interest at LIBOR plus 110 basis points (7.10% at
  December 31, 1997) due November 2000......................     150,000
                                                              ----------
          Total Debt........................................  $  667,366
                                                              ==========

     Secured debt generally requires monthly principal and interest payments. The secured debt is secured by deeds of trust and mortgages on 48 Properties. The carrying value of real estate investments pledged as collateral under deeds of trust and mortgages for the secured debt is $1,049,003 as of December 31, 1997. All of the secured debt bears interest at fixed rates, except for one loan which bears interest at either LIBOR plus 275 basis points (8.75% at December 31, 1997) or prime plus 50 basis points, at the borrower's option. The secured debt has various financial and non-financial covenants. Additionally, certain of the secured debt is cross-collateralized.

     The Company has a $500,000 unsecured revolving credit agreement (the "Credit Facility") with Morgan Guaranty Trust Company of New York as agent, and a syndicate of 12 other banks. The Credit Facility has a term of three years, and is subject to a fee that accrues on the daily average undrawn funds, which varies between 15 and 25 basis points of the undrawn funds based on the Company's credit rating. The Credit Facility has various financial and non-financial covenants.

     The weighted-average fixed interest rate on secured debt at December 31, 1997 was 7.82%. Interest capitalized related to construction projects for the period from November 26, 1997 to December 31, 1997 was $448. There was no capitalized interest for periods prior to the Formation Transactions.

                            AMB PROPERTY CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND SQUARE FEET DATA)

     The scheduled maturities of the secured debt as of December 31, 1997 are as follows:

1998......................................................  $ 19,390
1999......................................................     9,666
2000......................................................    11,862
2001......................................................    35,654
2002......................................................    43,967
Thereafter................................................   396,827
                                                            --------
                                                            $517,366
                                                            ========

5. LEASING ACTIVITY

     Future minimum rental income due under noncancelable leases in effect at December 31, 1997 with tenants is as follows:

1998.....................................................  $  214,400
1999.....................................................     188,926
2000.....................................................     160,592
2001.....................................................     128,241
2002.....................................................     101,733
Thereafter...............................................     459,070
                                                           ----------
                                                           $1,252,962
                                                           ==========

     In addition to minimum rental payments, certain tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $5,267 for the period from November 26, 1997 to December 31, 1997. These amounts are included as rental income and operating expenses in the accompanying consolidated statements of operations. Certain of the leases also provide for the payment of additional rent based on a percentage of the tenant's revenues. Some leases contain options to renew. No individual tenant accounts for greater than 2% of rental revenues.

6. INCOME TAXES

     The Company intends to be taxed as a REIT under the Code for the fiscal year ended December 31, 1997. To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its taxable income. It is management's intention to adhere to these requirements and maintain the Company's REIT status. As a REIT, the Company generally will not be subject to corporate level federal income tax on net income it distributes currently to its stockholders. As such, no provision for federal income taxes has been included in the accompanying consolidated financial statements. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for four subsequent taxable years. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and to federal income and excise taxes on its undistributed taxable income.

     For federal income tax purposes, cash distributions paid to stockholders may be characterized as ordinary income, return of capital (generally non-taxable) or capital gains. On December 8, 1997, the Company declared a distribution of $0.134 per common share, payable on December 29, 1997 to stockholders of record on December 18, 1997. The distribution covered the period from November 26, 1997 through December 31, 1997. For Federal income tax purposes, 100% of the distribution was ordinary income.

                            AMB PROPERTY CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND SQUARE FEET DATA)

     Prior to the Merger, the Predecessor conducted its business as an S corporation, and therefore was exempt from federal income taxes under Subchapter S of the Code. Under this election federal income taxes were paid by the stockholders of the Predecessor.

7. STOCK INCENTIVE PLAN AND 401(k) PLAN

STOCK INCENTIVE PLAN

     In November 1997, the Company established a Stock Option and Incentive Plan (the "Stock Incentive Plan") for the purpose of attracting and retaining eligible officers, directors and employees. The Company has reserved for issuance 5,750,000 shares of Common Stock under the Stock Incentive Plan. In November 1997, the Company granted 3,153,750 non-qualified options to certain directors, officers and employees. Each option is exchangeable for one share of the Common Stock and has an exercise price equal to $21.00, the market price at the date of grant. The options have a 10-year term and vest pro rata in annual installments over a four-year period from the date of grant.

     The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its Stock Incentive Plan. Opinion 25 measures compensation cost using the intrinsic value based method of accounting. Under this method, compensation cost is the excess, if any, of the quoted market price of the stock at the date of grant over the amount an employee must pay to acquire the stock. Accordingly, no compensation cost has been recognized for the Stock Incentive Plan, as the option price for all option grants in 1997 was equal to the market price as of the date of grant. However, if the Company had measured compensation cost using the fair value based method prescribed in SFAS 123, "Accounting for Stock-Based Compensation," the impact on pro forma net income and earnings per share would not have been material.

     The fair value of each option grant was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants in 1997: dividend yield of 6.52%, expected volatility of 18.75%, risk-free interest rate of 5.86%, and expected lives of 10 years.

     Following is a summary of the option activity for the year ended December 31, 1997:

                                                         SHARES
                                                         UNDER                   REMAINING
                                                         OPTION     EXERCISE    CONTRACTUAL
                                                         (000)       PRICE         LIFE
                                                        --------    --------    -----------
Outstanding, 11/25/97.................................       --         --             --
Granted...............................................    3,154      $21.0       10 years
Exercised.............................................       --         --             --
Forfeited.............................................      (10)        --             --
                                                         ------      -----       --------
Outstanding, 12/31/97.................................    3,144      $21.0       10 years
                                                         ======      =====       ========
Options exercisable at year-end.......................      184      $21.0
                                                         ======      =====
Fair value of options granted during the year.........   $ 2.28
                                                         ======

RESTRICTED STOCK

     In 1997, the Company sold 5,712 restricted shares of its Common Stock to certain independent directors for $0.01 per share in cash.

401(k) PLAN

     In November 1997, the Company established a Section 401(k)
Savings/Retirement Plan (the "Section 401(k) Plan"), which is a continuation of the Section 401(k) plan of the Predecessor, to cover eligible employees of the Company and any designated affiliate. The Section 401(k) Plan permits eligible employees

                            AMB PROPERTY CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND SQUARE FEET DATA)

of the Company to defer up to 10% of their annual compensation, subject to certain limitations imposed by the Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the Section 401(k) Plan. The Company matches the employee contributions to the Section 401(k)Plan in an amount equal to 50% of the first 3.5% of annual compensation deferred by each employee and may also make discretionary contributions to the plan. As of December 31, 1997, the Company's accrual for 401(k) match was $140. Such amount was included in Other liabilities on the consolidated balance sheet.

     Except for the Section 401(k) Plan, the Company offers no other post-retirement or post-employment benefits to its employees.

8. SUPPLEMENTAL INFORMATION TO STATEMENT OF CASH FLOWS

                                                            YEARS ENDED DECEMBER 31,
                                                           --------------------------
                                                           1995    1996       1997
                                                           ----    ----    ----------
Cash paid for interest...................................  $--     $--     $    2,509
                                                           ===     ===     ==========
Non-cash transactions:
  Acquisitions of properties in Formation Transactions...  $--     $--     $2,216,137
  Assumption of debt.....................................   --      --       (717,613)
  Cash acquired..........................................   --      --        (43,978)
  Other assumed assets and liabilities...................   --      --        (13,862)
  Minority interest......................................   --      --        (64,358)
  Shares issued..........................................   --      --     (1,370,391)
                                                           ---     ---     ----------
Net cash paid, net of cash acquired......................  $--     $--     $    5,935
                                                           ===     ===     ==========

9. PRO FORMA INFORMATION (UNAUDITED)

     The following unaudited pro forma condensed consolidated statement of operations has been prepared as if the Formation Transactions, the Offering (as described in Note 1) and certain property acquisitions and dispositions in 1997 had occurred on January 1, 1996. In the opinion of management, the pro forma condensed consolidated statement of operations does not purport to present the consolidated results that would have occurred if the aforementioned transactions had been consummated on January 1, 1996, nor does it purport to present the consolidated results of operations for future periods.

                                                             YEAR ENDED      YEAR ENDED
                                                            DECEMBER 31,    DECEMBER 31,
                                                                1996            1997
                                                            ------------    ------------
Total revenues............................................  $   265,550     $   284,674
Income from operations before minority interests..........       90,694         103,903
Net income available to common stockholders...............       87,313          99,508
Income Per Share of Common Stock
  Basic...................................................  $      1.02     $      1.16
                                                            ===========     ===========
  Diluted.................................................  $      1.01     $      1.15
                                                            ===========     ===========
Weighted Average Common Shares Outstanding
  Basic...................................................   85,874,513      85,874,513
                                                            ===========     ===========
  Diluted.................................................   86,156,556      86,156,556
                                                            ===========     ===========

                            AMB PROPERTY CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND SQUARE FEET DATA)

10. COMMITMENTS AND CONTINGENCIES

LITIGATION

     In the normal course of business, from time to time, the Company is involved in legal actions relating to the ownership and operations of its Properties. In management's opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a materially adverse effect on the consolidated financial position, results of operations, or cash flows of the Company.

ENVIRONMENTAL MATTERS

     The Company follows the policy of monitoring its Properties for the presence of hazardous or toxic substances. The Company is not aware of any environmental liability with respect to the Properties that would have a material adverse effect on the Company's business, assets or results of operations. There can be no assurance that such a material environmental liability does not exist. The existence of any such material environmental liability could have a material adverse effect on the Company's results of operations and cash flow.

GENERAL UNINSURED LOSSES

     The Company carries comprehensive liability, fire, flood, environmental, extended coverage and rental loss insurance with policy specifications, limits and deductibles customarily carried for similar properties. There are, however, certain types of extraordinary losses that may be either uninsurable or not economically insurable. Should an uninsured loss occur, the Company could lose its investment in, and anticipated profits and cash flows from, a property.

     Certain of the Properties are located in areas that are subject to earthquake activity; the Company has therefore obtained limited earthquake insurance.

11. OPERATING PARTNERSHIP

     As of December 31, 1997 the Company owned a 97.1% general partner interest in the Operating Partnership. Therefore, the Company consolidates the Operating Partnership and records the remaining 2.9% limited partner interests as minority interest in the consolidated financial statements.

     The Operating Partnership commenced operations as a fully intergrated real estate company on November 26, 1997 upon completion of the Formation Transactions. For financial reporting purposes, AMB Institutional Realty Advisors, Inc. is not considered to be the predecessor of the Operating Partnership. The following table sets forth summary financial information of the Operating Partnership as of and for the period from November 26, 1997 to December 31, 1997 (in thousands, except unit data):

Investments in real estate, net.............................   $2,438,846
Total assets................................................    2,506,255
Debt........................................................      685,652
Partners' capital...........................................    1,717,398
Revenues....................................................       27,110
Income from operations before minority interest.............        9,291
Net income..................................................        9,174
Total units.................................................   88,416,676
Net income per unit.........................................        $0.10

                            AMB PROPERTY CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND SQUARE FEET DATA)

     Following is a statement of partners' capital of the Operating Partnership from November 26, 1997 (inception) to December 31, 1997 (in thousands, except unit data):

                           GENERAL PARTNER         LIMITED PARTNERS
                       -----------------------    -------------------
                         UNITS        AMOUNT        UNITS     AMOUNT       TOTAL
                       ----------   ----------    ---------   -------    ----------
November 25, 1997....          --   $       --           --   $    --    $       --
  Contributions......  85,874,513    1,670,902    2,542,163    49,169     1,720,071
  Net income.........          --        8,634           --       540         9,174
  Distributions......          --      (11,506)          --      (341)      (11,847)
                       ----------   ----------    ---------   -------    ----------
December 31, 1997....  85,874,513   $1,668,030    2,542,163   $49,368    $1,717,398
                       ==========   ==========    =========   =======    ==========

                            AMB PROPERTY CORPORATION

                                  SCHEDULE III

             CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1997

                                                                                                COSTS
                                                                                             CAPITALIZED
                                                                                            SUBSEQUENT TO
                                                                 INITIAL COST TO COMPANY     ACQUISITION
                                                                 -----------------------   ---------------
         PROPERTY            LOCATION   TYPE   ENCUMBRANCES(1)     LAND       BUILDING     LAND   BUILDING
         --------            --------   ----   ---------------   ---------   -----------   ----   --------
72nd Avenue................    WA       IND       $     --       $  1,298    $    4,008    $ --    $   --
Acer Distribution Center...    CA       IND             --          3,146         9,479      --        --
Activity Distribution
  Center...................    CA       IND          5,400          3,736        11,248      --        --
Alvarado Business Center...    CA       IND             --          7,906        23,757      --        75
Amwiler-Gwinnett Industrial
  Portfolio................    GA       IND         14,360          6,641        19,964      --         4
Ardenwood Corporate Park...    CA       IND         10,339          7,321        22,002      --        --
Artesia Industrial
  Portfolio................    CA       IND         54,742         23,860        71,620      --       907
Atlanta South..............    GA       IND             --          6,550        19,691      --        --
Beacon Industrial Park.....    FL       IND             --         10,466        31,437      --        --
Belden Avenue..............    IL       IND             --          5,019        15,186      --        --
Bensenville................    IL       IND         44,593         20,799        62,438      --        19
Blue Lagoon................    FL       IND         11,916          4,945        14,875      --        23
Boulden....................    DE       IND             --          2,807         8,462      --        36
Brightseat Road............    MD       IND             --          1,557         4,841      --        --
Britannia Business Park....    FL       IND             --          3,199         9,637      --        37
Cabot Business Park........    MA       IND             --         16,017        48,091      --         7
Chancellor.................    FL       IND          2,987          1,587         4,802      --        --
Chicago Industrial.........    IL       IND          3,522          1,574         4,761      --        --
Commerce...................    CA       IND             --          2,197         6,653      --        --
Corporate Square...........    MN       IND             --          4,024        12,113      --        16
Crossroads Industrial......    IL       IND             --          2,583         7,789      --        --
Dixie Highway..............    KY       IND             --          1,700         5,149      --        --
Dock's Corner..............    NJ       IND             --          2,050         6,190      --        --
Dock's Corner II...........    NJ       IND             --          2,272         6,917      --        --
Dowe Industrial............    CA       IND             --          2,665         8,034      --        --
East Walnut Drive..........    CA       IND             --            964         2,918      --        --
Elk Grove Village
  Industrial...............    IL       IND             --          7,713        23,179      --         8
Empire Drive...............    KY       IND             --          1,590         4,815      --        --
Executive Drive............    IL       IND             --          1,399         4,236      --        --
Fairway Drive Industrial...    CA       IND             --          1,954         5,479      --        --


                              GROSS AMOUNT CARRIED AT 12/31/97
                             ----------------------------------
                                                                                     YEAR OF       DEPRECIABLE
                                                       TOTAL      ACCUMULATED    CONSTRUCTION OR      LIFE
         PROPERTY              LAND      BUILDING     COSTS(2)    DEPRECIATION     ACQUISITION       (YEARS)
         --------            --------   ----------   ----------   ------------   ---------------   -----------
72nd Avenue................  $  1,298   $    4,008   $    5,306      $    9           1997            5-40
Acer Distribution Center...     3,146        9,479       12,625          22           1997            5-40
Activity Distribution
  Center...................     3,736       11,248       14,984          26           1997            5-40
Alvarado Business Center...     7,906       23,832       31,738          54           1997            5-40
Amwiler-Gwinnett Industrial
  Portfolio................     6,641       19,968       26,609          46           1997            5-40
Ardenwood Corporate Park...     7,321       22,002       29,323          50           1997            5-40
Artesia Industrial
  Portfolio................    23,860       72,527       96,387         165           1997            5-40
Atlanta South..............     6,550       19,691       26,241          45           1997            5-40
Beacon Industrial Park.....    10,466       31,437       41,903          72           1997            5-40
Belden Avenue..............     5,019       15,186       20,205          35           1997            5-40
Bensenville................    20,799       62,457       83,256         143           1997            5-40
Blue Lagoon................     4,945       14,898       19,843          34           1997            5-40
Boulden....................     2,807        8,498       11,305          19           1997            5-40
Brightseat Road............     1,557        4,841        6,398          11           1997            5-40
Britannia Business Park....     3,199        9,674       12,873          22           1997            5-40
Cabot Business Park........    16,017       48,098       64,115         110           1997            5-40
Chancellor.................     1,587        4,802        6,389          11           1997            5-40
Chicago Industrial.........     1,574        4,761        6,335          11           1997            5-40
Commerce...................     2,197        6,653        8,850          15           1997            5-40
Corporate Square...........     4,024       12,129       16,153          28           1997            5-40
Crossroads Industrial......     2,583        7,789       10,372          18           1997            5-40
Dixie Highway..............     1,700        5,149        6,849          12           1997            5-40
Dock's Corner..............     2,050        6,190        8,240          14           1997            5-40
Dock's Corner II...........     2,272        6,917        9,189          16           1997            5-40
Dowe Industrial............     2,665        8,034       10,699          18           1997            5-40
East Walnut Drive..........       964        2,918        3,882           7           1997            5-40
Elk Grove Village
  Industrial...............     7,713       23,187       30,900          53           1997            5-40
Empire Drive...............     1,590        4,815        6,405          11           1997            5-40
Executive Drive............     1,399        4,236        5,635          10           1997            5-40
Fairway Drive Industrial...     1,954        5,479        7,433          13           1997            5-40

                                                                                                COSTS
                                                                                             CAPITALIZED
                                                                                            SUBSEQUENT TO
                                                                 INITIAL COST TO COMPANY     ACQUISITION
                                                                 -----------------------   ---------------
         PROPERTY            LOCATION   TYPE   ENCUMBRANCES(1)     LAND       BUILDING     LAND   BUILDING
         --------            --------   ----   ---------------   ---------   -----------   ----   --------
Hampden Road...............    MA       IND             --          2,200         6,678      --        --
Harvest Business Park......    WA       IND          3,826          2,371         7,153      --        51
Hewlett Packard
  Distribution.............    CA       IND          3,437          1,668         5,043      --        --
Holton Drive...............    KY       IND             --          2,633         7,972      --        --
Industrial Drive...........    OH       IND             --          1,743         5,410      --        --
International Multifoods...    CA       IND             --          1,613         4,879      --        --
Itasca Industrial
  Portfolio................    IL       IND             --          6,416        19,289      --       213
Janitrol...................    OH       IND             --          1,797         5,576      --        --
Jasmine Avenue.............    CA       IND             --          3,157         9,562      --        --
Kent Centre................    WA       IND             --          3,042         9,165      --        23
Kingsport Industrial
  Park.....................    WA       IND         18,161          7,919        23,798      --        96
L.A. County Industrial
  Portfolio (3)............    CA       IND             --         11,128        33,423      --        17
Lake Michigan Industrial
  Portfolio................    IL       IND             --          2,886         8,699      --        --
Laurelwood.................    CA       IND             --          2,750         8,538      --        --
Lincoln Industrial
  Center...................    TX       IND             --            671         2,052      --        --
Linder Skokie..............    IL       IND             --          2,938         8,854      --        --
Lisle Industrial...........    IL       IND             --          2,290         6,911      --        --
Lonestar...................    TX       IND         17,773          7,129        21,428      --        --
McDaniel Drive.............    TX       IND             --          1,537         4,659      --        --
Melrose Park...............    IL       IND             --          2,936         9,190      --        --
Metric Center..............    TX       IND             --         10,968        32,944      --        45
Mid-Atlantic Business
  Center...................    PA       IND             --          6,581        19,783      --        36
Milmont Page...............    CA       IND             --          3,201         9,642      --        94
Minneapolis Distribution
  Portfolio................    MN       IND             --          7,018        21,093      --        95
Minneapolis Industrial
  IV.......................    MN       IND          8,346          4,938        14,854      --        42
Minneapolis Industrial V...    MN       IND          7,952          4,426        13,317      --        46
Moffett Business Center....    CA       IND         12,883          5,892        17,716      --        --
Moffett Park R&D
  Portfolio................    CA       IND             --         14,807        44,462      --       598
N. Glenville Avenue........    TX       IND             --          1,094         3,316      --        --
Norcross/ Brookhollow
  Portfolio................    GA       IND             --          3,721        11,180      --        --
Northpointe Commerce.......    CA       IND             --          1,773         5,358      --        --
Northwest Distribution
  Center...................    WA       IND             --          2,234         6,743      --         7
O'Hare Industrial
  Portfolio................    IL       IND             --          7,357        22,112      --       156
Pacific Business Center....    CA       IND         10,679          5,417        16,291      --        16


                              GROSS AMOUNT CARRIED AT 12/31/97
                             ----------------------------------
                                                                                     YEAR OF       DEPRECIABLE
                                                       TOTAL      ACCUMULATED    CONSTRUCTION OR      LIFE
         PROPERTY              LAND      BUILDING     COSTS(2)    DEPRECIATION     ACQUISITION       (YEARS)
         --------            --------   ----------   ----------   ------------   ---------------   -----------
Hampden Road...............     2,200        6,678        8,878          15           1997            5-40
Harvest Business Park......     2,371        7,204        9,575          16           1997            5-40
Hewlett Packard
  Distribution.............     1,668        5,043        6,711          12           1997            5-40
Holton Drive...............     2,633        7,972       10,605          18           1997            5-40
Industrial Drive...........     1,743        5,410        7,153          12           1997            5-40
International Multifoods...     1,613        4,879        6,492          11           1997            5-40
Itasca Industrial
  Portfolio................     6,416       19,502       25,918          44           1997            5-40
Janitrol...................     1,797        5,576        7,373          13           1997            5-40
Jasmine Avenue.............     3,157        9,562       12,719          22           1997            5-40
Kent Centre................     3,042        9,188       12,230          21           1997            5-40
Kingsport Industrial
  Park.....................     7,919       23,894       31,813          54           1997            5-40
L.A. County Industrial
  Portfolio (3)............    11,128       33,440       44,568          76           1997            5-40
Lake Michigan Industrial
  Portfolio................     2,886        8,699       11,585          20           1997            5-40
Laurelwood.................     2,750        8,538       11,288          19           1997            5-40
Lincoln Industrial
  Center...................       671        2,052        2,723           5           1997            5-40
Linder Skokie..............     2,938        8,854       11,792          20           1997            5-40
Lisle Industrial...........     2,290        6,911        9,201          16           1997            5-40
Lonestar...................     7,129       21,428       28,557          49           1997            5-40
McDaniel Drive.............     1,537        4,659        6,196          11           1997            5-40
Melrose Park...............     2,936        9,190       12,126          21           1997            5-40
Metric Center..............    10,968       32,989       43,957          75           1997            5-40
Mid-Atlantic Business
  Center...................     6,581       19,819       26,400          45           1997            5-40
Milmont Page...............     3,201        9,736       12,937          22           1997            5-40
Minneapolis Distribution
  Portfolio................     7,018       21,188       28,206          48           1997            5-40
Minneapolis Industrial
  IV.......................     4,938       14,896       19,834          34           1997            5-40
Minneapolis Industrial V...     4,426       13,363       17,789          30           1997            5-40
Moffett Business Center....     5,892       17,716       23,608          40           1997            5-40
Moffett Park R&D
  Portfolio................    14,807       45,060       59,867         101           1997            5-40
N. Glenville Avenue........     1,094        3,316        4,410           8           1997            5-40
Norcross/ Brookhollow
  Portfolio................     3,721       11,180       14,901          26           1997            5-40
Northpointe Commerce.......     1,773        5,358        7,131          12           1997            5-40
Northwest Distribution
  Center...................     2,234        6,750        8,984          15           1997            5-40
O'Hare Industrial
  Portfolio................     7,357       22,268       29,625          51           1997            5-40
Pacific Business Center....     5,417       16,307       21,724          37           1997            5-40

                                                                                                COSTS
                                                                                             CAPITALIZED
                                                                                            SUBSEQUENT TO
                                                                 INITIAL COST TO COMPANY     ACQUISITION
                                                                 -----------------------   ---------------
         PROPERTY            LOCATION   TYPE   ENCUMBRANCES(1)     LAND       BUILDING     LAND   BUILDING
         --------            --------   ----   ---------------   ---------   -----------   ----   --------
Pagemill & Dillworth.......    TX       IND             --          1,877         5,690      --        --
Patuxent...................    MD       IND             --          1,696         5,127      --        --
Penn James
  Office/Warehouse.........    MN       IND             --          1,991         6,013      --       103
Pennsy Drive...............    MD       IND             --            657         2,011      --       203
Presidents Drive...........    FL       IND             --          1,124         3,446      --        --
Presidents Drive II........    FL       IND             --          2,563         7,861      --        --
Preston Court..............    MD       IND             --          2,313         7,192      --        --
Production Drive...........    KY       IND             --            425         1,286      --        --
Santa Barbara Court........    MD       IND             --          1,617         5,029      --        --
Shiloh Road................    TX       IND             --          1,813         5,495      --        --
Silicon Valley R&D
  Portfolio................    CA       IND             --          8,024        24,205      --        --
South Bay Industrial.......    CA       IND         20,791         14,992        45,016      --       465
Southfield.................    GA       IND             --          7,073        21,259      --       106
Stadium Business Park......    CA       IND          4,909          3,768        11,345      --        48
Systematics................    CA       IND             --            911         2,773      --        --
Texas Industrial Portfolio
  (4)......................    TX       IND             --         10,806        32,499      --       218
Twin Cities................    MN       IND             --          4,873        14,638      --        --
Two South Middlesex........    NJ       IND             --          2,247         6,781      --        --
Valwood....................    TX       IND          4,351          1,983         5,989      --        12
Valwood Parkway II.........    TX       IND             --          2,219         6,729      --        --
Viscount...................    FL       IND             --            984         3,016      --        --
Weigman Road...............    CA       IND             --          1,563         4,852      --        --
West Kiest.................    TX       IND             --          1,395         4,231      --        --
West North Carrier.........    TX       IND          3,522          1,375         4,165      --        85
Windsor Court..............    IL       IND             --            766         2,338      --        --
Yosemite Drive.............    CA       IND             --          2,350         7,297      --        --
Zanker/Charcot
  Industrial...............    CA       IND             --          5,282        15,887      --       202
Applewood Village Shopping
  Center...................    CO       RET             --          6,716        26,903      --        --
Arapahoe Village Shopping
  Center...................    CO       RET         11,083          3,795        15,220      --        --
Aurora Marketplace.........    WA       RET             --          3,243        13,013      --         4
BayHill Shopping Center....    CA       RET             --          2,844        11,417      --        64
Brentwood Commons..........    IL       RET          5,460          1,810         7,280      --         1
Civic Center Plaza.........    IL       RET         13,689          5,113        20,492      --        42
Corbins Corner Shopping
  Center...................    CT       RET             --          6,438        25,791      --         3


                              GROSS AMOUNT CARRIED AT 12/31/97
                             ----------------------------------
                                                                                     YEAR OF       DEPRECIABLE
                                                       TOTAL      ACCUMULATED    CONSTRUCTION OR      LIFE
         PROPERTY              LAND      BUILDING     COSTS(2)    DEPRECIATION     ACQUISITION       (YEARS)
         --------            --------   ----------   ----------   ------------   ---------------   -----------
Pagemill & Dillworth.......     1,877        5,690        7,567          13           1997            5-40
Patuxent...................     1,696        5,127        6,823          12           1997            5-40
Penn James
  Office/Warehouse.........     1,991        6,116        8,107          14           1997            5-40
Pennsy Drive...............       657        2,214        2,871           5           1997            5-40
Presidents Drive...........     1,124        3,446        4,570           8           1997            5-40
Presidents Drive II........     2,563        7,861       10,424          18           1997            5-40
Preston Court..............     2,313        7,192        9,505          16           1997            5-40
Production Drive...........       425        1,286        1,711           3           1997            5-40
Santa Barbara Court........     1,617        5,029        6,646          11           1997            5-40
Shiloh Road................     1,813        5,495        7,308          13           1997            5-40
Silicon Valley R&D
  Portfolio................     8,024       24,205       32,229          55           1997            5-40
South Bay Industrial.......    14,992       45,481       60,473         103           1997            5-40
Southfield.................     7,073       21,365       28,438          49           1997            5-40
Stadium Business Park......     3,768       11,393       15,161          26           1997            5-40
Systematics................       911        2,773        3,684           6           1997            5-40
Texas Industrial Portfolio
  (4)......................    10,806       32,717       43,523          74           1997            5-40
Twin Cities................     4,873       14,638       19,511          33           1997            5-40
Two South Middlesex........     2,247        6,781        9,028          15           1997            5-40
Valwood....................     1,983        6,001        7,984          14           1997            5-40
Valwood Parkway II.........     2,219        6,729        8,948          15           1997            5-40
Viscount...................       984        3,016        4,000           7           1997            5-40
Weigman Road...............     1,563        4,852        6,415          11           1997            5-40
West Kiest.................     1,395        4,231        5,626          10           1997            5-40
West North Carrier.........     1,375        4,250        5,625          10           1997            5-40
Windsor Court..............       766        2,338        3,104           5           1997            5-40
Yosemite Drive.............     2,350        7,297        9,647          17           1997            5-40
Zanker/Charcot
  Industrial...............     5,282       16,089       21,371          36           1997            5-40
Applewood Village Shopping
  Center...................     6,716       26,903       33,619          61           1997            5-40
Arapahoe Village Shopping
  Center...................     3,795       15,220       19,015          35           1997            5-40
Aurora Marketplace.........     3,243       13,017       16,260          30           1997            5-40
BayHill Shopping Center....     2,844       11,481       14,325          26           1997            5-40
Brentwood Commons..........     1,810        7,281        9,091          17           1997            5-40
Civic Center Plaza.........     5,113       20,534       25,647          47           1997            5-40
Corbins Corner Shopping
  Center...................     6,438       25,794       32,232          59           1997            5-40

                                                                                                COSTS
                                                                                             CAPITALIZED
                                                                                            SUBSEQUENT TO
                                                                 INITIAL COST TO COMPANY     ACQUISITION
                                                                 -----------------------   ---------------
         PROPERTY            LOCATION   TYPE   ENCUMBRANCES(1)     LAND       BUILDING     LAND   BUILDING
         --------            --------   ----   ---------------   ---------   -----------   ----   --------
Eastgate Plaza.............    WA       RET             --          2,122         8,529      --        59
Five Points Shopping
  Center...................    CA       RET             --          5,412        21,687      --        96
Granada Village............    CA       RET         15,678          6,533        26,172      --       251
Kendall Mall...............    FL       RET         25,162          7,069        28,316      --        16
La Jolla Village...........    CA       RET         19,245          6,936        27,785      --        16
Lakeshore Plaza Shopping
  Center...................    CA       RET         13,839          6,706        26,865      --        74
Latham Farms...............    NY       RET         38,833         12,327        49,350      --        23
Long Gate Shopping
  Center...................    MD       RET             --          9,662        38,677      --        --
Manhattan Village Shopping
  Center...................    CA       RET             --         16,484        66,578      --       230
Pleasant Hill Shopping
  Center...................    CA       RET             --          5,403        21,654      --        13
Rancho San Diego Village
  Shopping Center..........    CA       RET             --          2,645        10,621      --         2
Randall's Dairy Ashford....    TX       RET             --          2,542        10,179      --        --
Randall's Austin Parkway...    TX       RET             --          2,139         8,563      --        --
Randall's Commons
  Memorial.................    TX       RET             --          2,053         8,221      --         1
Randall's Woodway..........    TX       RET             --          3,075        12,313      --        --
Riverview Plaza Shopping
  Center...................    IL       RET             --          2,656        10,663      --        --
Rockford Road Plaza........    MN       RET             --          4,333        17,371      --        35
Shoppes at Lago Mar........    FL       RET          5,932          2,051         8,246      --        66
Silverado Plaza Shopping
  Center...................    CA       RET          5,203          1,928         7,753      --        --
Southwest Pavilion.........    NV       RET             --          1,575         8,140      --        30
The Plaza at Delray........    FL       RET         23,455          6,968        27,914      --         4
Twin Oaks Shopping
  Center...................    CA       RET             --          2,399         9,637      --        47
Weslayan Plaza.............    TX       RET             --          7,842        31,409      --        76
Woodlawn Point Shopping
  Center...................    GA       RET          4,823          2,318         9,312      --        --
Ygnacio Plaza..............    CA       RET          8,365          3,021        12,114      --        38
                                                  --------       --------    ----------    ----    ------
                                                  $455,256       $550,635    $1,817,216    $ --    $5,300
                                                  ========       ========    ==========    ====    ======


                              GROSS AMOUNT CARRIED AT 12/31/97
                             ----------------------------------
                                                                                     YEAR OF       DEPRECIABLE
                                                       TOTAL      ACCUMULATED    CONSTRUCTION OR      LIFE
         PROPERTY              LAND      BUILDING     COSTS(2)    DEPRECIATION     ACQUISITION       (YEARS)
         --------            --------   ----------   ----------   ------------   ---------------   -----------
Eastgate Plaza.............     2,122        8,588       10,710          20           1997            5-40
Five Points Shopping
  Center...................     5,412       21,783       27,195          50           1997            5-40
Granada Village............     6,533       26,423       32,956          60           1997            5-40
Kendall Mall...............     7,069       28,332       35,401          65           1997            5-40
La Jolla Village...........     6,936       27,801       34,737          63           1997            5-40
Lakeshore Plaza Shopping
  Center...................     6,706       26,939       33,645          61           1997            5-40
Latham Farms...............    12,327       49,373       61,700         113           1997            5-40
Long Gate Shopping
  Center...................     9,662       38,677       48,339          88           1997            5-40
Manhattan Village Shopping
  Center...................    16,484       66,808       83,292         152           1997            5-40
Pleasant Hill Shopping
  Center...................     5,403       21,667       27,070          49           1997            5-40
Rancho San Diego Village
  Shopping Center..........     2,645       10,623       13,268          24           1997            5-40
Randall's Dairy Ashford....     2,542       10,179       12,721          23           1997            5-40
Randall's Austin Parkway...     2,139        8,563       10,702          20           1997            5-40
Randall's Commons
  Memorial.................     2,053        8,222       10,275          19           1997            5-40
Randall's Woodway..........     3,075       12,313       15,388          28           1997            5-40
Riverview Plaza Shopping
  Center...................     2,656       10,663       13,319          24           1997            5-40
Rockford Road Plaza........     4,333       17,406       21,739          40           1997            5-40
Shoppes at Lago Mar........     2,051        8,312       10,363          19           1997            5-40
Silverado Plaza Shopping
  Center...................     1,928        7,753        9,681          18           1997            5-40
Southwest Pavilion.........     1,575        8,170        9,745          19           1997            5-40
The Plaza at Delray........     6,968       27,918       34,886          64           1997            5-40
Twin Oaks Shopping
  Center...................     2,399        9,684       12,083          22           1997            5-40
Weslayan Plaza.............     7,842       31,485       39,327          72           1997            5-40
Woodlawn Point Shopping
  Center...................     2,318        9,312       11,630          21           1997            5-40
Ygnacio Plaza..............     3,021       12,152       15,173          26           1997            5-40
                             --------   ----------   ----------      ------
                             $550,635   $1,822,516   $2,373,151      $4,153
                             ========   ==========   ==========      ======

                            AMB PROPERTY CORPORATION

             CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1997
                                 (IN THOUSANDS)

     A summary of activity for real estate and accumulated depreciation for the year ended December 31, 1997 is as follows:

                                                               1997(5)
                                                              ----------
INVESTMENTS IN REAL ESTATE:
  Balance at beginning of year..............................  $       --
     Acquisition of Properties(6)...........................   2,367,851
     Improvements...........................................       5,300
                                                              ----------
  Balance at end of year....................................  $2,373,151
                                                              ==========
ACCUMULATED DEPRECIATION:
  Balance at beginning of year..............................  $       --
     Depreciation expense...................................       4,153
                                                              ----------
  Balance at end of year....................................  $    4,153
                                                              ==========

---------------
(1) As of December 31, 1997, Properties with a net book value of $170,979 serve as collateral for outstanding indebtedness under a secured debt facility of $73,000.

(2) As of December 31, 1997, the aggregate cost for federal income tax purposes of investments in real estate was approximately $2,231,504.

(3) Consists of two properties with seven buildings in Los Angeles and one building in Anaheim.

(4) Consists of two properties with five buildings in Houston and 18 buildings in Dallas.

(5) The Company was formed in November 1997. Since the Company did not own real estate prior to the Formation Transaction, a reconciliation of activity for real estate and accumulated depreciation is not provided for the years ended December 31, 1996 and 1995.

(6) As discussed in the "Notes to Consolidated Financial Statements -- Organization and Formation of the Company," the Company and the Operating Partnership acquired Properties with a value of $2,216,137 in exchange for shares of the Company's common stock and units in the Operating Partnership.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AMB Property Corporation:

     We have audited the accompanying combined balance sheets of the AMB Contributed Properties as of December 31, 1995 and 1996, and the related combined statements of operations, owners' equity and cash flows for the years ended December 31, 1994, 1995 and 1996. These combined financial statements are the responsibility of the management of the AMB Contributed Properties. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, the evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the AMB Contributed Properties as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the years ended December 31, 1994, 1995 and 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
March 27, 1998

                           AMB CONTRIBUTED PROPERTIES

                            COMBINED BALANCE SHEETS
                        AS OF DECEMBER 31, 1995 AND 1996
                       AND SEPTEMBER 30, 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                  DECEMBER 31,              SEPTEMBER 30, 1997
                                            ------------------------    --------------------------
                                               1995          1996       HISTORICAL     AS ADJUSTED
                                            ----------    ----------    -----------    -----------
                                                                        (UNAUDITED)    (UNAUDITED)
ASSETS
Investments in real estate:
Land and land improvements................  $  252,627    $  431,869    $  502,385     $  502,385
Buildings and improvements................     754,623     1,157,464     1,367,162      1,367,162
Construction in progress..................      11,431        26,758        31,615         31,615
                                            ----------    ----------    ----------     ----------
     Total investments in real estate.....   1,018,681     1,616,091     1,901,162      1,901,162
     Less -- accumulated depreciation.....     (33,726)      (61,704)      (87,836)       (87,836)
                                            ----------    ----------    ----------     ----------
     Net investments in real estate.......     984,955     1,554,387     1,813,326      1,813,326
Cash and cash equivalents.................     110,474        33,120        46,055         13,168
Accounts receivable, net..................       9,646        13,842        17,112         17,112
Deferred rent receivable..................       3,465         5,899         8,347          8,347
Deferred financing and leasing costs,
  net.....................................       6,281        13,840        15,130         15,130
Prepaid expenses and other assets.........       2,360         1,471         4,905          4,905
                                            ----------    ----------    ----------     ----------
          Total assets....................  $1,117,181    $1,622,559    $1,904,875     $1,871,988
                                            ==========    ==========    ==========     ==========

LIABILITIES AND OWNERS' EQUITY
Debt:
  Mortgage loans..........................  $  254,067    $  403,321    $  443,324     $  443,324
  Secured debt facility...................          --        73,000        73,000         73,000
  Secured line of credit..................          --        46,313        43,613         43,613
  Unsecured line of credit................          --        25,500       181,300        181,300
                                            ----------    ----------    ----------     ----------
          Total debt......................     254,067       548,134       741,237        741,237
Accounts payable and other liabilities....      11,395        14,298        19,662         19,662
Accounts payable to affiliates............         529         2,713         3,117          3,117
Accrued real estate taxes.................       7,240         8,465        16,278         16,278
Security deposits payable.................       2,141         6,714         8,202          8,202
Unearned rental income....................         896         1,703         2,354          2,354
                                            ----------    ----------    ----------     ----------
          Total liabilities...............     276,268       582,027       790,850        790,850
Commitments and contingencies.............          --            --            --             --
Minority interests........................       3,714        12,931        16,224         16,224
Owners' equity............................     838,007     1,028,377     1,098,526      1,065,639
Note receivable from owner................        (808)         (776)         (725)          (725)
                                            ----------    ----------    ----------     ----------
          Total owners' equity............     837,199     1,027,601     1,097,801      1,064,914
                                            ----------    ----------    ----------     ----------
          Total liabilities and owners'
            equity........................  $1,117,181    $1,622,559    $1,904,875     $1,871,988
                                            ==========    ==========    ==========     ==========

    The accompanying notes are an integral part of these combined financial statements.

                           AMB CONTRIBUTED PROPERTIES

                       COMBINED STATEMENTS OF OPERATIONS

             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996,
            THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
        THE PERIOD FROM JANUARY 1, 1997 TO NOVEMBER 25, 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                                          NINE MONTHS      JANUARY 1,
                                    FOR THE YEARS ENDED DECEMBER 31,         ENDED          1997 TO
                                   ----------------------------------    SEPTEMBER 30,    NOVEMBER 25,
                                     1994        1995         1996           1996             1997
                                   --------    ---------    ---------    -------------    ------------
                                                                          (UNAUDITED)     (UNAUDITED)
REVENUES
Rental revenues..................  $50,893     $106,180     $166,415       $120,146         $207,391
Interest and other income........      789        2,069        1,538          1,066            1,217
                                   -------     --------     --------       --------         --------
          Total revenues.........   51,682      108,249      167,953        121,212          208,608
OPERATING EXPENSES
Rental expenses..................    7,216       15,210       22,646         16,013           28,057
Real estate taxes................    6,361       15,431       23,167         17,460           29,749
Interest expense.................   12,023       20,533       26,867         18,927           45,009
Depreciation and amortization....    8,812       17,524       28,591         20,549           32,616
Asset management fees to
  affiliate......................    3,167        6,250        9,508          6,593           14,646
General, administrative and
  other..........................      350          782          838            586              823
                                   -------     --------     --------       --------         --------
          Total operating
            expenses.............   37,929       75,730      111,617         80,128          150,900
Income from operations before
  disposal of properties and
  minority interests.............   13,753       32,519       56,336         41,084           57,708
Gain (loss) on disposition of
  properties.....................       --           --       (1,471)            43              360
                                   -------     --------     --------       --------         --------
Income from operations before
  minority interests.............   13,753       32,519       54,865         41,127           58,068
Minority interests' share of
  (income) loss..................     (559)          12         (465)          (678)            (884)
                                   -------     --------     --------       --------         --------
Net income.......................  $13,194     $ 32,531     $ 54,400       $ 40,449         $ 57,184
                                   =======     ========     ========       ========         ========


    The accompanying notes are an integral part of these combined financial statements.

                           AMB CONTRIBUTED PROPERTIES

                     COMBINED STATEMENTS OF OWNERS' EQUITY
            FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND
              THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                           NOTE
                                                           OWNERS'      RECEIVABLE
                                                            EQUITY      FROM OWNER      TOTAL
                                                          ----------    ----------    ----------
Balance at December 31, 1993............................  $  208,810      $(767)      $  208,043
  Contributions.........................................     312,241         --          312,241
  Distributions.........................................     (43,367)        --          (43,367)
  Net income............................................      13,194         --           13,194
                                                          ----------      -----       ----------
Balance at December 31, 1994............................     490,878       (767)         490,111
  Contributions.........................................     392,662         --          392,662
  Distributions.........................................     (78,064)        --          (78,064)
  Increase in note receivable from owner................          --        (41)             (41)
  Net income............................................      32,531         --           32,531
                                                          ----------      -----       ----------
Balance at December 31, 1995............................     838,007       (808)         837,199
  Contributions.........................................     253,322         --          253,322
  Distributions.........................................    (117,352)        --         (117,352)
  Principal reduction on note receivable from owner.....          --         32               32
  Net income............................................      54,400         --           54,400
                                                          ----------      -----       ----------
Balance at December 31, 1996............................   1,028,377       (776)       1,027,601
  Contributions.........................................     112,912         --          112,912
  Distributions.........................................     (89,598)        --          (89,598)
  Principal reduction on note receivable from owner.....          --         51               51
  Net income............................................      46,835         --           46,835
                                                          ----------      -----       ----------
Balance at September 30, 1997...........................  $1,098,526      $(725)      $1,097,801
                                                          ==========      =====       ==========

    The accompanying notes are an integral part of these combined financial statements.

                           AMB CONTRIBUTED PROPERTIES

                       COMBINED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996,
            THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
        THE PERIOD FROM JANUARY 1, 1997 TO NOVEMBER 25, 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                            NINE MONTHS     JANUARY 1,
                                       FOR THE YEARS ENDED DECEMBER 31,        ENDED         1997 TO
                                       ---------------------------------   SEPTEMBER 30,   NOVEMBER 25,
                                         1994        1995        1996          1996            1997
                                       ---------   ---------   ---------   -------------   ------------
                                                                            (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income...........................  $  13,194   $  32,531   $  54,400     $  40,449      $  57,184
Adjustments to reconcile net income
  to net cash provided by operating
  activities:
  Depreciation and amortization......      8,812      17,524      28,591        20,549         32,616
  Amortization of deferred financing
     costs...........................        138         217         479           360          1,088
  Straight-line rents................     (1,404)     (2,061)     (2,434)       (1,826)        (2,965)
  Minority interests' share of net
     income (loss)...................        559         (12)        465           678            884
  (Gain) loss on disposition of
     properties......................         --          --       1,471           (43)          (360)
  Increase in accounts receivable and
     other assets....................       (776)     (5,603)     (3,307)       (1,116)       (14,166)
  Increase (decrease) in payable to
     affiliates......................      1,001        (472)      2,184        (1,413)           615
  Increase in accounts payable and
     other liabilities...............      6,998      10,284       9,069         8,405         16,890
                                       ---------   ---------   ---------     ---------      ---------
     Net cash provided by operating
       activities....................     28,522      52,408      90,918        66,043         91,786
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to properties..............   (345,042)   (352,984)   (566,278)     (220,685)      (315,303)
Additions to leasing costs...........     (1,898)     (2,741)     (6,002)       (3,732)        (4,548)
                                       ---------   ---------   ---------     ---------      ---------
  Net cash used for investing
     activities......................   (346,940)   (355,725)   (572,280)     (224,417)      (319,851)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on debt...................    125,527      59,852     331,023       121,342        188,886
Payments on debt.....................    (20,534)     (7,744)    (36,956)      (29,054)       (52,004)
Additions to financing fees..........       (836)       (816)     (3,248)       (3,077)          (244)
Capital distributions................    (43,367)    (78,064)   (117,352)      (85,437)       (90,107)
Capital contributions................    312,241     384,596     231,491            --        187,192
Contributions by minority
  interests..........................        150         457         556        78,824          7,980
Distributions to minority
  interests..........................       (368)     (2,994)     (1,538)       (1,463)        (2,528)
Decrease (increase) in note
  receivable from owner..............       (767)        (41)         32            83            (17)
                                       ---------   ---------   ---------     ---------      ---------
Net cash provided by financing
  activities.........................    372,046     355,246     404,008        81,218        239,158
Net increase (decrease) in cash and
  equivalents........................     53,628      51,929     (77,354)      (77,156)        11,093
Cash and cash equivalents at
  beginning of period................      4,917      58,545     110,474       110,474         33,120
                                       ---------   ---------   ---------     ---------      ---------
Cash and cash equivalents at end of
  period.............................  $  58,545   $ 110,474   $  33,120     $  33,318      $  44,213
                                       =========   =========   =========     =========      =========

    The accompanying notes are an integral part of these combined financial statements.

                           AMB CONTRIBUTED PROPERTIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND BASIS OF PRESENTATION

     The accompanying combined financial statements represent a combination of the assets, liabilities and operations of 96 properties (the "Properties") located throughout the United States, which are owned by certain real estate investment funds, trusts and partnerships. Collectively, the combination of the operations of the investments in the Properties is referred to as the "AMB Contributed Properties." During the periods presented, the AMB Contributed Properties were all managed by AMB Institutional Realty Advisors, Inc. ("AMB"), the investment manager, under separate investment management agreements (the "Agreements"). The AMB Contributed Properties is not a legal entity. A summary of the various entities that own the Properties, the number of properties and square footage as of November 25, 1997 is as follows:

                                                                NUMBER
                                                                  OF
                       PROPERTY OWNER                         PROPERTIES   SQUARE FOOTAGE
                       --------------                         ----------   --------------
AMB Current Income Fund, Inc.(1)............................      34         14,866,408
AMB Value Added Fund, Inc...................................       5          1,740,103
AMB Western Properties Fund-I...............................       8          1,118,907
Ameritech Pension Trust.....................................      11          4,398,878
City and County of San Francisco Employees' Retirement
  System....................................................      12          3,933,608
First Allmerica Financial Life Insurance Company............       1            484,370
Milwaukee Employe's Retirement System(1)....................       1            285,480
Southern Company System Master Retirement Trust.............      20          8,427,537
SPP Investment Management...................................       1            699,512
Various Family Trusts.......................................       3            510,298
                                                                  --         ----------
          Total.............................................      96         36,465,101
                                                                  ==         ==========

---------------
(1) AMB Current Income Fund, Inc. and Milwaukee Employe's Retirement System own respective interests in a limited liability company of 66.7% and 33.3%. The principal asset of the limited liability company is a 2,512,465 square foot property. The property is included in AMB Current Income Fund, Inc.'s number of properties and square footage above.

     On November 25, 1997, the owners of the AMB Contributed Properties and AMB completed a business combination plan whereby the owners of the Properties contributed their property to AMB Property Corporation, a public real estate company, in exchange for shares in AMB Property Corporation, or units in a subsidiary partnership, AMB Property, L.P. (the "Operating Partnership") or, in certain limited circumstances, cash (the "Formation Transaction"). The allocation of ownership interests among the owners of the AMB Contributed Properties and AMB was based on the agreed-upon relative values of net assets contributed. The initial allocation among these entities may change pending the resolution of certain future performance criteria of AMB Property Corporation.

                           AMB CONTRIBUTED PROPERTIES

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     These financial statements have been prepared in accordance with generally accepted accounting principles using the accrual method of accounting. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENTS IN REAL ESTATE

     Investments in real estate are stated at depreciated cost and are reviewed for impairment on a property-by-property basis whenever events or changes in circumstances indicate that the carrying amount of a property may not be recoverable. Impairment is recognized when estimated expected future cash flows (undiscounted and without interest charges)are less than the carrying amount of the property. To the extent an impairment has occurred, the excess of the carrying amount of the property over its estimated fair value will be charged to income. As of December 31, 1997, there were no impairments of the carrying values of the Properties.

     Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the investments. The estimated lives are as follows:

Land improvements...................................  5 to 40 years
Buildings and improvements..........................  5 to 40 years
Tenant improvements and leasing costs...............  Term of the related lease

     The cost of buildings and improvements includes the purchase price of the property or interest in property, legal fees and acquisition costs and interest, property taxes, and other costs incurred during the period of construction.

     Expenditures for maintenance and repairs are charged to operations as incurred. Significant renovations or betterments that extend the economic useful life of assets are capitalized.

     Project costs directly associated with the development and construction of a real estate project are capitalized as construction in progress. In addition, interest, real estate taxes and other costs are capitalized during the construction period.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash held in financial institutions and other highly liquid short-term investments with original maturities of three months or less. Cash and cash equivalents as of December 31, 1995 and 1996 and September 30, 1997 (unaudited) include restricted cash of $77,593, $11,042, and $1,740, respectively, which represent amounts held in escrow in connection with property purchases and capital improvements.

DEFERRED FINANCING AND LEASING COSTS

     Costs incurred in connection with financing or leasing are capitalized and amortized to interest expense and depreciation and amortization, respectively, on a straight-line basis (which approximates the effective interest method in the case of financing costs) over the term of the related loan or lease for periods generally ranging from six months to 10 years. Unamortized costs are charged to expense upon the early repayment of

                           AMB CONTRIBUTED PROPERTIES

                             (DOLLARS IN THOUSANDS)

the related debt or upon the early termination of the lease. Accumulated amortization as of December 31, 1995 and 1996 and, September 30, 1997 (unaudited) was $1,239, $2,930 and $5,487, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     Based on the borrowing rates currently available to the Properties, the fair value of its debt at September 30, 1997 (unaudited) (with a carrying amount of $741,237) was approximately $760,000. Such valuation is based on the current rates offered to the AMB Contributed Properties for debt of the same remaining maturities. The carrying amount of cash and cash equivalents approximates fair value.

MINORITY INTERESTS

     Minority interests in the AMB Contributed Properties represent interests held by certain entities in eight real estate limited partnerships and limited liability companies that are consolidated for financial reporting purposes. Such investments are consolidated because 1) the Company owns a controlling general partner's interest or holds a majority member interest, or 2) the Company as limited partner holds significant control over the entity through a 50% or greater ownership interest combined with the ability to control major operating decisions such as approval of budgets, selection of property managers and change in financing. Further, in all cases, the Company has the ability to preclude a sale or refinancing proposed by any other partner.

REVENUES

     All leases are classified as operating leases. Rental revenues are recognized on a straight-line basis over the term of the leases. Deferred rent receivable represents the excess of rental revenue recognized on a straight-line basis over cash received under the applicable lease provisions.

INTEREST AND OTHER INCOME

     Interest and other income primarily represents interest income on cash and cash equivalents.

NEW ACCOUNTING PRONOUNCEMENTS

     In June of 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement, effective for financial statements for periods beginning after December 15, 1997, requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Generally, information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. This statement is not applicable to the AMB Contributed Properties, as they are not public business enterprises.

3. NOTE RECEIVABLE FROM OWNER

     An affiliate of AMB held a 1% general partnership interest in AMB Western Properties Fund-I. The general partner's capital contribution was made through a note payable to AMB Western Properties Fund-I. The note accrues interest at 9.29%, payable from the general partner's quarterly cash distributions. At December 31, 1995 and 1996 and September 30, 1997 (unaudited), outstanding principal and interest on the note totaled $808, $776 and $725, respectively.

4. TRANSACTIONS WITH INVESTMENT MANAGER

     The owners of the AMB Contributed Properties are obligated to pay AMB acquisition fees and asset management fees, as defined in the agreements. For the years ended December 31, 1994, 1995 and 1996, the

                           AMB CONTRIBUTED PROPERTIES

                             (DOLLARS IN THOUSANDS)

nine months ended September 30, 1996 (unaudited) and the period from January 1, 1997 to November 25, 1997 (unaudited), the AMB Contributed Properties incurred expenses of $3,167, $6,250, $9,508, $6,593 and $14,646, respectively, related to asset management of the Properties. In addition, acquisition fees paid to AMB of $3,521, $3,884, $4,849, $2,053 and $2,989 were capitalized to investments in real estate in the accompanying combined balance sheets for the years ended December 31, 1994, 1995 and 1996, for the nine months ended September 30, 1996 (unaudited) and the period from January 1, 1997 to November 25, 1997 (unaudited), respectively. At December 31, 1995 and 1996 and September 30, 1997 (unaudited), total acquisition and asset management fees payable to AMB were $529, $2,713 and $3,024, respectively.

     Certain owners of the AMB Contributed Properties are also obligated to pay incentive management fees to AMB during ownership and upon disposition of the Properties to the extent that operations of the Properties and their fair values meet certain criteria. In connection with the Formation Transaction the owners of the AMB Contributed Properties agreed to terminate their respective existing incentive management fee agreements with AMB. One of the owners of the AMB Contributed Properties agreed to and paid a final incentive management fee of $3,011.

5. DEBT

     As of December 31, 1995 and 1996 and September 30, 1997 (unaudited), debt consisted of the following:

                                                       DECEMBER 31,
                                                   --------------------    SEPTEMBER 30,
                                                     1995        1996          1997
                                                   --------    --------    -------------
                                                                            (UNAUDITED)
                                                                           -------------
Mortgage loans, varying interest rates from 7.0%
  to 10.4%, due November 1998 to December 2008...  $254,067    $403,321      $443,324
Secured debt facility, fixed interest at 7.53%,
  due December 2008..............................        --      73,000        73,000
Secured line of credit, variable interest at
  LIBOR plus 50 basis points (6.2% at September
  30, 1997), due October 1998....................        --      46,313        43,613
Unsecured line of credit, variable interest at
  LIBOR plus 150 basis points (7.2% at September
  30, 1997), due August 1999.....................        --      25,500       181,300
                                                   --------    --------      --------
          Total debt.............................  $254,067    $548,134      $741,237
                                                   ========    ========      ========

     The unsecured line of credit had total availability of $200,000 as of September 30, 1997 (unaudited). The unsecured line includes a one-year option to extend and a fee on average unused funds of 25 basis points.

     The secured debt facility and secured line of credit in aggregate had total availability of $116,613 as of September 30, 1997.

     Mortgage loans generally require monthly principal and interest payments. The mortgage loans are secured by deeds of trust or mortgages on 42 Properties. The net book value of real estate investments pledged as collateral under deeds of trust or mortgages for mortgage loans and the secured debt facility at December 31, 1995 and 1996 and September 30, 1997 (unaudited) is $475,783, $934,233 and $935,074, respectively. In addition, Properties with a net book value of $129,192, $147,452 and $146,853 as of December 31, 1995 and 1996 and
September 30, 1997 (unaudited), respectively, are part of a collateral pool for cross-collateralized mortgage debt of one of the Property owners. As such mortgage is deemed to be debt of the real estate investment fund rather than of the Properties and as such Properties were contributed to AMB Property Corporation free of debt, the debt is not reflected in the accompanying combined financial statements.

                           AMB CONTRIBUTED PROPERTIES

                             (DOLLARS IN THOUSANDS)

     Also included in mortgage loans is a construction loan with a balance of $1,928 as of September 30, 1997 (unaudited). Such loan matures in 2000, has total availability of $8,000 and bears interest at LIBOR plus 275 basis points or prime plus 50 basis points at the borrower's option.

     The secured line is collateralized by capital subscriptions receivable of $149,436 at September 30, 1997 (unaudited) from the owners of AMB Value Added Fund, Inc. which have been netted against owners' equity in the accompanying combined financial statements.

     The weighted-average fixed interest rate on debt at September 30, 1997 (unaudited) was 7.87%. Interest capitalized related to construction projects for the years ended December 31, 1994, 1995 and 1996, for the nine months ended September 30, 1996 (unaudited) and for the period from January 1, 1997 to November 25, 1997 (unaudited) was $132, $105, $1,134, $537 and $1,092, respectively.

     The scheduled maturities of all debt outstanding as of September 30, 1997 are as follows:

1997 (three months).........................................  $  1,536
1998........................................................    63,002
1999........................................................   190,966
2000........................................................     9,285
2001........................................................    35,654
Thereafter..................................................   440,794
                                                              --------
                                                              $741,237
                                                              ========

6. LEASING ACTIVITY

     Future minimum rentals due under noncancelable operating leases with tenants in effect at September 30, 1997 (unaudited) are as follows:

1997 (three months).........................................  $   43,059
1998........................................................     178,488
1999........................................................     158,878
2000........................................................     138,977
2001........................................................     117,644
Thereafter..................................................     509,810
                                                              ----------
                                                              $1,146,856
                                                              ==========

     In addition to minimum rental payments, certain tenants pay reimbursements for their pro rata share of specified operating expenses, which reimbursements amounted to $9,077, $21,008, $33,805, $26,176 and $44,574 for the years ended
December 31, 1994, 1995 and 1996, for the nine months ended September 30, 1996 (unaudited) and for the period from January 1, 1997 to November 25, 1997 (unaudited), respectively. These amounts are included as rental income and operating expenses in the accompanying combined statements of operations. Certain of the leases also provide for the payment of additional rent based on a percentage of the tenant's revenues. Some leases contain options to renew. No individual tenant accounts for greater than 10% of rental revenues.

7. PROPERTY DISPOSITIONS

     During the year ended December 31, 1996 and period from January 1, 1997 to November 25, 1997 (unaudited), the AMB Contributed Properties disposed of certain Properties. The accompanying combined financial statements include the operations of such Properties for periods prior to their disposition. The following table sets forth the revenues and expenses of the disposed Properties included in the accompanying

                           AMB CONTRIBUTED PROPERTIES

                             (DOLLARS IN THOUSANDS)

combined financial statements for the years ended December 31, 1994, 1995 and 1996, the nine months ended September 30, 1996 (unaudited) and the period from January 1, 1997 to November 25, 1997 (unaudited).

                                                                  NINE MONTHS     JANUARY 1,
                                    YEARS ENDED DECEMBER 31,         ENDED         1997 TO
                                  ----------------------------   SEPTEMBER 30,   NOVEMBER 25,
                                   1994      1995       1996         1996            1997
                                  ------    -------    -------   -------------   ------------
Revenues........................  $1,248    $ 2,170    $ 2,624      $ 1,909         $1,200
Expenses........................    (489)    (1,005)    (1,475)      (1,075)          (595)
                                  ------    -------    -------      -------         ------
  Net Income....................  $  759    $ 1,165    $ 1,149      $   834         $  605
                                  ======    =======    =======      =======         ======

8. INCOME TAXES

     The Properties are owned by entities that are generally not subject to federal income taxes, including tax-exempt master trusts, real estate investment trusts and partnerships. Accordingly, no provision for income taxes has been made in the accompanying combined financial statements.

9. COMMITMENTS AND CONTINGENCIES

ENVIRONMENTAL MATTERS

     The owners of the AMB Contributed Properties follow the policy of monitoring its properties for the presence of hazardous or toxic substances. The owners of the AMB Contributed Properties are not aware of any environmental liability with respect to the Properties that would have a material adverse effect on the AMB Contributed Properties' business, assets or results of operations; however, there can be no assurance that a material environmental liability does not exist. The existence of any such material environmental liability could have a material adverse effect on the AMB Contributed Properties' results of operations and cash flow.

GENERAL UNINSURED LOSSES

     The AMB Contributed Properties generally carry comprehensive liability, fire, flood, extended coverage and rental loss insurance with policy specifications, limits and deductibles customarily carried for similar properties. There are, however, certain types of extraordinary losses that may be either uninsurable, or not economically insurable. Should an uninsured loss occur, the AMB Contributed Properties could lose its investment in, and anticipated profits and cash flows from, a property.

     Certain of the AMB Contributed Properties are located in areas that are subject to earthquake activity; the AMB Contributed Properties have therefore obtained limited earthquake insurance.

10. AS ADJUSTED BALANCE SHEET (UNAUDITED)

     The as adjusted balance sheet as of September 30, 1997 reflects a cash distribution of approximately $32,887 to the owners of the AMB Contributed Properties. Such distribution was made in connection with the formation of AMB Property Corporation and was paid subsequent to December 31, 1997. The distribution was determined based upon the net working capital position of the Properties as of November 25, 1997.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To AMB Property, L.P.:


     We have audited the accompanying combined statement of revenues and certain expenses of the Boston Industrial Portfolio for the year ended December 31, 1997. This combined financial statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this combined financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenues and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the Boston Industrial Portfolio.

     In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Boston Industrial Portfolio for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
March 27, 1998

                          BOSTON INDUSTRIAL PORTFOLIO

              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
  FOR THE YEAR ENDED DECEMBER 31, 1997 AND FOR THE PERIOD FROM JANUARY 1, 1998
                         TO MARCH 27, 1998 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1997         1998
                                                              -------    -----------
                                                                         (UNAUDITED)
REVENUES:
     Rental revenues........................................  $10,395      $2,847
     Other income...........................................        8           6
                                                              -------      ------
                                                               10,403       2,853

CERTAIN EXPENSES:
  Property operating expenses...............................      306          30
  Real estate taxes.........................................      496          78
                                                              -------      ------
                                                                  802         108
                                                              -------      ------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $ 9,601      $2,745
                                                              =======      ======

    The accompanying notes are an integral part of these combined financial statements.

                          BOSTON INDUSTRIAL PORTFOLIO

         NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                       (UNAUDITED, DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

PROPERTIES ACQUIRED


     The accompanying combined statements of revenues and certain expenses include the combined operations of the Boston Industrial Portfolio (the "Portfolio"). AMB Property L.P. (the "Company") acquired the following properties from an unrelated party on March 27, 1998 for an aggregate purchase price of $85,356 and one building with a value of $2,444, which is to be acquired.


          PROPERTY NAME                        LOCATION               RENTABLE SQUARE FEET
          -------------                        --------               --------------------
Braintree Industrial               Braintree, MA                             976,634
Braintree Office                   Braintree, MA                             120,000
Stoughton Industrial               Stoughton, MA                             632,675
Arsenal Street                     Watertown, MA                             191,850
Bedford Street                     Middleborough, MA                          40,018
Brockton Industrial                Brockton, MA                              300,114
Collins Street                     Attleboro, MA                             152,730
Hartwell Avenue                    Lexington, MA                              40,800
United Drive                       West Bridgewater, MA                      315,000
Mazzeo                             Randolph, MA                               88,420
                                                                           ---------
                                                                           2,858,241
                                                                           =========

BASIS OF PRESENTATION

     The accompanying combined statements of revenues and certain expenses are not representative of the actual operations of the Portfolio for the period presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Portfolio; however, the Company is not aware of any material factors relating to the Portfolio that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Portfolio.

REVENUE RECOGNITION

     All leases are classified as operating leases. Rental revenues are recognized on a straight-line basis over the terms of the leases. No individual tenant accounted for greater than 10% of revenues.

USE OF ESTIMATES

     The preparation of the combined statements of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          BOSTON INDUSTRIAL PORTFOLIO

                       (UNAUDITED, DOLLARS IN THOUSANDS)

2. LEASING ACTIVITY

     The following is a schedule of future minimum rental revenues for 1998 and annually thereafter on non-cancelable operating leases in effect as of December 31, 1997.

1998........................................................  $ 10,746
1999........................................................    10,283
2000........................................................     9,284
2001........................................................     8,864
2002........................................................     6,381
Thereafter..................................................    28,196
                                                              --------
          Total.............................................  $ 73,754
                                                              ========

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $610 and $153 for the year ended December 31, 1997 and for the period from January 1, 1998 to March 27, 1998 (unaudited), respectively. These amounts are included in rental revenues in the accompanying combined statements of revenues and certain expenses. Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AMB Property, L.P.:

     We have audited the accompanying statement of revenues and certain expenses of the Jamesburg Property, for the year ended December 31, 1997. This financial statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the Jamesburg Property.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Jamesburg Property for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
March 27, 1998

                             THE JAMESBURG PROPERTY

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
  FOR THE YEAR ENDED DECEMBER 31, 1997 AND FOR THE PERIOD FROM JANUARY 1, 1998
                         TO MARCH 20, 1998 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1997        1998
                                                              ------    -----------
                                                                        (UNAUDITED)
REVENUES
  Rental revenues...........................................  $6,774      $1,466
  Other income..............................................      --          --
                                                              ------      ------
                                                               6,774       1,466

CERTAIN EXPENSES
  Property operating expenses...............................   1,720         372
  Real estate taxes.........................................     790         171
                                                              ------      ------
                                                               2,510         543
                                                              ------      ------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $4,264      $  923
                                                              ======      ======

   The accompanying notes are an integral part of these financial statements.

                             THE JAMESBURG PROPERTY

              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                        (UNAUDITED DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

PROPERTIES ACQUIRED

     The accompanying statements of revenues and certain expenses include the operations of the Jamesburg Property (the "Property") acquired by AMB Property, L.P. (the "Company") from an unrelated party on March 20, 1998 for an initial purchase price of $46,802. The Property is located in Dayton, New Jersey and includes 821,712 rentable square feet.

BASIS OF PRESENTATION

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Property for the period presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Property; however, the Company is not aware of any material factors relating to the Property that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Property.

REVENUE RECOGNITION

     All leases are classified as operating leases. Rental revenues are recognized on a straight-line basis over the terms of the leases. No individual tenant accounted for greater than 10% of revenues.

USE OF ESTIMATES

     The preparation of the statements of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. LEASING ACTIVITY

     The following is a schedule of future minimum rental revenues for 1998 and annually thereafter on non-cancelable operating leases in effect as of December 31, 1997.

1998........................................................  $ 4,783
1999........................................................    4,404
2000........................................................    2,480
2001........................................................    2,085
2002........................................................    1,080
Thereafter..................................................    1,712
                                                              -------
          Total.............................................  $16,544
                                                              =======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $2,143 and $536 for the year ended December 31, 1997 and for the period from January 1, 1998 to March 20, 1998 (unaudited), respectively. These amounts are included in rental revenues in the accompanying statements of revenues and certain expenses. Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AMB Property, L.P.:

     We have audited the accompanying statement of revenues and certain expenses of Orlando Central Park, for the year ended December 31, 1997. This financial statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of Orlando Central Park.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Orlando Central Park for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
March 27, 1998

                              ORLANDO CENTRAL PARK

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
  FOR THE YEAR ENDED DECEMBER 31, 1997 AND FOR THE PERIOD FROM JANUARY 1, 1998
                         TO MARCH 24, 1998 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1997         1998
                                                              -------    -----------
                                                                         (UNAUDITED)
REVENUES
  Rental revenues...........................................  $ 3,194      $  792
  Other income..............................................       55          12
                                                              -------      ------
                                                                3,249         804

CERTAIN EXPENSES
  Property operating expenses...............................      693         166
  Real estate taxes.........................................      376          94
                                                              -------      ------
                                                                1,069         260
                                                              -------      ------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $ 2,180      $  544
                                                              =======      ======

   The accompanying notes are an integral part of these financial statements.

                              ORLANDO CENTRAL PARK

              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                       (UNAUDITED, DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

PROPERTIES ACQUIRED

     The accompanying statements of revenues and certain expenses include the operations of Orlando Central Park (the "Property") acquired by AMB Property, L.P. (the "Company") from an unrelated party on March 24, 1998 for an initial purchase price of $30,300. The Property is located in Orlando, Florida and includes 791,386 rentable square feet.

BASIS OF PRESENTATION

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Property for the period presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Property; however, the Company is not aware of any material factors relating to the Property that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Property.

REVENUE RECOGNITION

     All leases are classified as operating leases. Rental revenues are recognized on a straight-line basis over the terms of the leases. No individual tenant accounted for greater than 10% of revenues.

USE OF ESTIMATES

     The preparation of the statements of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. LEASING ACTIVITY

     The following is a schedule of future minimum rental revenues for 1998 and annually thereafter on non-cancelable operating leases in effect as of December 31, 1997.

1998........................................................  $1,981
1999........................................................   1,475
2000........................................................   1,014
2001........................................................     412
2002........................................................     294
Thereafter..................................................      --
                                                              ------
          Total.............................................  $5,176
                                                              ======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $140 and $35 for the year ended December 31, 1997 and for the period from January 1, 1998 to March 24, 1998 (unaudited), respectively. These amounts are included in rental revenues in the accompanying statements of revenues and certain expenses. Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AMB Property, L.P.:

     We have audited the accompanying statement of revenues and certain expenses of Totem Lake Malls, for the year ended December 31, 1997. This financial statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of Totem Lake Malls.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Totem Lake Malls for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
March 27, 1998

                                TOTEM LAKE MALLS

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
  FOR THE YEAR ENDED DECEMBER 31, 1997 AND FOR THE PERIOD FROM JANUARY 1, 1998
                          TO MARCH 6, 1998 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1997        1998
                                                              ------    -----------
                                                                        (UNAUDITED)
REVENUES
  Rental revenues...........................................  $2,749       $742
  Other income..............................................      73         16
                                                              ------       ----
                                                               2,822        758

CERTAIN EXPENSES
  Property operating expenses...............................   1,041        235
  Real estate taxes.........................................     252         42
                                                              ------       ----
                                                               1,293        277
                                                              ------       ----
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $1,529       $481
                                                              ======       ====

   The accompanying notes are an integral part of these financial statements.

                                TOTEM LAKE MALLS

              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

PROPERTIES ACQUIRED

     The accompanying statements of revenues and certain expenses include the operations of Totem Lake Malls (the "Property") acquired by AMB Property, L.P. (the "Company") from an unrelated party on March 6, 1998 for an initial purchase price of $26,000. The Property is located in Seattle, Washington and includes 290,204 rentable square feet.

BASIS OF PRESENTATION

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Property for the period presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Property; however, the Company is not aware of any material factors relating to the Property that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Property.

REVENUE RECOGNITION

     All leases are classified as operating leases. Rental revenues are recognized on a straight-line basis over the terms of the leases. No individual tenant accounted for greater than 10% of revenues.

USE OF ESTIMATES

     The preparation of the statements of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. LEASING ACTIVITY

     The following is a schedule of future minimum rental revenues for 1998 and annually thereafter on non-cancelable operating leases in effect as of December 31, 1997.

1998........................................................  $  1,739
1999........................................................     1,620
2000........................................................     1,633
2001........................................................     1,549
2002........................................................       929
Thereafter..................................................     4,515
                                                              --------
          Total.............................................  $ 11,985
                                                              ========

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $457 and $114 for the year ended December 31, 1997 and for the period from January 1, 1998 to March 6, 1998 (unaudited), respectively. These amounts are included in rental revenues in the accompanying statements of revenues and certain expenses. Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To AMB Property, L.P.:



     We have audited the accompanying combined statement of revenues and certain expenses of the Dallas Industrial Portfolio (as defined in Note 1) for the year ended December 31, 1997. This combined financial statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this combined financial statement based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



     The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the revenues and expenses of the Dallas Industrial Portfolio.



     In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Dallas Industrial Portfolio for the year ended December 31, 1997, in conformity with generally accounting principles.



                                          ARTHUR ANDERSEN LLP



San Francisco, California,


April 21, 1998

                          DALLAS INDUSTRIAL PORTFOLIO



              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES


                    FOR THE YEAR ENDED DECEMBER 31, 1997 AND


       FOR THE PERIOD FROM JANUARY 1, 1998 TO MARCH 31, 1998 (UNAUDITED)


                                 (IN THOUSANDS)



                                                               1997        1998
                                                              ------    -----------
                                                                        (UNAUDITED)
REVENUES
  Rental revenues...........................................  $4,133      $1,048
  Other income..............................................      26           5
                                                              ------      ------
                                                               4,159       1,053
CERTAIN EXPENSES
  Property operating expenses...............................     280          43
  Real estate taxes.........................................     681         178
                                                              ------      ------
                                                                 961         221
                                                              ------      ------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $3,198      $  832
                                                              ======      ======



    The accompanying notes are an integral part of these combined financial statements.

                          DALLAS INDUSTRIAL PORTFOLIO



                    NOTES TO COMBINED STATEMENTS OF REVENUES


                              AND CERTAIN EXPENSES


                             (DOLLARS IN THOUSANDS)



1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



PROPERTIES ACQUIRED



     The accompanying combined statements of revenues and certain expenses include the operations of the Dallas Industrial Portfolio (the "Portfolio") acquired by AMB Property, L.P. (the "Company") from an unrelated party on June 18, 1998 for an initial purchase price of $32,650. The Portfolio is located in the Dallas, Texas area and includes 11 buildings comprising 1,019,200 rentable square feet.



  Basis of Presentation



     The accompanying combined statements of revenues and certain expenses are not representative of the actual operations of the Portfolio for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Portfolio; however, the Company is not aware of any material factors relating to these Portfolio that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Portfolio.



  Revenue Recognition



     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.



  Uses of Estimates



     The preparation of the combined statements of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



2. LEASING ACTIVITY



     The following is a schedule of future minimum rental revenues for 1997 and annually thereafter on non-cancelable operating leases in effect as of December 31, 1997.



                            YEAR                              AMOUNT
                            ----                              -------
1998........................................................  $ 4,300
1999........................................................    2,765
2000........................................................    2,019
2001........................................................    1,242
2002........................................................    1,071
Thereafter..................................................    2,099
                                                              -------
          Total.............................................  $13,496
                                                              =======



     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $322 and $76 for the year ended December 31, 1997 and for the three months ended March 31, 1998 (unaudited). Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the
AMB Contributed Properties:


     We have audited the accompanying combined statement of revenues and certain expenses of the Cabot Industrial Portfolio (as defined in Note 1) for the year ended December 31, 1996. This combined financial statement is the responsibility of the management of the AMB Contributed Properties. Our responsibility is to express an opinion on this combined financial statement based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the Cabot Industrial Portfolio.


     In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Cabot Industrial Portfolio for the year ended December 31, 1996, in conformity with generally accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California,
October 29, 1997

                           CABOT INDUSTRIAL PORTFOLIO

              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
      FOR THE PERIOD FROM JANUARY 1, 1997 TO DECEMBER 30, 1997 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1996         1997
                                                              -------    -----------
                                                                         (UNAUDITED)
REVENUES
  Rental revenues...........................................  $21,821      $22,843
  Other income..............................................      197          152
                                                              -------      -------
                                                               22,018       22,995
CERTAIN EXPENSES
  Property operating expenses...............................    1,418        1,476
  Real estate taxes.........................................    2,391        3,299
                                                              -------      -------
                                                                3,809        4,775
                                                              -------      -------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $18,209      $18,220
                                                              =======      =======

    The accompanying notes are an integral part of these combined financial statements.

                           CABOT INDUSTRIAL PORTFOLIO

                    NOTES TO COMBINED STATEMENTS OF REVENUES
                              AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Properties Acquired

     The accompanying combined statements of revenues and certain expenses include the combined operations (see "Basis of Presentation" below) of the Cabot Industrial Portfolio (the "Portfolio"). AMB Property, L.P. (the "Company") acquired the following 28 properties from an unrelated party on December 30, 1997 for an aggregate purchase price of $216.7 million.

        PROPERTY NAME                    LOCATION             RENTABLE SQUARE FEET
        -------------                    --------             --------------------
Hampden Road                   Mansfield, MA                         204,117
Dock's Corner II               South Brunswick, NJ                   212,335
Santa Barbara Court            Elkridge, MD                          166,820
Preston Court                  Jessup, MD                            178,880
Brightseat Road                Landover, MD                          121,785
President's Drive              Orlando, FL                           129,372
President's Drive II           Orlando, FL                           302,400
Viscount                       Orlando, FL                           114,846
Dixie Highway                  Florence, KY                          209,680
Production Drive               Florence, KY                           50,729
Empire Drive                   Florence, KY                          199,440
Industrial Drive               Columbus, OH                          225,433
Holton Drive                   Florence, KY                          268,525
Janitrol                       Columbus, OH                          240,000
Belden Avenue                  Addison, IL                           346,233
Pagemill & Dillworth           Dallas, TX                            217,803
McDaniel Drive                 Carrollton, TX                        157,500
Shiloh Road                    Garland, TX                           192,720
N. Glenville Avenue            Richardson, TX                        109,000
West Kiest                     Dallas, TX                            248,698
Valwood Parkway II             Carrollton, TX                        254,209
72nd Avenue                    Kent, WA                              125,654
Wiegman Road                   Hayward, CA                           148,559
Yosemite Drive                 Milpitas, CA                          169,195
Laurelwood                     Santa Clara, CA                       155,500
Commerce                       Fontana, CA                           254,414
East Walnut Drive              City of Industry, CA                   85,871
Jasmine Avenue                 Fontana, CA                           410,208
                                                                   ---------
                                                                   5,499,926
                                                                   =========

  Basis of Presentation

     The accompanying combined statements of revenues and certain expenses are not representative of the actual operations of the Portfolio for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Portfolio; however, the Company is not aware of any material factors relating to these Portfolio that would cause the reported

                           CABOT INDUSTRIAL PORTFOLIO

                    NOTES TO COMBINED STATEMENTS OF REVENUES
                        AND CERTAIN EXPENSES (CONTINUED)
                             (DOLLARS IN THOUSANDS)

financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Portfolio.

  Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

  Uses of Estimates


     The preparation of the combined statements of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2. LEASING ACTIVITY

     The following is a schedule of future minimum rental revenues for 1997 and annually thereafter on non-cancelable operating leases in effect as of December 31, 1997.

                            YEAR                              AMOUNT
                            ----                              -------
1998........................................................  $16,476
1999........................................................   14,502
2000........................................................   11,336
2001........................................................    7,335
2002........................................................    5,514
Thereafter..................................................   14,353
                                                              -------
          Total.............................................  $69,516
                                                              =======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $2,641 and $2,688 for the year ended December 31, 1996 and for the period from January 1, 1997 to December 30, 1997 (unaudited). Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the
AMB Contributed Properties:

     We have audited the accompanying statement of revenues and certain expenses of Cabot Business Park for the year ended December 31, 1996. This financial statement is the responsibility of the management of the AMB Contributed Properties. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of Cabot Business Park.


     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Cabot Business Park for the year ended December 31, 1996, in conformity with generally accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California,
October 29, 1997

                              CABOT BUSINESS PARK

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
     FOR THE PERIOD FROM JANUARY 1, 1997 TO SEPTEMBER 15, 1997 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1996         1997
                                                              -------    -----------
                                                                         (UNAUDITED)
REVENUES
  Rental revenues...........................................  $ 6,399      $ 4,730
  Other income..............................................        2            4
                                                              -------      -------
                                                                6,401        4,734
CERTAIN EXPENSES
  Property operating expenses...............................      500          342
  Real estate taxes.........................................      783          553
                                                              -------      -------
                                                                1,283          895
                                                              -------      -------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $ 5,118      $ 3,839
                                                              =======      =======

   The accompanying notes are an integral part of these financial statements.

                              CABOT BUSINESS PARK

                        NOTES TO STATEMENTS OF REVENUES
                              AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Properties Acquired

     The accompanying statements of revenues and certain expenses include the operations (see "Basis of Presentation" below) of Cabot Business Park (the "Property") acquired by the Owners of the AMB Contributed Properties (the "Company") from an unrelated party on September 15, 1997 for an initial purchase price of $64,108. The property is located in Mansfield, Massachusetts and includes 1,071,517 rentable square feet.

  Basis of Presentation

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Property for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Property; however, the Company is not aware of any material factors relating to the Property that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Property.

  Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

  Use of Estimates


     The preparation of the statements of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2. LEASING ACTIVITY

     The following is a schedule of future minimum rental revenues for 1997 and annually thereafter on non-cancelable operating leases in effect as of December 31, 1996.

                            YEAR                              AMOUNT
                            ----                              -------
1997........................................................  $ 6,373
1998........................................................    5,608
1999........................................................    6,055
2000........................................................    6,165
2001........................................................    6,307
Thereafter..................................................    6,673
                                                              -------
          Total.............................................  $37,181
                                                              =======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $1,042 and $774 for the year ended December 31, 1996 and for the period from January 1, 1997 to September 15, 1997 (unaudited). Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the
AMB Contributed Properties:

     We have audited the accompanying statement of revenues and certain expenses of the Manhattan Village Shopping Center for the year ended December 31, 1996. This financial statement is the responsibility of the management of the AMB Contributed Properties. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of Manhattan Village Shopping Center.


     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Manhattan Village Shopping Center for the year ended December 31, 1996, in conformity with generally accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California,
October 17, 1997

                       MANHATTAN VILLAGE SHOPPING CENTER

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
       FOR THE PERIOD FROM JANUARY 1, 1997 TO AUGUST 19, 1997 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1996        1997
                                                              ------    -----------
                                                                        (UNAUDITED)
REVENUES
  Rental revenues...........................................  $8,197      $5,467
  Other income..............................................      19          --
                                                              ------      ------
                                                               8,216       5,467
CERTAIN EXPENSES
  Property operating expenses...............................   2,119       1,485
  Real estate taxes.........................................     978         443
                                                              ------      ------
                                                               3,097       1,928
                                                              ------      ------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $5,119      $3,539
                                                              ======      ======

   The accompanying notes are an integral part of these financial statements.

                       MANHATTAN VILLAGE SHOPPING CENTER

                        NOTES TO STATEMENTS OF REVENUES
                              AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Properties Acquired

     The accompanying statements of revenues and certain expenses include the operations of the Manhattan Village Shopping Center (the "Property") acquired by the Owners of the AMB Contributed Properties (the "Company") from an unrelated party on August 19, 1998 for an initial purchase price of $79,300. The Property is located in Manhattan Beach, California and includes 423,950 rentable square feet.

  Basis of Presentation

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Property for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Property; however, the Company is not aware of any material factors relating to the Property that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Property.

  Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

  Uses of Estimates


     The preparation of the statements of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2. LEASING ACTIVITY

     The following is a schedule of future minimum rental revenues for 1997 and annually thereafter on non-cancelable operating leases in effect as of December 31, 1996.

                            YEAR                              AMOUNT
                            ----                              -------
1997........................................................  $ 6,546
1998........................................................    7,287
1999........................................................    8,566
2000........................................................    8,756
2001........................................................    9,005
Thereafter..................................................   20,473
                                                              -------
          Total.............................................  $60,633
                                                              =======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $2,502 and $1,995 for the year ended December 31, 1996 and for the nine months ended August 19, 1997 (unaudited). Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the
AMB Contributed Properties:

     We have audited the accompanying statement of revenues and certain expenses of the Weslayan Plaza (as defined in Note 1) for the year ended December 31, 1996. This financial statement is the responsibility of management of the AMB Contributed Properties. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of Weslayan Plaza.


     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Weslayan Plaza for the year ended December 31, 1996, in conformity with generally accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California,
October 17, 1997

                                 WESLAYAN PLAZA

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
     FOR THE PERIOD FROM JANUARY 1, 1997 TO SEPTEMBER 30, 1997 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1996        1997
                                                              ------    -----------
                                                                        (UNAUDITED)
REVENUES
  Rental revenues...........................................  $4,619      $3,259
  Other income..............................................      19          --
                                                              ------      ------
                                                               4,638       3,259
CERTAIN EXPENSES
  Property operating expenses...............................     539         496
  Real estate taxes.........................................     659         494
                                                              ------      ------
                                                               1,198         990
                                                              ------      ------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $3,440      $2,269
                                                              ======      ======

   The accompanying notes are an integral part of these financial statements.

                                 WESLAYAN PLAZA

                        NOTES TO STATEMENTS OF REVENUES
                              AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Properties Acquired

     The accompanying statements of revenues and certain expenses include the operations of Weslayan Plaza (the "Property"). AMB Property Corporation (the "Company") acquired the Property from an unrelated party, on September 30, 1997 for an initial purchase price of $37,393. The Property is located in Houston, Texas, and includes 216,870 rentable square feet.

  Basis of Presentation

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Property for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Property; however, the Company is not aware of any material factors relating to the Property that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Property.

  Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

  Uses of Estimates


     The preparation of the statements of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2. LEASING ACTIVITY

     The following is a schedule of future minimum rental revenues for 1997 and annually thereafter on non-cancelable operating leases in effect as of December 31, 1996.

YEAR                                                          AMOUNT
----                                                          -------
1997........................................................  $ 3,576
1998........................................................    3,171
1999........................................................    2,168
2000........................................................    1,715
2001........................................................    1,213
Thereafter..................................................    5,956
                                                              -------
          Total.............................................  $17,799
                                                              =======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $864,584 and $449,425 for the year ended December 31, 1996 and for the period from January 1, 1997 to December 30, 1997 (unaudited). Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the
AMB Contributed Properties:


     We have audited the accompanying combined statement of revenues and certain expenses of the Silicon Valley R&D Portfolio (as defined in Note 1) for the year ended December 31, 1996. This combined financial statement is the responsibility of the management of the AMB Contributed Properties. Our responsibility is to express an opinion on this combined financial statement based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the Silicon Valley R&D Portfolio.



     In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Silicon Valley R&D Portfolio for the year ended December 31, 1996, in conformity with generally accounting principles.


                                          ARTHUR ANDERSEN LLP

San Francisco, California,
October 17, 1997

                          SILICON VALLEY R&D PORTFOLIO


              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
     FOR THE PERIOD FROM JANUARY 1, 1997 TO SEPTEMBER 30, 1997 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1996        1997
                                                              ------    -----------
                                                                        (UNAUDITED)
REVENUES
  Rental revenues...........................................  $2,546      $2,958
  Other income..............................................       2          --
                                                              ------      ------
                                                               2,548       2,958
CERTAIN EXPENSES
  Property operating expenses...............................     306         190
  Real estate taxes.........................................     199         121
                                                              ------      ------
                                                                 505         311
                                                              ------      ------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $2,043      $2,647
                                                              ======      ======


    The accompanying notes are an integral part of these combined financial statements.

                          SILICON VALLEY R&D PORTFOLIO


                    NOTES TO COMBINED STATEMENTS OF REVENUES
                              AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)


1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PROPERTIES ACQUIRED


     The accompanying combined statements of revenues and certain expenses include the operations of the Silicon Valley R&D Portfolio (the "Portfolio") acquired by the Owners of the AMB Contributed Properties (the "Company") from an unrelated party on November 25, 1997 for an initial purchase price of $29,850. The Portfolio is located throughout the greater San Jose, California area and includes 5 buildings comprising 287,228 rentable square feet.


  Basis of Presentation


     The accompanying combined statements of revenues and certain expenses are not representative of the actual operations of the Portfolio for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Portfolio; however, the Company is not aware of any material factors relating to the Portfolio that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Portfolio.


  Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

  Uses of Estimates


     The preparation of the statements of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2. LEASING ACTIVITY

     The following is a schedule of future minimum rental revenues for 1997 and annually thereafter on non-cancelable operating leases in effect as of November 25, 1997.

YEAR                                                          AMOUNT
----                                                          -------
1997........................................................  $ 2,175
1998........................................................    1,507
1999........................................................    1,404
2000........................................................    1,289
2001........................................................      629
Thereafter..................................................      156
                                                              -------
          Total.............................................  $ 7,160
                                                              =======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $430 and $501 for the year ended December 31, 1996 and for the nine months ended November 25, 1997 (unaudited). Certain leases contain options to renew.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the SEC registration fee, all amounts are estimates.


SEC Registration Fee........................................  $  118,738
Rating Agencies Fees........................................     450,000
Printing and Engraving Expenses.............................      95,000
Legal Fees and Expenses.....................................     250,000
Accounting Fees and Expenses................................      75,000
Trustee Fees and Expenses...................................     100,000
Blue Sky Fees and Expenses..................................      15,000
Miscellaneous Expenses......................................      21,262
                                                              ----------
          Total.............................................  $1,125,000
                                                              ==========


All of the costs identified above will be paid by the Operating Partnership.

ITEM 32. SALES TO SPECIAL PARTIES

     See Item 33.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES

     In connection with its formation, the Company issued 4,746,624 unregistered shares of Common Stock to AMB for a purchase price of $21.00 per share. In connection with the Formation Transactions, the Company issued an aggregate of 69,963,529 shares of Common Stock in connection with the mergers of certain corporations, and the Operating Partnership issued 2,386,910 limited partnership Units in consideration for the contribution of certain Properties.

     In January 1995, AMB issued 101,595 shares of its common stock to one of its officers, for total consideration of $342,806, and in December 1996, it issued 101,595 shares of common stock to one of its officers, for total consideration of $307,071.

     All of the above sales were made to "accredited investors" as defined in Regulation D under the Securities Act in transactions not involving a public offering pursuant to Regulation D.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 2-418 of the MGCL permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

     In addition, Section 2-418 of the MGCL requires that, unless prohibited by its charter, a corporation indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding.

     The Company's Charter and Bylaws provide in effect for the indemnification by the Company of the directors and officers of the Company to the fullest extent permitted by applicable law. The Company has purchased directors' and officers' liability insurance for the benefit of its directors and officers.

     The Company has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other matters, that the Company indemnify its executive officers and directors to the fullest extent permitted by law and reimburse the executive officers and directors for all related expenses as incurred, subject to return if it is subsequently determined that indemnification is not permitted.

     The Partnership Agreement of the Operating Partnership requires the Operating Partnership to indemnify the Company, the directors and officers of the Company, and such other persons as the Company may from time to time designate against any loss or damage, including reasonable legal fees and court costs incurred by such person by reason of anything it may do or refrain from doing for or on behalf of the Operating Partnership or in connection with its business or affairs unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

     Not applicable.

ITEM 36. FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES AND EXHIBITS

(a)(1) FINANCIAL STATEMENTS

Pro Forma Financial Information (Unaudited)

        AMB Property, L.P.

     Pro forma condensed consolidated balance sheet as of March 31, 1998

     Notes to pro forma condensed consolidated balance sheet

     Pro forma condensed consolidated statement of operations for the three months ended March 31, 1998

     Notes to pro forma condensed consolidated statement of operations

     Pro forma condensed consolidated statement of operations for the year ended December 31, 1997

     Notes to pro forma condensed consolidated statement of operations

Historical Financial Information

        AMB Property, L.P. -- March 31, 1998

     Consolidated balance sheets as of December 31, 1997 and March 31, 1998 (unaudited)

     Consolidated statements of operations for the three months ended March 31, 1998 (unaudited)

     Consolidated statements of cash flows for the three months ended March 31, 1998 (unaudited)

     Consolidated statements of partners' capital for the three months ended March 31, 1998 (unaudited)

     Notes to consolidated financial statements (unaudited)

        AMB Property, L.P. -- December 31, 1997

     Report of independent public accountants

     Consolidated balance sheets as of December 31, 1997

     Consolidated statement of operations for the period from inception (November 26, 1997) to December 31, 1997

     Consolidated statement of cash flows for the period from inception (November 26, 1997) to December 31, 1997

     Consolidated statement of partners' capital for the period from inception (November 26, 1997) to December 31, 1997

     Notes to consolidated financial statements

        AMB Property Corporation -- March 31, 1998

     Consolidated balance sheets as of December 31, 1997 and March 31, 1998 (unaudited)

     Consolidated statements of operations for the three months ended March 31, 1997 and 1998 (unaudited)

     Consolidated statements of cash flows for the three months ended March 31, 1997 and 1998 (unaudited)

     Consolidated statement of stockholders' equity for the three months ended March 31, 1998 (unaudited)

     Notes to consolidated financial statements (unaudited)

        AMB Property Corporation -- December 31, 1996 and 1997

     Report of independent public accountants

     Consolidated balance sheets as of December 31, 1996 and 1997

     Consolidated statements of operations for the years ended December 31, 1995, 1996 and 1997

     Consolidated statements of stockholders' equity for the years ended December 31, 1995, 1996 and 1997

     Consolidated statements of cash flows for the years ended December 31, 1995, 1996 and 1997

     Notes to consolidated financial statements

        AMB Contributed Properties -- December 31, 1995, 1996 and 1997

     Report of independent public accountants

     Combined balance sheets as of December 31, 1995 and 1996 and September 30, 1997 (unaudited)

     Combined statements of operations for the years ended December 31, 1994, 1995 and 1996, the nine months ended September 30, 1996 (unaudited) and the period from January 1, 1997 to November 25, 1997 (unaudited)

     Combined statements of owners' equity for the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1997 (unaudited)

     Combined statements of cash flows for the years ended December 31, 1994, 1995 and 1996, the nine months ended September 30, 1996 (unaudited) and the period from January 1, 1997 to November 25, 1997 (unaudited)

     Notes to combined financial statements

        The 1997 and 1998 Acquired Properties

Boston Industrial Portfolio

     Report of independent public accountants

     Combined statements of revenues and certain expenses for the year ended December 31, 1997 and for the period from January 1, 1998 to March 27, 1998 (unaudited)

     Notes to combined statements of revenues and certain expenses

The Jamesburg Property

     Report of independent public accountants

     Statements of revenues and certain expenses for the year ended December 31, 1997 and for the period from January 1, 1998 to March 20, 1998 (unaudited)

     Notes to statements of revenues and certain expenses

Orlando Central Park

     Report of independent public accountants

     Statements of revenues and certain expenses for the year ended December 31, 1997 and for the period from January 1, 1998 to March 24, 1998 (unaudited)

     Notes to statements of revenues and certain expenses

Totem Lake Malls

     Report of independent public accountants

     Statements of revenues and certain expenses for the year ended December 31, 1997 and for the period from January 1, 1998 to March 6, 1998 (unaudited)

     Notes to statements of revenues and certain expenses


Dallas Industrial Portfolio



     Report of independent public accountants



     Combined statements of revenues and certain expenses for the year ended December 31, 1997 and for the period from January 1, 1998 to March 31, 1998



     Notes to combined statements of revenues and certain expenses


Cabot Industrial Portfolio

     Report of independent public accountants

     Combined statements of revenues and certain expenses for the year ended December 31, 1996 and the for period from January 1, 1997 to December 30, 1997 (unaudited)

     Notes to combined statements of revenue and certain expenses

Cabot Business Park

     Report of independent public accountants

     Statements of revenues and certain expenses for the year ended December 31, 1996 and for the period from January 1, 1997 to September 15, 1997 (unaudited)

     Notes to statements of revenue and certain expenses

Manhattan Village Shopping Center

     Report of independent public accountants

     Statements of revenues and certain expenses for the year ended December 31, 1997 and for the period from January 1, 1997 to August 19, 1997 (unaudited)

     Notes to statements of revenues and certain expenses

Weslayan Plaza

     Report of independent public accountants

     Statements of revenues and certain expenses for the year ended December 31, 1997 and for the period from January 1, 1997 to September 30, 1997 (unaudited)

     Notes to statement of revenues and certain expenses

Silicon Valley R&D Portfolio

     Report of independent public accountants


     Combined statements of revenues and certain expenses for the year ended December 31, 1996 and the period from January 1, 1997 to November 25, 1997 (unaudited)



     Notes to combined statements of revenue and certain expenses



        Historical Financial Information -- AMB Property, L.P.



     Schedule III -- Consolidated Real Estate and Accumulated Depreciation as of December 31, 1997.


     (a)(2) FINANCIAL STATEMENT SCHEDULE

        Historical Financial Information -- AMB Property Corporation


     Schedule III -- Consolidated Real Estate and Accumulated Depreciation as of December 31, 1997.


     (b) Exhibits


        EXHIBIT
        NUMBER                             DESCRIPTION
        -------                            -----------
         **1.1     Form of Underwriting Agreement.
           3.1     Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Company's Registration
                   Statement on Form S-11 (No. 333-35915)).
           3.2     Bylaws of the Registrant (incorporated by reference to
                   Exhibit 3.2 of the Company's Registration Statement on Form
                   S-11 (No. 333-35915)).
           4.1     Indenture (the "Indenture") by and among the Operating
                   Partnership, the Company and State Street Bank and Trust
                   Company of California, N.A., as trustee.
           4.2     First Supplemental Indenture, by and among the Operating
                   Partnership, the Company and State Street Bank and Trust
                   Company of California, N.A., as trustee.
           4.3     Second Supplemental Indenture, by and among the Operating
                   Partnership, the Company and State Street Bank and Trust
                   Company of California, N.A., as trustee.
           4.4     Third Supplemental Indenture, by and among the Operating
                   Partnership, the Company and State Street Bank and Trust
                   Company of California, N.A., as trustee.
           4.5     Specimen of 7.10% Notes due 2008 (included in the First
                   Supplemental Indenture incorporated by reference as Exhibit
                   4.2).
           4.6     Specimen of 7.50% Notes due 2018 (included in the Second
                   Supplemental Indenture incorporated by reference as Exhibit
                   4.3).

        EXHIBIT
        NUMBER                             DESCRIPTION
        -------                            -----------
           4.7     Specimen of 6.90% Reset Put Securities due 2015 (included in the Third Supplemental Indenture incorporated by reference as Exhibit 4.4).
           5.1     Opinion of Latham & Watkins.
           5.2     Opinion of Ballard Spahr Andrews & Ingersoll.
           8.1     Opinion of Latham & Watkins.
          10.1     Amended and Restated Agreement of Limited Partnership of AMB
                   Property, L.P. (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-11 (No.
                   333-35915)).
          10.2     Form of Registration Rights Agreement among the Registrant and the persons named therein. (incorporated by reference to
                   Exhibit 10.2 to the Company's Registration Statement on Form
                   S-11 (No. 333-35915))
          10.3     Amended and Restated Credit Agreement, dated August 8, 1997
                   (incorporated by reference to Exhibit 10.3 to the Company's
                   Registration Statement on Form S-11 (No. 333 -35915)).
          10.4     Form of Employment Agreement between AMB Property
                   Corporation and certain of its executive officers
                   (incorporated by reference to Exhibit 10.4 to the Company's
                   Registration Statement on Form S-11 (No. 333-35915)).
          10.5     The 1997 Stock Option and Incentive Plan of the Registrant
                   (incorporated by reference to Exhibit 10.5 of the Company's
                   Registration Statement on Form S-11 (No. 333-35915)).
          10.6     Calculation Agency Agreement between the Operating
                   Partnership and Morgan Stanley & Co. Incorporated.
          12.1     Statement regarding computation of ratios.
        **21.1     Subsidiaries of the Registrant.
          23.1     Consent of Latham & Watkins (included in Exhibit 5.1 above).
          23.2     Consent of Ballard Spahr Andrews & Ingersoll (included in
                   Exhibit 5.2 above).
          23.3     Consent of Latham & Watkins (included in Exhibit 8.1 above).
          23.4     Consent of Arthur Andersen LLP.
        **24.1     Power of Attorney.
        **25.1     Form T-1 Statement of Eligibility and Qualification under
                   the Trust Indenture Act of 1939 of State Street Bank and
                   Trust Company of California, N.A., as Trustee.
        **27.1     Financial Data Schedule.


---------------
 * To be filed by amendment.

** Previously filed.

ITEM 37. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described under Item 34 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes:

          (1) For purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in the form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of San Francisco, State of California, on the 26th day of June, 1998.


                                      AMB PROPERTY CORPORATION

                                      By:                    *

                                         ---------------------------------------
                                                    Hamid R. Moghadam
                                          President and Chief Executive Officer

                                      AMB PROPERTY, L.P.
                                      By AMB PROPERTY CORPORATION,
                                      its general partner

                                      By:                    *

                                         ---------------------------------------
                                                    Hamid R. Moghadam
                                          President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of each of the Registrants and in the capacities and on the dates indicated.


                    SIGNATURE                                       TITLE                     DATE
                    ---------                                       -----                     ----

                         *                                Chairman of the Board and      June 26, 1998
-----------------------------------------------------              Director
                  T. Robert Burke

                         *                                President, Chief Executive     June 26, 1998
-----------------------------------------------------        Officer and Director
                 Hamid R. Moghadam                           (Principal Executive
                                                                   Officer)

                         *                                  Chairman of Investment       June 26, 1998
-----------------------------------------------------       Committee and Director
                  Douglas D. Abbey

                         *                                 Chief Financial Officer       June 26, 1998
-----------------------------------------------------        (Principal Financial
                 S. Davis Carniglia                               Officer)

                 /s/ MICHAEL A. COKE                     Vice President and Director     June 26, 1998
-----------------------------------------------------      of Financial Management
                   Michael A. Coke                           Reporting (Principal
                                                             Accounting Officer)

                         *                                         Director              June 26, 1998
-----------------------------------------------------
                 Daniel H. Case, III

                                                                   Director              June  , 1998
-----------------------------------------------------
               Robert H. Edelstein, Ph.D.

                         *                                         Director              June 26, 1998
-----------------------------------------------------
                   Lynn M. Sedway

                                                                   Director              June   , 1998
-----------------------------------------------------
               Jeffrey L. Skelton, Ph.D.

                                                                   Director              June   , 1998
-----------------------------------------------------
                   Thomas W. Tusher

                         *                                         Director              June 26, 1998
-----------------------------------------------------
                   Caryl B. Welborn

               *By: /s/ MICHAEL A. COKE
-----------------------------------------------------
                   Michael A. Coke
                   Attorney-in-Fact

                                 EXHIBIT INDEX


        EXHIBIT
        NUMBER                             DESCRIPTION
        -------                            -----------
         **1.1     Form of Underwriting Agreement.
           3.1     Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Company's Registration
                   Statement on Form S-11 (No. 333-35915)).
           3.2     Bylaws of the Registrant (incorporated by reference to
                   Exhibit 3.2 of the Company's Registration Statement on Form
                   S-11 (No. 333-35915)).
           4.1     Indenture (the "Indenture") by and among the Operating
                   Partnership, the Company and State Street Bank and Trust
                   Company of California, N.A., as trustee.
           4.2     First Supplemental Indenture, by and among the Operating
                   Partnership, the Company and State Street Bank and Trust
                   Company of California, N.A., as trustee.
           4.3     Second Supplemental Indenture, by and among the Operating
                   Partnership, the Company and State Street Bank and Trust
                   Company of California, N.A., as trustee.
           4.4     Third Supplemental Indenture, by and among the Operating
                   Partnership, the Company and State Street Bank and Trust
                   Company of California, N.A., as trustee.
           4.5     Specimen of 7.10% Notes due 2008 (included in the First
                   Supplemental Indenture incorporated by reference as Exhibit
                   4.2).
           4.6     Specimen of 7.50% Notes due 2018 (included in the Second
                   Supplemental Indenture incorporated by reference as Exhibit
                   4.3).
           4.7     Specimen of 6.90% Reset Put Securities due 2015 (included in the Third Supplemental Indenture incorporated by reference as Exhibit 4.4).
           5.1     Opinion of Latham & Watkins.
           5.2     Opinion of Ballard Spahr Andrews & Ingersoll.
           8.1     Opinion of Latham & Watkins.
          10.1     Amended and Restated Agreement of Limited Partnership of AMB
                   Property, L.P. (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-11 (No.
                   333-35915)).
          10.2     Form of Registration Rights Agreement among the Registrant and the persons named therein. (incorporated by reference to
                   Exhibit 10.2 to the Company's Registration Statement on Form
                   S-11 (No. 333-35915))
          10.3     Amended and Restated Credit Agreement, dated August 8, 1997
                   (incorporated by reference to Exhibit 10.3 to the Company's
                   Registration Statement on Form S-11 (No. 333 -35915)).
          10.4     Form of Employment Agreement between AMB Property
                   Corporation and certain of its executive officers
                   (incorporated by reference to Exhibit 10.4 to the Company's
                   Registration Statement on Form S-11 (No. 333-35915)).
          10.5     The 1997 Stock Option and Incentive Plan of the Registrant
                   (incorporated by reference to Exhibit 10.5 of the Company's
                   Registration Statement on Form S-11 (No. 333-35915)).
          10.6     Calculation Agency Agreement between the Operating
                   Partnership and Morgan Stanley & Co. Incorporated.
          12.1     Statement regarding computation of ratios.
        **21.1     Subsidiaries of the Registrant.
          23.1     Consent of Latham & Watkins (included in Exhibit 5.1 above).
          23.2     Consent of Ballard Spahr Andrews & Ingersoll (included in
                   Exhibit 5.2 above).

        EXHIBIT
        NUMBER                             DESCRIPTION
        -------                            -----------
          23.3     Consent of Latham & Watkins (included in Exhibit 8.1 above).
          23.4     Consent of Arthur Andersen LLP.
        **24.1     Power of Attorney.
        **25.1     Form T-1 Statement of Eligibility and Qualification under
                   the Trust Indenture Act of 1939 of State Street Bank and
                   Trust Company of California, N.A., as Trustee.
        **27.1     Financial Data Schedule.


---------------
 * To be filed by amendment.

** Previously filed.